As filed with the Securities and Exchange Commission on February 7, 2003
Registration Statement No. 333-101703

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to

Form S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Forest Merger Corporation

(Exact name of registrant as specified in its charter)

Virginia	6798	32-0045263
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification No.)

1001 Nineteenth Street North

Arlington, VA 22209
(703) 312-9500
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

William J. Ginivan, Esq.

Chief Legal Officer
Friedman, Billings, Ramsey Group, Inc.
1001 Nineteenth Street North
Arlington, VA 22209
(703) 312-9500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Trevor S. Norwitz, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019 (212) 403-1000	Daniel M. LeBey, Esq. Hunton & Williams 951 East Byrd Street Richmond, VA 23219 (804) 788-8200	J. Warren Gorrell, Jr., Esq. David W. Bonser, Esq. Hogan & Hartson L.L.P. 555 13th Street, NW Washington, DC 20004 (202) 637-5600

      Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement is declared effective and all conditions to the proposed transaction have been satisfied or waived.

      If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:     ☐

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:     ☐

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:     ☐

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Draft Dated February 7, 2003, Subject to Completion

[FBR GROUP LOGO]	[FBR ASSET LOGO]

To the shareholders of Friedman, Billings, Ramsey Group, Inc. and FBR Asset Investment Corporation:

PROPOSED MERGER OF FBR GROUP AND FBR ASSET

     The boards of directors of Friedman, Billings, Ramsey Group, Inc. and FBR Asset Investment Corporation, upon the recommendation of their respective special committees, consisting entirely of independent, non-management directors, have unanimously approved a combination of FBR Group and FBR Asset. The new company that will result from this merger, Forest Merger Corporation, which we refer to in this joint proxy statement/ prospectus as “New FBR,” will assume the name of “Friedman, Billings, Ramsey Group, Inc.” We are proposing the transaction because we believe the combination of FBR Group and FBR Asset will, among other things, present significant new growth opportunities and business flexibility, and simplify our corporate structure. In addition, the status of New FBR as a real estate investment trust, or “REIT,” will permit the distribution of dividends in a tax-efficient manner. Following completion of the merger, New FBR will operate as a self-managed REIT.

     When the transaction is completed, FBR Group shareholders will receive one share of New FBR Class A common stock in exchange for each share of FBR Group Class A common stock they own, and one share of New FBR Class B common stock in exchange for each share of FBR Group Class B common stock they own. FBR Asset shareholders will receive 3.65 shares of New FBR Class A common stock for each share of FBR Asset common stock they own. In the aggregate, approximately 122,000,000 shares of Class A common stock and 26,320,000 shares of Class B common stock of New FBR will be issued in connection with the transaction. Following completion of the transaction, shares of New FBR Class A common stock will be entitled to one vote per share and shares of New FBR Class B common stock will be entitled to three votes per share. After giving effect to the merger, former FBR Group Class A shareholders will hold approximately [18]% of the economic interest and [13]% of the total voting power of New FBR, while former FBR Group Class B shareholders will hold approximately [19]% of the economic interest and [42]% of the total voting power of New FBR. Former FBR Asset shareholders will hold approximately [63]% of the economic interest and [45]% of the total voting power of New FBR. We expect that New FBR Class A common stock will be listed on the New York Stock Exchange under the symbol “FBR.”

     Before we can complete the transaction, holders of a majority of the voting power of outstanding FBR Group shares and holders of more than two-thirds of the outstanding FBR Asset shares must vote in favor of the merger agreement and the transactions contemplated by the merger agreement. Please note that, together, the two undersigned individuals beneficially own approximately 1,250,000 shares of Class A common stock and 17,636,240 shares of Class B common stock of FBR Group, representing approximately [53]% of the total voting power of FBR Group. We have agreed to vote our FBR Group shares in favor of the approval of the merger agreement as long as the merger agreement is in effect, which is sufficient to ensure approval of the merger agreement and the transactions contemplated by the merger agreement by FBR Group shareholders. In addition, FBR Group, which beneficially owns 2,600,000 shares of FBR Asset common stock, representing approximately [10]% of the total voting power of FBR Asset, has agreed to vote its FBR Asset shares in favor of the approval of the merger agreement as long as the merger agreement is in effect.

     We enthusiastically support this combination of our companies and join with the rest of the members of the boards of directors of FBR Group and FBR Asset in recommending that you vote FOR approval of the merger agreement and the transactions contemplated by the merger agreement.

     Information about all the proposals is contained in this joint proxy statement/ prospectus, which we urge you to read in full. Among the most significant risk factors FBR Group and FBR Asset shareholders should consider before voting are:

•	Changes in interest rates and fluctuation in the stock market could have an adverse effect on New FBR’s operating results and ability to pay expected dividends and may cause declines in the market value of New FBR’s mortgage-backed securities

•	Use of leverage could adversely affect the operations of New FBR, particularly with respect to its mortgage-backed securities business, which could in turn adversely affect its operating results and ability to pay expected dividends

•	If New FBR does not achieve the projected benefits of the merger, the market price of New FBR’s common stock could decline

•	Failure to qualify as a REIT would subject New FBR to U.S. federal income tax, which would materially reduce New FBR’s earnings

•	Risks inherent in the investment banking business, such as the risk of loss resulting from the ownership or underwriting of securities, the risks of trading securities, the risk of loss from lending activities, and the risks of reduced demand for financial advisory and underwriting services, could all have an adverse effect on New FBR’s operating results and ability to pay expected dividends

See “Risk Factors Related to the Merger and New FBR” beginning on page [●].

EMANUEL J. FRIEDMAN	ERIC F. BILLINGS
Chairman and Co-Chief Executive Officer Friedman, Billings, Ramsey Group, Inc.	Chairman and Chief Executive Officer FBR Asset Investment Corporation Vice Chairman and Co-Chief Executive Officer Friedman, Billings, Ramsey Group, Inc.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger or determined if this joint proxy statement/ prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This joint proxy statement/ prospectus is dated [●] [●], 2003 and is first being mailed to shareholders on or about [●] [●], 2003.

REFERENCES TO ADDITIONAL INFORMATION

      This joint proxy statement/prospectus incorporates important business and financial information about FBR Group and FBR Asset from other documents that are not included in or delivered with this joint proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone or over the Internet from the appropriate company at the following addresses:

Friedman, Billings, Ramsey Group, Inc. 1001 Nineteenth Street North Arlington, VA 22209 (703)312-9500 Attention: Investor Relations	FBR Asset Investment Corporation 1001 Nineteenth Street North Arlington, VA 22209 (703)469-1000 Attention: Investor Relations

      If you would like to request documents, please do so by [●] [●], 2003, in order to receive them before your special meeting.

      See “Where You Can Find More Information” on page [●].

[FBR GROUP LOGO]

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be Held [●] [●], 2003

To the Shareholders of Friedman, Billings, Ramsey Group, Inc.:

      We will hold a special meeting of the shareholders of Friedman, Billings, Ramsey Group, Inc. on [●] [●], 2003, at [●] a.m., local time, at [●], to consider and vote on the following proposals:

•	to approve the Agreement and Plan of Merger, dated as of November 14, 2002, by and among Friedman, Billings, Ramsey Group, Inc., FBR Asset Investment Corporation, a Virginia corporation, and Forest Merger Corporation, a Virginia corporation and wholly owned subsidiary of FBR Asset (“New FBR”), and the transactions contemplated thereby; and

•	to act upon such other matters as may properly come before the FBR Group special meeting or any adjournment or postponement thereof.

      Pursuant to the merger agreement, FBR Asset will merge with and into New FBR, and, immediately following that merger, FBR Group will merge with and into New FBR, with New FBR continuing as the surviving company to each merger. At the time of the merger, each outstanding share of FBR Group Class A common stock will be converted into the right to receive one share of New FBR Class A common stock, each outstanding share of FBR Group Class B common stock will be converted into the right to receive one share of New FBR Class B common stock, and each outstanding share of FBR Asset common stock will be converted into the right to receive 3.65 shares of New FBR Class A common stock.

      We will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement of it by the FBR Group board of directors.

      Only FBR Group shareholders of record at the close of business on February 13, 2003, the record date for the special meeting, may vote at the special meeting and any adjournments or postponements of it. A complete list of FBR Group shareholders of record entitled to vote at the special meeting will be available for the 10 days before the special meeting at our executive offices for inspection by FBR Group shareholders during ordinary business hours for proper purposes.

      Your vote is very important. Please sign, date and return the enclosed proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a shareholder of record of FBR Group common stock, you also may cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the merger.

      For more information about the merger described above and the other transactions contemplated by the merger agreement, please review the accompanying joint proxy statement/prospectus and the merger agreement attached to it as Annex A.

      Based upon the unanimous recommendation of the special committee of the FBR Group board of directors, the FBR Group board of directors unanimously recommends that you vote FOR approval of the merger agreement.

By Order of the FBR Group Board of Directors,

CATHY SIGALAS
Corporate Secretary

[●] [●], 2003

Arlington, Virginia

(This page intentionally left blank)

[FBR ASSET LOGO]

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be Held [●] [●], 2003

To the Shareholders of FBR Asset Investment Corporation:

      We will hold a special meeting of the shareholders of FBR Asset Investment Corporation on [●] [●], 2003, at [●] p.m., local time, at the [●] to consider and vote on the following proposals:

•	to approve the Agreement and Plan of Merger, dated as of November 14, 2002, by and among FBR Asset Investment Corporation, Friedman, Billings, Ramsey Group, Inc., a Virginia corporation, and Forest Merger Corporation, a Virginia corporation and wholly owned subsidiary of FBR Asset (“New FBR”), and the transactions contemplated thereby; and

•	to act upon such other matters as may properly come before the FBR Asset special meeting or any adjournment or postponement thereof.

      Pursuant to the merger agreement, FBR Asset will merge with and into New FBR, and, immediately following that merger, FBR Group will merge with and into New FBR, with New FBR continuing as the surviving company to each merger. At the time of the merger, each outstanding share of FBR Asset common stock will be converted into the right to receive 3.65 shares of New FBR Class A common stock, each outstanding share of FBR Group Class A common stock will be converted into the right to receive one share of New FBR Class A common stock, and each outstanding share of FBR Group Class B common stock will be converted into the right to receive one share of New FBR Class B common stock.

      We will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement of it by the FBR Asset board of directors.

      Only FBR Asset shareholders of record at the close of business on February 13, 2003, the record date for the special meeting, may vote at the special meeting and any adjournments or postponements of it. A complete list of FBR Asset shareholders of record entitled to vote at the special meeting will be available for the 10 days before the special meeting at our executive offices for inspection by FBR Asset shareholders during ordinary business hours for proper purposes.

      Your vote is very important. The approval of holders of more than two-thirds of the outstanding shares of FBR Asset common stock as of the record date is required to approve the merger. Please submit your proxy as soon as possible to make sure that your shares are represented at the special meeting. If you are a shareholder of record of FBR Asset common stock, you also may cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the merger.

      For more information about the merger described above and the other transactions contemplated by the merger agreement, please review the accompanying joint proxy statement/prospectus and the merger agreement attached to it as Annex A.

      Based upon the unamimous recommendation of the special committee of the FBR Asset board of directors, the FBR Asset board of directors recommends that you vote FOR approval of the merger agreement.

By Order of the FBR Asset Board of Directors,

CATHY SIGALAS
Corporate Secretary

[●] [●], 2003

Arlington, Virginia

ANNEXES

Annex A	Agreement and Plan of Merger
Annex B	Voting Agreement, Emanuel J. Friedman
Annex C	Voting Agreement, Eric F. Billings
Annex D	Shareholder Agreement, Emanuel J. Friedman
Annex E	Shareholder Agreement, Eric F. Billings
Annex F	Agreement to Extend Management Agreement
Annex G	Form of Amended and Restated Articles of Incorporation of New FBR
Annex H	Form of Bylaws of New FBR
Annex I	Opinion of Goldman, Sachs & Co.
Annex J	Opinion of Lehman Brothers

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:	When and where are the special meetings of shareholders?

A:	The special meeting of FBR Group shareholders will take place on [●] [●], 2003, at [●]. The special meeting of FBR Asset shareholders will take place on [●] [●], 2003, at [●].

Q:	What shareholder approvals are required to approve the merger?

A:	For FBR Group, the approval of the holders of a majority of the voting power of the outstanding FBR Group shares entitled to vote as of the record date is required to approve the merger agreement.

For FBR Asset, the approval of the holders of more than two-thirds of the outstanding FBR Asset shares entitled to vote as of the record date is required to approve the merger agreement.

As of the FBR Group record date, FBR Group directors and officers held and were entitled to vote shares of FBR Group Class A common stock and FBR Group Class B common stock representing approximately [●]% of the outstanding voting power of FBR Group. Each of Emanuel J. Friedman, the Chairman and Co-Chief Executive Officer of FBR Group, and Eric F. Billings, the Vice Chairman and Co-Chief Executive Officer of FBR Group, who, together, beneficially own approximately [53]% of the total voting power of the company, has agreed to vote his FBR Group shares in favor of the approval of the merger agreement as long as the merger agreement is in effect, which is sufficient to ensure approval of the merger agreement and the transactions contemplated by the merger agreement by FBR Group shareholders.

As of the FBR Asset record date, FBR Asset directors and officers held and were entitled to vote [●]% of FBR Asset common stock outstanding. In addition, FBR Group, which, as of the FBR Asset record date, beneficially owned shares of FBR Asset common stock representing approximately [10]% of FBR Asset common stock outstanding, has agreed to vote its shares of FBR Asset common stock in favor of the approval of the merger agreement as long as the merger agreement is in effect.

Q:	Do the boards of directors recommend approval of the merger?

A:	Yes. The boards of directors of both FBR Group and FBR Asset, each on the recommendation of the special committee of independent directors that each company formed to evaluate the advisability and fairness of the merger to shareholders, approved and adopted the merger agreement and the transactions contemplated by the merger agreement and recommend that you vote “FOR” their approval.

Q:	Why were special committees formed?

A.	The boards of directors of each of FBR Group and FBR Asset formed a special committee to protect the interests of shareholders of each company in the evaluation and negotiation of the merger agreement and the transactions contemplated by the merger agreement from potential conflicts of interest resulting from FBR Group’s and its management’s representation on FBR Asset’s board of directors, and the representation of the controlling FBR Group shareholders on FBR Group’s board of directors.

One of the directors appointed to the FBR Group special committee, Wallace L. Timmeny, is also a partner of a law firm that has provided legal services to FBR Group. The FBR Group board of directors determined that he qualified as an “independent” director as defined by the New York Stock Exchange after considering, among other things, Mr. Timmeny’s personal character, professional credentials and reputation, the fact that his law firm compensation is not dependent on or determined by fees paid to the law firm by FBR Group, which fees in any event represented less than 1% of the law firm’s revenue, and the law firm’s policy that all of Mr. Timmeny’s remuneration from FBR Group be turned over to the law firm.

Q:	Why are FBR Group and FBR Asset going to merge?

A:	We believe that the merger will provide important strategic and financial benefits to FBR Group and FBR Asset and their respective shareholders.

From FBR Group’s point of view, these benefits include:

•	increased capital base,

•	new business flexibility and earnings stability, and

•	ability to pay significant cash dividends to shareholders in a tax-efficient manner as a result of New FBR’s anticipated REIT status.

From FBR Asset’s point of view, these benefits include:

•	premium to the market value of shares of FBR Asset common stock,

•	internal management,

•	increased unleveraged capital base,

•	greater protection for dividends and earnings through diversification, and

•	improved prospects for growth.

To review the reasons for the merger in greater detail, see pages [●] through [●].

Q:	What are the principal risks relating to the merger and New FBR?

A:	There are a number of risks relating to the merger, including the following:

•	Changes in interest rates and fluctuations in the stock market could have an adverse effect on New FBR’s operating results and ability to pay expected dividends and may cause declines in the market value of New FBR’s mortgage-backed securities;

•	Use of leverage could adversely affect the operations of New FBR, particularly with respect to its mortgage-backed securities business, which could in turn adversely affect its operating results and ability to pay expected dividends;

•	If New FBR does not achieve the projected benefits of the merger, the market price of New FBR’s common stock could decline;

•	Failure to qualify as a REIT would subject New FBR to U.S. federal income tax, which would materially reduce New FBR’s earnings; and

•	Risks inherent in the investment banking business, such as the risk of loss resulting from the ownership or underwriting of securities, the risks of trading securities, the risk of loss from lending activities, and the risks of reduced demand for financial advisory and underwriting services could all have an adverse effect on New FBR’s operating results and ability to pay expected dividends.

See “Risk Factors Related to the Merger and New FBR” beginning on page [●].

Q:	What will happen in the transaction?

A:	In the transaction, FBR Asset will merge with and into New FBR and, immediately following that merger, FBR Group will merge with and into New FBR. As a result of the merger:

•	FBR Group and FBR Asset will cease to exist, and

•	New FBR will survive the merger and own and operate the businesses of FBR Group and FBR Asset.

Q:	What economic interests in and voting power of New FBR will the FBR Group shareholders and FBR Asset shareholders hold after the merger?

A:	The former FBR Group Class A shareholders will hold approximately [18]% of the economic interest and [13]% of the total voting power of New FBR, former FBR Group Class B shareholders will hold approximately [19]% of the economic interest and [42]% of the total voting power of New FBR, and former FBR Asset shareholders will hold approximately [63]% of the economic interest and [45]% of the total voting power of New FBR.

Q:	What will be the name of the combined company after the merger?

A:	The new public company will assume the name of “Friedman, Billings, Ramsey Group, Inc.”

Q:	What will I receive for my shares?

A:	Each FBR Group shareholder will receive one share of a corresponding class of New FBR common stock for each share of FBR Group Class A or FBR Group Class B common stock that the shareholder owns.

Each FBR Asset shareholder will receive 3.65 shares of New FBR Class A common stock for each share of FBR Asset common stock that the shareholder owns.

Following completion of the transaction, shares of New FBR Class A common stock will be entitled to one vote per share and shares of New

FBR Class B common stock will be entitled to three votes per share.

Example: If an FBR Group shareholder currently owns 100 shares of FBR Group Class A common stock and 10 shares of FBR Group Class B common stock, as a result of the merger the shareholder will be entitled to receive 100 shares of New FBR Class A common stock and 10 shares of New FBR Class B common stock.

Example: If an FBR Asset shareholder currently owns 100 shares of FBR Asset common stock, as a result of the merger the shareholder will be entitled to receive 365 shares of New FBR Class A common stock.

Q:	Will I continue to receive dividends on my shares?

A:	Under the merger agreement, FBR Asset is permitted to pay distributions to shareholders equal to the greater of (1) regular quarterly dividends of $1.25 per share of FBR Asset common stock or (2) distributions as may be required to cause FBR Asset to have distributed 100% of its taxable income for the taxable year ended December 31, 2002, as may be necessary to maintain FBR Asset’s status as a REIT and to prevent FBR Asset from incurring certain U.S. federal income tax liabilities. On December 10, 2002, FBR Asset declared a quarterly dividend of $1.25 per share of FBR Asset common stock payable on February 3, 2003 to FBR Asset shareholders of record as of December 27, 2002. In addition, on December 10, 2002, FBR Asset declared a special dividend of $0.30 per share payable on January 31, 2003 to FBR Asset shareholders of record as of December 27, 2002. FBR Asset does not plan to declare and pay any further regular quarterly dividends if the merger is completed before [●] [●], [●]. If the merger is completed after [●] [●], [●], FBR Asset currently intends to continue to pay regular quarterly dividends for any additional quarterly periods ending before the completion of the merger.

Under the merger agreement, FBR Group is prohibited from declaring or paying any dividends or distributions prior to the completion of the merger without the prior consent of FBR Asset.

Q:	Will I receive dividends on my New FBR shares?

A:	Yes. In order to qualify as a real estate investment trust, or “REIT,” for U.S. federal income tax purposes, New FBR must distribute to its shareholders annually at least 90% of its taxable income, excluding the retained earnings of its taxable REIT subsidiaries. It is anticipated that, after the completion of the merger, New FBR will maintain the dividend policy of FBR Asset. The payment of dividends by New FBR, however, will be subject to approval and declaration by the New FBR board of directors, and will depend on a variety of factors, including business, financial and regulatory considerations.

Q:	What are the U.S. federal income tax consequences of the merger?

A:	We have structured the transaction so that it is anticipated that the merger of FBR Asset with and into New FBR, and the merger of FBR Group with and into New FBR, each will be a reorganization for U.S. federal income tax purposes. FBR Group and FBR Asset will not be obligated to complete the merger unless they receive legal opinions to the effect that the merger qualifies as a reorganization for U.S. federal income tax purposes. In addition, in connection with the filing of the registration statement, Wachtell, Lipton, Rosen & Katz and Hogan & Hartson L.L.P. have delivered to FBR Group and FBR Asset, respectively, their opinions, dated the date of this joint proxy statement/prospectus, that (1) the merger of FBR Asset with and into New FBR and the merger of FBR Group with and into New FBR will each qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and (2) the merger of FBR Group with and into New FBR will not be treated as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code. Accordingly, FBR Group shareholders and FBR Asset shareholders will not recognize gain or loss for U.S. federal income tax purposes in the transaction (except with respect to any cash received by FBR Asset shareholders instead of fractional shares of New FBR common stock). You are strongly urged to consult with your tax advisor to determine the particular U.S. federal, state, local and foreign income or other tax consequences of the merger to you. See “The

v

Merger — Material U.S. Federal Income Tax Consequences of the Merger” on page [●].

Q:	How will the New FBR shares differ from the shares I own now?

A:	Like FBR Group, but unlike FBR Asset, New FBR will have two classes of common stock, Class A common stock, which will have one vote per share, and Class B common stock, which will have three votes per share. Ownership of FBR Group Class B common stock is currently restricted to certain people associated with the founding of FBR Group; Messrs. Friedman and Billings currently own [36]% and [31]%, respectively, of the shares of FBR Group Class B common stock outstanding. Like FBR Asset, but unlike FBR Group, New FBR is expected to qualify as a REIT for U.S. federal income tax purposes and its amended and restated articles of incorporation will include a provision preventing any shareholder from owning more than 9.9% of the value of New FBR’s common stock without a waiver from New FBR’s board of directors or shareholders. So long as it qualifies for taxation as a REIT, New FBR generally will not be subject to U.S. federal income tax on the income that it distributes currently to shareholders. The existing subsidiaries of FBR Group and some of the existing subsidiaries of FBR Asset will become taxable REIT subsidiaries of New FBR, and their activities will continue to be fully subject to U.S. federal income tax.

Q:	If I would like to vote on the approval of the merger agreement, what do I need to do now?

A:	After carefully reading and considering the information contained in this joint proxy statement/ prospectus, please complete and sign your proxy card and return it in the enclosed postage-paid envelope as soon as possible so that your shares may be represented at your special meeting.

If you sign, date and send your proxy and do not indicate how you want to vote, your proxy will be voted for the approval of the merger agreement.

Q:	What do I do if I want to change my vote?

A:	Send a later-dated, signed proxy card to your company’s Corporate Secretary prior to the date of your special meeting or attend your company’s special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to your company’s Corporate Secretary at the address indicated under “Summary — The Companies” on page [●].

Q:	If my broker holds my shares in “street name,” will my broker vote my shares?

A:	If you do not provide your broker with instructions on how to vote your street name shares, your broker will not be permitted to vote them on the proposals. You should, therefore, be sure to provide your broker with instructions on how to vote your shares. Shareholders are urged to utilize telephone or Internet voting if their broker has provided them with the opportunity to do so. See your voting instruction form for instructions.

If you do not give voting instructions to your broker, your votes will not be counted as voting for the merger unless you appear and vote in person at your special meeting. If your broker holds your shares and you attend the special meeting, please bring a letter from your broker identifying you as the beneficial owner of the shares and acknowledging that you will vote your shares.

Q:	What will happen if I abstain from voting or fail to vote?

A:	An abstention or failure to vote will have the same effect as a vote against the merger.

Q:	Who else must approve the merger?

A:	Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, FBR Group and FBR Asset may not complete the merger until they have furnished certain information and materials to the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission and the applicable waiting period has expired or been terminated. On January 6, 2003, FBR Group and FBR Asset were granted early termination of the applicable waiting period.

Completion of the merger is also subject to approval of the United Kingdom Securities and Futures Authority, the National Association of Securities Dealers and the Board of Governors of the Federal System, the approvals of which are currently being sought by FBR Group and FBR Asset.

We have made the relevant filings or intend to make them as soon as practicable. See “The Merger — Regulatory Matters” on page [●].

Q:	When do you expect to complete the merger?

A:	We expect to complete the merger in the first quarter of 2003.

Q:	What if FBR Group’s average closing stock price for 10 trading days prior to the special meetings is less than $8.75 per share or more than $10.55 per share?

A:	If FBR Group’s average closing stock price during that period is less than $8.75 per share, then FBR Asset may elect to exercise or waive its right under the merger agreement to terminate the merger agreement and cause the merger not to not take place. If you are an FBR Asset shareholder, by voting for approval of the merger agreement, you will be delegating to FBR Asset the authority to waive that termination right and permit the merger to take place even if FBR Group’s average closing stock price during that period is less than $8.75 per share.

Similarly, if FBR Group’s average closing stock price during that period is greater than $10.55 per share, then FBR Group may elect to exercise or waive its right under the merger agreement to terminate the merger agreement and cause the merger not to not take place. If you are an FBR Group shareholder, by voting for approval of the merger agreement, you will be delegating to FBR Group the authority to waive that termination right and permit the merger to take place even if FBR Group’s average closing stock price during that period is greater than $10.55 per share.

If either party waives its right to terminate the merger agreement even though the market price of FBR Group’s Class A common stock has risen above, or fallen below, as the case may be, the collar set forth in the merger agreement, then the shareholders of one of the parties could receive less value in the merger than the parties anticipated and the shareholders of the other party could receive more value in the merger than the parties anticipated.

Q:	What will determine whether the walk-away rights are exercised or waived?

A:	In the event either FBR Group or FBR Asset is entitled to terminate the merger agreement under the walk-away provisions, the special committee of the applicable party’s board of directors will make a determination as to whether it is in the best interests of that party’s shareholders to proceed with or terminate the transaction. In making this determination, the special committee of the applicable party will consider a variety of factors, including:

•	The historical performance and future prospects of each of the companies’ businesses;

•	Market conditions affecting both companies;

•	The value of each company’s common stock and its value over the short-term and long-term;

•	Alternatives to the merger available to each of the companies; and

•	The possibility of amending the merger agreement to obtain more favorable terms.

The fairness opinions delivered by Goldman Sachs and Lehman Brothers are dated as of the date of the date of the merger agreement, and do not address the fairness of the consideration to be paid in the transaction as of any subsequent date, including any date on which either special committee exercises or waives a walk-away right. The special committees may, if they consider it appropriate, request a new fairness opinion or reaffirmation of the existing fairness opinion from their respective financial advisors in connection with a decision to exercise or waive walk-away rights, but they are not obligated under the terms of the merger agreement to do so.

Q:	Should I send in my share certificates now?

A:	No. Shortly after the merger is completed, we will send you written instructions for exchanging your share certificates.

Q:	Do I have appraisal rights?

A:	No. Neither FBR Group shareholders nor FBR Asset shareholders will have appraisal rights under Virginia law as a result of the merger.

Q:	Who can help answer my questions?

A:	If you have any questions about the merger, need assistance voting your shares or if you need additional copies of this joint proxy statement/

prospectus or the enclosed proxy card, you should contact:

D.F. King & Co., Inc.

48 Wall Street
New York, New York 10005
(800) 549-6697

Or each respective company at:

FBR Group shareholders:

Friedman, Billings, Ramsey Group, Inc.

1001 Nineteenth Street North
Arlington, VA 22209
(703) 312-9500
Attention: Investor Relations

FBR Asset shareholders:

FBR Asset Investment Corporation

1001 Nineteenth Street North
Arlington, VA 22209
(703) 469-1000
Attention: Investor Relations

Q:	Where can I find more information about the companies?

A:	You can find more information about FBR Group and FBR Asset from various sources described under “Where You Can Find More Information” on page [●].

SUMMARY

      This summary highlights selected information from this joint proxy statement/prospectus and may not contain all the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document, including the annexes, and the other documents to which we have referred you. For information on how to obtain the documents that we have filed with the Securities and Exchange Commission, see “References to Additional Information” on the inside front cover of this joint proxy statement/prospectus and “Where You Can Find More Information” on page [●]. For a discussion of the risk factors that you should consider in evaluating the merger, see “Risk Factors Related to the Merger and New FBR” beginning on page [●].

      Throughout this joint proxy statement/prospectus when we use the term “New FBR,” we are referring to Forest Merger Corporation, a newly formed company that is currently a wholly owned subsidiary of FBR Asset, and which, upon completion of the merger, will be the surviving company of the merger described below. Unless the context requires otherwise, when we use the term “merger,” we are referring to first (1) the merger of FBR Asset with and into New FBR, with New FBR being the surviving corporation, followed by (2) the merger of FBR Group with and into New FBR, with New FBR being the surviving corporation.

The Companies

Friedman, Billings, Ramsey Group, Inc.

1001 Nineteenth Street North
Arlington, VA 22209
(703) 312-9500

      FBR Group is a financial holding company for businesses that provide investment banking, institutional brokerage, specialized asset management, and private client services. FBR Group focuses capital and financial expertise primarily in six industry sectors: financial services, real estate, technology, energy, healthcare and diversified industries. For additional information about FBR Group and its business, see “Where You Can Find More Information” on page [●].

FBR Asset Investment Corporation

1001 Nineteenth Street North
Arlington, VA 22209
(703) 469-1000

      FBR Asset was formed in December 1997. FBR Asset invests in investment grade residential mortgage-backed securities and makes opportunistic investments in debt and equity securities of companies engaged in real estate-related and other businesses. FBR Asset is externally managed by Friedman, Billings, Ramsey Investment Management, Inc., or “FBRIM,” a subsidiary of FBR Group. FBR Asset is structured to qualify as a real estate investment trust, or “REIT,” for U.S. federal income tax purposes. For additional information about FBR Asset and its business, see “Where You Can Find More Information” on page [●].

New FBR

1001 Nineteenth Street North
Arlington, VA 22209
(●) [●]-[●]

      FBR Asset formed New FBR solely for the purpose of effecting the merger. To date, New FBR has not conducted any activities other than those incident to its formation, the execution of the merger agreement and the preparation of this joint proxy statement/prospectus. New FBR is a wholly owned subsidiary of FBR Asset. Upon completion of the merger, FBR Group and FBR Asset each will be merged with and into New FBR, the business of New FBR will be the businesses currently conducted by FBR Group and FBR Asset, and New FBR will change its name to “Friedman, Billings, Ramsey Group, Inc.” FBR Group and FBR Asset

anticipate that, following completion of the merger, New FBR will qualify as a REIT for U.S. federal income tax purposes. It will conduct substantially all operating businesses, including substantially all of those currently conducted by FBR Group and its subsidiaries, through taxable REIT subsidiaries. New FBR will be a self-managed REIT, as compared to FBR Asset, which is externally managed by a subsidiary of FBR Group pursuant to a management agreement. Upon completion of the merger, the management agreement between FBR Asset and the FBR Group subsidiary will be terminated, and the FBR Group personnel who currently manage FBR Asset’s business under the management agreement will become employees of New FBR and will continue to perform the services they currently perform relating to FBR Asset’s business.

The Merger

      The merger agreement is attached as Annex A to this joint proxy statement/prospectus. We encourage you to read the merger agreement carefully and in its entirety. It is the principal document governing the merger.

What You Will Receive in the Merger

      FBR Group Shareholders (page [●]). In the merger, each share of FBR Group Class A common stock will be converted into the right to receive one share of New FBR Class A common stock and each share of FBR Group Class B common stock will be converted into the right to receive one share of New FBR Class B common stock.

      FBR Asset Shareholders (page [●]). In the merger, each share of FBR Asset common stock will be converted into the right to receive 3.65 shares of New FBR Class A common stock.

      Following completion of the transaction, shares of New FBR Class A common stock will be entitled to one vote per share and shares of New FBR Class B common stock will be entitled to three votes per share.

      See “Risk Factors Related to the Merger and New FBR — Risks Related to the Merger — The value of the shares of New FBR common stock that you receive upon the completion of the merger may be less than the value of your shares of FBR Group common stock or FBR Asset common stock as of the date of the merger agreement or on the date of the special meetings” on page [●].

Organizational Chart of FBR Asset and FBR Group Before and After the Merger

Before:

After:

Recommendations of the Boards of Directors

      FBR Group (page [●]). At its meeting on November 14, 2002, the FBR Group board of directors, upon the unanimous recommendation of a special committee, consisting entirely of independent directors, after due consideration, unanimously:

•	determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable and fair to and in the best interests of FBR Group and its shareholders,

•	approved the merger and approved and adopted the merger agreement and the transactions contemplated by the merger agreement,

•	directed that the merger agreement and the transactions contemplated by the merger agreement be submitted to a vote at a meeting of FBR Group shareholders, and

•	recommended that FBR Group shareholders approve the merger agreement and the transactions contemplated by the merger agreement.

      In reaching their conclusions, the FBR Group special committee and FBR Group board of directors considered a number of positive and negative factors, including the following, no one of which was determinative:

          Positive Factors:

•	the expectation that the transaction would add approximately $700 million of new capital to FBR Group, which is expected to help create new business flexibility and earnings stability,

•	the expectation that the merger would be accretive to FBR Group earnings and book value,

•	the expectation that the greater diversity of business as a result of the transaction would help stabilize FBR Group’s revenue stream, and

•	the ability to distribute dividends to FBR Group shareholders in a tax-efficient manner as permitted by the REIT rules.

          Negative Factors:

•	uncertainty regarding how the transaction would affect trading in FBR Group common stock both before the completion of the merger, as a result of arbitrage activity, and how New FBR common stock would trade after the completion of the transaction,

•	the risk that, under the terms and conditions of the merger agreement, FBR Asset can terminate the merger agreement if the average closing stock price of FBR Group Class A common stock for the 10 trading days prior to the shareholders meetings is less than $8.75 per share, and

•	the termination fee and expenses of up to $11.3 million payable by FBR Group to FBR Asset under certain circumstances.

      See “The Merger — FBR Group Reasons for the Merger” on page [●].

      FBR Asset (page [●]). At its meeting on November 14, 2002, the FBR Asset board of directors, upon the unanimous recommendation of a special committee, consisting entirely of independent directors unaffiliated with FBR Group, after due consideration:

•	determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable and fair to and in the best interests of FBR Asset and FBR Asset shareholders unaffiliated with FBR Group,

•	approved the merger and approved and adopted the merger agreement and the transactions contemplated by the merger agreement,

•	directed that the merger agreement and the transactions contemplated by the merger agreement be submitted to a vote at a meeting of FBR Asset shareholders, and

•	recommended that FBR Asset shareholders approve the merger agreement.

      In reaching their conclusions, the FBR Asset special committee and FBR Asset board of directors considered a number of positive and negative factors, including the following, no one of which was determinative:

Positive Factors:

•	that the exchange ratio represented a premium of 22.2% over the closing price of a share of FBR Asset common stock on November 14, 2002 (the last business day before the proposed transaction was announced publicly),

•	that holders of FBR Asset common stock currently receive a dividend of $1.25 per share per quarter and that, as adjusted to reflect the 3.65 shares of New FBR Class A common stock to be received in the merger for each share of the FBR Asset common stock, the holders initially are expected to receive the same distribution per quarter for each share following completion of the merger,

•	that a combined FBR Asset and FBR Group could have more potential to grow revenue and income, without additional outside sources of financing, than FBR Asset on a stand-alone basis, and

•	that by merging with FBR Group, FBR Asset would become internally managed, thereby eliminating any conflicts of interest with FBR Group.

Negative Factors:

•	the fact that because the exchange ratio is fixed, a decrease in the trading price per share of FBR Group Class A common stock before the completion of the merger will reduce the value of the per share and aggregate consideration that will be received by the FBR Asset shareholders,

•	the fact that shares of New FBR Class B common stock will be entitled to three votes per share,

•	the right under the merger agreement of FBR Group to terminate the merger agreement if FBR Group’s average closing stock price for the 10 trading days prior to the special meetings is greater than $10.55 per share, thereby potentially limiting the potential premium to be received by the FBR Asset shareholders in the merger, and

•	the termination fee and expenses of up to $16.7 million payable by FBR Asset to FBR Group under certain circumstances, which may discourage some proposals to acquire FBR Asset by a third party because of the increased price that the acquiror would have to pay.

      See “The Merger — FBR Asset Reasons for the Merger” on page [●].

To review the background of and reasons for the merger in greater detail, see pages [●] through [●].

Fairness Opinions of Financial Advisors

      FBR Group (page [●]). Goldman, Sachs & Co. delivered its opinion to the special committee of the FBR Group board of directors and the FBR Group board of directors that, as of November 14, 2002, and based upon and subject to the factors and assumptions set forth therein, the exchange ratio of one share of New FBR Class A common stock to be received for each share of FBR Group Class A common stock pursuant to the merger agreement is fair from a financial point of view to the holders of FBR Group Class A common stock.

      The full text of the written opinion of Goldman Sachs, dated November 14, 2002, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex I. FBR Group’s Class A shareholders should read the opinion in its entirety. Goldman Sachs provided its opinion for the information and assistance of the special committee of the FBR Group board of directors and the FBR Group board of directors in connection with their consideration of the transactions contemplated by the merger agreement. The Goldman Sachs opinion is not a recommendation as to how any holder of FBR Group Class A common stock or FBR Group Class B common stock should vote with respect to the transactions. In addition, the Goldman Sachs opinion does not express any opinion as to the prices at which shares of New FBR Class A common stock may trade if and when they are issued.

      FBR Asset (page [●]). In deciding to approve the merger, the FBR Asset board of directors and the special committee of FBR Asset’s board of directors formed to review the transaction considered the opinion of Lehman Brothers Inc., delivered to the FBR Asset special committee on November 14, 2002, and subsequently confirmed in writing, that, as of the date of the opinion and based upon and subject to the factors and assumptions set forth therein, the exchange ratio to be offered in the merger is fair from a financial point of view to the holders of FBR Asset common stock (other than FBR Group and its affiliates).

      The full text of the written opinion of Lehman Brothers, dated November 14, 2002, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex J to this joint proxy statement/ prospectus. We encourage FBR Asset shareholders to read the opinion carefully and in its entirety. Lehman Brothers provided its opinion for the information and assistance of FBR Asset’s special committee of the board of directors and FBR Asset’s board of directors in connection with their consideration of the transactions contemplated by the merger agreement. The Lehman Brothers opinion is not a recommendation as to how any holder of FBR Asset common stock should vote with respect to the transactions. In addition, the Lehman Brothers opinion does not express any opinion as to the prices at which shares of New FBR Class A common stock may trade if and when they are issued.

Interests of Directors and Management in the Merger (page [●])

      FBR Group shareholders and FBR Asset shareholders should note that some directors and officers of FBR Group and FBR Asset have interests in the merger that are different in certain respects from the interests of other FBR Group shareholders and FBR Asset shareholders, respectively. As provided in the merger agreement, upon the completion of the merger, all of the current members of the FBR Group board of directors and the FBR Asset board of directors will become members of the New FBR board of directors. As of February 13, 2003, directors and officers of FBR Group beneficially owned in the aggregate [●] shares of FBR Group Class A common stock and [●] shares of FBR Group Class B common stock, representing [●]% of the economic interest and [●]% of the total voting power of FBR Group. As of February 13, 2003, directors and officers of FBR Asset beneficially owned in the aggregate [●] shares of FBR Asset common stock, representing [●]% of the economic interest and voting power of FBR Asset. Upon completion of the merger, directors and officers of New FBR will beneficially own in the aggregate approximately [●] shares of New FBR Class A common stock and [●] shares of New FBR Class B common stock, representing [●]% of the economic interest and [●]% of the total voting power of New FBR. In addition, Messrs. Friedman and Billings, through their ownership of shares of FBR Group Class A common stock and FBR Group Class B common stock, currently control approximately [53%] of the outstanding voting power of FBR Group common stock, and, upon completion of the transaction, will control approximately [29]% of the outstanding voting power of New FBR common stock.

      Approval of the merger by FBR Group shareholders and FBR Asset shareholders will constitute a “change in control” under the stock-based compensation plans of FBR Group and FBR Asset, respectively. Under both FBR Group’s and FBR Asset’s stock-based plans, unvested stock options held by employees and directors become fully vested and exercisable, and all restrictions on restricted stock awards lapse, upon a change in control of FBR Group or FBR Asset, respectively. As of February 13, 2003, Robert S. Smith, Richard J. Hendrix, Kurt Harrington and William J. Ginivan held unvested options to purchase [●], [●], [●] and [●] shares of FBR Group Class A common stock, respectively, all of which will vest upon approval of the merger agreement by FBR Group shareholders. As of February 13, 2003, Messrs. Hendrix, Harrington and Ginivan held [●], [●] and [●] shares of restricted FBR Asset common stock, respectively. No non-employee directors of FBR Group or FBR Asset currently hold unvested stock options or restricted stock.

      Messrs. Smith and Ginivan have purchased 150,000 and 50,000 shares of FBR Group Class A common stock under the FBR Stock Purchase and Loan Plan, respectively. Under this plan, certain key FBR Group employees were loaned funds in 2001 by FBR Group in order to facilitate the purchase of shares of FBR

Group Class A common stock. The shares of FBR Group Class A common stock are held by FBR Group as collateral for the loans, and employees are generally not permitted to sell any of the shares until the second anniversary of purchase. Upon a “change in control” of FBR Group, employees may immediately sell shares, although they must then either immediately repay the underlying loan or provide alternative collateral acceptable to FBR Group. Approval of the merger by the FBR Group shareholders will constitute a change in control for purposes of the plan.

      See “The Merger — Interests of Certain Persons in the Merger” on page [●].

Conditions to the Completion of the Merger (page [●])

      Each of FBR Group’s and FBR Asset’s obligation to complete the merger is subject to the satisfaction or waiver of a number of conditions, including the following:

•	the merger agreement is approved by the required vote of FBR Group shareholders and FBR Asset shareholders,

•	no legal prohibition on completion of the merger is in effect,

•	the applicable waiting period under U.S. antitrust laws expires or is terminated,

•	the shares of New FBR common stock are approved for listing on the New York Stock Exchange,

•	the parties’ respective representations and warranties in the merger agreement are true and correct, to the extent set forth in the merger agreement,

•	the parties comply with their respective covenants and agreements in the merger agreement, to the extent set forth in the merger agreement,

•	each of FBR Group and FBR Asset receives an opinion of its respective tax counsel to the effect that the merger of FBR Asset with and into New FBR and the merger of FBR Group with and into New FBR will each qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and that the merger of FBR Group into New FBR will not be treated as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code,

•	each of FBR Group and New FBR receives an opinion of tax counsel to the effect that, commencing with its taxable year commencing on the day before the closing date for the initial private placement of its shares of common stock and ended December 31, 1997, FBR Asset was organized and has operated in conformity with the requirements for qualification as a REIT under Sections 856 through 860 of the Internal Revenue Code, and

•	each of FBR Group, FBR Asset and New FBR receives an opinion of tax counsel to the effect that, commencing with the taxable year ending on December 31 of the calendar year in which the effective time of the merger takes place, New FBR’s organization and intended method of operation will enable it to meet the requirements for qualification and taxation as a REIT under Sections 856 through 860 of the Internal Revenue Code.

Termination of the Merger Agreement (page [●])

      FBR Group and FBR Asset can jointly agree to terminate the merger agreement at any time. Either FBR Group or FBR Asset may also terminate the merger agreement if:

•	the merger is not completed on or before July 31, 2003 (as long as the failure to complete the merger before that date is not the result of the failure by the terminating company to fulfill any of its obligations under the merger agreement),

•	government actions do not permit the completion of the merger, so long as the terminating company has used its commercially reasonable efforts to obtain all necessary governmental approvals and lift any injunctions,

•	either FBR Group shareholders or FBR Asset shareholders fail to approve the merger agreement at a duly held special meeting of those shareholders,

•	the other company’s board of directors fails to recommend that its shareholders approve the merger agreement, changes its recommendation, or fails to hold its special meeting of shareholders,

•	the other company breaches or fails to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement and the breach or failure has not been waived by the non-breaching party or is not cured prior to the earlier of 30 business days after giving written notice of the breach or July 31, 2003, or

•	prior to the receipt of the approval of its shareholders, it terminates the merger agreement in connection with a superior proposal as provided in the merger agreement.

      In addition, FBR Asset may terminate the merger agreement if FBR Group’s average closing stock price for the 10 trading days prior to the special meetings is less than $8.75 per share, and FBR Group may terminate the merger agreement if FBR Group’s average closing stock price for the 10 trading days prior to the special meetings is greater than $10.55 per share. However, even if these termination rights arise, they may be waived by FBR Asset or FBR Group, as applicable. In approving the proposed merger, you will be delegating to FBR Asset or FBR Group, as the case may be, the authority to waive the termination rights described in this paragraph and permit the merger to be completed in the event such termination rights arise.

Termination Fees (page [●])

      FBR Group will pay a termination fee in the amount of $8.8 million plus actual expenses up to $2.5 million in cash to the extent set forth in the merger agreement if the merger agreement is terminated because FBR Group fails to recommend that its shareholders approve the merger agreement, changes its recommendation, fails to hold its special meeting of shareholders or terminates the merger agreement in connection with a superior proposal.

      FBR Asset will pay a termination fee in the amount of $14.2 million plus actual expenses up to $2.5 million in cash to the extent set forth in the merger agreement if the merger agreement is terminated because FBR Asset fails to recommend that its shareholders approve the merger agreement, changes its recommendation, fails to hold its special meeting of shareholders or terminates the merger agreement in connection with a superior proposal.

      In the event that the merger agreement is terminated for any other reason, no termination fees will be payable. See “Description of the Transaction Agreements — The Merger Agreement — Expenses; Termination Fees” on page [●].

No Solicitation Covenant (page [●])

      The merger agreement contains provisions prohibiting FBR Group and FBR Asset from actively seeking an alternative transaction. The no solicitation covenant generally prohibits FBR Group and FBR Asset, as well as their officers, directors, subsidiaries, employees, agents and representatives, from taking any action to solicit an acquisition proposal as described on page [●]. The merger agreement does not, however, prohibit either FBR Group or FBR Asset or its respective board of directors from considering, and potentially recommending, an unsolicited written superior proposal from a third party in the circumstances described under “Description of the Transaction Agreements — The Merger Agreement — No Solicitation by FBR Group or FBR Asset” on page [●].

The Voting Agreements (page [●])

      Emanuel J. Friedman, the Chairman and Co-Chief Executive Officer of FBR Group, and Eric F. Billings, the Vice Chairman and Co-Chief Executive Officer of FBR Group, beneficially own, in the aggregate, approximately [1,250,000] shares of FBR Group Class A common stock and [17,636,240] shares of FBR Group Class B common stock, representing approximately [53]% of the total voting power of FBR

Group. Messrs. Friedman and Billings each have agreed to vote their FBR Group shares in favor of the proposal as long as the merger agreement remains in effect. Their vote is sufficient to ensure approval of the merger agreement and the transactions contemplated by the merger agreement by FBR Group shareholders.

The Shareholder Agreements (page [●])

      Following the merger, Messrs. Friedman and Billings will beneficially own, in the aggregate, approximately [1,250,000] shares of New FBR Class A common stock and [17,636,240] shares of New FBR Class B common stock, representing approximately [29]% of the total voting power of New FBR. Messrs. Friedman and Billings have entered into shareholder agreements pursuant to which they have agreed to vote their shares of New FBR Class A and New FBR Class B common stock in favor of the election of Peter A. Gallagher, Stephen D. Harlan and Russell C. Lindner to the New FBR board of directors at the 2003 annual meeting of New FBR shareholders. The shareholder agreements also contain provisions regarding the sale or transfer of Messrs. Friedman’s and Billings’s New FBR common stock for a period of one year from the effective time of the merger.

The Extension of the Management Agreement (page [●])

      In connection with the execution of the merger agreement, FBR Asset and FBRIM, a wholly owned subsidiary of FBR Group, entered into an agreement, dated as of November 14, 2002, to extend the management agreement under which FBRIM manages FBR Asset. The management agreement has been extended on its current terms for an additional one-year term beginning on December 17, 2002. The extension agreement provides that, in the event that the merger agreement is terminated for any reason by any party, FBR Asset will have the right to terminate the management agreement without penalty upon 60 days prior written notice. Upon completion of the merger, the management agreement will terminate automatically.

Comparative Market Price Information (page [●])

      Shares of FBR Group Class A common stock are listed on the New York Stock Exchange under the symbol “FBR,” and shares of FBR Asset common stock are listed on the New York Stock Exchange under the symbol “FB.” The following table presents the last reported sale price per share of FBR Group Class A common stock and FBR Asset common stock, as reported on the New York Stock Exchange Composite Transaction reporting system on November 14, 2002, the last full trading day prior to the public announcement of the merger, and on February [●], 2003, the last trading day for which this information could be obtained prior to the date of this joint proxy statement/ prospectus. The following table also presents the FBR Asset common stock equivalent based on the value of FBR Group Class A common stock on November 14, 2002, the last full trading day prior to the public announcement of the merger, and on February [●], 2003, the last full trading day for which this information could be obtained prior to the date of this joint proxy statement/ prospectus multiplied by the 3.65 exchange ratio.

	FBR Group		FBR Asset
	Class A	FBR Asset	Common
	Common	Common	Stock
Date	Stock	Stock	Equivalent

November 14, 2002	$9.50	$28.37	$34.68
February [●], 2003	[●]	[●]	[●]

SELECTED HISTORICAL FINANCIAL DATA

Selected Historical Financial Data of FBR Group

      The following selected consolidated financial data as of and for each of the years in the five-year period ended December 31, 2001 are derived from the consolidated financial statements of FBR Group, which have been audited by Arthur Andersen LLP, FBR Group’s independent auditors during this period. The selected financial data as of and for the nine months ended September 30, 2002 and 2001 are derived from interim financial statements that are not audited, but, in the opinion of management, they include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of FBR Group’s financial position and results of operations as of the dates and for the periods indicated. Results of operations for the periods indicated below are not necessarily indicative of future results. The selected information set forth below should be read in conjunction with FBR Group’s consolidated financial statements and related footnotes, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operation” for the year ended December 31, 2001, incorporated by reference in this joint proxy statement/prospectus from FBR Group’s Annual Report on Form 10-K for the year ended December 31, 2001. See “Where You Can Find More Information” on page [●].

Friedman, Billings, Ramsey Group, Inc.

(dollars in thousands, except per share amounts)

	Nine Months Ended
	September 30,		Year Ended December 31,

	2002	2001	2001	2000	1999	1998	1997

Consolidated Statement of Operations Data
Revenues
Investment banking
Underwriting	$67,666	$26,925	$47,853	$21,086	$22,642	$70,791	$142,506
Corporate finance	47,476	21,454	28,534	31,404	22,541	41,356	60,649
Investment gains	4,413	5,414	6,762	1,453	3,853	—	—

	119,555	53,793	83,149	53,943	49,036	112,147	203,155

Institutional brokerage
Principal transactions	21,173	15,513	26,330	32,319	22,058	(28,192)	16,646
Agency commissions	27,328	18,461	27,084	21,084	14,988	15,308	12,395

	48,501	33,974	53,414	53,403	37,046	(12,884)	29,041

Asset management
Base management fees	20,837	13,934	19,744	9,719	9,409	7,556	3,156
Incentive allocations and fees	8,967	1,817	3,628	1,673	1,577	3,841	12,610
Net investment income (loss)	11,802	3,834	9,532	10,843	(5,268)	(3,972)	3,228

	41,606	19,585	32,904	22,235	5,718	7,425	18,994

Technology sector net investment and incentive income (loss)	(5,733)	(15,378)	(18,100)	41,614	36,398	29	—
Interest, dividends and other	5,407	7,414	9,422	9,695	10,768	16,151	4,945

Total revenues	209,336	99,388	160,789	180,890	138,966	122,868	256,135

Expenses
Compensation and benefits	115,455	73,283	108,112	109,768	98,424	82,599	156,957
Business development and professional services	23,044	21,170	28,879	19,229	23,582	29,314	22,406
Clearing and brokerage fees	3,886	5,106	7,087	6,207	4,693	5,078	4,961
Occupancy and equipment	6,564	11,125	10,852	9,544	6,674	4,225	2,638
Communications	6,275	4,220	5,832	5,085	4,323	3,592	2,325
Interest expense	1,408	737	1,083	1,665	1,323	4,927	3,770
Other operating expenses	8,044	7,166	9,415	7,147	6,918	9,342	5,941
Restructuring and software impairment charges	—	—	5,151	—	—	—	—

Total expenses	164,676	122,807	176,411	158,645	145,937	139,077	198,998

Net income (loss) before taxes and extraordinary gain	44,660	(23,419)	(15,622)	22,245	(6,971)	(16,209)	57,137
Income tax provision (benefit)	2,343	—	(1,760)	4,163	—	—	22,855

Net income (loss) before extraordinary gain	$42,317	$(23,419)	$(13,862)	$18,082	$(6,971)	$(16,209)	$34,282

	September 30,		December 31,

	2002	2001	2001	2000	1999	1998	1997

Consolidated Balance Sheet Data
Assets
Cash and cash equivalents	$92,068	$32,892	$46,246	$52,337	$43,743	$46,827	$207,691
Marketable trading securities	5,188	13,599	15,706	18,447	6,137	13,150	78,784
Long-term investments	145,312	110,462	119,982	142,950	135,723	97,157	36,351
Other	256,546	73,935	110,024	38,485	40,753	47,982	36,501

Total assets	$499,114	$230,888	$291,958	$252,219	$226,356	$205,116	$359,327

Liabilities
Accounts payable and other liabilities	$118,062	$56,129	$73,075	$36,733	$34,358	$15,322	$52,008
Short-term debt	70,051	—	20,195	—	—	—	40,000
Accrued dividends	—	—	—	—	—	—	24,000
Trading account securities sold short	76,377	1,092	13,377	930	3,029	2,892	16,673

Total liabilities	264,490	57,221	106,647	37,663	37,387	18,214	132,681
Shareholders’ equity	234,624	173,667	185,311	214,556	188,969	186,902	226,646

Total liabilities and shareholders’ equity	$499,114	$230,888	$291,958	$252,219	$226,356	$205,116	$359,327

	Nine Months Ended
	September 30,		Year Ended December 31,

	2002	2001	2001	2000	1999	1998	1997

Statistical Data (Unaudited)
Basic earnings (loss) per share before extraordinary gain	$0.92	$(0.49)	$(0.29)	$0.37	$(0.14)	$(0.33)	$1.48
Diluted earnings (loss) per share before extraordinary gain	$0.88	$(0.49)	$(0.29)	$0.36	$(0.14)	$(0.33)	$1.48
Pro forma basic and diluted earnings per share(1)	N/A	N/A	N/A	N/A	N/A	N/A	$0.85
Book value per share	$5.06	$3.82	$4.06	$4.34	$3.86	$3.81	$4.53
Total employees	464	502	433	386	390	358	265
Revenue per employee	$467	$224	$393	$466	$372	$394	$1,162
Pre-tax return on average equity	21%	-12%	-8%	11%	-4%	-8%	41%
Compensation and benefits expense as a percentage of revenues	55%	74%	67%	61%	71%	67%	61%
Basic weighted average shares outstanding (in thousands)	45,995	48,122	47,466	49,162	48,872	49,724	40,276
Diluted weighted average shares outstanding (in thousands)	48,218	48,122	47,466	50,683	48,872	49,724	40,276
Ending shares outstanding (in thousands)	46,396	45,514	45,605	49,380	48,961	49,119	50,029

(1)	Reflects pro forma U.S. federal and state income taxes based on estimated applicable tax rates as if we had not elected subchapter S corporation status prior to December 21, 1997. Historical, as reported, income tax benefit for 1997 was $59,539.

Selected Historical Financial Data of FBR Asset

      The following selected consolidated financial data as of and for each of the years in the five-year period ended December 31, 2001 are derived from the consolidated financial statements of FBR Asset, which as of and for each of the three years in the period ended December 31, 2001 have been audited by KPMG LLP, FBR Asset’s independent auditors. The consolidated financial statements of FBR Asset as of December 31, 1999, 1998 and 1997, along with the 1998 and 1997 consolidated statements of income, have been audited by Arthur Andersen LLP. The selected financial data as of and for the nine months ended September 30, 2002 and 2001 are derived from interim financial statements that are not audited, but, in the opinion of management, they include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of FBR Asset’s financial position and results of operations as of the dates and for the periods indicated. Results of operations for the periods indicated below are not necessarily indicative of future results. The selected information set forth below should be read in conjunction with FBR Asset’s consolidated financial statements and related footnotes, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operation” for the year ended December 31, 2001, incorporated by reference in this joint proxy statement/prospectus from FBR Asset’s Annual Report on Form 10-K/ A, as amended, for the year ended December 31, 2001. See “Where You Can Find More Information” on page [●].

FBR Asset Investment Corporation

(dollars in thousands, except per share amounts)

							December 15,
							1997
	Nine Months Ended						(Inception)
	September 30,		Year Ended December 31,				Through
							December 31,
	2002	2001	2001	2000	1999	1998	1997

Statement of Operations Data
Interest income	$119,167	$14,877	$32,391	$18,759	$15,824	$13,656	$18
Dividend income	1,964	2,311	3,821	5,082	7,650	4,271	435
Fee income	5,858	1,702	2,876	—	—	—	—
Interest expense	44,070	7,794	14,613	10,935	7,921	5,360	—
Management and incentive fee expense	14,450	1,774	3,494	1,079	1,329	1,521	59
Other expense	1,679	591	772	596	1,433	1,089	16
Net realized and recognized gains (losses)	19,646	1,065	3,330	(2,866)	(7,649)	(8,370)	—
Net income	84,156	9,796	23,065	8,364	5,143	1,588	647
Basic income per share	$4.48	$2.17	$4.27	$1.84	$0.68	$0.16	$0.06
Weighted average basic shares	18,785	4,507	5,402	4,544	7,524	10,044	10,219
Diluted income per share	$4.47	$2.12	$4.17	$1.84	$0.68	$0.16	$0.06
Weighted average diluted shares	18,808	4,619	5,525	4,544	7,524	10,044	10,219
Dividends declared per share	$3.75	$2.05	$3.30	$2.95	$1.61	$1.16	$0.05

	September 30,		December 31,

	2002	2001	2001	2000	1999	1998	1997

Selected Balance Sheet Data
Mortgage-backed securities, at fair value	$5,822,505	$1,187,819	$1,238,366	$154,848	$236,015	$161,419	$—
Cash and cash equivalents	12,670	1,771	6,630	36,811	13,417	41,144	163,223
Investments in equity securities, at fair value	99,307	51,769	61,693	28,110	49,648	70,983	23,319
Notes receivable	—	12,000	8,000	4,000	27,000	19,083	—
Total Assets	5,983,578	1,262,348	1,325,125	225,804	330,180	295,931	190,538
Repurchase agreements	5,151,039	983,614	1,105,145	133,896	221,714	128,550	—
Total liabilities	5,255,552	1,071,032	1,121,260	138,963	225,638	145,026	772
Accumulated other comprehensive income (loss)	70,315	15,469	15,154	(749)	(12,982)	(9,801)	—
Shareholders’ equity	728,026	191,317	203,866	86,841	104,543	150,905	189,767
Book value per share	$29.06	$23.97	$23.98	$22.36	$18.00	$17.66	$18.57
Common shares issued and outstanding	25,054	7,983	8,503	3,884	5,806	8,544	10,219

							December 15,
							1997
	Nine Months Ended						(Inception)
	September 30,		Year Ended December 31,				Through
							December 31,
	2002	2001	2001	2000	1999	1998	1997

Other Selected Data (Unaudited)
Weighted average daily borrowings	$2,933,000	$243,868	$462,952	$172,287	$143,231	$144,794	$—
Average equity	541,293	110,677	133,849	90,393	130,269	182,750	189,767

SELECTED UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL DATA AND COMPARATIVE PER SHARE DATA

      We have included the following selected unaudited pro forma consolidated financial data only for the purposes of illustration. The unaudited pro forma statement of operations data assumes that the merger was completed on January 1, 2001 and the unaudited pro forma consolidated balance sheet data assumes that the merger was completed on September 30, 2002. The pro forma financial data does not necessarily indicate what the operating results or financial position would have been if the merger had been completed at the dates indicated. For example, the pro forma adjustments include reductions to revenues to reflect amortization of premiums established due to the new cost basis of FBR Asset’s mortgage backed securities at the time of the merger (based for these purposes on the fair value of FBR Asset’s mortgage backed securities as of September 30, 2002; the actual amount of premium amortization will depend upon the fair value of FBR Asset’s mortgage backed securities at the date of consummation of the merger), of $20,201 and $26,935, respectively, for the nine months ended September 30, 2002 and year ended December 31, 2001. In addition the pro forma adjustments include reductions to interest expense to reflect interest adjustments related to FBR Asset’s interest rate swaps and Eurodollar futures contracts of $1,834 and $14,987, respectively for the nine months ended September 30, 2002 and year ended December 31, 2001. The net effect of these adjustments are $18,367 and $11,948 reductions to pro forma combined net income during the respective periods. Furthermore, this data does not necessarily indicate what the future operating results or financial position of New FBR will be. The unaudited pro forma consolidated statement of operations data does not include adjustments to reflect any costs savings or other operational efficiencies that may be realized as a result of the merger of FBR Group and FBR Asset or any future merger-related restructuring or integration expenses.

      Also set forth below are earnings, cash dividends and book value per common share amounts for FBR Group and FBR Asset on a historical basis.

      You should read this selected unaudited pro forma consolidated financial data in conjunction with the “Unaudited Condensed Pro Forma Consolidated Financial Information” and the related notes beginning on page [●].

		Nine Months
	Year Ended	Ended
	December 31,	September 30,
	2001	2002

	(dollars in thousands, except
	per share amounts)
Statement of Pro Forma Consolidated Operations Data:
Operating revenue	$161,928	$292,285
Net income (loss) before extraordinary gain	$(12,561)	$86,774
Earnings (loss) per share before extraordinary gain:
Basic	$(0.19)	$0.76
Diluted	$(0.19)	$0.74

September 30,
2002

Pro Forma Consolidated Balance Sheet Data:
Total assets	$6,474,592
Total liabilities	$5,514,719
Stockholders’ equity	$959,873

		Nine Months
	Year Ended	Ended
	December 31,	September 30,
	2001	2002

Comparative Per Share Data:
FBR Group — Historical:
Historical per common share:
Earnings (loss) per basic share before extraordinary gain	$(0.29)	$0.92
Earnings (loss) per diluted share before extraordinary gain	(0.29)	0.88
Cash dividends per share	—	—
Book value per share	4.06	5.06
FBR Asset — Historical:
Historical per common share:
Earnings per basic share	$4.27	$4.48
Earnings per diluted share	4.17	4.47
Cash dividends per share	3.30	3.75
Book value per share	23.98	29.06

		Nine Months
	Year Ended	Ended
	December 31,	September 30,
	2001	2002

Pro Forma Combined Equivalent per share of FBR Group common stock:
Earnings (loss) per basic share	$(0.19)	$0.76
Earnings (loss) per diluted share	$(0.19)	$0.74
Cash dividends per share	*	*
Book value per share	$5.76	$7.48

		Nine Months
	Year Ended	Ended
	December 31,	September 30,
	2001	2003

Pro Forma Combined Equivalent per share of FBR Asset common stock:
Earnings (loss) per basic share	$(0.69)	$2.77
Earnings (loss) per diluted share	$(0.69)	$2.70
Cash dividends per share	$1.16 *	$2.33 *
Book value per share	$21.02	$27.30

(*)	FBR Group historically has not paid dividends. Accordingly, pro forma and equivalent cash dividends per share of FBR Group and FBR Asset common stock are based on dividends paid only by FBR Asset (calculated by dividing these dividends by pro forma consolidated weighted average shares and multiplying the result by the 3.65 exchange ratio). It is anticipated, but there can be no assurance, that, after completion of the merger, New FBR will maintain the dividend policy of FBR Asset. The payment of dividends by New FBR, however, will be subject to approval and declaration by the New FBR board of directors and will depend on a variety of factors, including business, financial and regulatory concerns. In order to qualify as a REIT for U.S. federal income tax purposes, New FBR must distribute to its shareholders annually at least 90% of its taxable income, excluding the retained earnings of its taxable REIT subsidiaries.

RISK FACTORS RELATED TO THE MERGER AND NEW FBR

      The following material risk factors, including the material risks associated with the merger and related transactions, should be considered by holders of FBR Asset common stock and by holders of FBR Group common stock in evaluating whether to approve the merger. These factors should be considered in conjunction with the other information included elsewhere in this joint proxy statement/ prospectus and the risk factors relating to an investment in FBR Group’s common stock and FBR Asset’s common stock that can be found in the annual reports of the two companies on Form 10-K and Form 10K/A for the year ended December 31, 2001, which are incorporated in this joint proxy statement/ prospectus by reference.

Risks Related to the Merger

      The value of the shares of New FBR common stock that you receive upon the completion of the merger may be less than the value of your shares of FBR Group common stock or FBR Asset common stock as of the date of the merger agreement or on the date of the special meetings.

      Upon completion of the merger, all shares of FBR Group common stock and FBR Asset common stock will be converted into the right to receive shares of New FBR common stock. The ratios at which the shares will be converted are fixed, and there will be no adjustment for changes in the market price of either FBR Group common stock or FBR Asset common stock.

      It is the parties’ intention to complete the merger immediately following the special meetings of the FBR Group shareholders and FBR Asset shareholders to vote on the merger, assuming the merger is approved at these meetings; however, if other conditions to close the merger are not satisfied or duly waived at that time, there may be a significant amount of time between the date of the two special meetings and the date when the merger is completed. Although the merger agreement provides that either FBR Group or FBR Asset may terminate the merger agreement in the event the average market price of FBR Group Class A common stock during the 10 trading days prior to the shareholder meetings is higher or lower than the range described under “Description of the Transaction Agreements — the Merger Agreement — Termination of the Merger Agreement — Special Termination Right,” neither FBR Group nor FBR Asset will have the right to terminate the merger agreement based on fluctuations in the market price of either FBR Group Class A common stock or FBR Asset common stock during the period following the shareholder meetings. As a result, the relative or absolute prices of shares of FBR Group common stock and FBR Asset common stock may vary significantly between the dates of the merger agreement, this joint proxy statement/ prospectus, the special meetings and the completion of the merger. These variations may be caused by, among other factors, changes in the businesses, operations, results and prospects of New FBR’s companies, market expectations of the likelihood that the merger will be completed and the timing of its completion, the prospects for our post-merger operations, the effect of any conditions or restrictions imposed on or proposed with respect to New FBR by regulators, and general market and economic conditions.

      In addition, it is impossible to predict accurately the market price of New FBR common stock to be received by FBR Group shareholders and FBR Asset shareholders after the completion of the merger. Accordingly, the prices of FBR Group common stock and FBR Asset common stock on the date of the special meetings may not be indicative of their prices immediately prior to the completion of the merger or the price of New FBR common stock after the merger is completed.

      As discussed under “Liquidity and Capital Resources of FBR Group, FBR Asset and New FBR,” FBR Group and FBR Asset each have pre-existing authorized stock repurchase programs and have been purchasers of their shares from time to time in the past. FBR Group has also been a purchaser of shares of FBR Asset common stock from time to time in the past. Under the SEC’s Regulation M, FBR Group and affiliated purchasers (within the meaning of such regulation) will be restricted from purchasing shares of FBR Group common stock from the date of mailing of this joint proxy statement/ prospectus through the date of the special meetings. Purchases of shares of FBR Asset common stock by FBR Group are not restricted under the SEC’s Regulation M and accordingly FBR Group may, depending upon market conditions and such other considerations which FBR Group may deem appropriate, purchase additional shares of FBR Asset common stock between the date of the mailing of this joint proxy statement/ prospectus and the special meetings. It is anticipated that New FBR will maintain a similar repurchase authorization following the merger, though any purchases under any such authorization will be dependent upon market and other conditions and capital, liquidity and other applicable legal and strategic considerations.

      The merger is subject to the receipt of consents and approvals from government entities that could delay completion of the merger or impose conditions that could have a material adverse effect on New FBR, FBR Group or FBR Asset or cause abandonment of the merger, which may adversely affect the value of the shares of FBR Group or FBR Asset common stock.

      Completion of the merger is conditioned upon:

•	the approval of the Board of Governors of the Federal System of an application by New FBR and its taxable REIT subsidiaries under Section 3(a)(1) of the Bank Holding Company Act to become bank holding companies and elect to be treated as financial holding companies or the non-objection of the Office of the Comptroller of the Currency under the Change of Bank Control Act for New FBR and its taxable REIT subsidiaries to control FBR National Bank & Trust (the “Bank”) if the Bank restructures its operations prior to the merger, and

•	other regulatory approvals where the failure to obtain those approvals would have a material adverse effect on New FBR after completion of the merger.

      A substantial delay in obtaining satisfactory approvals or the imposition of unfavorable terms or conditions in the approvals could have an adverse effect on the business, financial condition or results of operations of FBR Group or FBR Asset, or may cause the abandonment of the merger.

      FBR Group and FBR Asset have the right to terminate the merger agreement based on the average closing stock price of FBR Group common stock for the 10 trading days prior to the shareholders meetings, and may waive these termination rights, which could result in the merger being consummated and your receiving shares of New FBR common stock that have less value than the value of your FBR Group common stock or FBR Asset common stock.

      The merger agreement provides that if the average closing stock price of FBR Group Class A common stock for the 10 trading days prior to the shareholders meetings is greater than $10.55 per share, FBR Group will have the right to terminate the merger agreement, and that if the average closing stock price of FBR Group Class A common stock for the 10 trading days prior to the shareholders meetings is less than $8.75 per share, FBR Asset will have the right to terminate the merger agreement. Even if these termination rights arise, they may be waived by the special committee of FBR Asset or FBR Group, as applicable. The fairness opinions delivered by Goldman Sachs and Lehman Brothers are dated as of the date of the date of the merger agreement, and do not address the fairness of the consideration to be paid in the transaction as of any subsequent date, including any date on which either special committee exercises or waives a walk-away right. The special committees may, if they consider it appropriate, request a new fairness opinion or reaffirmation of the existing fairness opinion from their respective financial advisors in connection with a decision to exercise or waive walk-away rights, but they are not obligated under the terms of the merger agreement to do so. In approving the proposed merger, you will be delegating to the FBR Asset or FBR Group special committee, as the case may be, the authority to waive the termination rights described in this paragraph and permit the merger to be completed in the event these termination rights arise. Because FBR Asset and FBR Group may elect to exercise or waive these termination rights without seeking further shareholder approval, there can be no assurance that the per share value of each share of New FBR Class A common stock will be either higher than $8.75 or lower than $10.55.

      If a party to the merger agreement exercises its right to terminate the merger agreement because the market price of FBR Group Class A common stock has risen above, or fallen below, the collar set forth in the merger agreement, then the market price of the common stock of FBR Asset could fall or the market price of FBR Group Class A common stock could increase to reflect the loss of the premium that the 3.65 exchange ratio in the merger represents for the FBR Asset shareholders. It is also possible that in the event the merger agreement is terminated, the market prices of both companies’ common stock could fall to reflect the loss of the anticipated synergies and benefits to both companies from the merger. Alternatively, if a party waives its right to terminate the merger agreement even though the market price of FBR Group’s Class A common stock has risen above, or fallen below, as the case may be, the collar set forth in the merger agreement, then the shareholders of one of the parties could receive less value in the merger than the parties anticipated and the shareholders of the other party could receive more value in the merger than the parties anticipated.

      New FBR may fail to realize the anticipated benefits of the merger, which could have an adverse effect on its earnings and in turn negatively affect the value of its common stock and its ability to distribute dividends.

      The merger will combine two companies that have previously operated as independent companies, although FBR Group has managed FBR Asset pursuant to a management agreement. FBR Group and FBR Asset expect to realize cost savings and other financial and operating benefits as a result of the merger. However, FBR Group and FBR Asset cannot predict with certainty when these cost savings and benefits will occur, or the extent to which they actually will be achieved. The integration of FBR Group and FBR Asset will also require substantial attention from management. The diversion of management attention and any difficulties associated with integrating FBR Group and FBR Asset could have a material adverse effect on New FBR’s operating results and on the value of New FBR’s common stock.

      The voting power of New FBR’s principal shareholders and other officers, directors and nominees may discourage third party acquisitions of New FBR and prevent shareholders of New FBR from receiving any premium above market price for their shares.

      After completion of the merger, Emanuel J. Friedman and Eric F. Billings will have significant influence over the operations of New FBR through their ownership of New FBR common stock, which together, as a result of their ownership of outstanding shares of New FBR Class A and Class B common stock, will represent approximately [29]% of the total voting power of New FBR common stock. In addition, upon completion of the merger, Mr. Friedman will be Chairman and Co-Chief Executive Officer and Mr. Billings will be the Vice Chairman and Co-Chief Executive Officer of New FBR. Messrs. Friedman and Billings and all of the other officers, directors and nominees of New FBR will, as a group, control approximately [●]% of the total voting power of New FBR. The extent of the influence that Messrs. Friedman and Billings and the other officers, directors and nominees of New FBR will have over New FBR may have the effect of discouraging offers to acquire control of New FBR and may preclude holders of New FBR common stock from receiving any premium above market price for their shares that may be offered in connection with any attempt to acquire control of New FBR without the approval of Messrs. Friedman and Billings.

      The ownership limitation applicable to New FBR’s common stock related to its REIT status may discourage third parties from attempting to acquire New FBR and prevent shareholders of New FBR from receiving any premium above market price for their shares.

      We anticipate that New FBR will qualify as a REIT upon completion of the merger, and New FBR’s amended and restated articles of incorporation will include a provision preventing any shareholder from owning more than 9.9% of New FBR’s outstanding common stock without approval by New FBR’s board. This ownership limitation provision in New FBR’s amended and restated articles of incorporation may have the effect of discouraging offers to acquire control of New FBR and may preclude holders of New FBR common stock from receiving any premium above market price for their shares that might otherwise be offered in connection with any attempt to acquire control of New FBR.

      The requirement that New FBR distribute at least 90% of its taxable income to its shareholders each year will result in FBR Group shareholders receiving periodic taxable distributions.

      In order to qualify as a REIT, New FBR must distribute to its shareholders, each calendar year, at least 90% of its taxable income. As a result, after the merger, shareholders of FBR Group who did not receive distributions of this magnitude from FBR Group will begin receiving periodic taxable distributions from New FBR. Such distributions generally will be taxable as ordinary income to the extent that they are made out of New FBR’s current or accumulated earnings and profits. See “Real Estate Investment Trust Status of New FBR — Taxation of Taxable U.S. Shareholders.”

      Absence of a historical trading market for New FBR’s common stock and the historical volatility of the market prices of FBR Group’s and FBR Asset’s common stock create uncertainty about future trading prices of New FBR’s Class A common stock, which may result in the value of the shares of New FBR common stock being less than the value immediately after the merger.

      After FBR Group and FBR Asset complete the merger, shares of New FBR Class A common stock will begin trading publicly for the first time and there may be significant fluctuations in the market price of New FBR’s Class A common stock, both initially before an orderly trading market develops and after that time as well. Historically, the market prices of FBR Group’s Class A common stock and of FBR Asset’s common stock have been highly volatile. These fluctuations often have been unrelated or disproportionate to the operating performance of the two companies. The price of FBR Group’s Class A common stock has generally traded below FBR Group’s initial public offering price of $20.00 per share in December 1997 and has ranged from $3 5/8 per share to $21 3/4 per share since that time through September 30, 2002. The price of FBR Asset’s common stock has ranged from $9.75 per share to $36.95 per share since FBR Asset’s initial public offering in 1999 through September 30, 2002. Any negative changes in the public’s perception of the prospects for companies in the REIT, the mortgage-backed securities, the principal equity investing or the mezzanine or senior secured lending industries, or in the investment banking, securities brokerage, asset management or financial services industries could depress New FBR’s stock price regardless of its results.

      The following factors could contribute to the volatility of the price of New FBR’s Class A common stock:

•	actual or anticipated variations in New FBR’s quarterly results;

•	changes in New FBR’s level of dividend payments;

•	new products or services offered by New FBR and its competitors;

•	changes in New FBR’s financial estimates by securities analysts;

•	conditions or trends in the investment or financial services industries in general;

•	changes in interest rate environments and the mortgage market that cause New FBR’s borrowing costs to increase, New FBR’s reported yields on its mortgage-backed securities to decrease or that cause the value of New FBR’s mortgage-backed securities to decrease;

•	announcements by New FBR of significant acquisitions, strategic partnerships, investments or joint ventures;

•	changes in the market valuations of the companies in which New FBR makes principal investments;

•	negative changes in the public’s perception of the prospects of investment or financial services companies;

•	general economic conditions such as a recession, or interest rate or currency rate fluctuations;

•	any obstacles in continuing to qualify as a REIT, including due to changes in law applicable to REITs;

•	additions or departures of New FBR’s key personnel; and

•	additional sales of New FBR’s securities.

      Many of these factors are beyond New FBR’s control.

      Failure to complete the merger may require, under specified circumstances, payment of termination fees and may result in a decrease in the market price of each party’s common stock.

      The merger is subject to shareholder approval of both FBR Asset and FBR Group and other customary conditions. Each of FBR Asset and FBR Group might not be able to satisfy its obligations under the merger agreement and complete the merger. Failure by either party to complete the merger, under specified circumstances, may require a party to pay a termination fee and the other party’s expenses in connection with the merger. These payments could amount to as much as $16.7 million from FBR Asset, or $11.3 million, in the case of FBR Group. In addition, failure to complete the merger could result in a decline in the market price of FBR Asset and/or FBR Group common stock to the extent current market prices reflect a market assumption that the merger will be completed. See “Description of the Transaction Agreements — The Merger Agreement — Expenses; Termination Fees.”

      The directors and executive officers of FBR Asset and FBR Group have interests in the completion of the merger that may conflict with the interests of the shareholders of their respective companies.

      FBR Group shareholders and FBR Asset shareholders should note that some directors and officers of FBR Group and FBR Asset have interests in the merger that are different in certain respects from the interests of other FBR Group shareholders and FBR Asset shareholders. As provided in the merger agreement, upon the completion of the merger, all of the current members of the FBR Group board of directors and the FBR Asset board of directors will become members of the New FBR board of directors and will receive customary cash and stock-based compensation in accordance with FBR Group’s current policies. In addition, Messrs. Friedman and Billings, through their ownership of shares of FBR Group Class A common stock and FBR Group Class B common stock, currently control approximately [53]% of the outstanding voting power of FBR Group common stock, and, upon completion of the transaction, will control approximately [29]% of the outstanding voting power of New FBR common stock.

      As of February 13, 2003, directors and officers of FBR Group beneficially owned in the aggregate [●] shares of FBR Group Class A common stock and [●] shares of FBR Group Class B common stock, representing [●]% of the economic interest and [●]% of the total voting power of FBR Group. As of February 13, 2003, directors and officers of FBR Asset beneficially owned in the aggregate [●] shares of FBR Asset common stock, representing [●]% of the economic interest and voting power of FBR Asset. Upon completion of the merger, directors and officers of New FBR will beneficially own in the aggregate approximately [●] shares of New FBR Class A common stock and [●] shares of New FBR Class B common stock, representing [●]% of the economic interest and [●]% of the total voting power of New FBR.

      Approval of the merger by FBR Group shareholders and FBR Asset shareholders will constitute a “change in control” under the stock-based compensation plans of FBR Group and FBR Asset, respectively. Under both FBR Group’s and FBR Asset’s stock-based plans, unvested stock options held by employees and directors become fully vested and exercisable, and all restrictions on restricted stock awards lapse, upon a change in control of FBR Group or FBR Asset, respectively. As of February 13, 2003, Robert S. Smith, Richard J. Hendrix, Kurt Harrington and William J. Ginivan held unvested options to purchase [●], [●], [●] and [●] shares of FBR Group Class A common stock, respectively, all of which will vest upon approval of the merger agreement by FBR Group shareholders. As of February 13, 2003, Messrs. Hendrix, Harrington and Ginivan held [●], [●] and [●] shares of restricted FBR Asset common stock, respectively. No non-employee directors of FBR Group or FBR Asset currently hold unvested stock options or restricted stock.

      Messrs. Smith and Ginivan have purchased 150,000 and 50,000 shares of FBR Group Class A common stock under the FBR Stock Purchase and Loan Plan, respectively. Under this plan, certain key FBR Group employees were loaned funds in 2001 by FBR Group in order to facilitate the purchase of shares of FBR Group Class A common stock. The shares of FBR Group Class A common stock are held by FBR Group as collateral for the loans, and employees are generally not permitted to sell any of the shares until the second anniversary of purchase. Upon a “change in control” of FBR Group, employees may immediately sell shares, although they must then either immediately repay the underlying loan or provide alternative collateral acceptable to FBR Group. Approval of the merger by the FBR Group shareholders will constitute a change in control for purposes of the plan. See “The Merger — Interests of Certain Persons in the Merger.”

      Financial forecasts and projections prepared by management, considered by the parties or included in this document may not be realized, which may adversely affect the market price of FBR Group, FBR Asset or New FBR common stock.

      Neither FBR Asset nor FBR Group makes, as a matter of course, public forecasts or projections as to future revenues, earnings or other financial statement data, and none of the projections relating to future financial results of FBR Group or FBR Asset prepared by management, considered by the parties to the transaction or included or incorporated by reference in this document were prepared with a view to public disclosure or compliance with the published guidelines of the SEC or the American Institute of Certified Public Accountants regarding projections and forecasts. These projections are inherently based on various estimates and assumptions that are subject to the judgment of those preparing them. These projections are also subject to significant economic, competitive, industry and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of FBR Asset or FBR Group. Accordingly, there can be no assurance that FBR Asset’s or FBR Group’s financial results will not be significantly higher or lower than those set forth in such projections. Significantly lower financial results could have a material adverse effect on the market price of FBR Group, FBR Asset or New FBR common stock.

      In performing their financial analyses and rendering their fairness opinions, the respective financial advisers to the FBR Group special committee and the FBR Asset special committee reviewed and relied on, among other things, the financial forecasts and the costs savings and operational synergies projected by FBR Group management in its capacity as management of both FBR Group and FBR Asset, and a failure of New FBR to achieve these results could have a material adverse effect on the market price of New FBR’s common stock.

      In performing their financial analyses and rendering their opinions regarding the fairness from a financial point of view of the merger consideration to be received by the shareholders of FBR Group and FBR Asset in the merger, the respective financial advisors to the FBR Group special committee and the FBR Asset special committee reviewed and relied on, among other things, internal financial analyses and forecasts for FBR Group and FBR Asset prepared by FBR Group management, in its capacity as management of both FBR Group and FBR Asset, including certain pro forma financial analyses and forecasts for New FBR following completion of the merger prepared by FBR Group management and cost savings and operating synergies projected by FBR Group management to result from the merger. The respective financial advisors to the FBR Group special committee and the FBR Asset special committee also assumed that the pro forma financial analyses and forecasts for New FBR and the cost savings and operational synergies projected by FBR Group management as a result of the merger will be achieved within the time frames estimated by FBR Group management. These pro forma financial analyses and forecasts and projected cost savings and operational synergies may not be achieved in full, at all, or within the projected time frames, and a failure of New FBR to realize these pro forma financial analyses and forecasts and projected cost savings and operational synergies could have a material adverse effect on the earnings per share of the combined company, which could in turn have an adverse effect on the market price of New FBR’s common stock.

      FBR Group has been unable to obtain the consent of Arthur Andersen LLP and shareholders may be unable to recover against Arthur Andersen LLP for any untrue statements of material fact contained in its financial statements audited by Arthur Andersen LLP.

      Arthur Andersen LLP audited the consolidated financial statements of FBR Group for each of the three years in the period ended December 31, 2001. FBR Group elected in March 2002 not to renew Arthur Andersen’s engagement as FBR Group’s independent auditor, and instead engaged PricewaterhouseCoopers LLP as FBR Group’s independent auditor for the 2002 fiscal year. PricewaterhouseCoopers LLP did not re-audit any of FBR Group’s historical consolidated financial statements. As permitted by Rule 437a of the Securities Act of 1933, New FBR has not filed the written consent of Arthur Andersen LLP regarding FBR Group’s audited financial statements that are incorporated by reference in the registration statement, of which this joint proxy statement/ prospectus is a part, as required by Section 7 of the Securities Act. New FBR has made reasonable efforts to obtain a written consent from Arthur Andersen LLP in connection with the registration statement, of which this joint proxy statement/ prospectus forms a part, but these efforts have been unsuccessful. As a result, investors may be unable to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933, as amended, for any untrue statements of material fact contained in the financial statements audited by Arthur Andersen LLP for the three fiscal years ended December 31, 2001 or any omissions to state a material fact required to be stated therein, which financial statements are incorporated in the registration statement.

Risks Related to New FBR

      The risks that apply to New FBR that will result from the merger of FBR Group and FBR Asset fall into the following four categories:

•	General risks related to New FBR;

•	Risks related to New FBR’s investment banking, asset management, trading, brokerage and other fee-based investment and financial services businesses that will be operated through new FBR’s taxable REIT subsidiaries;

•	Risks related to New FBR’s principal investing activities, including its investments in mortgage-backed securities and mortgage loans, equity securities of other companies and senior secured and mezzanine loans to other companies; and

•	Tax risks related to New FBR’s REIT status.

General Risks Related to New FBR

      New FBR may experience significant fluctuations in its quarterly operating results due to the volatile nature of the investment banking business and the sensitivity of its principal investing business to changes in interest rates and fluctuations in the stock market and it may therefore fail to meet profitability and/or dividend expectations, which may, in turn, affect the market price of its common stock and its ability to distribute dividends.

      New FBR’s revenues and operating results may fluctuate from quarter to quarter and from year to year due to a combination of factors, including:

•	the number of underwriting and merger and acquisition transactions completed by New FBR’s investment banking group, and the level and timing of fees New FBR receives from those transactions;

•	changes in the earnings from New FBR’s mortgage-backed securities and other principal investments resulting from market volatility and changes in interest rates;

•	changes in the market valuations of the investments of the funds New FBR manages and of the companies in which it makes principal investments;

•	access to public markets or other exit strategies for companies in which New FBR has invested as a principal;

•	the realization of profits or losses on principal investments or warrants New FBR holds;

•	the level of institutional and retail brokerage transactions and the level of commissions New FBR receives from those transactions;

•	the timing of recording of asset management fees and special allocations of income, if any; and

•	variations in expenditures for personnel, consulting and legal expenses, and expenses of establishing new business units, including marketing and technology expenses.

      Any one of these factors could adversely affect the market price of New FBR’s common stock and its ability to distribute dividends.

      The amount of New FBR’s dividends will depend upon New FBR’s operating results.

      New FBR expects that it will qualify as a REIT after the merger and that it will distribute at least 90% of its REIT taxable income to its shareholders, excluding the retained earnings of its taxable REIT subsidiaries. New FBR currently anticipates that its taxable REIT subsidiaries will retain most or all of their earnings and profits, which would make these earnings and profits unavailable for distribution to New FBR’s shareholders. As a result, New FBR may need to generate sufficient taxable income outside of its taxable REIT subsidiaries to maintain the current dividend rate that FBR Asset pays to its common shareholders, as adjusted for the exchange ratio in the merger. There can be no assurance that New FBR will be able to generate sufficient taxable income to maintain this dividend rate or maintain a tax status as a REIT. If New FBR does not qualify as a REIT, it will not be required to make any distributions to shareholders.

      New FBR is subject to extensive government regulation which could adversely affect its results, which may, in turn, affect the market price of the shares of its common stock and its ability to distribute dividends.

      The securities business is subject to extensive regulation under federal and state laws in the United States, and also is subject to regulation in the foreign countries in which New FBR will conduct its investment banking and securities brokerage and asset management activities. Compliance with these laws can be expensive, and any failure to comply could have a material adverse effect on its operating results.

      Compliance with many of the regulations applicable to New FBR involves a number of risks, particularly in areas where applicable regulations may be subject to interpretation. In the event of non-compliance with an applicable regulation, governmental regulators and self-regulatory organizations such as the National Association of Securities Dealers may institute administrative or judicial proceedings that may result in:

•	censure, fines or civil penalties (including treble damages in the case of insider trading violations);

•	issuance of cease-and-desist orders;

•	deregistration or suspension of the non-compliant broker-dealer or investment adviser;

•	suspension or disqualification of the broker-dealer’s officers or employees; or

•	other adverse consequences.

      The imposition of any penalties or orders on New FBR could have a material adverse effect on its operating results and financial condition. The investment banking and brokerage businesses have recently come under intense scrutiny at both the state and federal level and the cost of compliance and the potential liability for non-compliance has increased as a result.

      As a result of FBR Group’s acquisition of Rushmore Trust and Savings, FSB and its conversion into a national bank known as FBR National Bank & Trust (the “Bank”), in 2001, FBR Group became a bank holding company regulated under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). As a bank holding company, FBR Group is subject to extensive supervision, regulation and examination by banking regulatory agencies. As a result of the merger, unless prior to the merger the Bank is able to convert to a limited purpose bank that engages solely in trust or fiduciary activities, New FBR and the taxable REIT subsidiary will each become bank holding companies and will become subject to the same requirements. In general, the BHC Act prohibits or restricts a bank holding company’s engagement in a wide variety of businesses, some of which are businesses in which FBR Group currently engages and in which New FBR and the taxable REIT subsidiary will engage following completion of the merger, including venture capital, merchant banking and investment banking.

      The Gramm-Leach-Bliley Act, or GLB Act, which became law in November 1999, significantly changed the regulatory structure and oversight of the financial services industry. The GLB Act permits a qualifying bank holding company that elects to be treated as a financial holding company (an “FHC”) to engage in a full range of financial activities, including banking, insurance, and securities activities, as well as merchant banking and additional activities that are “financial in nature” or “incidental” to such financial activities. In order for a bank holding company to qualify as an FHC, its subsidiary depository institutions must be “well-capitalized” and “well-managed” and have at least a “satisfactory” Community Reinvestment Act rating. The Bank currently meets these criteria, and New FBR and the taxable REIT subsidiary will each be making an election to be treated as a financial holding company. The Federal Reserve Board has previously approved FBR Group’s election to become an FHC.

      FBR Group and FBR Asset currently engage in a wide variety of businesses, including venture capital, merchant banking and investment banking, that existing law would prohibit FBR Group and FBR Asset from engaging in as a bank holding company in the manner in which they currently engage, but which the GLB Act permits an FHC to engage in a similar fashion as FBR Group does today. Although New FBR believes that it will be able to maintain FBR Group’s qualification as an FHC under the GLB Act and continue to engage in the businesses in which FBR Group currently engages, there can be no assurance that New FBR will be able to do so or that it will not be required to incur substantial costs to maintain compliance with the GLB Act. In addition, even if New FBR is successful in maintaining FHC status, the GLB Act is a very recently enacted law and there is a great deal of uncertainty surrounding its scope and interpretation. There can be no assurance that these regulations and subsequent interpretations will not prevent New FBR from engaging in one or more lines of businesses in which FBR Group currently engages or will not impose restrictions that could limit the profitability of these businesses or otherwise restrict New FBR’s flexibility in engaging in them.

      New FBR anticipates that the Bank will ultimately convert to an entity that engages solely in trust or fiduciary operations, a status that would terminate the status of New FBR and the taxable REIT subsidiary as financial holding companies. Although the Bank has commenced steps to cause such conversion by engaging in discussions to sell or otherwise dispose of the Bank’s non-trust deposit liabilities and assets, no assurances can be given that the conversion will occur prior to the merger. If the conversion does not occur prior to the merger, approval of the merger by the Federal Reserve Board will be required and could be subject to conditions requiring that the conversion (or other disposition of the Bank) to be consummated promptly after the merger. Conversion to a limited purpose entity would be subject to the non-objection of the Office of the Comptroller of the Currency with respect to a change of control notice to be filed by New FBR and its taxable REIT subsidiary that will control the Bank, as well as pursuant to a condition of approval in the Bank’s conversion to a national bank.

      In addition, as a bank holding company (separate from its status as an FHC), FBR Group is, and New FBR will be, subject to a wide variety of restrictions, liabilities and other requirements applicable to bank holding companies, including required capital levels, restrictions on transactions with the Bank, restrictions on payment or receipt of dividends and community reinvestment requirements. Federal banking regulators possess broad powers to take supervisory action, including the imposition of potentially large fines, against New FBR as they deem appropriate if New FBR violates any of these requirements or engages in unsafe or unsound practices. These types of supervisory actions could result in higher capital requirements and limitations on both our banking and non-banking activities, any and all of which could have a material adverse effect on its businesses and profitability. Conversion of the Bank to a limited purpose entity will eliminate most of these requirements upon New FBR and the taxable REIT subsidiary. Finally, the GLB Act imposes customer privacy requirements on any company engaged in financial activities such as those engaged in by New FBR. Any failure to comply with such privacy requirements could result in significant penalties or fines.

      The regulatory environment in which New FBR operates is also subject to change. New FBR’s business may be adversely affected as a result of new or revised legislation or regulations imposed by the SEC, the Internal Revenue Service, other United States or foreign governmental regulatory authorities or the NASD. New FBR also may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and the NASD.

      Additional regulation, changes in existing laws and rules, or changes in interpretations or enforcement of existing laws and rules often directly affect the method of operation and profitability of securities firms such as Friedman, Billings, Ramsey & Co., Inc. (“FBR & Co.”) and REITs such as New FBR. New FBR cannot predict what effect these types of changes might have. Its businesses may be materially affected not only by regulations applicable to it as a financial market intermediary or a REIT, but also by regulations of general application. For example, the volume of its venture capital, underwriting, merger and acquisition, asset management and principal investment businesses in a given time period could be affected by, among other things, existing and proposed tax legislation, antitrust policy and other governmental regulations and policies (including the interest rate policies of the Federal Reserve Board) and changes in interpretation or enforcement of existing laws and rules that affect the business and financial communities. The level of business and financing activity in each of the industries on which it focuses can be affected not only by such legislation or regulations of general applicability, but also by industry-specific legislation or regulations.

      Loss of Investment Company Act exemption would adversely affect New FBR and negatively affect the market price of shares of its common stock and its ability to distribute dividends.

      FBR Asset believes that it currently is not, and the parties intend to continue operating New FBR so as not to become, regulated as an investment company under the Investment Company Act of 1940 because FBR Asset is, and New FBR will be, “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” Specifically, FBR Asset has invested, and the parties intend that New FBR will continue investing, at least 55% of its assets in mortgage loans or mortgage-backed securities that represent the entire ownership in a pool of mortgage loans and at least an additional 25% of its assets in mortgages, mortgage-backed securities, securities of REITs, and other real estate-related assets.

      If New FBR fails to qualify for that exemption, it could be required to restructure its activities. For example, if the market value of New FBR’s investments in equity securities were to increase by an amount that resulted in less than 55% of New FBR’s assets being invested in mortgage loans or mortgage-backed securities that represent the entire ownership in a pool of mortgage loans, it might have to sell equity securities in order to qualify for exemption under the Investment Company Act. The sale could occur under adverse market conditions.

      Failure to procure adequate capital and funding would adversely affect New FBR’s results and may, in turn, negatively affect the market price of shares of its common stock and its ability to distribute dividends.

      New FBR will depend upon the availability of adequate funding and capital for its operations. For example, New FBR will continue FBR Asset’s strategy of investing in mortgage-backed securities funded by short-term borrowings. In addition, New FBR’s broker-dealer, banking and other financial services subsidiaries are dependent on the availability of adequate capital to satisfy applicable regulatory capital requirements. As a REIT, like FBR Asset, New FBR will be required to distribute substantially all of its taxable income, excluding taxable REIT subsidiary retained earnings, to its shareholders and will therefore not be able to retain its earnings for new investments. However, New FBR’s taxable REIT subsidiaries will be able to retain (and likely will retain) earnings for investment in new capital subject to the various REIT requirements. Historically, FBR Asset has been able to satisfy its capital requirements by raising new equity capital in the private and public capital markets and through short-term borrowing arrangements. FBR Group has historically satisfied its capital needs from equity contributions, internally generated funds and loans from third parties. New FBR cannot assure you that any, or sufficient, funding or capital will continue to be available to it in the future on terms that are acceptable to it. In the event that New FBR cannot obtain sufficient funding on acceptable terms, there may be a negative impact on the market price of its common stock and its ability to distribute dividends.

      New FBR may not be able to manage its growth efficiently, which may adversely affect New FBR’s results and may, in turn, negatively affect the market price of New FBR common stock and its ability to distribute dividends.

      Over the last several years, FBR Asset and FBR Group have experienced significant growth in their business activities and, in the case of FBR Group, in the number of its employees. New FBR’s growth has required and will continue to require increased investment in management and professionals, personnel, financial and management systems and controls and facilities, which could cause New FBR’s operating margins to decline from historical levels, especially in the absence of revenue growth. In addition, as is common in the securities industry, New FBR’s broker-dealer subsidiaries will continue to be highly dependent on the effective and reliable operation of its communications and information systems and business continuity plans. New FBR believes that its current and anticipated future growth will require implementation of new and enhanced communications and information systems and training of its personnel to operate such systems. In addition, the scope of procedures for assuring compliance with applicable laws and regulations and NASD rules has changed as the size and complexity of New FBR’s business has changed. As New FBR has grown and continues to grow, New FBR has implemented and continues to implement additional formal compliance procedures to reflect such growth. Any difficulty or significant delay in the implementation or operation of existing or new systems, compliance procedures or the training of personnel could adversely affect New FBR’s ability to manage growth.

      New FBR may not be able to enter into repurchase agreements with other institutions, which may adversely affect its results and may, in turn, negatively affect the market price of its common stock and its ability to distribute dividends.

      Historically, FBR Asset’s short-term borrowings have been funded through repurchase agreements which have not been pursuant to committed credit facilities and New FBR anticipates continuing that practice. However, there can be no assurance that access to this source of borrowing will continue. In the event that New FBR’s access to short-term borrowings becomes limited or unavailable, there could be an adverse effect on New FBR’s results that may, in turn, negatively affect the market price of its common stock and its ability to distribute dividends.

      New FBR’s corporate governance will be significantly influenced by insiders, which may result in corporate action with which you do not agree.

      As of September 30, 2002, FBR Group’s officers and directors directly controlled approximately [●]% of the voting power of FBR Group’s outstanding common stock. Upon completion of the merger, the officers, directors and nominees of New FBR will beneficially own approximately [●]% of the economic interest and [●]% of the total voting power of New FBR. Therefore, they will be able to exert significant influence over the outcome of all corporate actions requiring approval of New FBR’s shareholders (other than actions requiring a vote of holders of New FBR’s Class A common stock voting as a separate class), which may result in corporate action with which you do not agree.

      The super voting rights of the holders of New FBR’s Class B common stock will give a small group of insiders who will hold shares of New FBR’s Class B common stock significant voting power with respect to matters requiring shareholder approval and the former FBR Group shareholders, as a group, will hold a disproportionately large percentage of the voting power of New FBR relative to their overall economic ownership interest in New FBR.

      FBR Asset has only one class of common stock. Holders of FBR Asset common stock are entitled to one vote per share. Accordingly, each FBR Asset shareholder has voting power that is directly proportional to that shareholder’s economic ownership interest in FBR Asset. FBR Group, on the other hand, has two classes of common stock: Class A common stock, which carries one vote per share, and Class B common stock, which carries three votes per share. Two individuals, Emanuel Friedman, Chairman and Co-Chief Executive Officer of FBR Group, and Eric Billings, Vice Chairman and Co-Chief Executive Officer of FBR Group, who are the founders of FBR Group, collectively own shares of FBR Group Class B common stock that represent [53]% of the voting power of FBR Group, and only [37]% of the economic ownership interest in FBR Group. New FBR’s capital structure will include the same two classes of common stock, with the same voting rights, as are included in FBR Group’s capital structure. In the merger, holders of outstanding FBR Group Class B common stock will receive one share of New FBR Class B common stock for each share of FBR Group Class B common stock they hold. The FBR Asset shareholders will receive one share of New FBR Class A common stock for each share of FBR Asset common stock they hold. As a result, former holders of FBR Asset common stock will hold in the aggregate a [63]% economic interest in New FBR, while holding only [45]% of the voting power in New FBR, while the former holders of FBR Group Class A and Class B common stock will hold in the aggregate a [37]% economic ownership interest in New FBR, while holding [55]% of the voting power in New FBR. Former holders of FBR Group Class B common stock will hold in the aggregate a [19]% economic ownership interest in New FBR, while holding [42]% of the voting power in New FBR. Messrs. Friedman and Billings, as holders of shares of New FBR Class A common stock and New FBR Class B common stock, will hold in the aggregate a [14]% economic ownership interest in New FBR, while holding [29]% of the voting power in New FBR. The disproportionately large voting power that the former FBR Group shareholders will have, relative to their overall economic ownership interest in New FBR, will enable the former FBR Group shareholders to control the outcome of shareholder votes on important matters that require shareholder approval, even though they will own less than a majority of the economic ownership interest in New FBR. In particular, Messrs. Friedman and Billings and other holders of New FBR Class B common stock will have significant influence over matters requiring approval by New FBR shareholders.

      New FBR faces intense competition for personnel which could adversely affect its business and in turn negatively affect the market price of its common stock and its ability to distribute dividends.

      New FBR’s business is dependent on the highly skilled, and often highly specialized, individuals it will employ. Retention of specialists to manage its mortgage-backed securities portfolio, research analysts, investment banking personnel, private equity specialists, sales and trading personnel, asset management personnel, and technology, lending, management and administrative professionals are particularly important to New FBR’s prospects. New FBR’s failure to recruit and retain qualified employees could materially and adversely affect New FBR’s future operating results and may, in turn, negatively affect the market price of its common stock and its ability to pay dividends.

      New FBR will be dependent on a small number of key senior professionals and loss of the professionals could adversely affect its results and may, in turn, negatively affect the market price of its common stock and its ability to pay dividends.

      The parties do not anticipate that New FBR will enter into employment agreements with its senior officers and other key professionals. The loss of professionals, particularly a senior professional with a broad range of contacts in an industry, could materially and adversely affect our operating results. Among the key professionals on whom New FBR will depend, and whose loss could have a material adverse effect on New FBR’s business, are Emanuel J. Friedman and Eric F. Billings. New FBR’s investment banking strategy is to establish relationships with prospective corporate clients in advance of any transaction, and to maintain these relationships by providing advisory services to corporate clients in equity, debt and merger and acquisition transactions. These relationships depend in part upon the individual employees who represent New FBR in its dealings with its clients. From time to time, other companies in the investment industry have experienced losses of professionals in all areas of the investment business. The level of competition for key personnel includes competition from non-brokerage U.S. and foreign financial services companies, commercial banks, other investment banks and venture capital firms, all of which may target or increase their efforts in some of the same industries that New FBR serves. In particular, New FBR faces competition for experienced investment bankers, research analysts and venture capital managers of the type on which New FBR’s business is highly dependent. New FBR cannot assure you that losses of key personnel due to competition or otherwise will not occur.

      Competition may result in increased compensation costs, which could adversely affect New FBR’s results and may, in turn, negatively affect the market price of its common stock and its ability to pay dividends.

      Competition for the recruiting and retention of employees may increase elements of New FBR’s compensation costs. New FBR cannot assure you that, in order to support its growth plans, it will be able to recruit and hire a sufficient number of new employees with the desired qualifications in a timely manner. New FBR regularly reviews its compensation policies, including stock incentives. Nonetheless, New FBR’s incentives may be insufficient in light of competition for experienced professionals in the investment industry, particularly if the value of its stock declines or fails to appreciate sufficiently to be a competitive source of a portion of professional compensation. Increased compensation costs could adversely affect the amount of cash available for distribution to shareholders.

      Litigation and potential securities laws liabilities may adversely affect New FBR’s business and may, in turn, negatively affect the market price of its common stock and its ability to pay dividends.

      Many aspects of New FBR’s business involve substantial risks of liability, litigation and arbitration, which could adversely affect it. As an underwriter, a broker-dealer and an investment adviser, FBR & Co. and other FBR Group subsidiaries are exposed to substantial liability under federal and state securities laws, other federal and state laws and court decisions, including decisions with respect to underwriters’ liability and limitations on the ability of issuers to indemnify underwriters, as well as with respect to the handling of customer accounts. For example, underwriters may be held liable for material misstatements or omissions of fact in a prospectus used in connection with the securities being offered and broker-dealers may be held liable for statements made by their securities analysts or other personnel. Broker-dealers and asset managers may also be held liable by customers and clients for losses sustained on investments if it is found that they caused such losses. In recent years, there has been an increasing incidence of litigation involving the securities industry, including class actions that seek substantial damages and frequently name as defendants underwriters of a public offering and investment banks that provide advisory services in merger and acquisition transactions. In addition, because New FBR will continue FBR Asset’s principal equity investing and senior secured and mezzanine lending strategies, New FBR may be exposed to litigation alleging control person or lender liability. New FBR is also subject to the risk of other litigation, including litigation that may be without merit. As New FBR intends actively to defend any such litigation, it could incur significant legal expenses. New FBR carries limited insurance that may cover only a portion of any such expenses. In addition, increasing costs of insurance for our investment banking business may further limit the coverage to which it has access. An adverse resolution of any future lawsuits against it could materially adversely affect its operating results and financial condition and may, in turn, negatively affect the market price of its common stock and its ability to pay dividends. In addition to these financial costs and risks, the defense of litigation or arbitration may materially divert the efforts and attention of its management and staff from their other responsibilities.

      New FBR’s charter documents also will allow indemnification of its officers, directors and agents to the maximum extent permitted by Virginia law. New FBR will likely have entered into indemnification agreements with these persons. FBR Group has been, and in the future New FBR may be, the subject of indemnification assertions under these charter documents or agreements by its officers, directors or agents who are or may become defendants in litigation. Amounts paid pursuant to their indemnification agreements could adversely affect the financial results of New FBR and the amount of cash available for distribution to shareholders.

      New FBR will be highly dependent on systems and third parties, so systems failures could significantly disrupt its business, which may, in turn, negatively affect the market price of its common stock and its ability to pay dividends.

      New FBR’s business is highly dependent on communications and information systems, including systems provided by its clearing brokers and other third parties. Any failure or interruption of its systems, the systems of its clearing broker or third-party trading systems could cause delays or other problems in its securities trading activities, which could have a material adverse effect on its operating results and negatively affect the market price of its common stock and its ability to pay dividends.

      In addition, New FBR’s clearing brokers provide elements of its principal disaster recovery system. New FBR cannot assure you that it or its clearing brokers will not suffer any systems failure or interruption, including one caused by an earthquake, fire, other natural disaster, power or telecommunications failure, act of God, act of war or otherwise, or that it or its clearing brokers’ back-up procedures and capabilities in the event of any such failure or interruption will be adequate.

Risks Related to New FBR’s Investment Banking, Asset Management, Trading, Brokerage and Other Fee-Based Financial Services Businesses Operated Through Its Taxable REIT Subsidiaries

      New FBR may be adversely affected by the general risks of the investment banking business.

      Through taxable REIT subsidiaries, including FBR & Co., New FBR will operate investment banking, asset management, trading, brokerage and other fee-based financial services businesses. The financial and investment business is, by its nature, subject to numerous and substantial risks, particularly in volatile or illiquid markets and in markets influenced by sustained periods of low or negative economic growth. As a financial and investment firm, New FBR’s operating results are adversely affected by a number of factors, which include:

•	the risk of losses resulting from the ownership or underwriting of securities;

•	the risks of trading securities for itself (i.e., principal activities) and for its customers;

•	reduced cash inflows from investors into its asset management businesses;

•	the risk of losses from lending, including to small, privately-owned companies;

•	counterparty failure to meet commitments;

•	customer default and fraud;

•	customer complaints;

•	employee errors, misconduct and fraud (including unauthorized transactions by traders);

•	failures in connection with the processing of securities transactions;

•	litigation and arbitration;

•	the risks of reduced revenues in periods of reduced demand for public offerings or reduced activity in the secondary markets; and

•	the risk of reduced fees it receives for selling securities on behalf of its customers (i.e., underwriting spreads).

      Any one of these factors could adversely affect the market price of New FBR’s common stock and its ability to pay dividends.

      New FBR may experience significant losses if the value of its trading and investment activities deteriorates, which could negatively affect the market price of its common stock and its ability to pay dividends.

      From time to time in connection with underwriting, asset management and other activities, FBR Group owns, and after completion of the merger New FBR will own, large amounts, or have commitments to purchase large amounts, of the securities of companies. This ownership subjects New FBR to significant risks.

      FBR Group conducts its securities trading, market-making and investment activities primarily for its own account, which subjects its capital to significant risks. Upon completion of the merger, New FBR will be exposed to these risks, which include market, credit, leverage, real estate, counterparty and liquidity risks, which could result in losses. These activities often involve the purchase, sale or short sale of securities as principal in markets that may be characterized as relatively illiquid or that may be particularly susceptible to rapid fluctuations in liquidity and price. These losses could negatively affect the market price of New FBR’s common stock and its ability to distribute dividends.

      New FBR may experience reduced revenues during periods of declining prices or reduced demand for public offerings and merger and acquisition transactions or reduced activity in the secondary markets in sectors on which FBR Group has historically focused, which could negatively affect the market price of New FBR’s common stock and its ability to pay dividends.

      New FBR’s revenues are likely to be lower during periods of declining prices or inactivity in the markets for securities of companies in the sectors in which FBR Group has historically focused. These markets have historically experienced significant volatility not only in the number and size of equity offerings and merger and acquisition transactions, but also in the aftermarket trading volume and prices of securities.

      In particular, information technology and biotechnology company stocks, which are an area of focus in FBR Group’s investment banking and brokerage activities, are extremely volatile.

      A significant amount of FBR Group’s revenues historically resulted from underwritten transactions by companies in its targeted industries, from aftermarket trading for such companies, and from proprietary investments and fees and incentive income received from assets under management. Underwriting activities in those targeted industries can decline for a number of reasons including increased competition for underwriting business or periods of market uncertainty caused by concerns over inflation, rising interest rates or related issues. For example, during the second half of 1998, the market for equity offerings deteriorated and the market prices of many of the securities which FBR Group had underwritten and made a market in, and securities in which FBR Group and its asset management vehicles were invested in, were subject to considerable volatility and declines in price. These factors led to a significant reduction in underwriting revenues, to significant market making losses for FBR Group, and to a significant reduction in the stream of fees received from FBR Group’s asset management vehicles. Underwriting and brokerage fees can also be materially adversely affected if a company or industry segment associated with these activities disappoints in quarterly performance relative to analysts’ expectations or by changes in long-term prospects. These losses in revenue could negatively affect the market price of New FBR’s common stock and its ability to distribute dividends.

      New FBR may experience reduced investment banking revenues due to economic, political and market conditions, which could negatively affect the market price of its common stock and its ability to pay dividends.

      Reductions in public offering, merger and acquisition, portfolio company valuation and securities trading activities, due to any one or more changes in economic, political or market conditions could cause New FBR’s revenues from investment banking, trading, lending, sales and asset management activities to decline materially. Many national and international factors affect the amount and profitability of these activities, including:

•	economic, political and market conditions;

•	level and volatility of interest rates and the impact on prepayment speeds of mortgage-backed securities;

•	legislative and regulatory changes;

•	currency values;

•	inflation;

•	flows of funds into and out of mutual funds, pension funds and venture capital funds; and

•	availability of short-term and long-term funding and capital.

      For example, in 2000, concerns about earnings of companies in the technology sector of the United States economy led to increased volatility and a decline in the Nasdaq that continued through much of 2001. This decline adversely affected underwriting and securities trading activity in the technology sector in the United States. Furthermore, after the terrorist attacks of September 11, 2001, the broad equity markets in the United State were disrupted and market conditions for equity transactions were adversely affected. Losses resulting from reduced investment banking activities could negatively affect New FBR’s financial performance, the market price of New FBR’s common stock and its ability to distribute dividends.

      New FBR may experience reduced revenues due to declining market volume, price and liquidity, which can also cause counterparties to fail to perform and may negatively affect the market price of its common stock and its ability to distribute dividends.

      New FBR’s revenues may decrease in the event of a decline in the market volume of securities transactions, prices or liquidity. Declines in the volume of securities transactions and in market liquidity generally result in lower revenues from trading activities and commissions. Lower price levels of securities may also result in a reduced volume of underwriting transactions, and could cause a reduction in New FBR’s revenues from corporate finance fees, as well as losses from declines in the market value of securities held by New FBR in trading and other investment, lending and underwriting positions, reduced asset management fees and incentive income and withdrawals of funds under management. Sudden sharp declines in market values of securities can result in illiquid markets and the failure of issuers and counterparties to perform their obligations, as well as increases in claims and litigation, including arbitration claims from customers. In such markets, FBR Group has incurred, and New FBR may incur in the future, reduced revenues or losses in its principal trading, market-making, investment banking, lending and asset management activities. Such losses could negatively affect the market price of its common stock and its ability to distribute dividends.

      New FBR may incur losses associated with its underwriting activities, which could adversely affect New FBR’s results and may negatively affect the market price of its common stock and its ability to distribute dividends.

      Participation in underwritings involves both economic and regulatory risks. As an underwriter, FBR & Co. may incur losses if it is unable to resell the securities it is committed to purchase or if it is forced to liquidate its commitment at less than the agreed purchase price. In addition, the trend, for competitive and other reasons, toward larger commitments on the part of lead underwriters means that, from time to time, an underwriter may retain significant ownership of individual securities. Finally, it has been FBR Group’s anecdotal experience that increased competition has eroded and is expected to continue to erode underwriting spreads. These factors, along with New FBR’s concentration in a limited number of industry sectors, may negatively affect New FBR’s financial results, the market price of its common stock and its ability to distribute dividends.

      New FBR’s focus on relatively few industries may limit its revenues, which may adversely affect its operating results and negatively impact the market price of its common stock and its ability to distribute dividends.

      New FBR’s investment banking business will be dependent on revenues related to securities issued by companies in specific industry sectors. The financial services, real estate, technology, energy, healthcare and diversified industries sectors account for the majority of New FBR’s investment banking, asset management and research activities. For example, in the first three quarters of 2002, approximately [80]% of FBR Group’s investment banking revenue was derived from the real estate and financial services sectors. Therefore, any downturn in the market for the securities of companies in these industries, or factors affecting such companies, would adversely affect New FBR’s operating results and financial condition. In 1998 and 1999, the specialty finance companies, equity REITs and mortgage REITs on which FBR & Co. focused experienced a significant downturn which, in turn, adversely affected FBR Group. The frequency and size of securities offerings can vary significantly from industry to industry due to economic, legislative, regulatory and political factors. Underwriting activities in a particular industry can decline for a number of reasons.

      New FBR also will derive a significant portion of its revenues from institutional brokerage transactions related to the securities of companies in these sectors. Its revenues from such institutional brokerage transactions may decline when underwriting activities in these industry sectors decline, the volume of trading on The Nasdaq Stock Market or the New York Stock Exchange declines, or when industry sectors or individual companies report results below investors’ expectations.

      The timing of New FBR’s recognition of investment banking revenue from a significant transaction can materially affect its quarterly operating results, which may adversely affect its operating results and negatively affect the market price of its common stock and its ability to distribute dividends.

      New FBR records its revenues from an underwriting transaction only when the underwriting is completed. New FBR records revenues from merger and acquisition transactions only when it has rendered the services and the client is contractually obligated to pay; generally, most of the fee is earned only after the transaction closes. Accordingly, the timing of New FBR’s recognition of revenue from a significant transaction can materially affect its quarterly operating results. New FBR has structured its investment banking operations based on expectations of a high level of demand for underwriting and corporate finance transactions. As a result, it has fixed costs associated with those businesses. Accordingly, those businesses could experience losses if demand for these transactions is lower than expected.

      New FBR has potential conflicts of interest with its officers and employees.

      From time to time, New FBR’s officers and employees invest in private or public companies in which it, or one of its affiliates, is or could potentially be an investor or for which it carries out investment banking assignments, publishes research or acts as a market maker. In addition, it has in the past organized and will likely in the future organize businesses, such as its private investment vehicles and venture capital funds, in which its employees may acquire minority interests or profit interests. There are risks that, as a result of such investment or profit interest, an officer or employee may have incentives to take actions that would conflict with New FBR’s best interests. New FBR believes it has in place compliance procedures and practices designed to monitor the activities of its officers and employees in this regard, but it cannot guarantee that these procedures and practices will be effective.

      New FBR’s access to confidential information through its broker-dealer subsidiary and investment management business may restrict New FBR’s ability to take action with respect to some of its investments, which, in turn, may negatively affect the potential return to shareholders.

      New FBR may obtain confidential information about the companies in which it has invested or may invest. If New FBR does possess confidential information about other companies, it may be restricted in its ability to dispose of, increase the amount of, or otherwise take action with respect to its investment in those companies. New FBR’s management of investment funds could create a conflict of interest to the extent the fund managers are aware of inside information concerning potential investment targets or to the extent the fund managers wish to invest in companies for which FBR & Co. is underwriting securities. New FBR believes it has in place compliance procedures and practices designed to ensure that inside information is not used for making investment decisions on behalf of the funds and to monitor funds invested in its investment banking clients. New FBR cannot assure you, however, that these procedures and practices will be effective. In addition, this conflict and these procedures and practices may limit the freedom of these officials to make potentially profitable investments on behalf of those funds, which could have an adverse effect on its operations. These limitations imposed by New FBR’s access to confidential information could therefore negatively affect the potential market price of its common stock and its ability to distribute dividends.

      New FBR’s business is dependent on cash inflows to mutual funds and other pooled investment vehicles, which could result in New FBR experiencing operating losses if cash flows slow, and negatively impact cash available for distribution to its shareholders.

      A slowdown or reversal of cash inflows to mutual funds and other pooled investment vehicles could lead to lower underwriting and brokerage revenues for New FBR since mutual funds and other pooled investment vehicles purchase a significant portion of the securities offered in public offerings and traded in the secondary markets. Demand for new equity offerings has been driven in part by institutional investors, particularly large mutual funds, seeking to invest cash received from the public. New FBR’s brokerage business is particularly dependent on the institutional market. The public may sell mutual funds as a result of a decline in the market generally or as a result of a decline in mutual fund net asset values. To the extent that a decline in cash inflows into mutual funds reduces demand by fund managers for initial public or secondary offerings, New FBR’s business and results of operations could be materially adversely affected. Moreover, a slowdown in investment activity by mutual funds may have an adverse effect on the securities markets generally. Such environments may adversely affect the market price of New FBR common stock and its ability to distribute dividends.

      New FBR’s investment banking and other financial services businesses face significant competition from larger financial services firms with greater resources which could reduce its market share and harm its financial performance which may, in turn, adversely affect the market price of its common stock and ability to distribute dividends.

      New FBR will, through its broker-dealer subsidiaries and other taxable REIT subsidiaries, be engaged in the highly competitive financial services, underwriting, securities brokerage, principal investing, asset management and banking businesses. It competes directly with large Wall Street securities firms, established venture capital funds, securities subsidiaries of major commercial bank holding companies, major regional firms, smaller “niche” players and those offering competitive services via the Internet. To an increasing degree, New FBR also competes for various segments of the financial services business with other institutions, such as commercial banks, savings institutions, mutual fund companies, life insurance companies and financial planning firms. New FBR’s industry focus also subjects it to direct competition from a number of specialty securities firms, smaller investment banking boutiques and venture capital funds that specialize in providing services to those industry sectors. If New FBR is not able to compete successfully in this environment, its business, operating results and financial condition will be adversely affected, which may adversely affect the cash available for distribution to shareholders.

      Competition from commercial banks has increased because of acquisitions of securities firms by commercial banks, as well as internal expansion by commercial banks into the securities business. This competition could adversely affect New FBR’s operating results.

      New FBR also faces intense competition in its asset management business from a variety of sources, including venture capital funds, private equity funds, mutual funds, hedge funds and other asset managers. New FBR competes for investor funds as well as for the opportunity to participate in transactions.

      Many of New FBR’s competitors have greater personnel and financial resources than it does. Larger competitors are able to advertise their products and services on a national or regional basis and may have a greater number and variety of distribution outlets for their products, including retail distribution. Discount brokerage firms and others operating on-line market their services through aggressive pricing and promotional efforts. In addition, some competitors have a much longer history of investment activities than New FBR does and, therefore, may possess a relative advantage with regard to access to business and capital.

      New FBR may not be able to keep up with rapid technological change, which may adversely affect the market price of its common stock and its ability to distribute dividends.

      There are significant technical and financial risks in the development of new services and products or enhanced versions of existing services and products. New FBR cannot assure you that it will be able to:

•	develop or obtain the necessary technologies;

•	effectively use new technologies;

•	adapt its services and products to evolving industry standards; or

•	develop, introduce and market in a profitable manner service and product enhancements or new services and products.

      If it is unable to develop and introduce enhanced or new services or products quickly enough to respond to market or customer requirements, or if it or its services and products do not achieve market acceptance, New FBR’s business, financial condition and operating results will be materially adversely affected and its cash available for distribution to shareholders may be negatively impacted.

     Risks Related to New FBR’s Principal Investing Activities

      Declines in the market values of New FBR’s mortgage-backed securities and other investments may adversely affect periodic reported results and credit availability, which may reduce earnings and, in turn, cash available for distribution to its shareholders.

      A substantial portion of New FBR’s assets will be investments in mortgage-backed securities and other investment securities. Most of those assets are classified for accounting purposes as “available-for-sale.” Changes in the market values of those assets will be directly charged or credited to New FBR’s shareholders’ equity. As a result, a decline in values may reduce the book value of New FBR’s assets. Moreover, if the decline in value of an available-for-sale security is other than temporary, such decline will reduce earnings, as will a decline in the value of securities not classified as available-for-sale for accounting purposes.

      A decline in the market value of New FBR’s assets may adversely affect New FBR in instances where New FBR has borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require New FBR to post additional collateral to support the loan. If New FBR were unable to post the additional collateral, it would have to sell the assets at a time when it might not otherwise choose to do so. A reduction in credit available may reduce New FBR’s earnings and, in turn, cash available for distribution to shareholders.

      Use of leverage could adversely affect the operations of New FBR, particularly with respect to New FBR’s mortgage-backed securities portfolio and negatively affect cash available for distribution to its shareholders.

      Using debt to finance the purchase of mortgage-backed securities and other investment securities will expose New FBR to the risk that margin calls will be made and that it will not be able to meet those margin calls. To meet margin calls, New FBR may sell mortgage-backed securities and those sales of mortgage-backed securities could result in realized losses, and negatively affect cash available for distribution to its shareholders.

      While it will not be the policy of New FBR to leverage its equity securities or loan investments, if New FBR were to leverage these investments, this leverage could expose it to the risk that margin calls will be made and that it will not be able to meet them. A leveraged company’s income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used.

      New FBR will enter into repurchase agreements to finance mortgage related investments, which can amplify the effect of a decline in value resulting from an interest rate increase. For example, assume that New FBR finances $96 million through repurchase agreements to acquire $100 million of 8% mortgage-backed securities. If prevailing interest rates increase from 8% to 9%, the value of the mortgage-backed securities may decline to a level below the amount required to be maintained under the terms of the repurchase agreements. If the mortgage-backed securities were then sold, New FBR would have to transfer additional assets to secure the borrowings.

      Changes in interest rates could negatively affect the value of New FBR’s mortgage-backed securities, which could result in reduced earnings or losses and negatively affect the cash available for distribution to its shareholders.

      FBR Asset has invested indirectly in mortgage loans by purchasing mortgage-backed securities and New FBR will assume ownership of these assets and continue this investment strategy. Under a normal yield curve, an investment in mortgage-backed securities will decline in value if long-term interest rates increase. Despite Fannie Mae, Freddie Mac or Ginnie Mae guarantees of the mortgage-backed securities New FBR owns, those guarantees do not protect it from declines in market value caused by changes in interest rates. Declines in market value may ultimately reduce earnings or result in losses to New FBR, which may negatively affect cash available for distribution to its shareholders.

      A significant risk associated with FBR Asset’s current portfolio of mortgage-backed securities is the risk that both long-term and short-term interest rates will increase significantly. If long-term rates were to increase significantly, the market value of these mortgage-backed securities would decline and the weighted average life of the investments would increase. FBR Asset and, after completion of the merger, New FBR could realize a loss if the securities were sold. At the same time, an increase in short-term interest rates would increase the amount of interest owed on the repurchase agreements FBR Asset and New FBR enter into in order to finance the purchase of mortgage-backed securities.

      Market values of mortgage-backed securities may decline without any general increase in interest rates for any number of reasons, such as increases in defaults, increases in voluntary prepayments and widening of credit spreads.

      An increase in New FBR’s borrowing costs relative to the interest it receives on its mortgage-backed securities may adversely affect its profitability, which may negatively affect cash available for distribution to its shareholders.

      As New FBR’s repurchase agreements and other short-term borrowing instruments mature, New FBR will be required either to enter into new repurchase agreements or to sell a portion of its mortgage-backed securities or other investment securities. An increase in short-term interest rates at the time that New FBR seeks to enter into new repurchase agreements would reduce the spread between New FBR’s returns on its mortgage-backed securities and the cost of its borrowings. An increase in long-term interest rates at a time when New FBR is seeking to sell a portion of its fixed rate mortgage-backed securities would reduce the value of the securities. Either or both of these changes in interest rates would adversely affect New FBR’s returns on its mortgage-backed securities portfolio, which might reduce earnings and, in turn, cash available for distribution to its shareholders.

      Prepayment rates could negatively affect the value of New FBR’s mortgage-backed securities, which could result in losses or reduced earnings or losses and negatively affect the cash available for distribution to its shareholders.

      In the case of residential mortgage loans, there are seldom any restrictions on borrowers’ abilities to prepay their loans. Homeowners tend to prepay mortgage loans faster when interest rates decline. Consequently, owners of the loans have to reinvest the money received from the prepayments at the lower prevailing interest rates. Conversely, homeowners tend not to prepay mortgage loans when interest rates increase. Consequently, owners of the loans are unable to reinvest money that would have otherwise been received from prepayments at the higher prevailing interest rates. These tendencies concerning prepayment rates may result in losses or reduced earnings or losses for New FBR and negatively affect the cash available for distribution to its shareholders.

      Despite Fannie Mae, Freddie Mac or Ginnie Mae guarantees of the mortgage-backed securities New FBR owns, those guarantees do not protect investors against prepayment risks.

      Rapid changes in the values of our mortgage-backed securities and other real estate assets may make it more difficult for New FBR to maintain its REIT status or exemption from the Investment Company Act.

      If the market value or income potential of New FBR’s mortgage-backed securities and mezzanine loans decline as a result of increased interest rates, prepayment rates or other factors, it may need to increase its real estate investments and income and/or liquidate its non-qualifying assets in order to maintain its REIT status or exemption from the Investment Company Act. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of many of its non-real estate assets. New FBR may have to make investment decisions that it otherwise would not want to make absent the REIT and Investment Company Act considerations.

      Hedging against interest rate exposure may adversely affect New FBR’s earnings, which could adversely affect cash available for distribution to its shareholders.

      As of September 30, 2002, FBR Asset had entered into a total of $3.1 billion notional amount interest rate swap agreements to limit, or “hedge,” the adverse effects of rising interest rates on its short-term repurchase agreements. In the future, New FBR may enter into other interest rate swap agreements or pursue other hedging strategies. New FBR’s hedging activity varies in scope based on the level and volatility of interest rates and principal prepayments, the type of mortgage-backed securities held, and other changing market conditions.

      Interest rate hedging may fail to protect or could adversely affect New FBR because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability;

•	the amount of income that a REIT may earn from hedging transactions to offset interest rate losses is limited by federal tax provisions governing REITs;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs New FBR’s ability to sell or assign its side of the hedging transaction; and

•	the party owing money in the hedging transaction may default on its obligation to pay.

      New FBR’s hedging activity may adversely affect its earnings, which could adversely affect cash available for distribution to its shareholders.

      New FBR’s assets are likely to include mezzanine or senior loans that may have greater risks of loss than secured senior loans and if those losses are realized, it could adversely affect its earnings, which could adversely affect its cash available for distribution to its shareholders.

      New FBR will continue FBR Asset’s mezzanine and senior loan program, and New FBR expects its assets to include a significant amount of loans that involve a higher degree of risk than long-term senior secured loans. First, the loans may not be secured by mortgages or liens on assets. Even if secured, these loans may have higher loan-to-value ratios than a senior secured loan. Furthermore, New FBR’s right to payment and the security interest may be subordinated to the payment rights and security interests of the senior lender. Therefore, New FBR may be limited in its ability to enforce its rights to collect these loans and to recover any of the loan balance through a foreclosure of collateral.

      New FBR’s loans may have an interest only payment schedule, with the principal amount remaining outstanding and at risk until the maturity of the loan. In this case, a borrower’s ability to repay its loan may be dependent upon a liquidity event that will enable the repayment of the loan.

      In addition to the above, numerous other factors may affect a company’s ability to repay its loan, including the failure to meet its business plan, a downturn in its industry or negative economic conditions. A deterioration in a company’s financial condition and prospects may be accompanied by deterioration in the collateral for the loan. Losses in New FBR’s loans could adversely affect its earnings, which could adversely affect cash available for distribution to its shareholders.

      Loans that New FBR makes to highly leveraged companies may have a greater risk of loss which, in turn, could adversely affect cash available for distribution to its shareholders.

      Leverage may have material adverse consequences to the companies to which New FBR makes loans and to New FBR as an investor in these companies. These companies may be subject to restrictive financial and operating covenants. The leverage may impair these companies’ ability to finance their future operations and capital needs. As a result, these companies’ flexibility to respond to changing business and economic conditions and to business opportunities may be limited. A leveraged company’s income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used. As a result, leveraged companies have a greater risk of loss. Losses on New FBR loans could adversely affect its earnings, which could adversely affect cash available for distribution to its shareholders.

      New FBR’s due diligence may not reveal all of a portfolio company’s liabilities and may not reveal other weaknesses in a portfolio company’s business.

      Before making an investment in another business entity, New FBR will assess the strength and skills of the entity’s management and other factors that it believes will determine the success of the investment. In making the assessment and otherwise conducting customary due diligence, New FBR will rely on the resources available to it and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly-organized entities because there may be little or no information publicly available about the companies. Against this background, there can be no assurance that New FBR’s due diligence processes will uncover all relevant facts or that any investment will be successful.

      New FBR depends on management and has limited ability to influence management of portfolio companies.

      New FBR will not control the management, investment decisions or operations of the enterprises in which it invests. Management of those enterprises may decide to change the nature of their assets, or management may otherwise change in a manner that is not satisfactory to New FBR. New FBR will typically have no ability to affect these management decisions, and as noted below, may have only limited ability to dispose of these investments.

      New FBR may make investments that have limited liquidity, which may reduce the return on those investments to shareholders.

      The equity securities of a new entity in which New FBR invests are likely to be restricted as to resale and may otherwise be highly illiquid. New FBR expects that there will be restrictions on its ability to resell the securities of any private or newly-public company that it acquires for a period of at least one year after it acquires those securities. In addition, applicable REIT tax provisions may cause sales of certain assets to be disadvantageous. Thereafter, a public market sale may be subject to volume limitations or dependent upon securing a registration statement for a secondary offering of the securities.

      The securities of newly-public entities may trade less frequently and in smaller volume than securities of companies that are more widely held and have more established trading patterns. Thus, sales of these securities may cause their values to fluctuate more sharply. Furthermore, because New FBR will be the corporate parent of FBR & Co., New FBR’s ability to invest in companies may be constrained by applicable securities laws and the rules of the National Association of Securities Dealers, Inc. This is because FBR & Co. is a registered broker-dealer and its investment and trading activities are regulated by the SEC and NASD. For example, the NASD’s rules may limit New FBR’s ability to invest in the securities of companies whose securities are underwritten by FBR & Co.

      The short- and medium-term loans New FBR will make will be based, in part, upon New FBR’s knowledge of the borrower and its industry. In addition, New FBR does not yet nor may it ever have a significant enough portfolio of loans to easily sell them to a third party. As a result, these loans are and may continue to be highly illiquid.

      Prices of the equity securities of new entities in which New FBR invests may be volatile.

      Prices of the equity securities of new entities in which New FBR invests may be volatile. It may make investments that are significant relative to the portfolio company’s overall capitalization, and resales of significant amounts of these securities might adversely affect the market and the sales price for the securities.

      Disposition value of investments is dependent upon general and specific market conditions which could result in a decline of the value of the investments.

      Even if New FBR makes an appropriate investment decision based on the intrinsic value of an enterprise, there is no assurance that the trading market value of the investment will not decline, perhaps materially, as a result of general market conditions. For example, an increase in interest rates, a general decline in the stock markets, or other market conditions adverse to companies of the type in which New FBR invests could result in a decline in the value of its investments.

      The market for investment opportunities is competitive, which could make it difficult for New FBR to purchase or originate investments at attractive yields, which could have an adverse effect on cash available for distribution to its shareholders.

      New FBR will gain access to good investment opportunities only to the extent that they become known to it. Gaining access to good investment opportunities is a highly competitive business. New FBR will compete with other companies that have greater capital, more long-standing relationships, broader product offerings and other advantages. Competitors include, but are not limited to, business development companies, small business investment companies, commercial lenders and mezzanine funds and other broker-dealers. Increased competition would make it more difficult for New FBR to purchase or originate investments at attractive yields, which could have an adverse effect on cash available for distribution to its shareholders.

      New FBR may incur losses as a result of our technology sector investment activities, which could negatively affect the market price of its common stock and its ability to distribute dividends.

      FBR Group’s technology sector investments are made through funds which FBR Group manages and funds which a third party acts as a manager. These funds may invest in technology companies in the early stages of their development. New FBR’s business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in early stages of development, particularly companies in new and rapidly evolving markets. Moreover, these funds may invest in privately held companies as to which little public information is available. Accordingly, New FBR depends on these fund managers to obtain adequate information to evaluate the potential returns from investing in these companies. Fund managers may or may not be successful in this task. Also, these companies frequently have less diverse product lines and smaller market presence than large competitors. They are thus generally more vulnerable to economic downturns and may experience substantial variations in operating results.

      Moreover, many of these technology sector portfolio companies will require additional equity funding to satisfy their continuing working capital requirements. Because of the circumstances of those companies or market conditions, it is possible that one or more of these portfolio companies will not be able to raise additional financing or may be able to do so only at a price or on terms that are unfavorable to them. Adverse returns with respect to these technology sector investment activities could adversely affect New FBR’s operating results, which could negatively affect the market price of its common stock and its ability to distribute dividends.

     Tax Risks Related to New FBR

      Ownership limitation may restrict change of control or business combination opportunities in which shareholders of New FBR might receive a premium for their shares.

      In order for New FBR to qualify as a REIT, no more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. “Individuals” include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. In order to preserve New FBR’s REIT status, its amended and restated articles of incorporation generally prohibits any shareholder from directly or indirectly owning more than 9.9% of any class or series of New FBR’s outstanding common stock or preferred stock.

      The ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of New FBR’s common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests. See “Description of New FBR Capital Stock” and “Real Estate Investment Trust Status of New FBR — Requirements for Qualification as a REIT.”

      U.S. federal income tax requirements may restrict New FBR’s operations, which could restrict New FBR’s ability to take advantage of attractive investment opportunities, which could negatively affect the cash available for distribution to its shareholders.

      FBR Asset believes it has operated and, following the merger, New FBR intends to continue to operate in a manner that is intended to cause it to qualify as a REIT for U.S. federal income tax purposes. However, the U.S. federal income tax laws governing REITs are extremely complex, and interpretations of the U.S. federal income tax laws governing qualification as a REIT are limited. Qualifying as a REIT will require New FBR to meet various tests regarding the nature of its assets and its income, the ownership of its outstanding stock, and the amount of its distributions on an ongoing basis. In some instances, compliance with these tests may not be completely within the control of New FBR. For example, some of New FBR’s investments will be in equity securities of other REITs, which generally are qualifying assets and produce qualifying income for purposes of the REIT qualification tests. The failure of the REITs in which New FBR invests to maintain their REIT status, however, could jeopardize New FBR’s REIT status. Accordingly, New FBR cannot be certain that it will be successful in operating so as to qualify as a REIT.

      At any time, new laws, interpretations, or court decisions may change the federal tax laws regarding, or the U.S. federal income tax consequences of, qualification as a REIT. In addition, compliance with the REIT qualification tests could restrict New FBR’s ability to take advantage of attractive investment opportunities in non-qualifying assets, which would negatively affect the cash available for distribution to its shareholders. For example, New FBR may be required to limit further its investment in non-REIT equity securities and mezzanine loans to the extent that such loans are not secured by real property.

      New FBR’s ownership of and relationship with its taxable REIT subsidiaries will be limited and a failure to comply with the limits would jeopardize New FBR’s REIT status and may result in the application of a 100% excise tax.

      A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries. A taxable REIT subsidiary will pay income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis.

      New FBR will inherit ownership of the taxable REIT subsidiaries of FBR Asset in the merger. In addition, each subsidiary of FBR Group in existence immediately prior to the effective time of the merger will become a taxable REIT subsidiary of New FBR as of the closing date of the merger. As a result, all of New FBR’s operating businesses, including those currently operated by FBR Group, will be conducted after the merger through taxable REIT subsidiaries. New FBR’s taxable REIT subsidiaries will pay corporate income tax on their taxable income, and their after-tax net income will be available for distribution to New FBR but is not required to be distributed to New FBR.

      FBR Group and FBR Asset believe that, as of the closing date of the merger, the aggregate value of the taxable REIT subsidiary stock and securities owned by New FBR will be significantly less than 20% of the value of New FBR’s total assets (including the taxable REIT subsidiary stock and securities). Furthermore, New FBR will monitor at all times the value of its investments in its taxable REIT subsidiaries for the purpose of ensuring compliance with the rule that no more than 20% of the value of its assets may consist of taxable REIT subsidiary stock and securities (which is applied at the end of each calendar quarter). In addition, New FBR will scrutinize all of its transactions with its taxable REIT subsidiaries for the purpose of ensuring that they are entered into on arm’s-length terms in order to avoid incurring the 100% excise tax described above. There can be no complete assurance, however, that New FBR will be able to comply with the 20% limitation on ownership of taxable REIT subsidiary stock and securities on an ongoing basis so as to maintain REIT status or to avoid application of the 100% excise tax imposed on certain non-arm’s-length transactions.

      Failure to make required distributions would subject New FBR to tax, which would reduce the cash available for distribution to its shareholders.

      In order to qualify as a REIT, an entity must distribute to its shareholders, each calendar year, at least 90% of its taxable income, other than any net capital gain and excluding any retained earnings of taxable REIT subsidiaries. To the extent that a REIT satisfies the 90% distribution requirement, but distributes less than 100% of its taxable income, it will be subject to federal corporate income tax on its undistributed income. In addition, the REIT will incur a 4% nondeductible excise tax on the amount, if any, by which its distributions in any calendar year are less than the sum of:

•	85% of its ordinary income for that year,

•	95% of its capital gain net income for that year, and

•	100% of its undistributed taxable income from prior years.

      FBR Asset has paid out, and New FBR intends to continue to pay out, its REIT taxable income to its shareholders in a manner intended to satisfy the 90% distribution requirement and to avoid both corporate income tax and the 4% excise tax. See “Real Estate Investment Trust Status of New FBR — Requirements for Qualification as a REIT — Distribution Requirements.” There, however, is no requirement that taxable

REIT subsidiaries distribute their after-tax net income to their parent REIT or its shareholders and New FBR’s taxable REIT subsidiaries may elect not to make any distributions to New FBR.

      New FBR’s taxable income may substantially exceed its net income as determined based on generally accepted accounting principles because, for example, capital losses will be deducted in determining its GAAP income, but may not be deductible in computing its taxable income. In addition, New FBR may invest in assets that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets, referred to as phantom income. Although some types of phantom income are excluded in determining the 90% distribution requirement, New FBR will incur corporate income tax and the 4% excise tax with respect to any phantom income items if it does not distribute those items on an annual basis. See “Real Estate Investment Trust Status of New FBR — Requirements for Qualification as a REIT — Distribution Requirements.” As a result of the foregoing, New FBR may generate less cashflow than taxable income in a particular year. In that event, New FBR may be required to use cash reserves, incur debt, or liquidate non-cash assets at rates or times that it regards as unfavorable in order to satisfy the distribution requirement and to avoid corporate income tax and the 4% excise tax in that year.

      Failure to qualify as a REIT would subject New FBR to U.S. federal income tax, which would reduce the cash available for distribution to its shareholders.

      If New FBR fails to qualify as a REIT in any calendar year, it would be required to pay U.S. federal income tax on its taxable income. New FBR might need to borrow money or sell assets in order to pay that tax. Its payment of income tax would decrease the amount of its income available for distribution to its shareholders. Furthermore, if New FBR ceases to be a REIT, it no longer would be required to distribute substantially all of its taxable income to its shareholders. Unless its failure to qualify as a REIT were excused under federal tax laws, New FBR could not re-elect REIT status until the fifth calendar year following the year in which it failed to qualify. In addition, FBR Asset’s failure to qualify as a REIT in any taxable year prior to or ending on completion of the merger could jeopardize New FBR’s REIT status after the merger and/or cause it to be subject to U.S. federal income tax.

      Failure of New FBR to distribute the earnings and profits of FBR Group would cause New FBR to fail to qualify as a REIT.

      At the end of any taxable year, a REIT may not have any accumulated earnings and profits, described generally for U.S. federal income tax purposes as cumulative undistributed net income, attributable to an ordinary non-REIT corporation. In connection with the merger, New FBR will succeed to the accumulated earnings and profits of FBR Group, which is an ordinary non-REIT corporation. PricewaterhouseCoopers LLP is preparing, and will provide prior to the date of the mergers, a computation of FBR Group’s accumulated earnings and profits as of December 31, 2002, and a projection, based on certain assumptions, of FBR Group’s earnings and profits for the period from January 1, 2003 through the date of the merger. Based on this report, New FBR will make a corresponding special one-time cash distribution to its shareholders on or before December 31, 2003, in an amount that is intended to equal or exceed the accumulated earnings and profits that it will inherit from FBR Group. However, the determination of accumulated earnings and profits for U.S. federal income tax purposes is extremely complex and the computations of PricewaterhouseCoopers are not binding on the Internal Revenue Service. If the Internal Revenue Service were successfully to assert that FBR Group’s accumulated earnings and profits were greater than New FBR’s special distribution, New FBR possibly could fail to qualify as a REIT. Alternatively, New FBR could avoid losing its REIT status by paying a deficiency dividend to eliminate any remaining accumulated earnings and profits of FBR Group. There can be no complete assurance, however, that the Internal Revenue Service would not assert loss of REIT status as the penalty for failing to distribute the accumulated earnings and profits of FBR Group by the end of 2003.

      A sale of assets acquired from FBR Group within ten years after the merger would result in corporate income tax, which would reduce the cash available for distribution to its shareholders.

      If New FBR sells stock or securities of a taxable REIT subsidiary or any other asset that it acquires from FBR Group within ten years after the merger and recognizes a taxable gain on the sale, New FBR will be taxed at the highest corporate rate on an amount equal to the lesser of:

•	the amount of gain that New FBR recognizes at the time of the sale; or

•	the amount of gain that New FBR would have recognized if it had sold the asset at the time of the merger for its then fair market value.

      This rule potentially could inhibit New FBR from selling taxable REIT subsidiary stock or securities or other assets acquired from FBR Group within ten years after the merger.

      Adverse legislative or regulatory tax changes may affect the tax treatment of New FBR or its shareholders.

      At any time, the federal income tax laws governing REITs or the administrative interpretations of those laws may be amended. Any of those new laws or interpretations thereof may take effect retroactively and could adversely affect New FBR or you, as a shareholder. On January 7, 2003, the Bush Administration released a proposal that would exclude corporate dividends from an individual’s taxable income, to the extent that corporate income tax has been paid on the earnings from which the dividends are paid. REIT dividends would not be exempt from income tax in the hands of an individual shareholder because REITs’ income generally is not subject to corporate-level tax. This proposal could cause stock in non-REIT corporations to be a more attractive investment to individual investors than stock in REITs. There can be no assurance regarding the form in which this proposal ultimately will be enacted or whether it will in fact be enacted.

      In addition to the other information included or incorporated by reference in this joint proxy statement/prospectus (including the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements”), FBR Group shareholders and FBR Asset shareholders should consider carefully the matters described below in determining whether to vote in favor of the approval of the merger agreement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      This joint proxy statement/prospectus contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be made directly in this joint proxy statement/prospectus by reference to other documents filed with the SEC by FBR Group, FBR Asset and New FBR, and they also may be made a part of this joint proxy statement/prospectus by reference to other documents filed with the SEC by FBR Group and FBR Asset, which is known as “incorporation by reference.” These statements may include statements regarding the period following the completion of the merger and the transactions contemplated by the merger agreement.

      Some of the forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of those words or other comparable terminology. Statements concerning projections, future performance, developments, events, market forecasts, revenues, expenses, earnings, run rates and any other guidance on present or future periods constitute forward-looking statements. These forward-looking statements are subject to a number of factors, risks, and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, the overall environment for interest rates, repayment speeds within the mortgage-backed securities market, risk associated with equity investments, the demand for public offerings, activity in the secondary securities market, the high degree of risk associated with technology and other venture capital investments, competition for business and personnel, and general economic, political, and market conditions. In addition to the risks related to the businesses of FBR Group and FBR Asset, the factors related to the merger and New FBR discussed under “Risk Factors Related to the Merger and New FBR,” among others, could cause actual results to differ materially from those described in the forward-looking statements. Shareholders are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this joint proxy statement/prospectus or as of the date of any document incorporated by reference in this joint proxy statement/prospectus, as applicable. None of FBR Group, FBR Asset or New FBR is under any obligation, and each expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

      For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the annual reports on Form 10-K and the quarterly reports on Form 10-Q that FBR Group and FBR Asset have filed with the SEC.

      All forward-looking statements in this joint proxy statement/ prospectus attributable to FBR Group, FBR Asset and New FBR or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

      New FBR acknowledges that the safe harbor provisions of the Private Securities Litigation Reform Act do not apply to the disclosures set forth herein with respect to New FBR.

RECENT DEVELOPMENTS

      After the close of the market on December 6, 2002, FBR Asset sold an aggregate of 1,100,000 newly issued shares of FBR Asset common stock directly to Legg Mason Opportunity Trust and Legg Mason Capital Management, as advisor to and on behalf of its clients, from FBR Asset’s shelf registration statement at a price of $33.65 per share. In the transaction, Legg Mason Opportunity Trust purchased 1,000,000 shares of FBR Asset common stock and Legg Mason Capital Management purchased 100,000 shares of FBR Asset common stock. After deducting estimated offering expenses, the net proceeds from the transaction to FBR Asset were approximately $37 million.

      On December 10, 2002, FBR Asset declared a quarterly dividend of $1.25 per share of FBR Asset common stock payable on February 3, 2003 to FBR Asset shareholders of record as of December 27, 2002. In addition, on December 10, 2002, FBR Asset declared a special dividend of $0.30 per share payable on January 31, 2003 to FBR Asset shareholders of record as of December 27, 2002.

THE FBR GROUP SPECIAL MEETING

      We are furnishing this joint proxy statement/prospectus to FBR Group shareholders as part of the solicitation of proxies by the FBR Group board of directors for use at the FBR Group special meeting.

Date, Time and Place

      FBR Group will hold the FBR Group special meeting on [●],[●] [●], 2003, at [●] a.m., local time, at [●].

Purpose of the FBR Group Special Meeting

      At the FBR Group special meeting, we are asking holders of record of FBR Group common stock to consider and vote on a proposal to approve the merger agreement by and among FBR Group, FBR Asset and Forest Merger Corporation, which we refer to as New FBR, and the transactions contemplated by the merger agreement, and to act upon such other matters as may properly come before the FBR Group special meeting or any adjournment or postponement thereof. See “The Merger” and “Description of the Transaction Agreements — The Merger Agreement.”

      The FBR Group board of directors, upon the unanimous recommendation of a special committee consisting entirely of independent directors formed to consider the transaction, after due consideration, unanimously:

•	determined that the merger and the other transactions contemplated by the merger agreement are advisable and fair to and in the best interests of FBR Group and its shareholders,

•	approved the merger and approved and adopted the merger agreement and the transactions contemplated by the merger agreement,

•	directed that the merger agreement and the transactions contemplated by the merger agreement be submitted to a vote at a meeting of FBR Group shareholders, and

•	recommended that the FBR Group shareholders approve the merger agreement and the transactions contemplated by the merger agreement.

      The FBR Group board of directors unanimously recommends that FBR Group shareholders vote FOR approval of the merger agreement.

      Certain directors and officers of FBR Group will receive financial and other benefits in connection with the merger. For a discussion of the interests of certain persons in the merger, see “The Merger — Interests of Certain Persons in the Merger.”

FBR Group Record Date; Shares Entitled to Vote; Quorum

      Only holders of record of FBR Group common stock at the close of business on February 13, 2003, the FBR Group record date, are entitled to notice of and to vote at the FBR Group special meeting. On the FBR Group record date, approximately [●] shares of FBR Group Class A common stock were issued and outstanding and held by approximately [●] holders of record, and [●] shares of FBR Group Class B common stock were issued and outstanding and held by [●] holders of record. A quorum will be present at the FBR Group special meeting if a majority of the votes entitled to be cast are present, in person or by proxy. If a quorum is not present at the FBR Group special meeting, we expect that the FBR Group special meeting will be adjourned to solicit additional proxies. Holders of record of FBR Group Class A common stock on the FBR Group record date are entitled to one vote per share and holders of record of FBR Group Class B common stock on the FBR Group record date are entitled to three votes per share at the FBR Group special meeting on the proposal to approve the merger agreement.

Vote Required

      The approval of the merger agreement by FBR Group shareholders requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares entitled to vote at the FBR Group special meeting as of the FBR Group record date, either in person or by proxy, voting as a single class.

Voting by FBR Group Directors and Executive Officers

      At the close of business on the FBR Group record date, FBR Group directors and executive officers, including Messrs. Friedman and Billings, owned and were entitled to vote [●] shares of FBR Group Class A common stock and [●] shares of FBR Group Class B common stock, representing, in the aggregate, [●]% of the outstanding voting power of FBR Group common stock on that date. Each FBR Group director and executive officer has indicated his or her present intention to vote, or cause to be voted, the FBR Group common stock owned by him or her for the approval of the merger agreement.

      Emanuel J. Friedman, the Chairman and Co-Chief Executive Officer of FBR Group, and Eric F. Billings, the Vice Chairman and Co-Chief Executive Officer of FBR Group, together, beneficially own [1,250,000] shares of FBR Group Class A common stock and [17,636,240] shares of FBR Group Class B common stock, representing approximately [53]% of the total voting power of the company. Each of Messrs. Friedman and Billings has agreed to vote his shares of FBR Group common stock in favor of the approval of the merger agreement as long as the merger agreement is in effect, which is sufficient to ensure approval of the merger agreement and the transactions contemplated by the merger agreement by FBR Group shareholders.

Voting of Proxies

      All shares represented by properly executed proxies received in time for the FBR Group special meeting will be voted at the FBR Group special meeting in the manner specified by the shareholders giving those proxies. Properly executed proxies that do not contain voting instructions will be voted for the approval of the merger agreement.

      FBR Group common stock represented at the FBR Group special meeting but not voting, including FBR Group common stock for which proxies have been received but for which holders of shares have abstained, will be treated as present at the FBR Group special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

      Only shares affirmatively voted for the approval of the merger agreement, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for the approval of the merger agreement. An abstention or failure to vote will have the same effect as a vote against the approval of the merger agreement. Also, under New York Stock Exchange rules, brokers that hold shares of FBR Group common stock in street name for customers that are the beneficial owners of those shares may not give a proxy to vote those shares without specific instructions from those customers. If an FBR Group shareholder owns shares through a broker and attends the FBR Group special meeting, the shareholder should bring a letter from that shareholder’s broker identifying that shareholder as the beneficial owner of the shares and acknowledging that you will vote your shares.

      The individuals named as proxies by an FBR Group shareholder may vote for one or more adjournments of the FBR Group special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to approve the merger agreement will be voted in favor of any adjournment.

      FBR Group does not expect that any matter other than the proposal to approve the merger agreement will be brought before the FBR Group special meeting. If, however, other matters are properly presented at the FBR Group special meeting, the individuals named as proxies will vote in accordance with the recommendation of the FBR Group board of directors.

Revocability of Proxies

      Submitting a proxy on the enclosed form does not preclude an FBR Group shareholder from voting in person at the FBR Group special meeting. An FBR Group shareholder may revoke a proxy at any time before it is voted by filing with FBR Group a duly executed revocation of proxy, by submitting a duly executed proxy to FBR Group with a later date or by appearing at the FBR Group special meeting and voting in person. FBR Group shareholders may revoke a proxy by any of these methods, regardless of the method used to deliver a shareholder’s previous proxy. Attendance at the FBR Group special meeting without voting will not itself revoke a proxy.

Solicitation of Proxies

      FBR Group and FBR Asset will share equally the expenses incurred in connection with the printing and mailing of this joint proxy statement/prospectus. In addition to solicitation by mail, the directors, officers and employees of FBR Group and its subsidiaries, who will not be specially compensated, may solicit proxies from FBR Group shareholders by telephone, facsimile, telegram or other electronic means or in person. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held of record by these persons, and FBR Group will reimburse them for their reasonable out-of-pocket expenses.

      FBR Group will mail a copy of this joint proxy statement/ prospectus to each holder of record of FBR Group common stock on the FBR Group record date.

      You should not send in any FBR Group share certificates with your proxy card. A letter of transmittal with instructions for the surrender of your FBR Group share certificates will be mailed to you as soon as practicable after completion of the merger.

      FBR Group has retained [●] to assist in the solicitation of proxies from banks, brokerage firms, nominees, institutional holders and individual investors for a fee of $[●] plus reimbursement for expenses.

THE FBR ASSET SPECIAL MEETING

      We are furnishing this joint proxy statement/prospectus to FBR Asset shareholders as part of the solicitation of proxies by the FBR Asset board of directors for use at the FBR Asset special meeting.

Date, Time and Place

      FBR Asset will hold its special meeting on [●],[●] [●], 2003, at [●] p.m., local time, at [●].

Purpose of the FBR Asset Special Meeting

      At the FBR Asset special meeting, we are asking holders of record of FBR Asset common stock to consider and vote on a proposal to approve the merger agreement by and among FBR Asset, FBR Group and Forest Merger Corporation, which we refer to as New FBR, and the transactions contemplated by the merger agreement, and to act upon such other matters as may properly come before the FBR Asset special meeting or any adjournment or postponement thereof. See “The Merger” and “Description of the Transaction Agreements — The Merger Agreement.”

      The FBR Asset board of directors, upon the unanimous recommendation of a special committee consisting entirely of independent directors unaffiliated with FBR Group formed to consider the transaction, after due consideration:

•	determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable and fair to and in the best interests of FBR Asset and FBR Asset shareholders unaffiliated with FBR Group,

•	approved the merger and approved and adopted the merger agreement and the transactions contemplated by the merger agreement,

•	directed that the merger agreement and the transactions contemplated by the merger agreement be submitted to a vote at a meeting of FBR Asset shareholders, and

•	recommended that FBR Asset shareholders approve the merger agreement.

      Based on the unanimous recommendation of the special committee, the FBR Asset board of directors recommends that FBR Asset shareholders vote FOR the approval of the merger agreement.

      Certain directors and officers of FBR Asset will receive financial and other benefits in connection with the merger. For a discussion of the interests of certain persons in the merger, see “The Merger — Interests of Certain Persons in the Merger.”

FBR Asset Record Date; Shares Entitled to Vote; Quorum

      Only holders of record of FBR Asset common stock at the close of business on February 13, 2003, the FBR Asset record date, are entitled to notice of and to vote at the FBR Asset special meeting. On the FBR Asset record date, approximately [●] shares of FBR Asset common stock were issued and outstanding and held by approximately [●] holders of record. A quorum will be present at the FBR Asset special meeting if shareholders entitled to cast a majority of the votes entitled to be cast at the meeting are present, in person or by proxy. If a quorum is not present at the FBR Asset special meeting, we expect that the FBR Asset special meeting will be adjourned to solicit additional proxies. Holders of record of FBR Asset common stock on the FBR Asset record date are entitled to one vote per share at the FBR Asset special meeting on the proposal to approve the merger agreement.

Vote Required

      The approval of the merger agreement by FBR Asset shareholders requires the affirmative vote of the holders of more than two-thirds of the shares outstanding and entitled to vote at the FBR Asset special meeting as of the FBR Asset record date, either in person or by proxy.

Voting by FBR Asset Directors and Executive Officers

      At the close of business on the FBR Asset record date, FBR Asset directors and executive officers owned and were entitled to vote [●]% of the FBR Asset common stock outstanding on that date. Each FBR Asset director and executive officer has indicated his or her present intention to vote, or cause to be voted, the FBR Asset common stock owned by him or her for the approval of the merger agreement.

Voting by FBR Group

      At the close of business on the FBR Asset record date, FBR Group beneficially owned and was entitled to vote approximately [10]% of the FBR Asset common stock outstanding on that date. In the merger agreement, FBR Group has agreed to vote the FBR Asset common stock beneficially owned by it for the approval of the merger agreement, unless the merger agreement is terminated prior to the FBR Asset special meeting.

Voting of Proxies

      All shares represented by properly executed proxies received in time for the FBR Asset special meeting will be voted at the FBR Asset special meeting in the manner specified by the shareholders giving those proxies. Properly executed proxies that do not contain voting instructions will be voted for the approval of the merger agreement.

      FBR Asset common stock represented at the FBR Asset special meeting but not voting, including FBR Asset common stock for which proxies have been received but for which holders of shares have abstained, will be treated as present at the FBR Asset special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

      Only shares affirmatively voted for the approval of the merger agreement, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for the approval of the merger agreement. An abstention or failure to vote will have the same effect as a vote against the approval of the merger agreement. Also, under New York Stock Exchange rules, brokers that hold FBR Asset common stock in street name for customers that are the beneficial owners of those shares may not give a proxy to vote those shares without specific instructions from those customers. If an FBR Asset shareholder owns shares through a broker and attends the FBR Asset special meeting, the shareholder should bring a letter from that shareholder’s broker identifying that shareholder as the beneficial owner of the shares and acknowledging that you will vote your shares.

      The individuals named as proxies by an FBR Asset shareholder may vote for one or more adjournments of the FBR Asset special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to approve the merger agreement will be voted in favor of any adjournment.

      FBR Asset does not expect that any matter other than the proposal to approve the merger agreement will be brought before the FBR Asset special meeting. If, however, other matters are properly presented at the FBR Asset special meeting, the individuals named as proxies will vote in accordance with the recommendation of the FBR Asset board of directors.

Revocability of Proxies

      Submitting a proxy on the enclosed form does not preclude an FBR Asset shareholder from voting in person at the FBR Asset special meeting. An FBR Asset shareholder may revoke a proxy at any time before it is voted by filing with FBR Asset a duly executed revocation of proxy, by submitting a duly executed proxy to FBR Asset with a later date or by appearing at the FBR Asset special meeting and voting in person. FBR Asset shareholders may revoke a proxy by any of these methods, regardless of the method used to deliver a shareholder’s previous proxy. Attendance at the FBR Asset special meeting without voting will not itself revoke a proxy.

Solicitation of Proxies

      FBR Group and FBR Asset will share equally the expenses incurred in connection with the printing and mailing of this joint proxy statement/prospectus. In addition to solicitation by mail, the directors, officers and employees of FBR Asset and its subsidiaries, who will not be specially compensated, may solicit proxies from FBR Asset shareholders by telephone, facsimile, telegram or other electronic means or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held of record by these persons, and FBR Asset will reimburse them for their reasonable out-of-pocket expenses.

      FBR Asset will mail a copy of this joint proxy statement/ prospectus to each holder of record of FBR Asset common stock on the FBR Asset record date.

      You should not send in any FBR Asset share certificates with your proxy card. A letter of transmittal with instructions for the surrender of your FBR Asset share certificates will be mailed to you as soon as practicable after completion of the merger.

      FBR Asset has retained [●] to assist in the solicitation of proxies from banks, brokerage firms, nominees, institutional holders and individual investors for a fee of $[●] plus reimbursement for expenses.

NEW FBR’S BUSINESS

      Upon completion of the merger, FBR Group and FBR Asset will be merged with and into New FBR, and the business of New FBR will be the continuation of the businesses of both FBR Group and FBR Asset before the merger.

      FBR Group’s operating businesses are comprised of investment banking, institutional brokerage, specialized asset management, and private client services. FBR Group focuses capital and financial expertise primarily in six industry sectors: financial services, real estate, technology, energy, healthcare and diversified industries. In its investment banking business, FBR Group ranked first among major underwriters for the one- and five-year periods ended December 31, 2002, as measured by the aftermarket performance of the public underwritten transactions that were lead-managed by FBR & Co., its broker-dealer subsidiary (rankings for lead managers of 10 transactions for the one-year period and 25 transactions for the five-year period, across all industries and all market capitalizations, excluding closed-end funds, according to CommScan Equidesk). For 2002, FBR & Co. ranked eighth (as measured by the dollar volume raised) as a lead manager of equity underwritings (excluding closed-end funds) across all industries for issuers with market capitalizations below $1 billion, and 12th for all issuers regardless of market capitalization (20 lead-managed underwritings raising $1.9 billion) according to CommScan Equidesk.

      FBR Group also engages in principal investing. This business includes investments in alternative investment vehicles managed by FBR Group subsidiaries (including hedge, private equity and venture capital funds), direct investments in equity and fixed income securities and in investment funds that are managed by others, and an investment in FBR Asset.

      FBR Asset invests in investment grade residential mortgage-backed securities guaranteed by Fannie Mae, Freddie Mac and Ginnie Mae, and makes opportunistic investments in debt and equity securities of companies engaged in real estate-related and other businesses. FBR Asset is currently externally managed by Friedman, Billings, Ramsey Investment Management, Inc., a subsidiary of FBR Group. FBR Asset is structured as a REIT for U.S. federal income tax purposes.

      See “Risk Factors Related to the Merger and New FBR” for a discussion of the various risk factors relating to the businesses of FBR Group and FBR Asset.

      New FBR will succeed to FBR Asset’s REIT election for U.S. federal income tax purposes. New FBR’s REIT-eligible assets and activities will be held and performed in REIT format, while New FBR’s assets and activities that are not REIT-eligible, such as FBR Group’s former operating businesses, will be held and performed in taxable REIT subsidiaries of New FBR. Any profits attributable to the businesses of such taxable REIT subsidiaries will be fully subject to corporate income tax, and after-tax net income of these subsidiaries may be retained by the subsidiary or distributed up to New FBR. Any such distribution to New FBR will be subject to REIT rules requiring the payment of dividends to shareholders. New FBR will be self-managed, as compared to FBR Asset, which is externally managed by a subsidiary of FBR Group pursuant to a management agreement. See “Description of the Transaction Agreements — Description of Governance Arrangements Following the Transaction.”

      Upon completion of the transaction, New FBR is expected to have an equity capital base in excess of $1 billion dollars, total assets in excess of $6 billion and more than 460 employees in 16 offices across North America and overseas. New FBR’s capital base is expected to help create new business flexibility and earnings stability, and provide opportunities for growth within the investment and merchant banking businesses. In addition, the structure of New FBR is expected to provide the company with a diversified income stream and its shareholders with dividend income in a tax efficient manner.

      For more information on FBR Group, FBR Asset and New FBR, see “Where You Can Find More Information,” and the documents that are incorporated herein by reference.

LIQUIDITY AND CAPITAL RESOURCES OF FBR GROUP, FBR ASSET AND NEW FBR

      Historically, FBR Group has satisfied its liquidity and regulatory capital needs through three primary sources: (1) internally generated funds; (2) equity capital contributions; and (3) credit provided by banks, clearing brokers, and affiliates of its principal clearing broker. FBR Group has used, and may continue to use temporary subordinated loans in connection with regulatory capital requirements to support its underwriting activities.

      FBR Asset’s primary sources of funds for liquidity consist of borrowings under repurchase agreements, principal and interest payments on mortgage-backed securities, dividends on equity securities, and proceeds from sales of those securities. Other potential sources of liquidity for FBR Asset include existing cash balances, borrowing capacity through margin accounts, and future issuances of common stock, preferred stock or debt.

      FBR Group and FBR Asset believe that New FBR’s anticipated level of equity capital, including funds generated from operations and borrowing capacity through margin accounts and under collateralized repurchase agreements, will be adequate to meet New FBR’s liquidity and regulatory capital requirements and investment objectives.

      New FBR may, however, seek debt or equity financings, in public or private transactions, or otherwise re-deploy assets, to provide capital for corporate purposes and/or strategic business opportunities, including possible acquisitions, joint ventures, alliances or other business arrangements which could require substantial capital outlays.

      There can be no assurance that New FBR will be able to generate sufficient funds from future operations, or raise sufficient debt or equity on acceptable terms, to take advantage of investment opportunities that become available. Should New FBR’s needs ever exceed these sources of liquidity, management believes FBR Asset’s mortgage-backed and equity securities could be sold, in most circumstances, to provide cash. However, in such circumstances there can be no assurance that such sales will be on favorable terms.

      New FBR’s policy will be to evaluate strategic business opportunities, including acquisitions and divestitures, as they arise, and to review New FBR’s capital needs and sources, the cost of capital and return on equity, and seek strategies to provide favorable returns on capital, consistent with the tax rules applicable to New FBR as a REIT, as described under “Real Estate Investment Trust Status of New FBR.”

      For further information regarding the liquidity and capital resources of FBR Group and FBR Asset, see Where You Can Find More Information,” and the discussions of liquidity and capital resources contained in FBR Group’s and FBR Asset’s Forms 10-K and 10-Q that are incorporated herein by reference. For a discussion of New FBR’s anticipated dividend policy see “The Merger — Dividends.”

Share Repurchases

      In 1998, FBR Group’s board of directors authorized a share repurchase program of up to 2,500,000 shares of FBR Group Class A common stock. Since the announcement of this share repurchase program, FBR Group has repurchased 1,468,027 shares as of September 30, 2002, leaving 1,031,973 additional shares authorized for repurchase. Of the total shares repurchased, 850,217 have been reissued to employees pursuant to FBR Group’s Employee Stock Purchase Plan. Under the merger agreement, FBR Group is permitted to, and may, repurchase shares of FBR Group common stock in the ordinary course of business consistent with past practice. FBR Group will be restricted from purchasing shares of FBR Group common stock during the period from the date of mailing of this joint proxy statement/prospectus through the date of the special meetings under the SEC’s Regulation M.

      In July, 2002, FBR Asset’s board of directors increased FBR Asset’s existing authority to repurchase shares of FBR Asset common stock to cover 3,000,000 shares. FBR Asset has not repurchased any shares of its own common stock since such time, leaving 3,000,000 shares authorized for repurchase. Under the merger agreement, FBR Asset is permitted to, and may, repurchase shares of FBR Asset common stock in the ordinary course of business consistent with past practice.

      As discussed under “The Merger — Existing Repurchase Authorization,” it is currently contemplated that New FBR will initiate a similar stock repurchase authorization following the merger.

      On November 15, 2002, FBR Group and several affiliated parties filed a Schedule 13D with the SEC disclosing that such parties beneficially owned 2,844,700 shares of FBR Asset common stock, representing approximately 11.35% of the outstanding shares of FBR Asset common stock, and that FBR Group may, from time to time, purchase additional shares of FBR Asset common stock on the open market, in block trades or otherwise, subject to compliance with legal requirements and provisions of FBR Asset’s articles of incorporation. Under the merger agreement, prior to completion of the merger, FBR Group may purchase additional shares of FBR Asset common stock from time to time, subject to compliance with applicable legal requirements. Purchases of shares of FBR Asset common stock by FBR Group are not restricted under the SEC’s Regulation M and accordingly FBR Group may depending upon market conditions and such other considerations which FBR Group may deem appropriate purchase additional shares of FBR Asset common stock between the date of the mailing of this joint proxy statement/ prospectus and the special meetings.

THE MERGER

      The discussion in this joint proxy statement/ prospectus of the merger and the principal terms of the merger agreement is subject to, and is qualified in its entirety by reference to, the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/ prospectus and is incorporated by reference in this joint proxy statement/ prospectus.

General Description of the Merger

      Pursuant to the merger agreement, FBR Asset will merge with and into New FBR and, immediately following that merger, FBR Group will merge with and into New FBR, with New FBR continuing as the surviving corporation to both mergers. In the merger, each outstanding share of FBR Group Class A common stock will be converted into the right to receive one share of New FBR Class A common stock, each outstanding share of FBR Group Class B common stock will be converted into the right to receive one share of New FBR Class B common stock, and each outstanding share of FBR Asset common stock will be converted into the right to receive 3.65 shares of New FBR Class A common stock.

      As a result of the merger, FBR Group and FBR Asset will cease to exist, and New FBR will survive the merger and own and operate the businesses currently owned and operated by FBR Group and FBR Asset. Former FBR Group shareholders will hold approximately [37]% of the economic interest and [55]% of the total voting power of New FBR, and former FBR Asset shareholders will hold approximately [63]% of the economic interest and [45]% of the total voting power of New FBR.

Background to the Merger

      FBR Group, through a wholly-owned subsidiary, has managed FBR Asset pursuant to a management agreement since FBR Asset’s formation in November 1997. Since that time, FBR Group has maintained a significant equity interest in FBR Asset, which represented approximately [10%] of FBR Asset’s outstanding stock as of [[●] [●], 2003]. In addition, Eric F. Billings, the Co-Chief Executive Officer and Vice Chairman of FBR Group, serves as the Chairman and Chief Executive Officer of FBR Asset, Emanuel J. Friedman, the Co-Chief Executive Officer and Chairman of FBR Group, serves as a director of FBR Asset, and the other executive officers of FBR Asset are either officers of or otherwise employed by FBR Group. The three remaining directors of FBR Asset, Peter A. Gallagher, Stephen D. Harlan and Russell C. Lindner, are independent directors of FBR Asset with no affiliation with FBR Group.

      In the course of their regular strategic planning, members of FBR Group management have periodically reviewed and considered FBR Group’s relationship with FBR Asset, and in early September 2002 they began to consider whether a combination of FBR Group and FBR Asset might be beneficial to both companies. At that time, members of FBR Group senior management informed Messrs. Gallagher, Harlan and Lindner that they were interested in exploring the possibility of such a transaction. The independent FBR Asset directors indicated that a mutually beneficial transaction might be possible and said that they would be willing, in their capacity as independent directors of FBR Asset, to consider a proposal if FBR Group decided to make one. In light of the significant equity interest of Messrs. Friedman and Billings in FBR Group, their being directors of both FBR Group and FBR Asset and the relationship between the companies, FBR Group and FBR Asset management considered that it would be prudent and appropriate for the boards of directors of both companies to form special committees excluding Messrs. Friedman and Billings to consider any proposal or transaction that might develop.

      On September 10, 2002, at a special meeting of the FBR Group board, FBR management advised the board that it was considering the possibility of such a transaction. The FBR Group board resolved to form a special committee of directors, consisting of Daniel J. Altobello and Wallace L. Timmeny, neither of whom is an officer of FBR Group, and delegate to such committee the authority to consider, evaluate and approve or reject any such proposal or transaction on behalf of FBR Group. The FBR Group special committee was formed to ensure that the exploration of a transaction would take into account the best interests of FBR Group and its shareholders, including the disinterested public shareholders of FBR Group, and that any transaction not in the best interests of the disinterested public shareholders of FBR Group would be rejected. In reaching its decision to create the special committee, the FBR Group board considered the fact that one of the directors being appointed thereto, Mr. Timmeny, is also a partner of a law firm that has provided legal services to FBR Group. However, the FBR Group board of directors determined that Mr. Timmeny qualifies as an “independent” director as defined by the New York Stock Exchange after considering, among other things, Mr. Timmeny’s personal character, professional credentials and reputation, the fact that his law firm compensation is not dependent on or determined by fees paid to the law firm by FBR Group, which fees in any event represented less than 1% of the law firm’s revenue, and the law firm’s policy that all of Mr. Timmeny’s remuneration from FBR Group be turned over to the law firm.

      At a regularly scheduled meeting on September 12, 2002, the FBR Asset board met and discussed with members of FBR Group and FBR Asset management the possibility of a combination with FBR Group. At the September 12th meeting, representatives from FBR Asset’s regular outside legal counsel, Hunton & Williams, made a presentation to the board about the fiduciary duties of directors of a Virginia corporation in general and in the context of a possible business combination transaction. Upon the advice of such outside counsel, the FBR Asset board formed a special committee of directors, consisting of Messrs. Gallagher, Harlan and Lindner, none of whom is an affiliate of FBR Group, to consider and negotiate the terms of such a transaction and evaluate the fairness of such a transaction to the holders of FBR Asset common stock other than FBR Group if FBR Group were to present a proposal.

      After the September 12, 2002 meeting of the FBR Asset board, the FBR Asset special committee met several times to discuss the hiring of legal and financial advisors in connection with its evaluation of a possible transaction. At a meeting of the FBR special committee held on September 13, 2002, the FBR Asset special committee elected Mr. Harlan to act as its chairman and engaged Hogan & Hartson L.L.P. as its legal advisor. Shortly thereafter, after interviewing several potential financial advisors, the FBR Asset special committee engaged Lehman Brothers Inc. as its financial advisor in connection with the possible transaction.

      At a meeting of the FBR Asset board held on September 23, 2002, the members of the FBR Asset special committee requested that the FBR Asset board consider, and the FBR Asset board adopted unanimously, resolutions proposed by the FBR Asset special committee to expand the authority of the FBR Asset special committee to specifically include, among other things, the ability to consider potential strategic alternatives to a possible transaction with FBR Group in the event that FBR Group were to make a proposal for a possible transaction.

      Management of FBR Group continued to contemplate the possibility of a transaction, and the board and special committee of FBR Group met separately and discussed the hiring of legal and financial advisors in connection with their evaluation of a possible transaction. The FBR Group board engaged Wachtell, Lipton, Rosen & Katz as FBR Group’s legal advisor and the FBR Group special committee, after considering several potential legal advisors, engaged Baker Botts L.L.P. as legal advisor to the special committee. The FBR Group special committee also engaged Goldman, Sachs & Co. (who had been working with FBR Group) as financial advisor to the FBR Group special committee in connection with the possible transaction, after considering the need for and interviewing an alternative financial advisory firm.

      Effective as of October 1, 2002, John T. Wall was elected to the FBR Group board to fill a pre-existing vacancy. Mr. Wall was also appointed to the FBR Group special committee.

      On October 7, 2002, following discussions in which FBR Group expressed its concerns about the risk to both companies of premature disclosure and its willingness to continue explorations on a confidential basis only, FBR Asset and FBR Group entered into a confidentiality agreement. In the succeeding weeks, the parties and their advisors conducted due diligence investigations, which included the exchange of documents as well as discussions with members of management. FBR Group’s and the FBR Asset special committee’s legal advisors also had general discussions as to how a transaction might be structured, taking into account tax considerations in particular.

      On October 21, 2002, the FBR Group special committee met to discuss the status of negotiations relating to a potential combination of FBR Group and FBR Asset. Goldman Sachs prepared and delivered a report to the members of the FBR Group special committee summarizing the potential transaction and the status of the parties’ due diligence reviews.

      On October 23 and October 29, 2002, members of FBR Group and FBR Asset management, including Messrs. Friedman and Billings and Richard J. Hendrix, the President and Chief Operating Officer of FBR Asset and Senior Managing Director of the FBR Group subsidiary that manages FBR Asset, had discussions with the FBR Asset special committee about the potential strategic and other benefits of a combination of FBR Group and FBR Asset. During these discussions, FBR Group management indicated that the potential transaction they were exploring was a stock-for-stock merger at roughly a market-price based exchange ratio but which would seek to preserve the fundamental investment characteristics of the FBR Asset stock including in terms of dividends, book value and earnings per share. It was noted that the then-current ratio of the trading prices of shares of FBR Asset common stock and FBR Group Class A common stock was approximately 3.1 shares of FBR Group Class A common stock to one share of FBR Asset common stock. In the course of these discussions, FBR Group management explained that all discussions were subject to the willingness of the FBR Group special committee to proceed, and noted that the founders and controlling shareholders of FBR Group, Messrs. Friedman and Billings, would only be willing to proceed if a transaction could be structured that retained the voting rights of their shares of FBR Group Class B common stock.

      On October 30, 2002, the FBR Asset special committee met to review the status of the discussions with FBR Group. As part of this review, the FBR Asset special committee also discussed with its advisors certain strategic alternatives available to FBR Asset in lieu of a possible transaction with FBR Group, including a strategic transaction with another mortgage REIT, liquidation, or maintaining its current structure as a stand alone, externally managed company. The FBR Asset special committee, after discussions with its financial advisors, formed the belief that the transaction with FBR Group would maximize shareholder value more than another strategic transaction. Lehman Brothers noted that in liquidation, after taking into account the expenses to be incurred and the likely market discount on the liquidation of its assets, FBR Asset shareholders would likely receive less than FBR Asset’s current book value. Maintaining FBR Asset’s current structure was, however, a viable and attractive alternative. Therefore, it was the view of the FBR Asset special committee, after receiving the advice of its financial and legal advisors, that a market exchange ratio would not be in the best interests of the FBR Asset shareholders not affiliated with FBR Group, and that any potential transaction with FBR Group would have to include a significant premium for FBR Asset shareholders in order to merit further exploration. On October 31, 2002, Mr. Harlan spoke with Messrs. Friedman and Billings and relayed to them the FBR Asset special committee’s view. During a discussion on the same day with the FBR Asset special committee, Mr. Friedman asked whether, assuming approval by the FBR Group special committee, the FBR Asset special committee would consider an exchange ratio in the range of 3.25 shares of FBR Group common stock for each share of FBR Asset common stock. Mr. Harlan, on behalf of the FBR Asset special committee, informed Mr. Friedman that the FBR Asset special committee would review such exchange ratio with its advisors.

      On November 1, 2002, the FBR Asset special committee met telephonically, together with their financial and legal advisors, to discuss the positive and negative factors of a 3.25 exchange ratio. The FBR Asset special committee met telephonically again on November 2, 2002 and unanimously agreed that a possible transaction with FBR Group at a 3.25 exchange ratio would not be in the best interests of the FBR Asset shareholders not affiliated with FBR Group. Mr. Harlan communicated this position to Messrs. Friedman and Billings on November 2, 2002 and informed them that the FBR Asset special committee believed that it was only worth continuing to explore a possible transaction if FBR Group would be able to offer an exchange ratio substantially higher than the range previously discussed. Mr. Harlan further stated that, in light of the parties’ different views as to the appropriate nature of the possible transaction, the FBR Asset special committee had instructed its advisors not to review the draft merger agreement delivered by FBR Group’s legal advisors on November 1, 2002 or to engage in any discussions or negotiations concerning a potential transaction.

      On November 4, 2002, Mr. Billings met with Mr. Harlan and discussed FBR Group’s views as to the value of each of FBR Group and FBR Asset and how an appropriate exchange ratio might be determined. Mr. Harlan advised Mr. Billings that he thought it might be useful for he and Mr. Friedman to present their analysis directly to the full FBR Asset special committee.

      On November 5, 2002, Messrs. Friedman and Billings, as well as other senior officers of FBR Group, met with the FBR Asset special committee and its legal and financial advisors. FBR Group’s legal advisors and Goldman Sachs were also present at the meeting in person or by telephone. At the meeting, Messrs. Friedman and Billings presented an analysis of the historical and projected earnings of each of FBR Group and FBR Asset, and the portions of a combined company’s pro forma earnings that each company would be likely to contribute. On the basis of this analysis, Messrs. Friedman and Billings concluded that in their view, an exchange ratio of 3.5 would be fair to both companies, reiterating that neither FBR Group’s board nor the FBR Group special committee had considered or approved a formal proposal at an exchange ratio of 3.5.

      After caucusing separately with its financial and legal advisors, the FBR Asset special committee informed Messrs. Friedman and Billings that they would not be able to recommend a transaction at that exchange ratio and that they believed the exchange ratio would have to be significantly higher, in part to reflect what was, in the opinion of the FBR Asset special committee, an acquisition by FBR Group’s controlling shareholders of significant voting power with respect to FBR Asset’s business. Mr. Harlan also indicated that, in addition to the exchange ratio, certain other key governance and management issues, particularly concerning board composition of the combined company and executive compensation, would have to be resolved before the FBR Asset special committee could recommend any potential transaction. Messrs. Friedman and Billings responded that they believed an exchange ratio above 3.5 would not be acceptable to the FBR Group board or the FBR Group special committee.

      On November 6, 2002, Messrs. Friedman and Billings requested that the FBR Asset special committee meet with them for a further discussion of the parties’ views of a potential transaction. Messrs. Harlan and Lindner met with Messrs. Friedman and Billings. Mr. Gallagher was unable to attend. Messrs. Friedman and Billings reiterated that they did not believe that an exchange ratio above 3.5 would be acceptable to the FBR Group board or the FBR Group special committee. Messrs. Harlan and Lindner expressed the FBR Asset special committee’s concerns about a potential transaction at a 3.5 exchange ratio. The parties believed that they could have a fundamental disagreement about the relative values of the two companies and agreed to have Goldman Sachs and Lehman Brothers continue to talk about issues surrounding their valuation perspectives and a potential transaction.

      On November 8, 2002, the FBR Asset special committee met with its financial and legal advisors and discussed valuation metrics, as well as a number of other possible terms of the transaction. The members of the FBR Asset special committee agreed that they would reiterate to FBR Group that a 3.5 exchange ratio was unacceptable and would outline other potential deal terms, including the right to terminate any possible merger agreement if the price of a share of FBR Group Class A common stock dropped below an agreed-upon price.

      On November 9, 2002, Mr. Harlan called Messrs. Friedman and Billings and said that the FBR Asset special committee would be prepared to consider an exchange ratio of 3.7, but only together with a number of other terms of the transaction, including among others, mechanisms to protect the value to be received by shareholders, primarily through a walk-away right, the dividend policy of the combined company, key management issues such as executive compensation, employment agreements for Messrs. Friedman and Billings and key man life insurance for Messrs. Friedman and Billings, and issues relating to the terms of an extension of the existing management contract, which was set to expire in December 2002. Goldman Sachs and Lehman Brothers continued to discuss valuation metrics.

      On the morning of November 11, 2002, the FBR Group board met, together with FBR Group’s legal advisors and Goldman Sachs. It was the consensus of the FBR Group board at the November 11th meeting that an exchange ratio of 3.7 would be unacceptable. Following the board meeting, the FBR Group special committee met, together with its financial advisor. Goldman Sachs reviewed the financial terms of the proposed transaction with the members of the FBR Group special committee. The FBR Group special committee resolved that FBR Group management should formally offer to the FBR Asset special committee a merger at an exchange ratio of 3.5. The FBR Group special committee further resolved that FBR Group management be authorized to negotiate an exchange rate as high as 3.6. After the FBR Group board and FBR Group special committee meetings, Messrs. Friedman and Billings, other senior officers of FBR Group and

FBR Group’s legal advisors met with the FBR Asset special committee and its legal and financial advisors. The FBR Asset special committee outlined its views of the potential positive and negative factors associated with a potential transaction with FBR Group and reiterated its position that the exchange ratio should be 3.7 and that the special committee was not prepared to propose a lower number. Messrs. Friedman and Billings replied that FBR Group was not prepared to propose an exchange ratio higher than 3.5. After further discussions regarding other terms of the transaction important to the FBR Asset special committee, including the possible ability to maintain FBR Asset’s current dividend policy, possible pricing control mechanisms such as a floating exchange ratio, pricing collar or walk-away rights, possible employment contracts and key man life insurance for Messrs. Friedman and Billings, the maintenance of Messrs. Friedman’s and Billings’s ownership interest in the combined company and issues relating to the extension of the existing management contract pending the consummation of a potential transaction, the FBR Asset special committee consulted with its legal and financial advisors and FBR Group management consulted with its legal advisors and Goldman Sachs and the parties concluded the meeting without agreement and determined to cease their discussions regarding a possible transaction. A representative of FBR Group management called members of the FBR Group special committee to inform them that the FBR Asset special committee was not willing to accept an exchange ratio below 3.7.

      In the late afternoon of November 11, 2002, Mr. Friedman called Mr. Harlan and indicated that the FBR Group special committee had authorized FBR Group management to propose an exchange ratio of 3.6, subject to the resolution of other terms of the transaction.

      After consulting telephonically with the other members of the FBR Asset special committee and the special committee’s financial and legal advisors, the FBR Asset special committee unanimously agreed, and Mr. Harlan informed Mr. Friedman, that, subject to satisfactory resolution of other terms, the FBR Asset special committee was prepared to consider an exchange ratio of 3.65. Mr Friedman responded that 3.65 was not acceptable to FBR Group. Following these discussions, the FBR Group board met and discussed these developments.

      On the morning of November 12, 2002, Mr. Hendrix contacted Mr. Harlan and asked whether the FBR Asset special committee would be prepared to work to reach a definitive agreement promptly if the FBR Group special committee were to accept an exchange ratio of 3.65. Mr. Hendrix also reviewed with Mr. Harlan the positions of the FBR Group board and the FBR Group special committee on the other transaction issues that had been raised by the FBR Asset special committee. Mr. Hendrix informed Mr. Harlan that FBR Group already had key man insurance on each of Messrs. Friedman and Billings and that FBR Group’s policy was not to enter into employment agreements. Mr. Hendrix noted, however, that if an agreement with respect to the exchange ratio could be reached, Messrs. Friedman and Billings would each be willing to agree to certain volume limitations on any potential sale of shares of the combined company by them, FBR Group would agree to customary fiduciary exceptions from any no solicitation covenant, subject to a customary termination fee, FBR Group would agree that Messrs. Harlan, Gallagher and Lindner would be members of the board of directors of the combined company, and FBR Group would agree to extend the current management contract until the earlier of the consummation of any potential transaction or 60 days after the termination of the merger agreement. Mr. Hendrix further indicated that management intended, if possible, to maintain FBR Asset’s current dividend policy in 2003. The FBR Asset special committee then met telephonically with its financial and legal advisors to discuss further a possible transaction at an exchange ratio of 3.65 together with other transaction terms, including the walk-away right. The FBR Asset special committee unanimously agreed, and Mr. Harlan informed Mr. Hendrix, that the FBR Asset special committee and its advisors were prepared to move quickly to negotiate and finalize an agreement if FBR Group was prepared to do so as well.

      In the afternoon of November 12th, the FBR Group board and the FBR Group special committee met telephonically and consulted with their legal advisors and Goldman Sachs. It was the view of the FBR Group board and the FBR Group special committee that management and its advisors should work to negotiate and finalize drafts of definitive agreements for the board and special committee to consider on the basis of a 3.65 exchange ratio.

      On November 13 and 14, 2002, FBR Group’s legal advisors and the FBR Asset special committee’s legal advisors negotiated the scope of each company’s representations, warranties and operational covenants, the walk-away right, board composition, no solicitation covenants, termination fees and other terms of the merger agreement, the voting agreements, the shareholder agreements and the extension of the management agreement. During the course of these negotiations, the legal advisors consulted with FBR Group management and the FBR Asset special committee.

      On the evening of November 14, 2002, each of the FBR Group special committee and the FBR Group board met and reviewed the terms of the merger agreement with FBR Group management, the legal advisors to the FBR Group board and the FBR Group special committee and Goldman Sachs. At the meetings, Goldman Sachs delivered its opinion, dated as of November 14, 2002, to the FBR Group board and the FBR Group special committee that, based upon and subject to the factors and assumptions set forth in such opinion, the exchange ratio of one share of New FBR Class A common stock to be received for each share of FBR Group Class A common stock pursuant to the merger agreement is fair from a financial point of view to the holders of FBR Group Class A common stock. The FBR Group special committee then convened separately and unanimously found that the merger agreement and the transactions contemplated thereby were fair to and in the best interests of the holders of FBR Group Class A common stock, and, on the unanimous recommendation of the FBR Group special committee, the FBR Group board unanimously approved the merger agreement and the transactions contemplated thereby.

      On the same evening, the FBR Asset special committee met and reviewed the terms of the merger agreement with its legal and financial advisors. At the meeting, Hogan & Hartson L.L.P. reiterated its previous advice regarding the fiduciary obligations of the FBR Asset special committee and reviewed with the FBR Asset special committee a summary of its due diligence review of FBR Group and the terms of the merger agreement and related documents. Lehman Brothers then reviewed with the FBR Asset special committee the strategic alternatives available to FBR Asset other than the proposed transaction. The FBR Asset special committee again determined that there was likely no third party that could or would be willing to pay greater than the 3.65x exchange ratio currently offered by FBR Group or to otherwise match the terms of the proposed transaction, including the walk-away right. In addition, Lehman Brothers indicated that its liquidation analysis resulted in an implied valuation range for a share of FBR Asset common stock of $28.08 to $28.99, while the 3.65 exchange ratio offered by FBR Group, based upon the closing price of a share of FBR Group Class A common stock of $9.19 on November 13, 2002, implied a price per FBR Asset common share of $33.54. See “— Opinion of Lehman Brothers.” The FBR Asset special committee again considered maintaining FBR Asset’s current structure. After discussion and advice from its financial and legal advisors, the FBR Asset special committee determined that, because of the many positive factors relating to the proposed transaction with FBR Group, including the 22.2% premium to market price as of November 14, 2002 to be received by FBR Asset shareholders and the removal of potential conflicts of interest by becoming internally managed by FBR Group while still expecting to be able to maintain FBR Asset’s current level of dividends, entering into the proposed transaction was the best alternative available to FBR Asset and the holders of FBR Asset common stock other than FBR Group. See “— FBR Asset Reasons for the Merger.” Lehman Brothers then delivered its oral opinion to the FBR Asset special committee that, based on and subject to the various assumptions and qualifications set forth in such opinion, as of November 14, 2002, the exchange ratio in the transaction was fair to the holders of FBR Asset common stock (other than FBR Group and its affiliates), from a financial point of view. The FBR Asset special committee unanimously found that the merger agreement and the transactions contemplated thereby were fair to and in the best interests of the holders of FBR Asset common stock other than FBR Group and its affiliates. Messrs. Friedman and Billings then joined the members of the FBR Asset special committee, constituting the full board of FBR Asset and, on the unanimous recommendation of the FBR Asset special committee, the FBR Asset board approved the merger agreement and the transactions contemplated thereby by a vote of 3-0, with Messrs. Friedman and Billings recusing themselves from the vote.

      Following approval by each of the parties’ special committees and boards, on the evening of November 14th, the parties executed the merger agreement, the voting agreements, the shareholder agreements and the extension of the management agreement.

FBR Group Reasons for the Merger

      The following discussion of the information and factors considered by the FBR Group special committee and the FBR Group board of directors is not intended to be exhaustive, but includes all material factors considered by the FBR Group special committee and the FBR Group board of directors.

     FBR Group Special Committee

      In reaching its decision to approve the terms of the merger agreement and the transactions contemplated by the merger agreement and to recommend that the FBR Group board of directors approve the merger agreement and the transactions contemplated by the merger agreement and declare the advisability of the same, the FBR Group special committee consulted with FBR Group management as well as its legal counsel and financial advisor and carefully considered the following material factors:

•	the expectation that the transaction would add approximately $700 million of new capital to FBR Group, which is expected to help create new business flexibility and earnings stability;

•	the potential for the transaction to broaden FBR Group’s investor base;

•	the ability to distribute dividends to FBR Group shareholders in a tax-efficient manner as permitted by the REIT tax rules;

•	the expectation that the resulting book equity would improve FBR Group’s visibility and market presence, enhancing overall growth opportunities;

•	the expectation that the merger would be accretive to FBR Group earnings and book value;

•	the expectation that the transaction would allow for more efficient internal access to capital, increasing investment banking growth;

•	the tax benefits and synergies to be created by combining certain of FBR Group’s anticipated real estate investment-related activities with those of FBR Asset in a REIT format, which FBR Group management expected to be approximately $25.1 million in 2003;

•	other possible cost synergies to be created by merging with FBR Asset, including eliminating fees currently paid between FBR Group and FBR Asset;

•	a combined FBR Asset and FBR Group would have an expected equity market capitalization of over $1.2 billion, which could generate greater research coverage and institutional investment as well as potentially increase the trading volume of shares of FBR Group common stock;

•	the expectation that the greater diversity of business as a result of the transaction would help stabilize FBR Group’s revenue stream;

•	the expectation that the merger would be a tax-free transaction for U.S. federal income tax purposes;

•	the terms and conditions of the merger agreement, including the right of FBR Group to terminate the merger agreement if FBR Group’s average closing stock price for the 10 trading days prior to the special meeting is greater than $10.55 per share, and the right to terminate the merger agreement prior to its approval by FBR Group shareholders in the exercise of its fiduciary duty in connection with a superior proposal, subject to a termination fee;

•	the proposed composition of the board of directors and executive officers of New FBR, which would facilitate the integration and assist the continuation of the best practices of FBR Group and FBR Asset following the completion of the merger by providing New FBR with board-level expertise of FBR Group and FBR Asset;

•	the analysis and presentation of Goldman Sachs and the opinion of Goldman Sachs that, as of November 14, 2002, and based upon and subject to the factors and assumptions set forth in the opinion, the exchange ratio of one share of New FBR Class A common stock to be received for each share of FBR Group Class A common stock is fair from a financial point of view to the holders of FBR

Group Class A common stock (the written opinion of Goldman Sachs is attached as Annex I to this joint proxy statement/prospectus);

•	the fact that pursuing the merger would preclude possible adverse consequences, including the loss of the management fee revenue to FBR Group that would result if the merger was not consummated and FBR Asset elected not to renew the management agreement between the companies;

•	the expectation that unification of the businesses of FBR Group and FBR Asset would remove some of the confusion in the marketplace resulting from two separate public companies having similar management;

•	the likelihood that the transactions contemplated by the merger agreement would be successfully completed;

      The FBR Group special committee considered the following negative factors relating to the merger:

•	uncertainty regarding how the transaction would affect the trading in FBR Group common stock both before the completion of the merger, as a result of arbitrage activity, and, after the completion of the transaction, as a result of the structure of New FBR;

•	the risk that, under the terms and conditions of the merger agreement, FBR Asset can terminate the merger agreement if the average closing stock price of FBR Group Class A common stock for the 10 trading days prior to the shareholders meetings is less than $8.75 per share;

•	the risk of a third party offering FBR Asset a superior proposal which, if accepted by FBR Asset, would result in the termination of the management agreement between FBR Asset and FBRIM upon 60 days’ prior written notice;

•	the termination fee and expenses of up to $11.3 million payable by FBR Group to FBR Asset under certain circumstances, which may discourage some proposals to acquire FBR Group by a third party because of the increased price that the acquiror would have to pay;

•	the fact that certain benefits would vest as a result of a change in control as a result of the merger;

•	the risk that certain FBR Group shareholders might view the combined company as a different and less desireable investment vehicle for their capital and that sales of shares by such shareholders could temporarily depress the share price of FBR Group common stock; and

•	the timing of receipt and the terms of approvals from appropriate government entities, including the possibility of delay in obtaining satisfactory approvals or the imposition of unfavorable terms or conditions in the approvals.

      The FBR Group special committee also considered the following factors relating to the merger:

•	the review and analysis of each of FBR Group’s and FBR Asset’s business, financial condition, earnings, risks and prospects;

•	the historical market prices and trading information with respect to the shares of FBR Group common stock and FBR Asset common stock;

•	the comparisons of historical financial measures for FBR Group and FBR Asset, including earnings, return on capital and cash flow, and comparisons of historical operational measures for FBR Group and FBR Asset;

•	the current industry, economic and market conditions; and

•	the interests that certain FBR Group executive officers and directors may have with respect to the merger in addition to their interests as FBR Group shareholders. See “— Interests of Certain Persons in the Merger.”

      This discussion of the information and factors that the FBR Group special committee considered in making its decision is not intended to be exhaustive but includes all material factors considered by the

FBR Group special committee. In view of the wide variety of factors considered in connection with its evaluation of the transaction and the complexity of those matters, the FBR Group special committee did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. In addition, the individual members of the FBR Group special committee may have given different weight to different factors.

      The FBR Group special committee believed that, overall, the positive factors of the transaction to FBR Group and its shareholders substantially outweighed the risks related to the merger, and, therefore, unanimously recommended to the FBR Group board of directors that the merger agreement and the transactions contemplated by the merger agreement be adopted and approved.

     FBR Group Board of Directors

      In reaching its decision to adopt and approve the merger agreement and the transactions contemplated by the merger agreement, and recommend that FBR Group shareholders approve the merger agreement, the FBR Group board of directors consulted with FBR Group’s management, as well as with its legal counsel and with Goldman Sachs, financial advisor to the FBR Group special committee, and carefully considered the following material factors:

•	the conclusions and recommendation of the FBR Group special committee;

•	the factors referred to above as having been taken into account by the FBR Group special committee; and

•	FBR Group’s board of directors having received the opinion of Goldman Sachs that, as of November 14, 2002, and based upon and subject to the factors and assumptions set forth in the opinion, the exchange ratio of one share of New FBR Class A common stock to be received for each share of FBR Group Class A common stock is fair from a financial point of view to the holders of FBR Group Class A common stock (the written opinion of Goldman Sachs is attached as Annex I to this joint proxy statement/prospectus).

      This discussion of the information and factors that the FBR Group board of directors considered in making its decision is not intended to be exhaustive but includes all material factors considered by the FBR Group board of directors. In view of the wide variety of factors considered in connection with its evaluation of the transaction and the complexity of those matters, the FBR Group board of directors did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. In addition, the individual members of the FBR Group board of directors may have given different weight to different factors.

      The FBR Group board of directors believed that, overall, the potential benefits of the transaction to FBR Group and its shareholders outweighed the risks.

      The FBR Group board of directors, including members of the FBR Group special committee, do not believe that the merger agreement and the transactions contemplated by the merger agreement give rise to any conflict of interest between the holders of FBR Group Class A common stock and FBR Group Class B common stock. Nevertheless, the following procedures were followed in order to ensure that the merger is procedurally fair to the Class A shareholders of FBR Group:

•	the FBR Group special committee consisted of independent directors appointed to represent the interests of holders of FBR Group common stock;

•	the FBR Group special committee, at the expense of FBR Group, retained and was advised by Baker & Botts L.L.P., its own independent legal counsel, and was assisted by Goldman Sachs, as its financial advisor, in connection with its evaluation of a potential transaction with FBR Asset;

•	the merger consideration and other terms of the merger were the result of extensive negotiations between the management of FBR Group, in consultation with the FBR Group special committee, on the one hand, and the FBR Asset special committee, on the other hand.

Recommendation of the FBR Group Special Committee and the FBR Group Board of Directors

     FBR Group Special Committee

      On November 14, 2002, the FBR Group special committee:

•	determined that the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of the FBR Group shareholders; and

•	recommended that the FBR Group board of directors approve the merger agreement and the transactions contemplated by the merger agreement, and that the FBR Group board of directors declare the advisability of the same.

     FBR Group Board of Directors

      On November 14, 2002, the FBR Group board of directors:

•	determined that the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of FBR Group and its shareholders;

•	approved the merger and approved and adopted the merger agreement and the transactions contemplated by the merger agreement;

•	directed that the merger agreement and the transactions contemplated by the merger agreement be submitted to a vote at a meeting of the FBR Group shareholders; and

•	recommended that the FBR Group shareholders approve the merger agreement and the transactions contemplated by the merger agreement.

      THE FBR GROUP BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HOLDERS OF FBR GROUP COMMON STOCK VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

      Certain directors of FBR Group will receive financial and other benefits in connection with the merger. For a discussion of the interests of certain persons in the merger, see “— Interests of Certain Persons in the Merger.”

FBR Asset Reasons for the Merger

      The following discussion of the information and factors considered by the FBR Asset special committee is not intended to be exhaustive, but includes all material factors considered by the FBR Asset special committee and the FBR Asset board of directors.

      In reaching its conclusions, the FBR Asset special committee consulted with its independent financial and legal advisors, and considered the short- and long-term interests of FBR Asset and its shareholders not affiliated with FBR Group. Set forth below is a discussion of the material positive and negative factors considered by the FBR Asset special committee in making its determination to recommend the merger agreement and the transactions contemplated by the merger agreement to the FBR Asset board of directors.

      The FBR Asset special committee considered the following positive factors:

•	each share of FBR Asset common stock will be converted into 3.65 shares of New FBR Class A common stock, which, based on the closing price of a share of FBR Group Class A common stock on November 14, 2002, represented a premium of 22.2% over the closing price of shares of FBR Asset common stock on November 14, 2002 (the last business day before the proposed transaction was announced publicly);

•	holders of FBR Asset common stock currently receive a dividend of $1.25 per share per quarter and that, as adjusted to reflect the 3.65 shares of New FBR Class A common stock to be received in the merger for each share of FBR Asset common stock, the holders initially are expected to receive the same distribution per quarter for each share following the completion of the merger;

•	by effectively merging with FBR Group, FBR Asset would become internally managed, thereby eliminating any potential conflicts of interest between FBR Asset and its external manager;

•	the terms and conditions of the merger agreement, including the right of FBR Asset to terminate the merger agreement if FBR Group’s average closing stock price for the 10 trading days prior to the special meeting is less than $8.75 per share, (representing an implied 12.6% premium over the closing price per share of shares of FBR Asset common stock on November 14, 2002), thereby helping to protect the FBR Asset shareholders from a potential decrease in the price of FBR Group Class A common stock;

•	the tax benefits and synergies to be created by conducting certain of FBR Group’s traditional real estate investment-related activities in a REIT structure, which would eliminate most of the U.S. federal and state income taxes payable on the income from those activities so long as it is distributed to New FBR shareholders;

•	other possible cost synergies to be created by merging with FBR Group, including eliminating the approximately $32.5 million in fees payable annually to FBR Group under the management agreement;

•	a combined FBR Asset and FBR Group could have more potential to grow revenue and income, without additional outside sources of financing, than FBR Asset on a stand-alone basis because the income generated by the broker-dealer activities of FBR Group will not be required to be distributed to shareholders;

•	FBR Group’s relatively low amount of debt, which is expected to reduce the net debt to book value of FBR Asset from approximately 7:1 to approximately 5:1 on a pro forma combined basis;

•	a combined FBR Asset and FBR Group could be less subject to the risk of reduced earnings in an environment of rising interest rates than FBR Asset on a stand-alone basis due to the revenues generated by FBR Group’s broker-dealer activities;

•	a combined FBR Asset and FBR Group would have an expected equity market capitalization of over $1.2 billion, which could generate greater research coverage and institutional investing, as well as increased trading volume compared to the current market for shares of FBR Asset common stock;

•	the expected accretion to FBR Asset’s earnings per share as a result of the transaction;

•	the expected accretion to FBR Asset’s book value per share as a result of the transaction;

•	the analysis and financial presentation of Lehman Brothers on November 14, 2002 and the opinion of Lehman Brothers rendered to the FBR Asset special committee on November 14, 2002 that, as of November 14, 2002, and based upon and subject to the factors and assumptions set forth in the Lehman Brothers written opinion, the exchange ratio of 3.65 shares of New FBR Class A common stock to be offered for each share of FBR Asset common stock pursuant to the merger agreement and the merger was fair, from a financial point of view, to FBR Asset shareholders other than FBR Group and its affiliates;

•	the fact that the receipt of consideration by FBR Asset shareholders in the merger, except for any cash in lieu of fractional shares, generally will be a tax-free transaction to FBR Asset shareholders; and

•	the likelihood that the transactions contemplated by the merger agreement would be successfully completed.

      The FBR Asset special committee also considered the following negative factors:

•	the fact that the consideration to be received by holders of shares of FBR Asset common stock consists of shares of New FBR common stock, the exact number of which is based on a fixed exchange ratio of 3.65 shares of New FBR Class A common stock (each share expected to have the same value as a share of FBR Group Class A common stock) for each share of FBR Asset common stock. As a result, a decrease in the trading price per share of FBR Group Class A common stock before the completion of the merger will reduce the value of the per share and aggregate consideration that will be received by the FBR Asset shareholders;

•	the risks associated with receiving the equivalent of shares of FBR Group Class A common stock as consideration in the merger, including the historical volatility of and underperformance in comparison to its peer groups of the market price per share of FBR Group Class A common stock;

•	the fact that each share of New FBR Class B common stock will be entitled to three votes per share, resulting in:

•	former holders of FBR Group Class B common stock controlling approximately [42]% of the voting power of New FBR while holding only approximately [19]% of the economic ownership of New FBR, and

•	FBR Asset shareholders controlling only approximately [45]% voting power of New FBR despite holding approximately [63]% of the economic ownership of New FBR;

•	the level of FBR Group general and administrative expenses as a percentage of FBR Group revenue;

•	the historical and potential future volatility of FBR Group’s investment banking and other revenues, which tend to vary much more from quarter to quarter than the revenues of FBR Asset;

•	the risk that the market may not understand or approve of the combination of a mortgage REIT and a broker-dealer;

•	the risk that the merger would not be favored by FBR Asset’s shareholders because shareholders in mortgage REITs generally are income-oriented investors, while shareholders of broker-dealers generally are growth-oriented investors;

•	the terms and conditions of the merger agreement, including the right of FBR Group to terminate the merger agreement if FBR Group’s average closing stock price for the 10 trading days prior to the special meeting is greater than $10.55 per share, thereby potentially limiting the potential premium to be received by FBR Asset shareholders in the merger; and

•	the termination fee and expenses of up to $16.7 million payable by FBR Asset to FBR Group under certain circumstances, which may discourage some proposals to acquire FBR Asset by a third party because of the increased price that the acquiror would have to pay.

      The above discussion is not intended to be exhaustive of all factors considered by the FBR Asset special committee, but does set forth all material positive and negative factors considered by the FBR Asset special committee. The members of the FBR Asset special committee unanimously determined the merger to be fair and in the best interests of the FBR Asset shareholders other than FBR Group and its affiliates, and unanimously determined to recommend that the FBR Asset board of directors adopt, approve and declare advisable the merger agreement and the transactions contemplated by the merger agreement in light of the various factors described above and other factors that each member of the FBR Asset special committee felt were appropriate. In addition, the FBR Asset special committee held extensive discussions with its financial and legal advisors with respect to the quantitative and qualitative analysis of the terms of the transaction and the factors described above. In view of the wide variety of factors considered by the FBR Asset special committee in connection with its evaluation of the merger and the complexity of these matters, the FBR Asset special committee did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Rather, the FBR Asset special committee made its recommendation based on the totality of the information presented to and the investigation conducted by it. In considering the factors discussed above, individual members of the FBR Asset special committee may have given different weights to different factors.

Recommendation of the FBR Asset Special Committee and the FBR Asset Board of Directors

      The FBR Asset special committee unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are fair to and in the best interests of FBR Asset and

FBR Asset shareholders other than FBR Group and its affiliates. The FBR Asset special committee unanimously recommended to the FBR Asset board of directors that the FBR Asset board of directors adopt, approve and declare advisable the merger agreement and the transactions contemplated by the merger agreement.

      The members of the FBR Asset board of directors unaffiliated with FBR Group, consisting of all of the members of the FBR Asset special committee, unanimously adopted the merger agreement and approved the transactions contemplated by the merger agreement based on their belief that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair and in the best interests of FBR Asset’s shareholders not affiliated with FBR Group, and unanimously recommend approval of the merger agreement and the transactions contemplated by the merger agreement to FBR Asset’s shareholders at the FBR Asset special meeting. In reaching its decision, the FBR Asset board of directors considered the following factors:

•	the recommendation, conclusion and analyses of the FBR Asset special committee, which the FBR Asset board of directors expressly adopted;

•	the positive and negative factors referred to above that the FBR Asset special committee took into account in its determination; and

•	the fact that the consideration to be paid to FBR Asset shareholders and the other terms of the merger were the result of extensive negotiations between the FBR Asset special committee and representatives of FBR Group.

      The FBR Asset board of directors believes that the merger and the transactions contemplated by the merger agreement and the manner in which they were negotiated and agreed to are procedurally fair to FBR Asset shareholders, including the FBR Asset shareholders unaffiliated with FBR Group, based upon the following factors:

•	the FBR Asset special committee consisted entirely of non-management, independent directors with no affiliation with FBR Group, whose objective was to represent the interests of FBR Asset shareholders other than with FBR Group and its affiliates;

•	the FBR Asset special committee, at the expense of FBR Asset, retained its own financial advisor, Lehman Brothers, and its own legal advisor, Hogan & Hartson L.L.P., each of which the FBR Asset special committee determined to be independent of FBR Group, to, among other things, negotiate the terms of the merger agreement and the transactions contemplated by the merger agreement and, in the case of Lehman Brothers, render a fairness opinion relating to the fairness, from a financial point of view, of the exchange ratio to be offered in the merger to the holders of FBR Asset common stock (other than FBR Group and its affiliates), on behalf of the FBR Asset shareholders other than FBR Group and its affiliates;

•	the FBR Asset special committee, with the assistance of its advisors, undertook an extensive evaluation of FBR Asset and FBR Group, met 20 times between the time of its formation and the execution of the merger agreement and engaged in extensive meetings and negotiations with FBR Group and its representatives; and

•	the consideration to be paid to FBR Asset shareholders and the other terms of the merger were the result of extensive negotiations between the FBR Asset special committee and representatives of FBR Group.

      In view of the wide variety of factors considered by the FBR Asset board of directors in connection with its evaluation of the merger, the FBR Asset board of directors did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. In considering the factors discussed above, individual members of the FBR Asset board of directors may have given different weights to different factors.

Certain Financial Projections

      Neither FBR Group nor FBR Asset makes, as a matter of course, public forecasts or projections as to future revenues, earnings, or other financial statement data. However, in connection with the discussions concerning the proposed transaction, members of FBR Group management, in their capacity as management of both FBR Group and FBR Asset, furnished to the boards of directors and the special committees of FBR Group and FBR Asset, as well as to Goldman Sachs and Lehman Brothers, certain projected financial data for the 2003 fiscal year. These projections included, among other things, the following forecasts relating to FBR Group, FBR Asset and New FBR:

			Merger	New FBR
	FBR Group	FBR Asset	Adjustments	Group

	(US $ in millions)
Revenues	331.5	246.5	(69.8)	508.2
Expenses	230.4	121.5	(46.0)	305.9

Pre-Tax Income	101.1	125.0	(23.8)	202.3
Tax	40.4	0.0	(25.1)	15.3

GAAP Net Income	$60.7	$125.0	$1.3	$187.0

Dividends Paid				181.4

Important Information about the Projections

      The projections referred to above were not prepared with a view to public disclosure and are included in this document only because such projections were made available to the boards of directors and special committees of FBR Group and FBR Asset, and to Goldman Sachs and Lehman Brothers. These projections were not prepared with a view to compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts, or generally accepted accounting principles. Neither the independent accountants of FBR Group or FBR Asset, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the projections and they do not express any opinion or any form of assurance with respect thereto. The projections were not prepared with the approval of either the FBR Group board of directors or special committee or the FBR Asset board of directors or special committee.

      The projections are forward-looking statements that are subject to certain risks and uncertainties and should be read with caution. See “Risk Factors Related to the Merger and New FBR” and “Cautionary Statement Regarding Forward-Looking Statements.” The projections are subjective in many respects and thus susceptible to interpretation and periodic revision based on actual experience and recent developments. While presented with numeric specificity, the projections reflect numerous assumptions made by FBR Group management with respect to industry performance, general business, economic, market and financial conditions and other matters, including assumed interest rates and effective tax rates consistent with historical levels, all of which are difficult to predict and many of which are beyond FBR Group’s, FBR Asset’s and New FBR’s control. In particular, FBR Group management based its projections on the following factors and assumptions, among others: the level of actual historical revenues and historical rates of growth; revenue production targets for the investment banking and institutional sales groups, assuming certain levels of personnel (including new hires); investment banking transactions for which FBR Group was engaged or for which management believed there was a reasonable expectation that FBR Group would be engaged and which were considered reasonably likely to generate revenues in the relevant periods; the level of assets under management and historical rates of growth of assets under management and the level of fees expected to be generated assuming a certain mix of assets; the level of principal equity investment, historical returns and levels of anticipated returns; the level of excess capital available for investment in a leveraged mortgage strategy, historical returns in that strategy and levels of anticipated returns; the level of existing and anticipated fixed and variable expenses; and the absence of any extraordinary events or trends that could affect FBR Group’s and FBR Asset’s businesses adversely. In addition, FBR Asset management based its projections on the following factors and assumptions, among others: the level of interest rates, mortgage rates and prepayment rates within the mortgage market; the pricing environment for mortgage-backed securities; FBR Asset’s target leverage; the expected dividends to be earned on FBR Asset equity investments; the allocation of capital between the MBS portfolio and FBR Asset’s other investments; the management fee structure and anticipated fees based on projected income; other fixed and variable expenses and the absence of any extraordinary events or trends that could affect FBR Asset’s business. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate, and actual results may be materially greater or less than those contained in the projections. Except to the extent required under the federal securities laws, none of FBR Group, FBR Asset or New FBR intends to make publicly available any update or other revisions to the projections to reflect circumstances existing after the date of the preparation of the projections or the occurrence of future events even in the event that any or all of the assumptions are shown to be in error.

Opinion of Goldman Sachs

      Goldman Sachs rendered its opinion to FBR Group’s special committee of the board of directors and to FBR Group’s board of directors that, as of November 14, 2002, and based upon and subject to the factors and assumptions set forth therein, the exchange ratio of one share of New FBR Class A common stock to be received for each share of FBR Group Class A common stock pursuant to the merger agreement is fair from a financial point of view to the holders of FBR Group Class A common stock.

      The full text of the written opinion of Goldman Sachs, dated November 14, 2002, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex I. FBR Group’s Class A stockholders should read the opinion in its entirety. Goldman Sachs provided its opinion for the information and assistance of FBR Group’s special committee of the board of directors and FBR Group’s board of directors in connection with their consideration of the transactions contemplated by the merger agreement. The Goldman Sachs opinion is not a recommendation as to how any holder of FBR Group Class A common stock or FBR Group Class B common stock should vote with respect to the transactions.

      In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the merger agreement;

•	annual reports to stockholders and annual reports on Form 10-K of FBR Group for the five years ended December 31, 2001 and for FBR Asset for the two years ended December 31, 2001;

•	interim reports to stockholders and Quarterly Reports on Form 10-Q of FBR Group and FBR Asset;

•	other communications from FBR Group and FBR Asset to their respective stockholders;

•	internal financial analyses and forecasts for FBR Group and FBR Asset prepared by their respective managements, including certain pro forma financial analyses and forecasts for New FBR following the completion of the transactions contemplated by the merger agreement prepared by the management of FBR Group; and

•	cost savings and operating synergies projected by the managements of FBR Group and FBR Asset to result from the transactions contemplated by the merger agreement.

      Goldman Sachs also held discussions with members of the senior management of FBR Group and FBR Asset regarding their assessment of the strategic rationale for, and the potential benefits of, the transactions contemplated by the merger agreement and the past and current business operations, financial condition and future prospects of their respective companies, including discussions regarding the extreme sensitivity of the net income and shareholders’ equity of Mortgage REIT companies to changes in interest rates. In addition, Goldman Sachs reviewed the reported price and trading activity for the FBR Group Class A common stock and the FBR Asset common stock, compared certain financial and stock market information for FBR Group and FBR Asset with similar information for certain other companies, the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the broker-dealer and mortgage REIT industry specifically and in other industries generally and performed such other studies and analyses as it considered appropriate.

      Goldman Sachs relied upon the accuracy and completeness of all of the financial, accounting, tax and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering the opinion described above. Goldman Sachs also assumed, with the consent of FBR Group, that pro forma financial analyses and forecasts for New FBR following completion of the transactions contemplated by the merger agreement prepared by the management of FBR Group were reasonably prepared on a basis reflecting the best currently available estimates and judgments of FBR Group, that cost savings and operating synergies projected by the managements of FBR Group and FBR Asset to result from the transactions contemplated by the merger agreement were reasonably prepared on a basis reflecting the best currently available estimates and judgments of FBR Group and FBR Asset, and that such pro forma financial analyses and forecasts and cost savings and operational synergies will be realized in the amounts and time periods contemplated by the managements of FBR Group and FBR Asset. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any derivative or off-balance-sheet assets and liabilities) of FBR Group or FBR Asset or any of their respective subsidiaries. No evaluation or appraisal of the assets or liabilities of FBR Group or FBR Asset or any of their respective subsidiaries was furnished to Goldman Sachs. Goldman Sachs assumed for purposes of rendering the opinion described above that New FBR will be qualified and taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code. In addition, the Goldman Sachs opinion does not express any opinion as to the prices at which New FBR Class A common stock may trade if and when they are issued.

      The following is a summary of the material financial analyses used by Goldman Sachs in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs. The order of analyses described does not represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and alone are not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before November 13, 2002 and is not necessarily indicative of current market conditions.

      Discounted Cash Flow Analysis. Goldman Sachs performed a discounted cash flow analysis for FBR Asset pursuant to which indicative ranges of aggregate equity values, equity values per share and premia/discounts to market price were calculated using discount rates ranging from 8.0% to 11.0% and interest rate spreads (the difference between the return on FBR Asset’s portfolio of mortgage backed securities, or MBS portfolio, and the cost of FBR Asset’s funds) ranging from 1.2% to 1.5%. The market price used by Goldman Sachs for purposes of this analysis was the FBR Asset closing price of $28.00 on November 13, 2002.

      The discounted cash flow analysis was based on (i) 2003 estimated net income of $125 million provided by FBR Asset’s management, (ii) a 2004 terminal value based on earnings in perpetuity and no growth, (iii) estimated earnings in 2004 and for each year thereafter, based on (a) an MBS portfolio of $5.45 billion (levered at 9 to 1 debt to equity), (b) interest expenses of 2.5%, (c) income from the equity portfolio of $6.25 million, (d) operating expenses (including base management fee) of $13.04 million, and (e) an annual incentive management fee range of $4.11 million to $8.19 million, and (iv) a dividend payout of 100%.

      This analysis indicated an indicative range of aggregate equity values for FBR Asset from $700.1 million to $1,085.2 million, an indicative range of equity values per share of FBR Asset from $27.94 to $43.31 and an indicative range of premia/ discounts to the FBR Asset market price of $28.00 from (0.2)% to 54.7%.

      Selected Companies Analysis in Mortgage REIT Industry and Pro Forma Comparison. Goldman Sachs reviewed and compared certain financial information for FBR Asset and for New FBR on a pro forma basis to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the (1) Self-Managed Non-Traditional Mortgage REITs, (2) Self-Managed Traditional

Mortgage REITs and (3) Externally-Managed Traditional Mortgage REITs segments of the Mortgage REIT industry:

      Non-Traditional Mortgage REITs — Self-Managed

•	iStar Financial Inc.

•	IMPAC Mortgage Holdings, Inc.

•	Novastar Financial Inc.

      Traditional Mortgage REITs — Self-Managed

•	Annaly Mortgage Management, Inc.

•	Redwood Trust, Inc.

•	Rait Investment Trust

•	MFA Mortgage Investments, Inc.

•	Anworth Mortgage Asset Corporation

•	Capstead Mortgage Corporation

      Traditional Mortgage REITs — Externally-Managed

•	Thornburg Mortgage, Inc.

•	Anthracite Capital, Inc.

•	Apex Mortgage Capital, Inc.

      Although none of the selected companies is directly comparable to FBR Asset, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of FBR Asset.

      Goldman Sachs calculated and compared various financial multiples and ratios based on the following:

•	historical financial data for the selected mortgage REITs, FBR Asset and FBR Group at or for the twelve months ended June 30, 2002;

•	median IBES earnings estimates for the selected mortgage REITs and FBR Asset;

•	estimates prepared by FBR Asset’s management for FBR Asset;

•	estimates prepared by FBR Asset’s and FBR Group’s managements for New FBR; and

•	per share closing prices for the selected mortgage REITs, FBR Asset and FBR Group on November 13, 2002.

      Goldman Sachs calculated the selected companies’ estimated calendar years 2002 and 2003 price to earnings ratios, price to tangible book value ratios and indicated dividend yields and compared the results to the corresponding results for FBR Asset and for New FBR on a pro forma basis. The pro forma comparison assumed a share price of New FBR equal to the share price of FBR Group at an exchange ratio of 3.65 New FBR shares for each FBR Asset share (while noting that the actual share price of New FBR may be different) and excluded the amortization of the market-to-market adjustment related to the MBS premium (“MBS Premium Amortization”). Goldman Sachs excluded the MBS premium amortization in the analysis because a majority of the premium was amortized over a period of approximately two years and thus, the amortization expense was non-recurring for each year thereafter.

      The following table presents the results of this analysis:

	Price/Earnings
			Price/Tangible	Indicated
	2002E	2003E	Book Value	Dividend Yield

FBR Asset (Assuming IBES Earnings Estimates)	4.8x	5.6x	1.05x	17.9%
FBR Asset (Assuming Management Earnings Estimates)	4.6x	5.6x	1.05x	20.7%
New FBR (Assuming Constant FBR Group Share Price and Management Earnings Estimates)	7.2x	6.0x	1.38x	11.3%
Median — Non-Traditional Mortgage REITs — Self-Managed (Assuming IBES Earnings Estimates)	5.9x	5.8x	1.62x	16.0%
Median — Traditional Mortgage REITs — Self- Managed (Assuming IBES Earnings Estimates)	6.1x	6.2x	1.35x	15.4%
Median — Traditional Mortgage REITs — Externally-Managed (Assuming IBES Earnings Estimates)	6.3x	6.0x	0.96x	13.7%
Median — All (Assuming IBES Earnings Estimates)	6.1x	6.1x	1.35x	15.4%

      Selected Companies Analysis in Broker/Dealer Industry and Pro Forma Comparison. Goldman Sachs reviewed and compared certain financial information for FBR Group and for New FBR on a pro forma basis to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the Large Cap and Mid and Small Cap segments of the Broker/ Dealer industry:

      Large Cap

•	Morgan Stanley

•	Goldman, Sachs & Co.

•	Merrill Lynch & Co., Inc.

•	Lehman Brothers Inc.

      Mid and Small Cap

•	Bear, Stearns Co. Inc.

•	Legg Mason, Inc.

•	A.G. Edwards & Sons, Inc.

•	Raymond James Financial, Inc.

•	Jefferies Group, Inc.

•	Knight Trading Group, Inc.

•	Fahnestock Viner Holdings, Inc.

•	SWS Group, Inc.

•	SoundView Technology Group, Inc.

      Although none of the selected companies is directly comparable to FBR Group, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of FBR Group.

      Goldman Sachs calculated and compared various financial multiples and ratios based on the following:

•	historical financial data at or for the twelve months ended June 2002 for Merrill Lynch & Co., Inc., Legg Mason, Inc., Raymond James Financial, Inc., Friedman, Billings, Ramsey Group, Inc., FBR Asset Investment Corporation, Fahnestock Viner Holdings, Inc., SoundView Technology Group, Inc., Knight Trading Group, Inc., SWS Group, Inc. and Jefferies Group, Inc. and historical financial data at or for the twelve months ended May 2002 for Goldman, Sachs & Co., Morgan Stanley, Lehman Brothers Inc., Bear, Stearns Co. Inc. and A.G. Edwards & Sons, Inc.;

•	median IBES earnings estimates for the selected companies;

•	estimates prepared by FBR Group’s management for FBR Group;

•	estimates prepared by FBR Asset’s and FBR Group’s managements for New FBR; and

•	per share closing prices for the selected companies and FBR Group on November 13, 2002.

      Goldman Sachs calculated the selected companies’ calendar years 2002 and 2003 price to earnings ratios, price to book ratios (excluding accumulated other comprehensive income, or AOCI) and indicated dividend yields and compared the results to the corresponding results for FBR Group, FBR Group excluding the FBR Asset-related businesses and New FBR on a pro forma basis. The pro forma comparison assumed a share price of New FBR equal to the share price of FBR Group at an exchange ratio of 3.65 New FBR shares for each FBR Asset share (while noting that the actual share price of New FBR may be different) and excluded the MBS Premium Amortization.

      Estimates for FBR Group excluding FBR Asset-related businesses were based on FBR Group management estimates, assuming (1) $160 million in estimated market capitalization for the FBR Asset-related businesses (based on $28.5 million of estimated after-tax income related to FBR Asset-related businesses for 2003 and the FBR Asset price to 2003 estimated earnings multiple of 5.6x), (2) earnings related to FBR Asset in 2002 of $27.1 million, and (3) earnings related to FBR Asset in 2003 of $28.5 million.

      The following table presents the results of this analysis:

	Price/Earnings
			Price/Book		Indicated
Selected Companies	2002E	2003E	(Excl. AOCI)		Dividend Yield

FBR Group (Assuming Management Earnings Estimates)	7.8x	7.3x	2.05	x	0.0%
FBR Group, excluding FBR Asset-Related Businesses (Assuming Management Earnings Estimates)	9.6x	8.7x	—		—
New FBR (Assuming Constant FBR Group Share Price and Management Earnings Estimates)	7.2x	6.0x	1.21	x	11.3%
Large Cap — Median (Assuming IBES Estimates)	14.4x	12.4x	1.91	x	1.2%
Mid and Small Cap — Median (Assuming IBES Estimates)	17.8x	15.5x	1.15	x	0.9%

      Analysis of Pro Forma Financial Data. Goldman Sachs analyzed the merger based on estimates for FBR Group and FBR Asset, on a standalone basis, prepared by their respective managements and on estimates for New FBR prepared by FBR Asset’s and FBR Group’s managements, including estimates of the tax synergies and the MBS Premium Amortization expense resulting from the merger provided by FBR Group’s management.

      Goldman Sachs’ analyses indicated that, based on the closing price of FBR Asset on November 13, 2002, the exchange ratio of 3.65 New FBR shares for each FBR Asset share represented an implied premium to market of 19.8% for the FBR Asset shareholders, or a total premium of $124.5 million. For the ten trading days ending November 13, 2002, the exchange ratio of 3.65 New FBR shares for each FBR Asset share represented an implied premium to the average closing price for FBR Asset common stock during that period of 17.4%, or a total premium of $114.8 million. In addition, based on the closing price of FBR Asset as of November 13, 2002, an exchange ratio of 3.65 New FBR shares for each FBR Asset share represented an implied 1.30x price to September 30, 2002 book value (excluding AOCI) multiple and an implied 6.7x price to estimated 2003 earnings multiple for FBR Asset.

      Goldman Sachs also compared the following:

•	estimated tangible book value per share (excluding AOCI) as of September 30, 2002 and estimated book value per share (excluding AOCI) as of September 30, 2002 of FBR Group and FBR Asset, on a standalone basis, to the corresponding estimated pro forma results per share of New FBR;

•	estimated 2003 net income per share of FBR Group and FBR Asset, on a standalone basis, to the pro forma corresponding estimated 2003 net income per share (excluding the MBS Premium Amortization) of New FBR;

•	estimated 2003 net income per share of FBR Group and FBR Asset, on a standalone basis, to the pro forma corresponding estimated 2003 net income per share (including the MBS Premium Amortization) of New FBR; and

•	estimated 2003 dividend of FBR Group and FBR Asset, on a standalone basis, to the corresponding estimated pro forma dividend for New FBR, assuming no earnings distribution from the taxable REIT subsidiary to the REIT in 2003.

      Goldman Sachs performed these analyses based on the closing prices of FBR Group and FBR Asset on November 13, 2002. On a fully diluted basis, the book value as of September 30, 2002 (including AOCI) for FBR Group and FBR Asset was $4.87 and $28.65, respectively, and the pro forma book value figures reflects the conversion of AOCI into additional paid-in capital. These analyses indicated that the proposed transaction would be:

•	accretive by 41.2% to FBR Group’s tangible book value on a per share basis (excluding AOCI) and dilutive by 5.8% to FBR Asset’s tangible book value on a per share basis (excluding AOCI);

•	accretive by 60.8% to FBR Group’s book value on a per share basis (excluding AOCI) and accretive by 7.3% to FBR Asset’s book value on a per share basis (excluding AOCI);

•	accretive by 20.2% to FBR Group’s estimated 2003 net income on a per share basis (excluding the MBS Premium Amortization) and accretive by 11.4% to FBR Asset’s estimated 2003 net income on a per share basis (excluding the MBS Premium Amortization);

•	accretive by 13.7% to FBR Group’s estimated 2003 net income on a per share basis (including the MBS Premium Amortization) and accretive by 5.3% to FBR Asset’s estimated 2003 net income on a per share basis (including the MBS premium amortization);

•	dilutive by 3.4% to FBR Asset’s estimated 2003 dividend on a per share basis, assuming no earnings distribution from the taxable REIT subsidiary in 2003. Assuming a distribution of approximately 27% of the estimated 2003 earnings of the taxable REIT subsidiary, the analysis indicated there would be no dilution on a per share basis to FBR Asset’s estimated 2003 dividend.

      The following table presents the results of the analyses:

Pro Forma Analysis

	Transaction	FBR Group		FBR Asset
	Multiples as
	of 11/13/02	Standalone	Pro Forma	Standalone	Pro Forma

9/30/02 Tangible Book Value Per Share (excluding AOCI)	1.30x	$4.72	$6.67	$25.84	$24.35
Accretion/(Dilution)			41.2%		(5.8)%
9/30/02 Book Value Per Share (excluding AOCI)	1.30x	$4.72	$7.60	$25.84	$27.72
Accretion/(Dilution)			60.8%		7.3%
2003E Net Income Per Share (excluding MBS Premium Amortization)	6.7x	$1.27	$1.52	$4.99	$5.56
Accretion/(Dilution)			20.2%		11.4%
2003E Net Income Per Share (including MBS Premium Amortization)	6.7x	$1.27	$1.44	$4.99	$5.25
Accretion/(Dilution)			13.7%		5.3%
2003E Dividends Per Share		N.M.	—	$1.32	$4.99
Accretion/(Dilution)				N.M.
% of Taxable REIT Subsidiary Earnings Needed as Dividends to Reach $4.99					26.9%

      Goldman Sachs also analyzed the hypothetical pro-forma values of New FBR based on 2003 estimated earnings and estimated September 30, 2002 tangible book value multiples. Assuming a hypothetical pro forma value of New FBR based on (i) the average 2003 estimated earnings multiple of FBR Group and FBR Asset (6.2x price to 2003 estimated earnings), (ii) the 2003 earnings estimate (excluding the MBS Premium Amortization) for New FBR based on FBR Group’s and FBR Asset’s managements estimates, (iii) an exchange ratio of 3.65 New FBR shares for each FBR Asset share, and (iv) the share prices for FBR Group and FBR Asset on November 13, 2002, the analysis indicated a hypothetical accretion to value by 3.0% for FBR Group’s shareholders and by 23.4% for FBR Asset’s shareholders as the result of the merger. This analysis also indicated that, based on the assumptions described above, for FBR Group’s shareholders to break-even on an implied share value basis, New FBR would have to trade at least at a multiple of 6.0x price to 2003 estimated earnings and for FBR Asset’s shareholders to break-even on an implied share value basis, New FBR would have to trade at least at a multiple of 5.0x price to 2003 estimated earnings.

      In addition, assuming a hypothetical pro forma value of New FBR based on (i) the average tangible book value multiple of FBR Group and FBR Asset (1.32x price to September 30, 2002 tangible book value (excluding AOCI)), (ii) the September 30, 2002 tangible book value of New FBR based on FBR Group’s and FBR Asset’s managements estimates, (iii) an exchange ratio of 3.65 New FBR shares for each FBR Asset share, and (iv) the share prices for FBR Group and FBR Asset on November 13, 2002, the analysis indicated a hypothetical dilution to value by 4.0% for FBR Group’s shareholders and a hypothetical accretion to value by 15.0% for FBR Asset’s shareholders as a result of the merger. This analysis also indicated that, for FBR Group’s shareholders to break-even on an implied share value basis, New FBR would have to trade at least at a multiple of 1.38x price to a September 30, 2002 tangible book value (excluding AOCI) and, for FBR Asset’s shareholders to break-even on an implied share value basis, New FBR would have to trade at least at a multiple of 1.15x price to a September 30, 2002 tangible book value (excluding AOCI) multiple.

      The following table presents the results of this analysis:

Pro Forma Analysis

		FBR Asset
	FBR Group	(excluding FBR Group)	Blended	Breakeven

	(US$ in millions, except per share data)
Market Cap	$440.7	$638.8	$1,229.9	$1,069.6
2003E Net Income (excluding MBS Premium Amortization)	$60.7	$111.3	$197.8	$197.8
Implied Multiple	7.3x	5.6x	6.2x	5.4x
Market Cap	$440.7	$628.8	$1,146.8	$1,069.6
9/30/02 Tangible Book Value (Excluding AOCI)	$228.2	$580.4	$867.0	$867.0
Implied Multiple	1.93x	1.08x	1.32x	1.23x
Exchange Ratio (# of FBR Group shares per FBR Asset share)			3.05x	3.65x

Implied Premium to Market as of 11/13/02 — %			—	19.8%
Implied Premium to Market as of 11/13/02 — $			—	$124.5

	Standalone

FBR Group
Value at Blended Multiple of 6.2x	$9.19	$10.57	$9.47
Accretion/(Dilution)		15.0%	3.0%
Required Multiple to Breakeven		5.4x	6.0x
Exchange Ratio (# of FBR Group shares per FBR Asset share)		3.05x	3.65x

FBR Asset
Value at Blended Multiple of 6.2x	$28.00	$32.20	$34.55
Accretion/(Dilution)		15.0%	23.4%
Required Multiple to Breakeven		5.4x	5.0x
FBR Group
Value at Blended Multiple of 1.32x	$9.19	$9.85	$8.83
Accretion/(Dilution)		7.2%	(4.0)%
Required Multiple to Breakeven		1.23x	1.38x
FBR Asset
Value at Blended Multiple of 1.32x	$28.00	$30.02	$32.21
Accretion/(Dilution)		7.2%	15.0%
Required Multiple to Breakeven		1.23x	1.15x

      Pro Forma Regression Analysis. In order to analyze the market valuations for Mortgage REITs, Goldman Sachs examined the correlation between price to book value and return on average common equity. As Mortgage REITs generally pay out most of their earnings in dividends and Mortgage REIT investors seem to value Mortgage REITS in part based on dividend yields, a higher return on equity should generally lead to a higher price to book value multiple.

      Goldman Sachs performed an exponential regression analysis of the correlation between (1) the ratio of price (based on November 13, 2002 market prices) to June 30, 2002 book values (excluding AOCI) and (2) estimated return on average common equity, or ROACE, based on 2003 IBES estimates, including the following companies: Annaly Mortgage Management, Inc., Anthracite Capital, Inc., Anworth Mortgage Asset Corporation, Apex Mortgage Capital, Novastar Financial, Inc., IMPAC Mortgage Holdings, Inc., iStar Financial Inc., MFA Mortgage Investments, Inc., Redwood Trust, Inc., and Thornburg Mortgage, Inc. This regression analysis produced an R-squared value of 41.4%.

      RAIT Investment Trust and Capstead were excluded from the regression analysis although they were included in the dividend analysis below because, as of early September when Goldman Sachs initially ran the regression analysis, there were no IBES earnings estimates available for these companies for 2002 and 2003. The earnings estimates were required to generate the 2003 ROACE estimates used in the regression analysis. The dividend analysis below included RAIT Investment Trust and Capstead because parts of the analysis were based on current dividend information, which was available for these companies.

      The regression analysis indicated that Self-Managed Traditional Mortgage REITs, such as Annaly Mortgage Management, Inc., Anworth Mortgage Asset Corporation, MFA Mortgage Investments, Inc. and Redwood Trust, Inc., trade at price to book value multiples approximately equal to or higher than implied by the regression analysis and that Externally-Managed Traditional Mortgage REITS, such as FBR Asset, Anthracite Capital, Inc., Apex Mortgage Capital, Inc., and Thornburg Mortgage, Inc., trade at price to book value multiples approximately equal to or lower than implied by the regression analysis.

      The regression analysis implied a price to book value multiple of 1.12x for FBR Asset on a standalone basis, versus the actual multiple as of November 13, 2002 of 1.05x. The discount of the actual multiple relative to the implied multiple is consistent with the observation, indicated above, that Externally-Managed Traditional Mortgage REITs traded at price to book value multiples approximately equal to or lower than implied by the regression analysis. For New FBR, the regression analysis implied a price to book multiple of 1.17x. Given that New FBR will be a Self-Managed Mortgage REIT, a price to book value multiple in excess of 1.17x would be consistent with the observation, indicated above, that Self-Managed Mortgage REITs traded at price to book value multiples approximately equal to or higher than implied by the regression analysis.

      Historical Exchange Ratio Analysis. Goldman Sachs computed the historical exchange ratios of FBR Asset and FBR Group stock prices for various periods and dates during the period from January 1, 2000 to November 13, 2002. The following table presents the results of this analysis:

Historical Exchange Ratio Analysis

Historical Period	Exchange Ratio

January 1, 2000 to November 13, 2002	3.07x
November 14, 2001 to November 13, 2002	3.70x
October 31, 2002 to November 13, 2002	3.11x
On November 13, 2002	3.05x

      Dividend Yield Analysis. Goldman Sachs analyzed the indicated 2002 annual dividend yields and the 2003 estimated dividend yields for FBR Asset and New FBR based on a share price of New FBR equal to the share price of FBR Group. Goldman Sachs then compared these dividend yields to the dividend yields of the following selected companies from the Self-Managed Non-Traditional Mortgage REITs, Self-Managed Traditional Mortgage REITs and Externally-Managed Traditional Mortgage REITs segments of the Mortgage REIT industry.

      Non-Traditional Mortgage REITs — Self-Managed

•	iStar Financial Inc.

•	IMPAC Mortgage Holdings, Inc.

•	Novastar Financial Inc.

      Traditional Mortgage REITs — Self-Managed

•	Annaly Mortgage Management, Inc.

•	Redwood Trust, Inc.

•	Rait Investment Trust

•	MFA Mortgage Investments, Inc.

•	Anworth Mortgage Asset Corporation

•	Capstead Mortgage Corporation

      Traditional Mortgage REITs — Externally-Managed

•	Thornburg Mortgage, Inc.

•	Anthracite Capital, Inc.

•	Apex Mortgage Capital, Inc.

      Goldman Sachs calculated (1) the indicated 2002 annual dividends of the selected companies and FBR Asset based on the latest quarterly dividend and (2) the 2003 estimated dividends based on the 2003 IBES earnings estimates and estimated dividend payout ratios based on 2002 IBES earnings estimates and indicated 2002 annual dividends calculated as described above (except for FBR Asset and Anworth which assumed a 100% dividend payout ratio). For FBR Asset, Goldman Sachs also calculated the indicated 2002 annual dividend and the estimated 2003 dividend based on FBR Asset’s management’s estimates. For New FBR, Goldman Sachs calculated the indicated 2002 annual dividend and the estimated 2003 dividend based on FBR Asset’s and FBR Group’s managements estimates, assuming no earnings distribution from the taxable REIT subsidiaries to the REIT in 2003.

      The results of this analysis are summarized in the following chart.

	Indicated 2002 Annual		2003E

	Dividend	Dividend	Dividend	Dividend
	Per Share	Yield	Per Share	Yield

FBR Asset
IBES Estimates	$5.00	17.9%	$4.98	17.8%
Management Estimates	$5.80	20.7%	$4.99	17.8%
Pro Forma (Constant FBR Group Share Price)	$3.80	11.3%	$4.82	14.4%
Non-Traditional Mortgage REITs — Self-Managed Median (IBES Estimates)	$2.52	16.0%	$2.72	16.2%
Traditional Mortgage REITs — Self-Managed Median (IBES Estimates)	$2.46	15.4%	$2.56	13.3%
Traditional Mortgage REITs — Externally-Managed Median (IBES Estimates)	$2.00	13.7%	$1.54	14.4%
Median — All (IBES Estimates)	$2.36	15.4%	$2.19	14.4%

      The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to New FBR, FBR Group or FBR Asset or the contemplated transaction.

      Goldman Sachs prepared these analyses solely for purposes of Goldman Sachs’ providing its opinion to the special committee of FBR Group’s board of directors and to FBR Group’s board of directors as to the fairness from a financial point of view of the transaction. These analyses do not purport to be appraisals or necessarily to reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of New FBR, FBR Group, FBR Asset, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

      As described above, Goldman Sachs’ opinion was one of many factors taken into consideration by the special committee of the FBR Group board of directors and the FBR Group board of directors in making their respective determinations to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex I.

      Goldman Sachs, as part of its investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities and private placements as well as for estate, corporate and other purposes. Goldman Sachs is familiar with FBR Group having acted as its financial advisor from time to time, including having acted as financial advisor to the special committee of the FBR Group board of directors in connection with, and having participated in certain of the negotiations leading to, the merger agreement. Goldman Sachs also may provide investment banking services to New FBR and its affiliates in the future. The FBR Group special committee of the board of directors selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the contemplated transactions.

      Goldman Sachs provides a full range of financial, advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold positions in the debt or equity securities, including derivative securities, of FBR Group, FBR Asset or New FBR for its own account and for the accounts of customers.

      Pursuant to a letter agreement dated November 11, 2002, FBR Group’s special committee of the board of directors engaged Goldman Sachs to act as its financial advisor in connection with the contemplated transactions. Pursuant to the terms of this engagement letter, FBR Group has agreed to pay Goldman Sachs a transaction fee of $3 million, which is payable upon completion of the transaction. In addition, FBR Group has agreed to reimburse Goldman Sachs for its reasonable expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Opinion of Lehman Brothers

      In September 2002, the FBR Asset special committee engaged Lehman Brothers to act as its financial advisor with respect to evaluating strategic alternatives available to FBR Asset, including a possible transaction with FBR Group. On November 14, 2002, Lehman Brothers rendered its oral opinion (subsequently confirmed in writing) to the FBR Asset special committee that, as of such date, and, based upon and subject to certain matters stated in its written opinion, from a financial point of view the exchange ratio of 3.65 shares of New FBR Class A common stock for each share of FBR Asset common stock to be offered to the holders of FBR Asset common stock in the merger was fair to the holders of FBR Asset common stock other than FBR Group and its affiliates.

      The full text of Lehman Brothers’ written opinion, dated November 14, 2002, is attached as Annex J to this Joint Proxy Statement-Prospectus. Shareholders may read such opinion for a discussion of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Lehman Brothers in rendering its opinion. The following is a summary of the Lehman Brothers opinion and the methodology that Lehman Brothers used to render its fairness opinion.

      Lehman Brothers’ advisory services and opinion were provided for the information and assistance of the FBR Asset special committee in connection with its consideration of the merger. Lehman Brothers’ opinion is not intended to be and does not constitute a recommendation to any holder of FBR Asset common stock as to how such holder should vote on the approval of the merger. Lehman Brothers was not requested to opine as to, and Lehman Brothers’ opinion does not address, the FBR Asset special committee’s underlying business decision to proceed with or effect the merger.

      In arriving at its opinion, Lehman Brothers reviewed and analyzed:

1. the merger agreement and the specific terms of the transactions contemplated by the merger agreement, including the governance of New FBR following the merger;

2. publicly available information concerning FBR Asset and FBR Group that Lehman Brothers believed to be relevant to its analysis, including FBR Asset’s and FBR Group’s Annual Reports on Forms 10-K for the fiscal year ended December 31, 2001, Quarterly Reports on Forms 10-Q for the quarters ended March 31, and June 30, 2002, and earnings releases for the quarter ended September 30, 2002;

3. financial and operating information with respect to the business, operations and prospects of FBR Asset furnished to Lehman Brothers by FBR Asset, including financial projections of FBR Asset prepared by management of FBR Asset;

4. financial and operating information with respect to the business, operations and prospects of FBR Group furnished to Lehman Brothers by FBR Group, including financial projections of FBR Group prepared by management of FBR Group;

5. a trading history of FBR Asset common stock from September 29, 1999 (the date of the initial public offering of the FBR Asset common stock) to November 13, 2002 and a comparison of that trading history with those of other companies that Lehman Brothers deemed relevant (the “peer group”);

6. a trading history of FBR Group Class A common stock from December 27, 1997 (the date of the initial public offering of FBR Group Class A common stock) to November 13, 2002, and a comparison of that trading history with those of other companies that Lehman Brothers deemed relevant;

7. a comparison of the historical financial results and present financial condition of FBR Asset with those of other companies that Lehman Brothers deemed relevant;

8. a comparison of the historical financial results and present financial condition of FBR Group with those of other companies that Lehman Brothers deemed relevant;

9. the potential pro forma effect of the merger on the future financial performance of a combined FBR Asset and FBR Group, including the cost savings and tax benefits that the managements of FBR Asset and FBR Group expect to result from a combination of the businesses of FBR Asset and FBR Group;

10. publicly available reports prepared by independent research analysts regarding the future financial performance of FBR Asset;

11. the amount of cash dividends that managements of FBR Asset and FBR Group expect New FBR to pay following the completion of the merger; and

12. a comparison of the financial terms of the merger with the financial terms of certain other transactions that Lehman Brothers deemed relevant.

      In addition, Lehman Brothers had discussions with the managements of FBR Asset and FBR Group concerning their respective businesses, operations, assets, financial conditions and prospects and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

      In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman Brothers without assuming any responsibility for independent verification of such information. Lehman Brothers further relied upon the assurances of the managements of FBR Asset and FBR Group that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the projections for FBR Asset, upon advice of FBR Asset, Lehman Brothers assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of FBR Asset as to the future performance of FBR Asset. With respect to the projections for FBR Group, upon advice of FBR Group, Lehman Brothers assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of FBR Group as to the future performance of FBR Group, and, following discussions with management of FBR Group, Lehman Brothers further assumed that FBR Group would perform substantially in accordance with such projections. With respect to the cost savings and tax benefits that the managements of FBR Asset and FBR Group expect to result from a combination of the businesses of FBR Asset and FBR Group, upon advice of FBR Asset and FBR Group, Lehman Brothers has assumed that such cost savings and tax benefits will be realized substantially in accordance with such estimates. In arriving at its opinion, Lehman Brothers did not make or obtain any evaluations or appraisals of the assets or liabilities of FBR Asset or FBR Group. Upon advice of FBR Asset and FBR Group, Lehman Brothers assumed that (1) New FBR’s organization and intended method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code, (2) the merger of FBR Asset with and into New FBR will qualify as a reorganization under Section 368(a) of the Internal Revenue Code, and, therefore, as a tax-free transaction to the shareholders of FBR Asset, (3) the merger of FBR Group with and into New FBR will qualify as a reorganization under Section 368(a)(1)(A) of the Internal Revenue Code, and therefore as a tax-free transaction to the shareholders of FBR Group and (4) the merger agreement will constitute a plan of reorganization under Sections 354 and 361 of the Internal Revenue Code.

      In addition, Lehman Brothers expressed no opinion as to (1) the prices at which FBR Asset common stock or FBR Group Class A common stock will trade at any time following the announcement of the merger, (2) the prices at which New FBR Class A common stock will trade following the completion of the merger or (3) the impact that a change in interest rates would have on the market price of the FBR Asset common stock in the absence of the proposed merger in comparison to the impact that such a change has on the market prices of the shares of common stock of the companies included in the peer group. In addition, Lehman Brothers’ opinion should not be viewed as providing any assurance that (1) the market value of shares of New FBR Class A common stock to be held by the shareholders of FBR Asset after the completion of the merger will be in excess of the market value of shares of FBR Asset common stock owned by such shareholders at any time prior to the announcement or the completion of the merger or (2) the amount of cash dividends that the shareholders of FBR Asset will receive following the completion of the merger will equal or exceed the amount of cash dividends that the shareholders of FBR Asset would have received if the proposed merger was not completed.

      Lehman Brothers’ opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of such opinion.

      No limitations were imposed by the FBR Asset special committee on the scope of Lehman Brothers’ investigation or the procedures to be followed by Lehman Brothers in rendering its opinion, except that the FBR Asset special committee did not authorize Lehman Brothers to solicit, and Lehman Brothers did not solicit, any indications of interest from any third party with respect to the purchase of all or a part of the business of FBR Asset. In connection with rendering its opinion, Lehman Brothers performed certain financial, comparative and other analyses as described below. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of value to FBR Asset or FBR Group, but rather made its determination as to the fairness, from a financial point of view, to holders of FBR Asset common stock (other than FBR Group and its affiliates) of the exchange ratio to be offered in merger on the basis of financial and comparative analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances, and therefore, an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of FBR Asset and FBR Group. None of FBR Asset, FBR Group, Lehman Brothers or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

      The following is a summary of the material financial analyses used by Lehman Brothers in connection with providing its opinion to the FBR Asset special committee. Certain of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Lehman Brothers, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Accordingly, the analyses listed in the tables and described below must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Lehman Brothers’ opinion.

Stock Trading History

      Lehman Brothers considered historical data with regard to the trading price of FBR Asset common stock for the period from September 29, 1999 (the date of the initial public offering of the FBR Asset common stock) to November 13, 2002 and the relative stock price performances during this same period of FBR Asset and a mortgage REIT peer group, the peer group, consisting of:

•	Annaly Mortgage Management, Inc.

•	Apex Mortgage Capital, Inc.

•	Capstead Mortgage Corp.

•	Impac Mortgage Holdings, Inc.

•	NovaStar Financial, Inc.

•	Redwood Trust, Inc.

•	Thornburg Mortgage Inc.

      During the period from November 13, 2001 to November 13, 2002, the closing price per of FBR Asset common stock ranged from $22.15 to $36.95 per share.

      Lehman Brothers also considered historical data with regard to the trading price of FBR Group Class A common stock for the period from December 27, 1997 (the date of the initial public offering of FBR Group Class A common stock) to November 13, 2002, and the relative stock price performances during this same period of FBR Group, a large capitalization group of broker-dealers consisting of Bear, Stearns & Co. Inc., Goldman Sachs Group, Inc. and Lehman Brothers Holdings Inc. (the “large cap peer group”) and a small capitalization group of broker-dealers consisting of A.G. Edwards, Inc., Jefferies Group, Inc., Legg Mason, Inc., Raymond James Financial, Inc., SWS Group, Inc. and Stifel Financial Corp. (the “small cap peer group”). During the period from November 13, 2001 to November 13, 2002 the closing price per share of FBR Group Class A common stock ranged from $4.50 to $12.88. Lehman Brothers noted that FBR Asset’s stock price performance outperformed its mortgage REIT peer group during all time periods analyzed. FBR Group underperformed its peer groups since December 27, 1997, but performed in line with its peer groups for the period from September 29, 1999 (the date of the initial public offering of FBR Asset common stock) to November 13, 2002. Based on this analysis, Lehman Brothers believed it more appropriate to rely upon its historical exchange ratio analysis presented below.

Historical Exchange Ratio Analysis

      Lehman Brothers also compared the historical per share prices of FBR Asset and FBR Group common stock during different periods since September 29, 1999 (the date of the initial public offering of FBR Asset common stock) to November 14, 2002 in order to determine the implied average exchange ratio that existed for those periods. The following table indicates the average exchange ratio of FBR Group Class A common stock for FBR Asset common stock for the periods indicated:

Implied Average
Exchange Ratio(1)

At November 13, 2002	3.05x
10-day period	3.11x
20-day period	3.04x
30-day period	3.08x
60-day period	3.17x
6 Month	3.15x
Year-to-date	3.40x
One-year period	3.53x
Three-year period	2.82x
Period Since FBR Asset Initial Public Offering	2.79x

(1)	Represents average closing price of a share of FBR Asset common stock for the indicated period divided by the average closing price of a share of FBR Group Class A common stock for the same period.

      Lehman Brothers noted that the 3.65x exchange ratio is above the implied average exchange ratios presented above.

Comparable Company Analysis

      In order to assess how the public market values shares of similar publicly traded companies, Lehman Brothers reviewed and compared specific financial and operating data relating to FBR Asset with the companies comprising the peer group. Using publicly available information, Lehman Brothers calculated and analyzed each company’s current stock price to its historical and projected earnings per share (commonly referred to as a price earnings ratio, or “P/E”) and each company’s dividend yield, and the ratio of stock price to the value of the company’s common equity. The following table indicates the median values for the peer group and the implied price per share of FBR Asset common stock that result from multiplying the relevant FBR Asset data by the peer group median values.

				Price to 2003
	Last Quarter	2003		Estimated
	Annualized	Estimated		Earnings Per		Price/
	Dividend Yield	Dividend Yield		Share		Common Equity

Peer Group Median	16.3%	16.1	%(1)	6.2	x(2)	1.14	x
FBR Asset Data	$5.00 (3)	$5.00	(4)	$5.00	(4)	$29.06	(5)
Implied Valuation	$30.49	$30.67		$30.50		$33.42

(1)	Peer group’s 2003 estimated dividend yields assume a payout of 100% of taxable income in 2003 and are based upon projected data from I/B/E/S International, Inc.

(2)	Peer group’s multiple of stock price to 2003 projected earnings per share are based upon data from IBES.

(3)	Actual last quarter dividend of $1.25 per share of FBR Asset common stock annualized.

(4)	Based on management projections for 2003 cash earnings per share of $5.00 and assumes 100% dividend payout.

(5)	Book value per share as of 9/30/02.

      Using the peer group median multiples, Lehman Brothers noted that the implied equity values per share of FBR Asset common stock ranged from $30.49 to $33.42. Lehman Brothers noted that the implied price per share of $33.54 offered in the merger based upon the 3.65 exchange ratio and the closing price per share of a FBR Group Class A common stock of $9.19 on November 13, 2002 was above the relative implied equity values of the peer group.

      However, because of the inherent differences between the mortgage portfolio, business, operations and prospects of FBR Asset and the mortgage portfolio, business, operations and prospects of the companies included in the peer group, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable company analysis and, accordingly, also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of FBR Asset and the companies included in the peer group that would affect the public trading values of each.

Liquidation/Net Asset Value Analysis

      Lehman Brothers performed a liquidation analysis of FBR Asset by subtracting FBR Asset’s liabilities and certain costs related to a hypothetical liquidation of FBR Asset from the estimated market value of FBR Asset’s mortgage-backed securities, equity securities and certain other assets. Lehman Brothers’ liquidation analysis was based on information and valuations supplied by FBR Asset’s management. FBR Asset management provided Lehman Brothers with FBR Asset’s balance sheet as of September 30, 2002, which reported book value (including Accumulated Other Comprehensive Income) of $728 million, or $29.03 per share. In performing its liquidation analysis, Lehman Brothers assumed that, based on the current market environment, FBR Asset would have to sell its portfolios of mortgage-backed securities, equity securities and certain other assets at a discount and that FBR Asset would incur transaction costs in connection with the liquidation of the portfolios. Lehman Brothers discussed these adjustments with the management of FBR Asset and management agreed with the reasonableness of the use of such adjustments for the purpose of this analysis. Applying discounts to the publicly traded equity portfolio ranging from 0% to 20% and 0% to 30% to the private equity investments as well as liquidation costs ranging from $1.0 million to $1.5 million resulted in an implied valuation range for a share of FBR Asset common stock of $28.08 to $28.99 per share. Lehman Brothers noted that the implied price per share of FBR Asset common stock of $33.54 offered in the merger based upon the 3.65 exchange ratio and the closing price per share of FBR Group Class A common stock of $9.19 on November 13, 2002, was above the implied valuation range of the liquidation analysis.

Pro Forma Analysis

      Lehman Brothers analyzed the pro forma effect of the merger on the 2003 estimated earnings per share, the book value per share, the tangible book value per share, the return on assets for the quarter ended September 30, 2002 on an annualized basis, or “LQA,” and the LQA return on equity of FBR Asset. For the purposes of this analysis, Lehman Brothers assumed (1) a book value of $718.0 million for FBR Asset and $256.4 million for FBR Group, (2) return on assets and return on equity LQA based on the quarter ended September 30, 2002, (3) a transaction structure with 100% stock consideration in New FBR stock, (4) financial forecasts for each company from managements of FBR Asset and FBR Group, (5) cost savings and synergies from the transaction determined by the managements of FBR Asset and FBR Group, and (6) the payment of an FBR Asset common stock share equivalent of a 2003 dividend of $5.00 per share. Lehman Brothers estimated that, based on the assumptions described above, the pro forma impact of the transaction on the earnings per share, book value per share, LQA return on assets and LQA return on equity of each of FBR Asset and FBR Group assuming a December 31, 2002 closing date of the merger would be as presented in the following table:

	Pro Forma Impact

	Accretion/(Dilution)

	FBR Asset	FBR Group

2003 Estimated GAAP EPS	3.4%	20.2%
Book Value Per Share(1)	9.7%	61.5%
Tangible Book Value Per Share	-6.6%	49.7%
LQA Return on Assets	39.7%	-74.2%
LQA Return on Equity	1.5%	-27.5%

(1)	Book Value as of 12/31/02 assumed to be $718.0 million for FBR Asset (includes special dividend of $10.0 million paid at end of year) and $256.4 million for FBR Group.

The financial forecasts that underlie the above analysis are subject to substantial uncertainty and, therefore, actual results may be substantially better or worse.

      Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The FBR Asset special committee selected Lehman Brothers because of its expertise, reputation and familiarity with the mortgage REIT and broker-dealer industries generally and because of its independence from both FBR Asset and FBR Group.

      As compensation for its services in connection with the merger, FBR Asset to date has paid to Lehman Brothers fees in the amount of $1.25 million. In addition to such amounts, if the mergers are consummated, FBR Asset has agreed to pay Lehman Brothers a fee equal to 0.30% of the FBR Asset Market Value. For the purpose of calculating such fee, “FBR Asset Market Value” equals the product of (x) the average of the closing prices of a share of FBR Asset common stock on the last five trading days prior to the consummation of the mergers and (y) the sum of (i) the number of outstanding shares of FBR Asset common stock on the date immediately preceding the consummation of the mergers (the “Calculation Date”) and (ii) the number of shares of FBR Asset common stock that would be outstanding on the Calculation Date if all convertible securities, options, stock appreciation rights, warrants or similar rights were vested and exercised on the Calculation Date. If the mergers were consummated as of January 31, 2003, the FBR Asset Market Value would have been approximately $798.0 million, and Lehman Brothers’ fee of 0.30% of that FBR Asset Market Value would have been approximately $2,394,000. In addition, FBR Asset has agreed to reimburse Lehman Brothers for reasonable out-of-pocket expenses incurred in connection with the mergers and to indemnify Lehman Brothers for certain liabilities that may arise out of its engagement by the FBR Asset special committee and the rendering of its opinion. In the past, Lehman Brothers entered into two interest rate swap agreements and a master repurchase agreement with FBR Asset related to mortgage-backed securities held by FBR Asset. Lehman Brothers did not receive any compensation from FBR Asset in connection with the swap agreements. Rather, any revenue earned or losses incurred by Lehman Brothers as a result of entering into such agreements is determined by prevailing market conditions over the term of such agreements and subsequent movement in interest rates. FBR Asset has paid Lehman Brothers approximately $[●] under the master repurchase agreement. In the ordinary course of its business, Lehman Brothers may actively trade in the debt or equity securities of FBR Asset and FBR Group for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Interests of Certain Persons in the Merger

      Some members of FBR Group’s and FBR Asset’s management, and the members of the FBR Group and FBR Asset boards of directors, have interests in the merger that are different from or in addition to the interests they share with you as FBR Group or FBR Asset shareholders. The FBR Group and FBR Asset boards of directors were aware of these different interests and considered them, among other matters, in approving the merger agreement and the merger. In addition, Messrs. Friedman and Billings, through their ownership of shares of FBR Group Class A common stock and FBR Group Class B common stock, currently control approximately [53]% of the outstanding voting power of FBR Group common stock, and, upon completion of the transaction, will control approximately [29]% of the outstanding voting power of New FBR common stock.

New FBR Directors

      As provided in the merger agreement, upon the completion of the merger, all of the current members of the FBR Group board of directors and the FBR Asset board of directors will become members of the New FBR board of directors. As of February 13, 2003, directors and officers of FBR Group beneficially owned in the aggregate [●] shares of FBR Group Class A common stock and [●] shares of FBR Group Class B common stock, representing [●]% of the economic interest and [●]% of the total voting power of FBR Group. As of February 13, 2003, directors and officers of FBR Asset beneficially owned in the aggregate [●] shares of FBR Asset common stock, representing [●]% of the economic interest and [●]% of the total voting power of FBR Asset. Upon completion of the merger, directors and officers of New FBR will beneficially own in the aggregate approximately [●] shares of New FBR Class A common stock and [●] shares of New FBR Class B common stock, representing [●]% of the economic interest and [●]% of the total voting power of New FBR.

Equity Compensation Plans

      The merger agreement provides that, upon the completion of the merger, each outstanding and unexercised stock option to purchase shares of FBR Group Class A common stock granted under FBR Group stock-based plans, as well as each outstanding and unexercised stock option to purchase shares of FBR Asset common stock granted under FBR Asset stock-based plans, will be converted into an option to acquire New FBR Class A common stock. Appropriate adjustments will be made to the exercise price of, and number of shares subject to, each stock option, in accordance with the exchange ratios. Following completion of the merger, New FBR plans to continue granting equity-based awards, such as stock options and restricted stock, pursuant to the FBR Stock and Annual Incentive Plan and the FBR Asset Investment Corporation Stock Incentive Plan, with appropriate adjustments made to the aggregate grant limits under those plans in accordance with the exchange ratios.

      Approval of the merger by FBR Group shareholders and FBR Asset shareholders will constitute a “change in control” under the stock-based compensation plans of FBR Group and FBR Asset, respectively. Under both FBR Group’s and FBR Asset’s stock-based plans, unvested stock options held by employees and directors become fully vested and exercisable, and all restrictions on restricted stock awards lapse, upon a change in control of FBR Group or FBR Asset, respectively. Although the stock option plan of FBR Group permits each employee holder of a stock option, at any point during the 60-day period beginning on the date of a change in control, to “cash-out” the stock option and receive an amount per share equal to the excess of (1) the highest reported sales price per share reported on the New York Stock Exchange during the 60-day period culminating on the date of shareholder approval over (2) the exercise price of the stock option, all executive officers of FBR Group and FBR Asset have waived this cash-out right. As of February 13, 2003, Robert S. Smith, Richard J. Hendrix, Kurt Harrington and William J. Ginivan held unvested options to purchase [●], [●], [●] and [●] shares of FBR Group Class A common stock, respectively, all of which will vest upon approval of the merger agreement by FBR Group shareholders. As of February 13, 2003, Messrs. Hendrix, Harrington and Ginivan held [●], [●] and [●] shares of restricted FBR Asset common stock, respectively. No non-employee directors of FBR Group or FBR Asset currently hold unvested stock options or restricted stock.

FBR Group Stock Purchase and Loan Plan

      Messrs. Smith and Ginivan have purchased 150,000 and 50,000 shares of FBR Group Class A common stock under the FBR Stock Purchase and Loan Plan, respectively. Under this plan, certain key FBR Group employees were loaned funds in 2001 by FBR Group in order to facilitate the purchase of shares of FBR Group Class A common stock. The shares of FBR Group Class A common stock are held by FBR Group as collateral for the loans, and employees are generally not permitted to sell any of the shares until the second anniversary of purchase. Upon a “change in control” of FBR Group, employees may immediately sell shares, although they must then either immediately repay the underlying loan or provide alternative collateral acceptable to FBR Group. Approval of the merger by the FBR Group shareholders will constitute a change in control for purposes of the plan.

Listing of New FBR Capital Stock

      It is a condition to the completion of the merger that New FBR Class A common stock issuable to FBR Group shareholders and FBR Asset shareholders pursuant to the merger agreement and the shares of New FBR Class A common stock issuable upon conversion of New FBR Class B common stock to be issued in the merger be approved for listing on the New York Stock Exchange.

Transfer Agent and Registrar

      The American Stock Transfer & Trust Company is the transfer agent and registrar for FBR Group common stock and FBR Asset common stock as of the date of this joint proxy statement/ prospectus. The American Stock Transfer & Trust Company is expected to be the transfer agent and registrar for New FBR common stock.

Investment and Operational Policies of New FBR

      New FBR will be an opportunistic investor and will not have specific guidelines or policies dictating specific investment or operating restrictions. It is possible that New FBR will make investments that have a high risk profile relative to the anticipated returns, which could result in losses that would negatively impact New FBR’s operating results. New FBR may take the following actions without the consent of New FBR shareholders:

•	borrow money;

•	make loans to other companies;

•	invest in securities of other issuers for the purpose of exercising control;

•	sell existing investments and make additional investments;

•	underwrite securities of other issuers; and

•	repurchase or otherwise reacquire its shares.

      New FBR also may issue preferred stock that has liquidation and dividend preferences over the outstanding common stock or offer securities in exchange for property. New FBR plans to distribute an annual report, including New FBR’s audited financial statements, to shareholders as required under the securities laws.

Investment Policies and Asset Allocation of New FBR

      New FBR’s goal, subject to maintaining REIT qualification, will be to make investments that it believes will generate the highest risk adjusted returns on capital invested or that hold strategic value to New FBR. To determine which assets are likely to meet these criteria, New FBR will employ an investment policy for allocation of its assets which considers:

•	the amount and nature of anticipated cash flows from the asset;

•	the risks of investing in the asset;

•	its ability to pledge the asset to secure collateralized borrowings;

•	the capital requirements for purchasing and financing the asset;

•	the potential for appreciation and depreciation of the asset’s value;

•	the cost of financing, hedging and managing the asset; and

•	the strategic value of the asset to New FBR.

      With regard to specific investments, New FBR may invest directly or indirectly in any type of loan, equity security, financial asset, real estate or mortgage-backed security, subject to the policy that it maintains its qualification as a REIT and exemption from registration as an investment company. New FBR will seek what it considers to be attractive opportunities to invest on a privately-negotiated basis as well as in the public markets. For example, New FBR believes there will be opportunities to co-invest with other REIT and non-REIT investors seeking to complete planned acquisitions, to provide mezzanine loans, and to provide private equity financing. In addition, New FBR will continue the operation of FBR Group’s capital markets and asset management businesses. The capital markets business will include an institutional investment banking and securities broker-dealer, and an online broker-dealer and securities distributor. The asset management business will be engaged in investment management and advisory services to hedge funds, private equity venture capital funds, managed accounts and mutual funds. The asset management business may also hold investments, as principal, in several of the funds that it manages and other investments acquired in connection with its business.

      Currently, New FBR intends to allocate approximately 60% of its equity capital to mortgage-backed securities. However, the amount of equity capital allocated to any investment category will vary depending on management’s determination of the best allocation of equity capital based on current investment opportunities available to New FBR, the current market environment and management’s view of future economic and market conditions. New FBR expects that investment opportunities will change from time to time. New FBR’s investment policies will be subject to change without shareholder approval. New FBR will be able to change the allocation of its assets without restriction, subject only to the policy that it maintains qualification as a REIT and exemption from registration as an investment company.

Mezzanine and Senior Loan Program

      New FBR will provide mezzanine and senior loans to companies in need of short-term to medium-term financing commitments. New FBR’s investment and lending strategy will be to focus on companies that may have a higher risk credit profile and yield higher returns than the typical senior loan made by a commercial bank or other traditional lending institution. New FBR’s loans:

•	may or may not be secured;

•	may or may not be subordinated;

•	have a variety of repayment structures and sources; and

•	typically compensate for the higher risk profile of its borrowers through higher interest rates rather than equity features.

      New FBR will review various criteria when determining whether to provide a mezzanine loan to a potential borrower, including but not limited to:

•	the borrower’s projected cash flows over the course of the loan and the likelihood of achieving those projections;

•	the borrower’s ability to service and repay the loan based on the historical results of the borrower;

•	the overall financial leverage of the borrower;

•	the tangible assets of the borrower;

•	the liquidation value of the assets collateralizing the loan;

•	alternative sources for repayment of the loan, including the potential for the borrower to undergo a liquidity event that will enable the repayment of the loan;

•	the characteristics of the industry in which the borrower conducts its business;

•	competition faced by the borrower for the sale of its goods or services;

•	the degree to which the borrower’s results are tied to overall economic activity; and

•	the quality, experience and reputation of the borrower’s management team.

      The above criteria and other criteria that New FBR will consider when evaluating a mezzanine or senior financing opportunity provide a general guide for lending and investment decisions, although not all criteria are considered equally in the determination of whether or not to make a loan.

      Through its mezzanine and senior loan program, New FBR plans to invest in companies in the real estate sector as well as in other sectors such as energy, financial services, consumer products and industrial manufacturing, and others that meet the above criteria.

Equity Investments

      In evaluating equity investments, New FBR will follow a value-oriented investment approach. New FBR will focus particularly on the anticipated future cash flows to be generated by the underlying business, discounted by an appropriate rate to reflect both the risk of achieving those cash flows and the alternative uses for the capital to be invested. Other important considerations include:

•	strength of management;

•	liquidity of the investment;

•	underlying value of the assets owned by the issuer; and

•	prices of similar or comparable securities.

      Real Estate. New FBR will initially own indirect interests in real property through its equity investment in American Financial Realty Trust. As an equity holder, New FBR’s return on investment will not be directly linked to returns on any company’s assets, but will depend upon the authorization and payment of dividends and changes in the price of the equity securities it owns. In the future, New FBR may invest in other companies that own real property.

      New FBR will not initially own any direct interest in real estate. However, New FBR will not be restricted from purchasing real property directly or through joint ventures with affiliated or non-affiliated third parties that purchase real property, and may seek in the future to invest in real property to generate income and to provide itself with the potential for capital appreciation in the value of property owned.

      Real Estate-Related Businesses. The tax rules for qualification as a REIT will limit New FBR’s ability to expand its investments beyond its core direct and indirect investments in mortgage loans, mortgage-backed securities and real estate. Subject to those limits, however, New FBR will invest from time to time in businesses that provide services to real estate owners and operators. In many cases, these investments may provide higher returns than mortgage and real estate assets. For example, New FBR will initially hold an investment in Saxon Capital, Incorporated. Saxon Capital originates, purchases and securitizes mainly non-conforming first residential loans issued to borrowers with higher risk credit profiles. Saxon Capital also buys residential loans from banks, thrifts, credit unions and mortgage brokers, while its subsidiaries write subprime mortgages and handle loan servicing. Although Saxon Capital engages in business nationwide, almost a quarter of its loans are secured by property in California. Accordingly, New FBR may invest in real estate-related businesses in the future.

      Other Non-Real Estate Related Investments. Subject to maintaining qualification as a REIT, New FBR may invest from time to time in assets that are not related to the real estate business including those related to New FBR’s operation of FBR Group’s capital markets and asset management businesses. In this respect, New FBR will initially hold investments in MCG Capital Corporation, AmeriCredit Corporation, Franklin Bank Corporation and Oxford Finance Corporation.

      MCG Capital Corporation is a closed-end investment company that lends money to and invests in small and midsized firms with annual sales of less than $100 million. Its portfolio includes concerns such as community newspapers, magazine publishers, broadcast television stations, ISPs, competitive local exchange carriers (CLECs), wireless service providers and electronic security firms. As a business development company, MCG Capital is required to invest at least 70% of its assets in private or thinly traded U.S. public companies.

      AmeriCredit makes loans through franchised and independent car dealers to consumers buying late-model and new automobiles. Loans made through franchised dealers make up more than 95% of AmeriCredit’s loan portfolio. AmeriCredit focuses its business on consumers who have credit limitations or past credit trouble. It securitizes most of its loans, retaining the servicing and reinvesting the proceeds in new loans.

      Franklin Bank Corp. is a Texas-based savings and loan holding company, whose wholly owned subsidiary, Franklin Bank, S.S.B., is a Texas state savings bank that provides mortgage, commercial and retail banking products and services.

      Oxford Finance Corp is a specialty financial services company providing exclusively equipment loans to the life sciences industry.

      In addition to its direct investments, New FBR, through its subsidiaries, also plans to invest in marketable securities, bank investment securities, bank loans, investment partnerships and private debt. New FBR intends to seek investments in non-real estate related businesses when presented with the opportunity, subject to maintaining its REIT qualification.

Mortgage Securities

      New FBR will invest directly in fixed- and adjustable-rate residential mortgage-backed securities guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. New FBR will manage its residential mortgage-backed portfolio to provide a high risk-adjusted return on capital. New FBR typically invests in adjustable-rate mortgage-backed securities to reduce the overall interest rate sensitivity of the portfolio. New FBR will finance its investments in mortgage-backed securities primarily by entering into repurchase agreements to enhance the overall return on capital invested in this portfolio.

      Whole-Pool Mortgage-Backed Securities. New FBR will invest at least 55% of its assets in whole-pool mortgage-backed securities. Those securities represent the entire ownership interest in pools of mortgage loans made by lenders such as savings and loan institutions, mortgage bankers, and commercial banks. Various government, government-related and private organizations assemble the pools of loans for sale to investors such as New FBR.

      Mortgage-backed securities differ from other forms of traditional debt securities, which normally provide for periodic payments of interest in fixed amounts with principal payments at maturity or on specified call dates. Instead, mortgage-backed securities provide for a monthly payment that consists of both interest and principal. In effect, these payments are a “pass-through” of the monthly interest and principal payments made by borrowers on their mortgage loans, net of any fees paid to the issuer or guarantor of the securities.

      The investment characteristics of pass-through mortgage-backed securities differ from those of traditional fixed-income securities. The major differences include the payment of interest and principal on the mortgage-backed securities, as described above, and the possibility that principal may be prepaid on the mortgage-backed securities at any time due to prepayments on the underlying mortgage loans. These differences can result in significantly greater price and yield volatility than is the case with traditional fixed-income securities.

      Mortgage prepayments are affected by factors including the level of interest rates, general economic conditions, the location and age of the mortgage, and other social and demographic conditions. Generally prepayments on pass-through mortgage-backed securities increase during periods of falling mortgage interest rates and decrease during periods of rising mortgage interest rates. Reinvestment of prepayments may occur at higher or lower interest rates than the original investment, thus affecting the yield on New FBR’s investments.

      Initially, New FBR’s portfolio of residential mortgage-backed securities will consist almost entirely of adjustable rate, residential mortgage-backed securities. The residential mortgage-backed securities New FBR will own initially will be guaranteed by Freddie Mac, Fannie Mae, and Ginnie Mae.

      Federal Home Loan Mortgage Corporation, better known as “Freddie Mac,” is a privately owned government-sponsored enterprise created pursuant to Title III of the Emergency Home Finance Act of 1970. Freddie Mac’s principal activities currently consist of the purchase of mortgage loans or participation interests in mortgage loans and the resale of the loans and participations in the form of guaranteed mortgage-backed securities. Freddie Mac guarantees to holders of Freddie Mac certificates, such as New FBR, the timely payment of interest at the applicable pass-through rate and ultimate collection of all principal on the holder’s pro rata share of the unpaid principal balance of the underlying mortgage loans, but does not guarantee the timely payment of scheduled principal on the underlying mortgage loans. The obligations of Freddie Mac under its guarantees are solely those of Freddie Mac and are not backed by the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, the distributions made to New FBR would consist solely of payments and other recoveries on the underlying mortgage loans, and accordingly, monthly distributions to New FBR would be adversely affected by delinquent payments and defaults on those mortgage loans.

      Federal National Mortgage Association, better known as “Fannie Mae,” is a privately owned, federally chartered corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. Fannie Mae guarantees to registered holders of Fannie Mae certificates, such as New FBR, that it will distribute amounts representing scheduled principal and interest (at the rate provided by the Fannie Mae certificate) on the mortgage loans in the pool underlying the Fannie Mae certificate, whether or not received, and the full principal amount of any mortgage loan foreclosed or otherwise finally liquidated, whether or not the principal amount is actually received. The obligations of Fannie Mae under its guarantees are solely those of Fannie Mae and are not backed by the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, the distributions made to New FBR would consist solely of payments and other recoveries on the underlying mortgage loans, and accordingly, monthly distributions to New FBR would be adversely affected by delinquent payments and defaults on the mortgage loans.

      Government National Mortgage Association, better known as “Ginnie Mae,” is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Title III of the National Housing Act of 1934 authorizes Ginnie Mae to guarantee the timely payment of principal and interest on certificates that represent an interest in a pool of mortgages insured by the Federal Housing Administration under the Housing Act or partially guaranteed by the Veteran’s Administration under the Servicemen’s Readjustment Act of 1944 and other loans eligible for inclusion in mortgage pools underlying Ginnie Mae certificates. Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection.” An opinion, dated December 12, 1969, of an Assistant Attorney General of the United States provides that guarantees under section 306(g) of Ginnie Mae certificates of the type that New FBR may purchase are authorized to be made by Ginnie Mae and “would constitute general obligations of the United States backed by its full faith and credit.”

      Although New FBR will not own directly single-family or multifamily privately-issued certificates, some of the companies in which New FBR will be invested may own these certificates. New FBR may in the future invest in other companies that invest in these assets or may invest in them directly.

      Single-family and multifamily privately-issued certificates are pass-through certificates that are not issued or guaranteed by one of the agencies described above and that are backed by a pool of single-family or multifamily mortgage loans. Single-family and multifamily privately-issued certificates are issued by originators of, investors in, and other owners of mortgage loans, including savings and loan associations, savings banks, commercial banks, mortgage banks, investment banks and special purpose “conduit” subsidiaries of those institutions.

      While agency certificates are backed by the express obligation or guarantee of one of the agencies, as described above, single-family and multifamily privately-issued certificates are generally covered by one or more forms of private credit enhancements. Those credit enhancements provide an extra layer of loss coverage in the event that losses are incurred upon foreclosure sales or other liquidations of underlying mortgaged properties in amounts that exceed the equity holder’s equity interest in the property and result in realized losses. Forms of credit enhancements include, but are not limited to, limited issuer guarantees, reserve funds, private mortgage guaranty pool insurance, over-collateralization, and subordination.

      Commercial Mortgage Loans & CMBS. New FBR may invest from time to time in commercial mortgage loans and commercial mortgage-backed securities, commonly known as “CMBS.”

      New FBR may invest from time to time indirectly in commercial loans and CMBS through an investment in other companies that originate or acquire commercial mortgage loans or CMBS. In addition, New FBR may purchase commercial mortgage loans and CMBS directly.

      Commercial mortgage loans are loans secured by senior or subordinate liens on commercial or multifamily real estate. The characteristics of the commercial mortgage loans held by companies in which New FBR will be invested vary widely. Some of those companies’ commercial mortgage loan holdings are performing loans that can be securitized. However, some of the companies in which New FBR may invest in may own commercial mortgage loans that are not intended to be securitized.

      New FBR may invest directly, or the companies in which New FBR invests may invest, in commercial mortgage loans with borrowers who are delinquent in payments on the loans. A lender can purchase this kind of loan at a price less than the amount owed on the loan, which enables the lender to work out a forbearance plan or other restructuring. If an agreement cannot be made, the lender ultimately may foreclose on the loan, acquiring ownership of the commercial property.

      In addition to investing in commercial mortgage loans, some of the companies in which New FBR will be invested own CMBS. CMBS typically are divided into two or more classes, sometimes called “tranches.” Generally the most senior class or classes would be rated investment grade, which increases the marketability of the class. The junior, or subordinated, classes typically would include a non-investment grade rated class and an unrated, higher-yielding credit support class. The market for non-investment grade CMBS is limited, and holders of CMBS have incurred, and might in the future incur, significant losses if required to sell them as a result of margin calls or otherwise.

      To the extent that New FBR will hold interests in commercial mortgage loans and CMBS through its investments in other companies, New FBR must rely on the management of those other companies to make decisions with respect to the commercial mortgage loans and CMBS. In general, New FBR will have no ability to control those decisions. Moreover, the management of those other companies are not required to inform New FBR of their decisions, although to the extent the companies are reporting companies under the Exchange Act, they must file reports of material events with the SEC.

New FBR’s Conflict of Interest and Corporate Opportunism Policies

      New FBR will have a Code of Business Conduct and Ethics, containing policies on conflicts of interest and corporate opportunities. This Code will prohibit conflict of interest transactions as a matter of New FBR policy, except under guidelines approved by the board of directors. Specifically, the Code will provide that a conflict of interest occurs when:

•	New FBR transacts business or contracts with one of its non-subsidiary affiliates or with clients or proposed clients of its affiliates;

•	An employee, officer or director, or a member of his or her family, receives improper personal benefits as a result of his or her position at New FBR; or

•	New FBR makes loans to, or guarantees of obligations of, directors, officers, employees and their family members.

      The Code also prohibits employees, officers and directors from taking for themselves personally opportunities that are discovered through the use of corporate property, information or position without the consent of the board of directors. No employee, officer or director may use corporate property, information or position for improper personal gain, and no employee may compete with New FBR directly or indirectly. Under the Code, New FBR employees, officers and directors owe a duty to New FBR to advance its legitimate interests when the opportunity to do so arises.

      Any waiver of the Code for executive officers or directors may be made only by the board of directors or a board of directors committee and will be promptly disclosed to shareholders as required by law or stock exchange regulation.

Dividends

      The most recent quarterly dividend declared by FBR Asset was $1.25 per share of FBR Asset common stock payable on February 3, 2003 to FBR Asset shareholders of record as of December 27, 2002. In addition, on December 10, 2002, FBR Asset declared a special dividend of $0.30 per share payable on January 31, 2003 to FBR Asset shareholders of record as of December 27, 2002. FBR Asset’s current dividend is $5.00 per share of FBR Asset common stock on an annual basis. FBR Group historically has not declared any dividends on FBR Group common stock.

      In order to qualify as a REIT for U.S. federal income tax purposes, New FBR must distribute to its shareholders annually at least 90% of its taxable income, excluding the retained earnings of its taxable REIT subsidiaries. It is anticipated that, after the completion of the merger, New FBR will maintain the dividend policy of FBR Asset. The payment of dividends by New FBR, however, will be subject to approval and declaration by the New FBR board of directors, and will depend on a variety of factors, including business, financial and regulatory considerations.

Existing Repurchase Authorization

      As discussed under “Liquidity and Capital Resources of FBR Group, FBR Asset and New FBR,” FBR Group has a pre-existing stock repurchase authorization relating to purchases of shares of FBR Group Class A common stock. FBR Group will not be permitted to purchase additional FBR Group Class A common shares following the mailing of this joint proxy statement/prospectus through the date of the special meetings under the restrictions imposed under the SEC’s Regulation M. FBR Asset also has a pre-existing stock repurchase authorization relating to purchases of shares of FBR Asset common stock.

      FBR Group also may purchase shares of FBR Asset common stock prior to completion of the merger. Purchases of shares of FBR Asset common stock by FBR Group are not restricted under the SEC’s Regulation M and accordingly FBR Group may, depending upon market conditions and such other considerations which FBR Group may deem appropriate, purchase additional shares of FBR Asset common stock between the date of the mailing of this joint proxy statement/prospectus and the special meetings.

      Determinations by FBR Group and FBR Asset concerning future purchases of shares of FBR Group or FBR Asset common stock or by New FBR concerning purchases of shares of New FBR common stock following the consummation of the merger will be made based on market conditions and such other factors as management may deem appropriate at such time and consistent with applicable legal requirements.

Material U.S. Federal Income Tax Consequences of the Merger

      The following general discussion summarizes the anticipated material U.S. federal income tax consequences of the merger to holders of shares of FBR Group Class A common stock and holders of shares of FBR Asset common stock that exchange their shares for shares of New FBR Class A common stock in the merger and holders of shares of FBR Group Class B common stock that exchange their shares for shares of New FBR Class B common stock in the merger. This discussion addresses only those FBR Group shareholders and FBR Asset shareholders that hold their shares as a capital asset, and does not address all the U.S. federal income tax consequences that may be relevant to particular FBR Group shareholders and FBR Asset shareholders in light of their individual circumstances or to FBR Group shareholders and FBR Asset shareholders that are subject to special rules, such as:

•	financial institutions;

•	mutual funds;

•	tax-exempt organizations;

•	insurance companies;

•	dealers in securities or foreign currencies;

•	traders in securities that elect to apply a mark-to-market method of accounting;

•	foreign holders;

•	persons that hold their shares as a hedge against currency risk or as part of a straddle, constructive sale or conversion transaction; or

•	holders that acquired their shares upon the exercise of stock options or otherwise as compensation.

      The following discussion is not binding on the Internal Revenue Service. It is based upon the Internal Revenue Code, laws, regulations, rulings and decisions in effect as of the date of this joint proxy statement/prospectus, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws, and U.S. federal laws other than U.S. federal income tax laws, are not addressed.

      Holders of FBR Group and FBR Asset common stock are strongly urged to consult their tax advisors as to the specific tax consequences to them of the merger, including the applicability and effect of U.S. federal, state and local and foreign income and other tax laws in their particular circumstances.

      The parties have structured the merger so that it is anticipated that the merger will be a reorganization for U.S. federal income tax purposes. It is a condition to the completion of the merger that FBR Group receive an opinion from Wachtell, Lipton, Rosen & Katz, and FBR Asset receive an opinion of Hogan & Hartson L.L.P., in each case dated the closing date of the merger, to the effect that (1) the merger of FBR Asset with and into New FBR and the merger of FBR Group with and into New FBR will each qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and (2) the merger of FBR Group with and into New FBR will not be treated as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code. The opinions will be based on customary assumptions and customary representations made by, among others, FBR Group, FBR Asset and New FBR. An opinion of counsel represents counsel’s best legal judgment and is not binding on the Internal Revenue Service or any court. No ruling has been, or will be, sought from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger. If any of the factual assumptions or representations relied upon in the opinions of counsel are inaccurate, the opinions may not accurately describe the tax treatment of the merger, and this discussion may not accurately describe the tax consequences of the merger.

      In addition, in connection with the filing of the registration statement, Wachtell, Lipton, Rosen & Katz and Hogan & Hartson L.L.P. have delivered to FBR Group and FBR Asset, respectively, their opinions, dated the date of this joint proxy statement/prospectus, that (1) the merger of FBR Asset with and into New FBR and the merger of FBR Group with and into New FBR will each qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and (2) the merger of FBR Group with and into New FBR will not be treated as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code. Accordingly, holders of shares of FBR Group Class A common stock and holders of FBR Asset common stock that exchange their shares for shares of New FBR Class A common stock in the merger and holders of shares of FBR Group Class B common stock that exchange their shares for shares of New FBR Class B common stock in the merger will not recognize gain or loss for U.S. federal income tax purposes (except with respect to any cash received by holders of shares of FBR Asset common stock instead of a fractional share of New FBR common stock). Each holder’s aggregate tax basis in New FBR common stock received in the merger will be the same as that holder’s aggregate tax basis in FBR Group or FBR Asset common stock surrendered in the merger in exchange therefor, decreased, in the case of a holder of FBR Asset common stock by the amount of any tax basis allocable to any fractional share interest for which cash is received. The holding period of the New FBR common stock received in the merger by a holder of FBR Group or FBR Asset common stock will include the holding period of FBR Group or FBR Asset common stock that the holder surrendered in the merger in exchange therefor.

      A holder of FBR Asset common stock that receives cash in lieu of a fractional share of New FBR common stock will recognize gain or loss equal to the difference between the amount of cash received and that holder’s tax basis in New FBR common stock that is allocable to the fractional share of New FBR common stock. That gain or loss generally will constitute capital gain or loss. In the case of an individual shareholder, any capital gain generally will be long-term capital gain, subject to tax at a maximum rate of 20%, if the individual has held his or her FBR Asset common stock for more than one year on the closing date of the merger. The deductibility of capital losses is subject to limitations for both individuals and corporations.

      Payments to holders of FBR Asset common stock in connection with the merger may be subject to “backup withholding” at a rate of 30%, unless a holder (1) provides a correct taxpayer identification number (which, for an individual shareholder, is the shareholder’s social security number) and any other required information to the exchange agent, or (2) is a corporation or comes within certain exempt categories and, when required, demonstrates that fact and otherwise complies with applicable requirements of the backup withholding rules. An FBR Asset shareholder who does not provide a correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against the shareholder’s U.S. federal income tax liability.

Accounting Treatment

      The merger will be accounted for as a purchase of FBR Asset by FBR Group using the purchase method of accounting. FBR Group was determined to be the accounting acquiror based on a number of factors, including, among other things, (1) that the owners of FBR Group would have 55% of the voting rights in New FBR, (2) that the combined board of directors of New FBR will be comprised of a majority from FBR Group’s board of directors, and (3) that, based on the terms of the exchange of equity securities and market prices at the date of the merger announcement, FBR Group is effectively paying a 22% premium over the market price of FBR Asset common stock. The purchase price based on the price per share of FBR Group common stock two days before and after November 15, 2002 will be allocated to FBR Asset’s identifiable assets and liabilities based on their estimated fair market values at the date of the completion of the merger, and any excess of the purchase price over those fair market values will be accounted for as goodwill. The results of final valuations of intangible and other assets and the finalization of any potential plans of restructuring have not yet been completed. We may revise the allocation of the purchase price when additional information becomes available.

Regulatory Matters

      Certain regulatory requirements imposed by U.S. and foreign regulatory authorities must be complied with before the merger is completed. FBR Group and FBR Asset are not aware of any material governmental consents or approvals that are required prior to the completion of the merger other than those described below. We have agreed that, if any additional governmental consents and approvals are required, we each shall use our commercially reasonable efforts to obtain these consents and approvals.

      Under the HSR Act and the rules promulgated under it by the U.S. Federal Trade Commission, which we refer to as the FTC, the merger cannot be completed until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the U.S. Department of Justice, which we refer to as the Antitrust Division, and the specified waiting periods have expired or been terminated. FBR Group and FBR Asset filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on December 17 and December 20, 2002, respectively. On January 6, 2003, the FTC granted FBR Group and FBR Asset early termination of the waiting period applicable to the merger.

      In addition, completion of the merger is conditioned upon the approval of the Board of Governors of the Federal System of an application by New FBR and its taxable REIT subsidiaries under Section 3(a)(1) of the Bank Holding Company Act to become bank holding companies and elect to be treated as financial holding companies or the non-objection of the Office of the Comptroller of the Currency under the Change of Bank Control Act for New FBR and its taxable REIT subsidiaries to control FBR National Bank & Trust (the “Bank”) if the Bank restructures its operations prior to the merger.

      The merger is also subject to the approval of or notice to certain state and foreign regulatory and self-regulating authorities, including the National Association of Securities Dealers, Inc. and the United Kingdom Securities and Futures Authority. FBR Group and FBR Asset conduct operations in a number of jurisdictions where other regulatory filings or approvals may be required or advisable in connection with the completion of the merger. Under the merger agreement, we are required to obtain these approvals prior to completing the merger, unless the failure to obtain the approvals would not have a material adverse effect on New FBR after completion of the merger. FBR Group and FBR Asset are currently reviewing whether filings or approvals may be required or advisable in those jurisdictions that may be material to FBR Group and FBR Asset and have made or will make regulatory filings in those jurisdictions.

      It is possible that any of the regulatory authorities with which filings are made may seek regulatory concessions as conditions for granting approval of the merger. Under the merger agreement, each of FBR Group and FBR Asset has agreed to use its commercially reasonable efforts to complete the merger, including to gain clearance from antitrust and competition authorities and to obtain other required approvals. However, neither FBR Group nor FBR Asset nor any of their respective subsidiaries is required to hold separate or divest any of their businesses or assets, or to take, or to agree to take, any action or agree to any limitation that could reasonably be expected to have a material adverse effect on their respective companies after giving effect to the merger or to impair substantially the benefits that FBR Group and FBR Asset expected to realize from the merger at the time they entered into the merger agreement. Also, with the exception of FBR Group’s interest in FBR National Bank & Trust, neither FBR Group nor FBR Asset is required to agree to any divestiture, to hold separate any business or to take any other action that is not conditional on the completion of the merger.

      Prior to completing the merger, FBR Group and FBR Asset are required to obtain antitrust approvals of any other regulatory authorities if the failure to obtain antitrust approvals of those regulatory authorities would have a material adverse effect on their respective companies after the completion of the merger.

      Although we do not expect regulatory authorities to raise any significant objections in connection with their review of the merger, we cannot assure you that we will obtain all required regulatory approvals or that these regulatory approvals will not contain terms, conditions or restrictions that would be detrimental to New FBR after the completion of the merger.

Appraisal Rights

      Under the Virginia Stock Corporation Act, neither FBR Group shareholders nor FBR Asset shareholders will have any appraisal rights as a result of the merger.

Resale of New FBR Common Stock

      New FBR common stock issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act, except for shares of New FBR common stock issued to any FBR Group shareholder or FBR Asset shareholder that is, or is expected to be, an “affiliate” of FBR Group or FBR Asset, as applicable, for purposes of Rule 145 under the Securities Act. Persons that may be deemed to be affiliates of FBR Group or FBR Asset for those purposes generally include individuals or entities that control, are controlled by, or are under common control with, FBR Group or FBR Asset, respectively, and include the directors of FBR Group and FBR Asset, respectively.

      This joint proxy statement/ prospectus does not cover resales of New FBR common stock received by any person upon completion of the merger, and no person is authorized to make any use of this joint proxy statement/ prospectus in connection with any resale.

DESCRIPTION OF THE TRANSACTION AGREEMENTS

      The following summaries of the transaction agreements are qualified by reference to the complete text of the agreements, which are attached as Annexes A through F to this joint proxy statement/ prospectus and are incorporated by reference in this joint proxy statement/ prospectus.

The Merger Agreement

Structure of the Merger

      To accomplish the combination of the businesses of FBR Group and FBR Asset, FBR Asset has formed a new subsidiary, Forest Merger Corporation (which we refer to as “New FBR”). Subject to the terms and conditions of the merger agreement, FBR Asset will be merged with and into New FBR, with New FBR as the surviving corporation and, immediately following the completion of that merger, FBR Group will be merged with and into New FBR, with New FBR as the surviving corporation. We refer to the FBR Group merger and the FBR Asset merger collectively as the “merger” in this joint proxy statement/ prospectus.

      Upon completion of the merger, the name of the surviving corporation will be changed to “Friedman, Billings, Ramsey Group, Inc.”

Closing; Completion of the Merger

      The completion of the merger will occur no later than the second business day after the satisfaction or waiver of the conditions set forth in the merger agreement or at another date or time as may be agreed to in writing by FBR Group and FBR Asset. If the merger agreement is approved at the special meetings, FBR Group and FBR Asset currently expect to complete the merger as soon as practicable following receipt of each of the shareholder approvals.

      Upon completion of the merger, the articles of incorporation of New FBR will be amended and restated. Forms of the amended and restated articles of incorporation and the bylaws of New FBR are attached to this joint proxy statement/ prospectus as Annexes G and H, respectively.

Merger Consideration

      When the merger is completed,

•	holders of shares of FBR Asset common stock will receive, for each share of FBR Asset common stock issued and outstanding immediately before completion of the merger (other than any shares held directly (and not through subsidiaries) by FBR Group or FBR Asset at the time of completion of the merger), 3.65 shares of New FBR Class A common stock and cash in lieu of fractional shares;

•	holders of shares of FBR Group Class A common stock will receive, for each share of FBR Group Class A common stock issued and outstanding immediately before completion of the merger (other than any shares held directly (and not through subsidiaries) by FBR Group or FBR Asset at the time of completion of the merger), one share of New FBR Class A common stock; and

•	holders of shares of FBR Group Class B common stock will receive, for each share of FBR Group Class B common stock issued and outstanding immediately before completion of the merger (other than any shares held directly (and not through subsidiaries) by FBR Group or FBR Asset at the time of completion of the merger), one share of New FBR Class B common stock.

      Following completion of the transaction, shares of New FBR Class A common stock will be entitled to one vote per share and shares of New FBR Class B common stock will be entitled to three votes per share.

      Holders of shares of FBR Asset common stock will not receive certificates representing fractional shares of New FBR Class A common stock. Instead, each holder of shares of FBR Asset common stock otherwise entitled to a fractional share interest in New FBR will be paid an amount in cash equal to the holder’s proportionate interest in the proceeds from the sale or sales in the open market by the exchange agent, on behalf of all those holders, of the aggregate fractional shares of New FBR Class A common stock.

      Upon completion of the merger, the outstanding shares of FBR Asset common stock, FBR Group Class A common stock and FBR Group Class B common stock will evidence only the right to receive the merger consideration, and those shares will be cancelled and will cease to exist.

Exchange of Stock Certificates for New FBR Stock Certificates

      New FBR has appointed American Stock Transfer & Trust Company to act as exchange agent for the purpose of paying the merger consideration in the merger. New FBR will make available to the exchange agent, upon or before the completion of the merger, shares of New FBR Class A common stock and New FBR Class B common stock for that purpose.

      As soon as practicable after the completion of the merger, the exchange agent will mail to each holder of record of outstanding FBR Asset common stock, FBR Group Class A common stock or FBR Group Class B common stock a letter of notification describing (1) the merger consideration to be issued to the holder and (2) the procedures for surrendering stock certificates in exchange for new certificates representing New FBR Class A common stock or New FBR Class B common stock, as applicable.

Treatment of FBR Group and FBR Asset Stock Options

      Upon completion of the merger, each outstanding and unexercised option to purchase FBR Asset common stock will be automatically converted into an option to purchase New FBR Class A common stock. The substituted New FBR stock option will permit its holder to purchase a number of shares of New FBR Class A common stock equal to the number of shares of FBR Asset common stock that could have been purchased under the corresponding FBR Asset stock option multiplied by 3.65 (rounded to the nearest whole share). The exercise price per share of New FBR Class A common stock of the substituted option will be equal to the per-share option exercise price specified in the FBR Asset stock option divided by 3.65 (rounded down to the nearest whole cent).

      Upon completion of the merger, each outstanding and unexercised option to purchase FBR Group Class A common stock will be automatically converted into an option to purchase a number of shares of New FBR Class A common stock equal to the number of shares of FBR Group Class A common stock subject to the option at an exercise price per share equal to the per-share option exercise price specified in the FBR Group stock option before the conversion.

Board of Directors and Officers of New FBR

      The directors of New FBR immediately following completion of the merger will consist of the current members of FBR Group and FBR Asset boards of directors: Daniel J. Altobello, Eric F. Billings, Emanuel J. Friedman, Peter A. Gallagher, Stephen D. Harlan, Russell C. Lindner, W. Russell Ramsey, Wallace L. Timmeny and John T. Wall. Each of these individuals will hold office until the earlier of the director’s resignation or removal or until a successor is duly elected and qualified, as the case may be. The officers of FBR Group immediately prior to the completion of the merger will be the initial officers of New FBR following completion of the merger, each to hold office until the earlier of the officer’s resignation or removal or until a successor is duly elected and qualified, as the case may be.

      Unless prohibited by the requirements of applicable law or the standards of any applicable domestic or foreign industry self-regulatory organization, New FBR will include Messrs. Gallagher, Harlan and Lindner in the management slate of nominees for election at the next annual or special meeting, each to fill a directorship position for a term ending at the subsequent annual meeting of shareholders of New FBR. In addition, each of Messrs. Friedman and Billings have entered into a shareholder agreement and agreed, among other things, to vote, or cause to be voted, all New FBR Class A common stock and New FBR Class B common stock beneficially owned by him in favor of the election of each of Messrs. Gallagher, Harlan and Lindner to the New FBR board of directors at the 2003 annual meeting of the shareholders of New FBR. Other terms of the shareholder agreements are described under “— The Shareholder Agreements.”

REIT Qualification

      FBR Asset will:

•	not elect to treat New FBR as a taxable REIT subsidiary; and

•	maintain ownership of 100% of New FBR common stock and any other equity securities of New FBR at all times prior to the completion of the merger.

      New FBR will:

•	succeed to FBR Asset’s REIT election and file its U.S. federal income tax return as a REIT for the taxable year ending on December 31st of the calendar year in which the closing date of the merger falls;

•	timely make, and cause each first-tier subsidiary of FBR Group in existence immediately prior to the completion of the merger to join in timely making, a joint election under Section 856(l)(1) of the Internal Revenue Code on Form 8875 (or a successor form) to treat each first-tier subsidiary of FBR Group in existence immediately prior to the completion of the merger as a taxable REIT subsidiary effective as of the completion of the merger; and

•	not make a deemed sale election under Treasury Regulation Section 1.337(d)-7T(c) with respect to the assets of FBR Group.

Representations and Warranties of FBR Group and FBR Asset

      The merger agreement contains customary representations and warranties by each of FBR Group and FBR Asset relating to, among other things:

•	due organization and good standing;

•	authorization to enter into the merger agreement and required shareholder approvals to complete the merger;

•	enforceability of the merger agreement;

•	compliance with SEC reporting requirements;

•	required governmental and third-party consents;

•	no breach of organizational documents or material agreements as a result of the merger agreement or the completion of the merger;

•	receipt of opinion of financial advisor;

•	payment of fees of brokers, finders and investment bankers;

•	accuracy of information contained in the documents to be filed with the SEC or any other regulatory authority;

•	capital structure;

•	absence of defaults under certain contracts;

•	exemption from anti-takeover statutes;

•	tax matters (including qualification as a REIT for FBR Asset);

•	permits and licenses;

•	compliance with laws;

•	no changes since January 1, 2002 that would have a material adverse effect;

•	no material legal proceedings;

•	no material undisclosed liabilities;

•	no dissenters’ rights; and

•	intellectual property.

      The merger agreement also contains additional customary representations and warranties made by FBR Group relating to, among other things:

•	ownership of FBR Asset capital stock;

•	compliance with reporting requirements of regulatory entities;

•	disclosure of related party transactions;

•	compliance with Section 15(f) of the Investment Company Act;

•	ownership of banking organizations;

•	maintenance of key-man life insurance;

•	employee matters, including appropriate funding of employee benefit plans and compliance with applicable regulations;

•	derivative instruments; and

•	investment advisory activities.

      The merger agreement also contains additional customary representations and warranties made by FBR Asset relating to, among other things:

•	inapplicability of the Investment Company Act;

•	New FBR capital stock and actions taken by New FBR; and

•	absence of employee compensation and benefit plans.

     Conduct of Business of FBR Group and FBR Asset Pending the Merger

      Under the merger agreement, each of FBR Group and FBR Asset has agreed that, during the period before the completion of the merger, except as expressly contemplated by the merger agreement, it will, and will cause its subsidiaries to:

•	conduct its operations only in the ordinary course of business consistent with past practice;

•	seek to preserve intact its current business organizations;

•	seek to keep available the service of its current officers; and

•	seek to preserve its relationship with customers, suppliers and others having business dealings with it, in each case as determined in good faith by the FBR Group board of directors or the FBR Asset board of directors, as the case may be.

      In addition, pending the merger, each of FBR Group and FBR Asset has agreed that, without the other party’s written consent or except as otherwise expressly contemplated by the merger agreement, it will not, and will cause its subsidiaries not to, among other things:

•	amend its organizational documents;

•	authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including any stock options or stock appreciation rights);

•	classify or reclassify any unissued shares of stock;

•	declare, set aside or pay any dividend or make any other distribution, or redeem or otherwise acquire any securities or any securities of any of its subsidiaries, except that FBR Asset may make distributions equal to the greater of (1) FBR Asset’s regular quarterly dividends of $1.25 per share of FBR Asset common stock or (2) such distributions as may be required to cause FBR Asset to have distributed 100% of its taxable income for the taxable year ended December 31, 2002 as may be necessary to maintain FBR Asset’s status as a REIT and to prevent FBR Asset from incurring any liability for taxes with respect to undistributed income for the taxable year under Section 857(b) and Section 4981 of the Internal Revenue Code;

•	change any of the accounting principles or practices used by it and maintain its books and records other than in accordance with GAAP consistently applied, except as required as a result of a change in law or in GAAP;

•	take any action, or omit to take any action, which action or omission could reasonably be expected to terminate or jeopardize FBR Asset’s continuing status as a REIT or New FBR’s ability to qualify as a REIT following completion of the merger or would subject FBR Asset or New FBR to any U.S. federal income or excise tax;

•	enter into any agreement with an affiliate on terms less favorable to it than the terms that would be obtained in an agreement with a third party on an arm’s-length basis;

•	materially increase any compensation or enter into or materially amend any employment, severance or other arrangement with any of its officers, directors or employees earning more than $250,000 per annum, other than as required by law or any contract or existing plan or in connection with new hires; or

•	adopt any new employee benefit plan or materially amend any existing plans or rights, other than as required by law.

     Additional Covenants Pending Completion of the Merger

      Each of FBR Group, FBR Asset and New FBR, if applicable, has agreed that it will, among other things:

•	use commercially reasonable efforts to cause the completion of the merger to occur as soon as practicable after the shareholder votes with respect to the merger;

•	take all necessary actions in case at any time after the completion of the merger any further action is necessary to carry out the purposes of the merger agreement;

•	use commercially reasonable efforts to obtain consents, approvals or waivers of all third parties and regulatory authority necessary, proper or advisable for the completion of the transactions contemplated by the merger agreement;

•	consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all regulatory authority and other third parties necessary or advisable to consummate the transactions contemplated by the merger agreement and apprising the other party of the status of matters relating to the completion of the transactions contemplated by the merger agreement;

•	consult with each other and give each other reasonable advance notice before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by the merger agreement;

•	cooperate in the prompt preparation and the filing with the SEC of the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part;

•	take all actions necessary in accordance with applicable law and its articles of incorporation and bylaws to convene a meeting of its shareholders as promptly as practicable to consider and vote upon the transactions contemplated by the merger agreement;

•	take all actions necessary to ensure that upon completion of the merger the New FBR board of directors will consist of the current members of the FBR Group and FBR Asset boards of directors; and

•	promptly advise the other party upon learning of any change or event having or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on it or that it believes would, or would be reasonably expected to, cause or constitute a material breach of any of its representations, warranties or covenants contained in the merger agreement that would reasonably be expected to result in a failure of certain conditions set forth in the merger agreement to be satisfied.

      FBR Group has agreed further that it will, among other things:

•	include in this joint proxy statement/prospectus the recommendation of the FBR Group board of directors and its special committee that FBR Group shareholders approve the merger agreement and the transactions contemplated by the merger agreement;

•	cast or cause to be cast all votes attributable to shares of FBR Asset common stock owned of record by FBR Group or any of its subsidiaries, at any annual or special meeting of FBR Asset shareholders or in connection with any written consent or other vote of the FBR Group shareholders, (1) in favor of approval of the merger agreement and the transactions contemplated by the merger agreement and (2) against approval or adoption of any action or agreement (other than the merger agreement or the transactions contemplated by the merger agreement) made or taken in opposition to or in competition with the merger;

•	deliver to FBR Asset and New FBR a study of a nationally recognized independent accounting firm mutually acceptable to FBR Asset and FBR Group, dated as of the closing date of the merger, stating the estimated amount of current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) that FBR Group will have as of the completion of the merger and that, with respect to New FBR immediately following the completion of the merger, will be treated as “earnings and profits accumulated in any non-REIT year” within the meaning of Section 857(a)(2)(B) of the Internal Revenue Code; and

•	manage FBR Asset, during the period from the date of the merger agreement until the completion of the merger, pursuant to the terms of the management agreement, as amended by the agreement to extend the management agreement, in a manner consistent with past practices.

      FBR Asset has agreed further that it will, among other things:

•	include in this joint proxy statement/prospectus the recommendation of the FBR Asset board of directors and of its special committee that FBR Asset shareholders approve the merger agreement and the transactions contemplated by the merger agreement;

•	use its commercially reasonable efforts to cause New FBR to take all actions necessary and appropriate to complete the merger, including, causing shares of New FBR Class A common stock to be issued in the merger and shares of New FBR Class A common stock issuable upon conversion of New FBR Class B common stock to be issued in the merger to be approved for listing on the New York Stock Exchange; and

•	cause New FBR not to incur any obligations or conduct any business except as necessary and appropriate to effect the completion of the merger in accordance with the merger agreement.

      New FBR has further agreed that it will, among other things:

•	on or before December 31st of the calendar year in which the completion of the merger falls, pay a cash dividend to its shareholders in an amount sufficient so that New FBR meets the requirements of Section 857(a)(2)(B) of the Internal Revenue Code in the taxable year in which the closing date of the merger falls;

•	take all actions necessary and appropriate to complete the merger, including, causing shares of New FBR Class A common stock to be issued in the merger and shares of New FBR Class A common stock issuable upon conversion of shares of New FBR Class B common stock to be issued in the merger to be approved for listing on the New York Stock Exchange; and

•	not incur any obligations or conduct any business except as necessary and appropriate to effect the completion of the merger in accordance with the merger agreement.

     Pre-Merger Dividends

      Under the merger agreement, FBR Asset is permitted to pay distributions equal to the greater of (1) regular quarterly dividends of $1.25 per share of FBR Asset common stock or (2) distributions as may be required to cause FBR Asset to have distributed 100% of its taxable income for the taxable year ended December 31, 2002 as may be necessary to maintain FBR Asset’s status as a REIT and to prevent FBR Asset from incurring any liability for taxes with respect to undistributed income for the taxable year under Section 857(b) and Section 4981 of the Internal Revenue Code. On December 10, 2002, FBR Asset declared a quarterly dividend of $1.25 per share of FBR Asset common stock payable on February 3, 2003 to FBR Asset shareholders of record as of December 27, 2002. In addition, on December 10, 2002, FBR Asset declared a special dividend of $0.30 per share payable on January 31, 2003 to FBR Asset shareholders of record as of December 27, 2002. FBR Asset does not plan to declare and pay any further regular quarterly dividends if the merger is completed before [●] [●], [●]. If the merger is completed after [●] [●], [●], FBR Asset currently intends to continue to pay regular quarterly dividends for any additional quarterly periods ending before the completion of the merger.

      Under the merger agreement, FBR Group is prohibited from making any dividends or distributions prior to completion of the merger.

     Conditions to the Merger

Conditions to Each Party’s Obligations to Effect the Merger

      The obligations of FBR Group and FBR Asset to complete the merger are subject to the satisfaction or, where permissible, waiver of the following conditions:

•	approval of the merger agreement by FBR Group shareholders and FBR Asset shareholders;

•	each of FBR Group and FBR Asset will have received an opinion from Wachtell, Lipton, Rosen & Katz and Hogan & Hartson L.L.P., respectively, dated the closing date of the merger, relating to the U.S. federal income tax treatment of the merger;

•	the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part will have become effective and will not be the subject of any stop order or proceedings by the SEC seeking a stop order;

•	the New York Stock Exchange will have approved for listing the shares of New FBR Class A common stock to be issued in the merger and reserved for issuance upon conversion of shares of New FBR Class B common stock to be issued in the merger, subject to official notice of issuance;

•	each of FBR Group, FBR Asset and New FBR will have received an opinion from Hunton & Williams, dated as of the closing date of the merger, relating to the REIT status of New FBR for the taxable year in which the merger occurs;

•	except as would not reasonably be expected to have an FBR Group material adverse effect or an FBR Asset material adverse effect, as described below, all approvals, consents and authorizations of, filings and registrations with, and applications and notifications to all third parties and regulatory authorities required for the completion of the merger will have been obtained or made and will be in full force and effect and all waiting periods required by applicable law will have expired; and

•	no statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or enforced by any regulatory authorities that has the effect of making the completion of the merger illegal or prevents or prohibits completion of the merger.

      As used in the merger agreement, “material adverse effect,” when used in reference to FBR Group or FBR Asset, means any change or effect that, individually or in the aggregate, is or would reasonably be expected to be materially adverse to (1) the business, results of operations or financial condition of FBR Group or FBR Asset, as applicable, and its subsidiaries, taken as a whole, other than any change or effect arising out of a decline or deterioration in the economy in general or the industry in which FBR Group or FBR Asset, as applicable, and its subsidiaries operate, or (2) the ability of FBR Group or FBR Asset, as applicable, to consummate the transactions contemplated by the merger agreement without material delay.

     Conditions to the Obligations of FBR Group to Effect the Merger

      The obligations of FBR Group to complete the merger are subject to the satisfaction or, where permissible, waiver of the following conditions:

•	material accuracy of the representations and warranties of FBR Asset contained in the merger agreement, except that any failure of a representation and warranty of FBR Asset to be accurate of which FBR Group had knowledge as of the date of the merger agreement will not be deemed a breach of such representation and warranty;

•	performance by FBR Asset in all material respects of its obligations under the merger agreement;

•	receipt by FBR Asset of a certificate of a senior officer of FBR Group certifying to each of the foregoing; and

•	receipt by New FBR and FBR Group of an opinion from Hunton & Williams, dated the closing date of the merger, relating to the REIT status of FBR Asset.

     Conditions to the Obligations of FBR Asset to Effect the Merger

      The obligations of FBR Asset to complete the merger are subject to the satisfaction or, where permissible, waiver of the following conditions:

•	material accuracy of the representations and warranties of FBR Group contained in the merger agreement;

•	performance by FBR Group in all material respects of its obligations under the merger agreement; and

•	receipt by FBR Asset of a certificate of a senior officer of FBR Group certifying to each of the foregoing.

     No Solicitation by FBR Group or FBR Asset

      Each of FBR Group and FBR Asset has agreed that, except as described below, it will not, and will use its commercially reasonable efforts to cause its officers, directors, employees, affiliates, agents and representatives not to, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information or offer access to its properties, books or records to, any person or group (other than to the other party or any designees of the other party) concerning any “competing transaction.”

      For purposes of the merger agreement, a competing transaction means any of the following (other than the transactions contemplated by the merger agreement) with respect to FBR Group or FBR Asset, as applicable, or any of its material subsidiaries:

•	any tender offer or exchange offer, or any other proposal for the acquisition of a substantial equity interest, or of a substantial portion of the applicable company’s assets; or

•	any merger, consolidation or other business combination or similar transaction.

      However, each of FBR Group or FBR Asset may furnish information and access to a third party, in each case only in response to an unsolicited written proposal that constitutes, or that its board of directors or its special committee, after consultation with its financial advisors, determines is reasonably likely to lead to, a superior proposal. Before providing any such information or access to a third party, FBR Group or FBR Asset, as applicable, must first enter into a confidentiality agreement with the third party on terms no less favorable to it than the terms of the confidentiality agreement, dated October 7, 2002, between FBR Group and FBR Asset. FBR Group or FBR Asset, as applicable, may then participate in discussions and negotiate with the person or group making the proposal. FBR Group or FBR Asset, as applicable, must provide a copy of the written superior proposal (which will identify the third party making the proposal), and any amendments to the proposal to the other party, within one business day after receiving the written proposal and must keep the other party promptly advised of material developments.

      For purposes of the merger agreement, a “superior proposal” means, with respect to FBR Group or FBR Asset, any bona fide proposal relating to a competing transaction that is on terms which its board of directors or its special committee determines, in its good faith judgment, after consulting with an independent financial advisor of nationally recognized reputation, and taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the third party making the proposal, (1) to be more favorable to its shareholders than the merger and (2) is reasonably capable of being consummated.

      In addition, the merger agreement does not prevent FBR Group or FBR Asset, or its board of directors or its special committee, from:

•	taking, and disclosing to its shareholders, a position complying with Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act with respect to a competing transaction; or

•	making any disclosure to its shareholders, if, in the good faith judgment of its board of directors or its special committee, after receiving advice of outside legal counsel, failure to make such disclosure would be reasonably likely to constitute a breach of its fiduciary duties to the corporation or its shareholders under applicable law (including a duty of candor) or otherwise be a violation of any applicable law.

      Except as described below, neither the board of directors of FBR Group or FBR Asset, as applicable, nor any of its committees may:

•	withdraw or modify its recommendation that its shareholders approve the merger agreement, or

•	approve or recommend, or authorize or cause FBR Group or FBR Asset, as applicable, to enter into any agreement or letter of intent with respect to, any competing transaction (other than a confidentiality agreement on the terms described above).

      Nevertheless, prior to the special meeting of the applicable company’s shareholders to approve the merger, the special committees or board of directors of FBR Group or FBR Asset, as applicable, after consultation with its outside legal counsel and independent financial advisor, may withdraw or modify its recommendation that its shareholders approve the merger agreement and may authorize and cause FBR Group or FBR Asset, as applicable, to enter into an agreement with respect to, or approve or recommend, a superior proposal.

      However, prior to or concurrently with the execution of any agreement relating to a superior proposal, FBR Group or FBR Asset, as applicable, must terminate the merger agreement under the terms of the merger agreement and pay, or cause to be paid, to the other party the termination fee discussed under “— Expenses; Termination Fees.”

Termination of the Merger Agreement

Right to Terminate

      The merger agreement may be terminated at any time before completion of the merger, whether before or after approval of the merger agreement and the merger by the FBR Group shareholders or the FBR Asset shareholders, as follows:

•	by mutual written consent of FBR Group, FBR Asset and New FBR;

•	by either FBR Group or FBR Asset if:

•	any regulatory authority issues an order, decree, ruling or takes any other action permanently restraining, enjoining or otherwise prohibiting the merger, and the order, decree ruling or other action becomes final and nonappealable, except that a party may not terminate the merger agreement pursuant to this provision if that party has failed to fulfill its obligations to use commercially reasonable efforts to take all actions and to do all things reasonably necessary, proper or advisable under applicable laws and regulations to complete the merger agreement;

•	the merger is not completed prior to July 31, 2003, except that neither FBR Group nor FBR Asset may terminate the merger agreement if its breach is the reason that the merger has not been completed; or

•	the required approval of the merger agreement by FBR Asset shareholders or FBR Group shareholders is not obtained at the applicable special meeting.

•	by FBR Group:

•	if, prior to the completion of the merger, the FBR Asset board of directors or its special committee (1) has withdrawn or modified in any manner adverse to FBR Group its approval or recommendation of the merger agreement, (2) has approved or recommended another offer or an agreement to effect a proposal made by a third party (other than an affiliate of FBR Group) to effect a competing transaction, (3) has resolved to effect any of the foregoing or (4) for any reason fails to hold the FBR Asset special meeting by July 20, 2003;

•	if, prior to the completion of the merger, the FBR Group board of directors or its special committee approves or recommends another offer or an agreement to effect a superior proposal made by a third party and FBR Group has paid to FBR Asset the termination fee discussed under “— Expenses; Termination Fees — FBR Group Termination Fee;” or

•	upon a violation or breach by FBR Asset of any agreement, covenant, representation or warranty so that the conditions to the completion of the merger would be incapable of being satisfied and such violation or breach has not been waived by FBR Group nor cured by FBR Asset prior to the earlier of (1) 30 business days after the giving of written notice to FBR Asset of the breach and (2) July 31, 2003.

•	by FBR Asset:

•	if, prior to the completion of the merger, the FBR Group board of directors or its special committee (1) has withdrawn or modified in any manner adverse to FBR Asset its approval or recommendation of the merger agreement, (2) has approved or recommended another offer or an agreement to effect a proposal made by a third party (other than an affiliate of FBR Asset) to effect a competing transaction, (3) has resolved to effect any of the foregoing or (4) for any reason fails to hold the FBR Group special meeting by July 20, 2003;

•	if, prior to the completion of the merger, the FBR Asset board of directors or its special committee approves or recommends another offer or an agreement to effect a superior proposal made by a third party and FBR Asset has paid to FBR Group the termination fee discussed under “— Expenses; Termination Fees — FBR Asset Termination Fee;” or

•	upon a violation or breach by FBR Group of any agreement, covenant, representation or warranty contained in the merger agreement so that the conditions to the completion of the merger would be incapable of being satisfied, and such violation or breach has not been waived by FBR Asset nor cured by FBR Group prior to the earlier of (1) 30 business days after the giving of written notice to FBR Group of the breach and (2) July 31, 2003.

     Special Termination Right

      In addition, the merger agreement provides that, if the average closing stock price of FBR Group Class A common stock for the 10 trading days prior to the shareholders meetings is greater than $10.55 per share, FBR Group will have the right to terminate the merger agreement, and that, if the average closing stock price of FBR Group Class A common stock for the 10 trading days prior to the shareholders meetings is less than $8.75 per share, FBR Asset will have the right to terminate the merger agreement. Even if these termination rights arise, they may be waived by the special committee of FBR Asset or FBR Group, as applicable. The fairness opinions delivered by Goldman Sachs and Lehman Brothers are dated as of the date of the date of the merger agreement, and do not address the fairness of the consideration to be paid in the transaction as of any subsequent date, including any date on which either special committee exercises or waives a walk-away right. The special committees may, if they consider it appropriate, request a new fairness opinion or reaffirmation of the existing fairness opinion from their respective financial advisors in connection with a decision to exercise or waive walk-away rights, but they are not obligated under the terms of the merger agreement to do so. In approving the proposed merger, you will be delegating to the FBR Asset or FBR Group special committee, as the case may be, the authority to waive the termination rights described in this paragraph and permit the merger to be completed in the event these termination rights arise.

      In the event either FBR Group or FBR Asset is entitled to terminate the merger agreement under these provisions, the special committee of the applicable party’s board of directors will make a determination as to whether it is in the best interests of that party’s shareholders to proceed with or terminate the transaction. In making this determination, the special committee of the applicable party’s board of directors will consider a variety of factors, including:

•	the historical performance and future prospects of each of the companies’ businesses;

•	market conditions affecting both companies;

•	the value of each company’s common stock and its value over the short term and long term;

•	alternatives to the merger available to each of the companies; and

•	the possibility of amending the merger agreement to obtain more favorable terms.

      At this time, neither the FBR Asset special committee nor the FBR Group special committee anticipates that it would seek a new fairness opinion or a reaffirmation of the existing fairness opinion from its financial advisor in connection with a decision to exercise or waive the termination rights described above. However, in the event such a termination right arises for either of the parties, either special committee may elect to request such a fairness opinion from its financial advisor.

      Because the parties expect that all conditions to the merger other than shareholder approval are likely to be satisfied prior to the special meetings, the parties anticipate that in the event either party is entitled to terminate the agreement pursuant to the provisions described above, such party would decide whether to exercise or waive that termination right as soon as possible following the special meetings, or, if later, as soon as possible following the satisfaction of all of the other conditions to closing contained in the merger agreement.

     Effect of Termination

      Except for provisions in the merger agreement regarding payment of fees and expenses, the effect of termination and specified miscellaneous provisions, if the merger agreement is terminated as described above, the merger agreement will become void and have no effect. In addition, if the merger agreement is so terminated, there will be no liability on the part of FBR Group, FBR Asset, New FBR or their affiliates, directors, officers or shareholders, except that a party will not be relieved from liability for any willful breach of the merger agreement.

     Expenses; Termination Fees

      Except as described below, each party to the merger agreement will bear its own fees and expenses in connection with the transactions contemplated by the merger agreement, whether or not the merger is completed. However, FBR Group and FBR Asset will share equally:

•	the filing fee of FBR Asset’s pre-merger notification report under the HSR Act, if any; and

•	all fees and expenses, other than accountants’ and attorneys’ fees, incurred with respect to the printing, filing and mailing (as applicable) of the registration statement on Form S-4 and this joint proxy statement/prospectus which forms a part of the Form S-4, including any related preliminary materials and any amendments or supplements.

     FBR Group Termination Fee

      FBR Group will pay to FBR Asset a termination fee if the merger agreement is terminated:

•	by FBR Group if, prior to the completion of the merger, the FBR Group board of directors or its special committee approves or recommends another offer or an agreement to effect a superior proposal made by a third party; or

•	by FBR Asset if, prior to the completion of the merger, the FBR Group board of directors or its special committee (1) has withdrawn or modified in any manner adverse to FBR Asset its approval or recommendation of the merger agreement, (2) has approved or recommended another offer or an agreement to effect a proposal made by a third party (other than an affiliate of FBR Asset) to effect a competing transaction, (3) has resolved to effect any of the foregoing or (4) for any reason fails to hold the FBR Group special meeting by July 20, 2003.

      The termination fee that FBR Asset may be entitled to receive will be an amount equal to the sum of (1) $8.8 million and (2) FBR Asset’s actual expenses related to the merger agreement and the transactions contemplated by the merger agreement up to a maximum of $2.5 million. If the FBR Group termination fee exceeds the maximum amount that can be paid to FBR Asset without causing it to fail to meet the REIT income requirements under the Internal Revenue Code, then the amount initially payable to FBR Asset will be that maximum amount, and the unpaid amount will be placed in escrow and paid in subsequent years to the extent the payment would not cause FBR Asset to fail to meet the REIT income requirements under the Internal Revenue Code. FBR Group’s obligation to pay any unpaid portion of the FBR Group termination fee will terminate on November 14, 2007, and any remaining balance in the escrow will be returned to FBR Group.

      In addition, if either of the following occurs:

•	(1) the merger agreement is terminated by FBR Asset because the approval of the merger agreement by the FBR Group shareholders was not obtained at the FBR Group special meeting and (2) prior to the FBR Group special meeting a proposal for a competing transaction with respect to FBR Group has been made public; or

•	(1) the merger agreement is terminated by FBR Asset upon a violation or breach by FBR Group of any agreement, covenant, representation or warranty so that the conditions to the completion of the merger would be incapable of being satisfied and that violation or breach has not been waived by FBR Asset nor cured by FBR Group prior to the earlier of (a) 30 business days after the giving of written notice to FBR Group of the breach and (b) July 31, 2003, and (2) within one year of such termination FBR Group enters into an agreement with respect to a competing transaction;

FBR Group will pay FBR Asset the FBR Group termination fee prior to entering into any agreement with respect to that competing transaction.

     FBR Asset Termination Fee

      FBR Asset will pay to FBR Group a termination fee if the merger agreement is terminated:

•	by FBR Asset if, prior to the completion of the merger, the FBR Asset board of directors or its special committee approves or recommends another offer or an agreement to effect a superior proposal made by a third party; or

•	by FBR Group if, prior to the completion of the merger, the FBR Asset board of directors or its special committee (1) has withdrawn or modified in any manner adverse to FBR Group its approval or recommendation of the merger agreement, (2) has approved or recommended another offer or an agreement to effect a proposal made by a third party (other than an affiliate of FBR Group) to effect a competing transaction, (3) has resolved to effect any of the foregoing or (4) for any reason fails to hold the FBR Asset special meeting by July 20, 2003.

      The termination fee that FBR Group may be entitled to receive will be an amount equal to the sum of (1) $14.2 million and (2) FBR Group’s actual expenses related to the merger agreement and the transactions contemplated by the merger agreement up to a maximum of $2.5 million.

      In addition, if either of the following occurs:

•	(1) the merger agreement is terminated by FBR Group because the approval of the merger agreement by FBR Asset shareholders was not obtained at the FBR Asset special meeting and (2) prior to the FBR Asset special meeting a proposal for a competing transaction with respect to FBR Asset has been made public; or

•	(1) the merger agreement is terminated by FBR Group upon a violation or breach by FBR Asset of any agreement, covenant, representation or warranty so that the conditions to the completion of the merger would be incapable of being satisfied and that violation or breach has not been waived by FBR Group nor cured by FBR Asset prior to the earlier of (a) 30 business days after the giving of written notice to FBR Asset of the breach and (b) July 31, 2003, and (2) within one year of termination FBR Asset enters into an agreement with respect to a competing transaction;

FBR Asset will pay FBR Group the FBR Asset termination fee prior to entering into any agreement with respect to that competing transaction.

Waiver and Amendment of the Merger Agreement

      The merger agreement may be amended in writing by action of the special committee of FBR Asset, FBR Group and New FBR at any time before or after approval of the merger by FBR Asset shareholders and FBR Group shareholders. However, after shareholder approvals are obtained, no amendment may be made which by law requires the further approval of shareholders without obtaining such further approval. If the merger agreement is amended after the mailing of this joint proxy statement/ prospectus and your vote is required to such amendment, we will resolicit your vote.

      At any time before the completion of the merger, the parties may, in writing:

•	extend the time for the performance of any of the obligations or other acts of the other parties;

•	waive any inaccuracies in the representations and warranties of the other parties contained in the merger agreement or in any document delivered under the merger agreement; or

•	waive compliance with any of the agreements or conditions of the other parties contained in the merger agreement.

Indemnification; Directors’ and Officers’ Insurance

      Under the merger agreement, from and after the effective time of the merger, New FBR will indemnify, defend and hold harmless the officers, directors and employees of FBR Group and FBR Asset against all losses, expenses, claims, damages or liabilities (1) arising out of the transactions contemplated by the merger agreement or arising as a result of those transactions or (2) otherwise arising prior to the completion of the merger, in each case to the fullest extent permitted or required under (a) applicable law, (b) any indemnification agreements between FBR Asset or FBR Group and any of the individuals and (c) the articles of incorporation and bylaws of FBR Group or FBR Asset as in effect as of the date of the merger agreement. New FBR is obligated to maintain in effect for not less than six years after the closing date of the merger coverage no less favorable than the current policies of directors’ and officers’ liability insurance maintained by FBR Group or FBR Asset, as the case may be, with respect to matters occurring prior to the closing date of the merger. However, New FBR will not be required to pay aggregate annual premiums for policies of directors’ and officers’ liability insurance in excess of 300% of the aggregate annual premium paid by FBR Group or FBR Asset, as applicable, as of the date of the merger agreement, but will purchase coverage as New FBR may reasonably obtain for that amount.

      If New FBR or any of its respective successors or assigns consolidates with or merges into another person and is not the continuing or surviving entity, or transfers or conveys all or substantially all of its properties and assets to another person, then the successors and assigns of the surviving corporation will assume the obligations regarding indemnification and insurance described above.

The Voting Agreements

      Messrs. Friedman and Billings, solely in their respective capacities as holders of shares of FBR Group Class A and FBR Group Class B common stock, have each entered into a voting agreement with FBR Asset. Under the terms of these voting agreements, until the date on which the merger is completed or the merger agreement is terminated according to its terms, each of them has agreed among other things, to cast, or cause to be cast, all votes attributable to shares of FBR Group Class A common stock and FBR Group Class B common stock owned beneficially or of record by such person, at any annual or special meeting of shareholders of FBR Group:

•	in favor of approval of the merger agreement and the transactions contemplated by the merger agreement; and

•	against approval or adoption of any action or agreement (other than the merger agreement or the transactions contemplated by the merger agreement) made or taken in opposition to or in competition with the merger.

      Until the date on which the merger is completed or the merger agreement is terminated according to its terms, each of Messrs. Friedman and Billings has further agreed and will cause certain specified record holders, directly or indirectly:

•	not to sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other agreement or understanding with respect to any disposition of, any shares of FBR Group Class A common stock and FBR Group Class B common stock owned beneficially or of record by that person, unless the purchaser, transferee, pledgee or assignee thereof agrees in writing to be bound by the terms of the voting agreement, or unless after the disposition, the total number of shares of FBR Group common stock subject to the voting agreements of Messrs. Friedman and Billings and held by Messrs. Friedman and Billings, equals or exceeds a majority of the total voting power of FBR Group’s then outstanding shares of FBR Group common stock;

•	not to grant any proxies for any shares of FBR Group Class A common stock and FBR Group Class B common stock owned beneficially or of record by that person with respect to approval of the merger agreement or any action or agreement made or taken in opposition to or in competition with the merger, other than a proxy directing the holder thereof to vote in favor of approval of the merger agreement and against approval or adoption of any action or agreement made or taken in opposition to or in competition with the merger;

•	not to deposit any shares of FBR Group Class A common stock and FBR Group Class B common stock owned beneficially or of record by that person into a voting trust or enter into a voting agreement with respect to the shares of FBR Group Class A common stock and FBR Group Class B common stock owned beneficially or of record by that person with respect to approval of the merger agreement or any action or agreement made or taken in opposition to or in competition with the merger, or tender any shares of FBR Group Class A common stock and FBR Group Class B common stock owned beneficially or of record by that person in a transaction other than a transaction contemplated by the merger agreement; and

•	not to take any action which is intended to have the effect of preventing or disabling Mr. Friedman or Mr. Billings, respectively, from performing his obligations under his respective voting agreement.

      By entering into these voting agreements, the holders of approximately 55% of the voting power of the shares of issued and outstanding FBR Group Class A common stock and FBR Group Class B common stock entitled to vote at the FBR Group special meeting have agreed to vote in favor of approval of the merger and against any approval or adoption of any action or agreement made or taken in opposition to or in competition with the merger, which is sufficient to ensure approval of the merger agreement and the transactions contemplated by the merger agreement by FBR Group shareholders.

The Shareholder Agreements

      Each of Messrs. Friedman and Billings entered into a shareholder agreement that provides as follows:

•	Until one year after the completion of the merger, except for transfers to transferees specified in the shareholder agreement, if Mr. Friedman or Mr. Billings offers, sells, contracts to sell, sells any option or contract to purchase, purchases any option or contract to sell, grants any option, right or warrant to purchase, pledge, or otherwise transfers or disposes of, directly or indirectly (including the transfer of all or a portion of the economic consequences or voting rights associated with the ownership of the shares), more than 460,000 shares of New FBR Class A common stock and/or New FBR Class B common stock during any three-month period, then such transfer will constitute a “Conversion Event” in relation to all shares of New FBR Class B common stock then beneficially owned by the transferor for purposes of Section 5.6(b) of New FBR’s amended and restated articles of incorporation, and all shares of New FBR Class B common stock then owned by the transferor will be converted to shares of New FBR Class A common stock, unless the transferor inadvertently disposes of more than 460,000 of New FBR Class A common stock and/or New FBR Class B common stock (but not more than 500,000 shares of New FBR Class A common stock and/or New FBR Class B common stock) during a three- month period, and, within 30 days of receipt of notice thereof, the transferor acquires beneficial ownership of that number of shares of New FBR Class A common stock and/or New FBR Class B common stock equal to the amount by which the number transferred in such three-month period exceeds 460,000.

•	Specified transferees to whom Messrs. Friedman or Billings transfers shares of New FBR Class A common stock or New FBR Class B common stock prior to the one-year anniversary of completion of the merger are subject to the terms and conditions of the applicable shareholder agreement.

•	At any time, Mr. Friedman or Mr. Billings (and specified transferees) may pledge any shares of New FBR Class A common stock or New FBR Class B common stock beneficially owned by him to any lender to permit certain financings by him (or his respective specified transferees) without being subject to the transfer provisions of the applicable shareholder agreement, except that transfers by the lender to a third-party purchaser following a foreclosure are subject to the transfer provisions of the applicable shareholder agreement.

•	Each of Messrs. Friedman and Billings will vote, or cause to be voted, all shares of New FBR Class A common stock and New FBR Class B common stock beneficially owned by him in favor of the election of each of Messrs. Gallagher, Harlan and Lindner to the New FBR board of directors at the 2003 annual meeting of shareholders of New FBR.

•	Neither Mr. Friedman nor Mr. Billings will, nor will he permit any of his affiliates or any specified transferees to deposit any of his shares of New FBR Class A common stock or New FBR Class B common stock in a voting trust or grant any proxies or otherwise subject any of his shares of New FBR Class A common stock and New FBR Class B common stock to any agreement with respect to the voting of those shares of New FBR Class A common stock and New FBR Class B common stock, in each case, if that would be inconsistent with the express terms of the applicable shareholder agreement.

•	Neither Mr. Friedman nor Mr. Billings will transfer his shares of New FBR Class A common stock or New FBR Class B common stock to any of his affiliates or any specified transferees unless the transferee agrees to be bound by all terms and conditions of the applicable shareholders agreement.

•	Neither Mr. Friedman nor Mr. Billings is restricted in his right or ability to transfer any of his shares of New FBR Class A common stock and New FBR Class B common stock at any time after the one-year anniversary of the completion of the merger.

The Extension of the Management Agreement

      FBR Asset and FBRIM, a subsidiary of FBR Group that has managed FBR Asset since its inception, entered into an extension agreement dated November 14, 2002, pursuant to which they have agreed to extend the term of the current management agreement from December 17, 2002 to December 17, 2003.

      Under the terms of the extension agreement, if the merger agreement is terminated for any reason by any party to the merger agreement, from and after the date of termination, FBR Asset will have the right to terminate the management agreement without penalty upon 60 days’ written notice to FBRIM. The management agreement will terminate automatically upon the completion of the merger. All other terms, conditions and provisions of the management agreement will remain in effect during the 12-month extension provided for in the extension agreement.

Description of Governance Arrangements Following the Transaction

      As described under “— The Merger Agreement — Board of Directors and Officers of New FBR,” unless prohibited by the requirements of applicable law or the standards of any applicable domestic or foreign industry self-regulatory organization, New FBR will include Messrs. Gallagher, Harlan and Lindner in the management slate of nominees for election to the New FBR board of directors at the next annual or special meeting of shareholders of New FBR, each to fill a directorship position for a term ending at the subsequent annual meeting of shareholders of New FBR. In addition, Messrs. Friedman and Billings have each entered into a shareholder agreement and agreed, among other things, to vote, or cause to be voted, all shares of New FBR Class A common stock and New FBR Class B common stock beneficially owned by him in favor of the election of each of Messrs. Gallagher, Harlan and Lindner to the New FBR board of directors at the 2003 annual meeting of the shareholders of New FBR. Other terms of the shareholder agreements are described under “— The Shareholder Agreements.”

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

      Shares of FBR Group Class A common stock and FBR Asset common stock are listed on the New York Stock Exchange under the symbols “FBR” and “FB,” respectively. The table below sets forth, for the calendar quarters indicated, the dividends declared and the high and low bid prices of shares of FBR Group Class A common stock and FBR Asset common stock as reported on the New York Stock Exchange, based on published financial sources.

	FBR Group
	Class A		FBR Asset Common Stock
	Common Stock
					Dividends
	High	Low	High	Low	Declared

2000:
First Quarter	$19.94	$6.19	$14.13	$9.75	$0.80
Second Quarter	11.00	5.50	15.00	10.88	0.60
Third Quarter	9.50	6.63	16.38	14.38	0.60
Fourth Quarter	9.38	6.00	20.00	15.50	0.95
2001:
First Quarter	$7.94	$5.00	$24.50	$19.75	$0.60
Second Quarter	7.00	4.92	25.25	21.70	0.65
Third Quarter	7.24	4.60	24.00	22.00	0.80
Fourth Quarter	6.00	4.50	29.00	21.10	1.25
2002:
First Quarter	$8.00	$5.05	$29.50	$25.90	$1.25
Second Quarter	12.88	7.00	36.95	26.90	1.25
Third Quarter	12.77	7.60	34.95	24.90	1.25
Fourth Quarter	10.60	8.35	36.12	26.65	1.55

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED

FINANCIAL INFORMATION

How We Prepared the Unaudited Condensed Pro Forma Consolidated Financial Statements

      The following unaudited pro forma financial statements are prepared in accordance with SEC Regulation S-X — Article 11 “Pro forma Financial Information.” These rules require that the pro forma amortization of purchase accounting adjustments be based on current asset and liability balances. Due to the significant growth of FBR Asset over the past two years, amortizing these current balance sheet amounts against prior period earnings results in pro forma earnings that do not reflect the full economic returns that could have been earned on the current capital of the combined companies, or reflect the lower amortization that would have resulted from the lower prior period balance sheet amounts.

      If FBR Group and FBR Asset had merged on the dates assumed in the pro forma financial statements, the combined operations of FBR Group and FBR Asset might have performed differently. You should not rely on the pro forma financial information as an indication of the financial position or results of operations that FBR Group and FBR Asset would have achieved together had the merger taken place at an earlier date or of the future results that the combined operations of FBR Group and FBR Asset will achieve after completion of the merger.

      The following unaudited pro forma financial statements give effect to the merger of FBR Asset with and into New FBR, with New FBR as the surviving corporation, and, immediately following that merger, the merger of FBR Group with and into New FBR, with New FBR as the surviving corporation. The unaudited pro forma balance sheet presents the combined financial position of FBR Group and FBR Asset as of September 30, 2002 on a consolidated basis, assuming the acquisition had occurred as of that date. This pro forma information is based upon the historical balance sheets of FBR Group and FBR Asset as of September 30, 2002. The unaudited pro forma statements of operations are presented for the year ended December 31, 2001 and the nine months ended September 30, 2002, assuming the acquisition occurred on January 1, 2001. The pro forma statement of operations for the year ended December 31, 2001 and the nine months ended September 30, 2002 combines the historical statements of earnings of FBR Group and FBR Asset for the year ended December 31, 2001 and the nine months ended September 30, 2002, respectively, on a consolidated basis.

      The merger will be accounted for as a purchase business combination in accordance with accounting principles generally accepted in the United States of America, with FBR Group treated as the acquiror. FBR Group was determined to be the accounting acquirer based on a number of factors, including, among other things, (1) that the owners of FBR Group would have 55% of the voting rights in New FBR, (2) that the combined board of directors of New FBR will be comprised of a majority from FBR Group’s board of directors, and (3) that, based on the terms of the exchange of equity securities and market prices at the date of the merger announcement, FBR Group is effectively paying a 22% premium over the market price of FBR Asset common stock. The assets, including identifiable intangibles, and liabilities acquired from FBR Asset will be recorded at estimated fair value at the closing date of the merger, with the excess of the purchase price over the sum of such fair values recorded as goodwill. The estimated fair values are preliminary and subject to change.

      The $735.2 million purchase price is calculated using the number of shares of New FBR Class A common stock expected to be issued in the merger (determined as the number of shares of FBR Asset common stock expected to be outstanding immediately prior to completion of the merger multiplied by the exchange ratio of 3.65) and a $8.91 per share average trading price of FBR Group common stock for a period of two days before and after the terms of the merger agreement were agreed to and announced plus approximately $40,000 of estimated costs associated with FBR Asset’s Stock Incentive Plan and estimated direct merger costs.

      The $735.2 million purchase price has been allocated based upon preliminary estimates of the fair value of FBR Asset’s assets and liabilities and is subject to change. The final purchase price allocation may differ from these estimates.

      New FBR was formed by FBR Asset on November 14, 2002, solely for the purpose of effecting the merger. New FBR has a $10 stock subscription receivable and to date has not conducted any activities other than those incident to its formation, the execution of the merger agreement and the preparation of this joint proxy statement/prospectus.

Transaction-Related Expenses

      FBR Group estimates that it will incur costs totaling approximately $5 million in connection with the merger, including costs applicable to FBR Asset’s Stock Incentive Plan. FBR Asset estimates that it will incur expenses totaling approximately $5 million in connection with the merger. Of the $10 million in total estimated merger costs, under purchase accounting the $5 million estimated to be incurred by the acquiror, FBR Group, will be capitalized and the $5 million estimated to be incurred by the acquiree, FBR Asset, will be expensed as incurred. The actual costs may materially exceed the estimated costs of the merger. After completion of the merger, FBR Group may incur certain additional charges and expenses relating to the integration of FBR Asset and FBR Group. The pro forma financial information has not been adjusted for additional charges and expenses or for estimated general and administrative or other cost savings that may be realized as a result of the merger.

UNAUDITED CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEETS

As of September 30, 2002

	Historical		Pro Forma

	FBR Group	FBR Asset	Adjustments	Consolidated

	(dollars in thousands, except per share amounts)
ASSETS
Cash and cash equivalents	$92,068	$12,670	$—	$104,738
Receivables:
Investment banking	1,153	—	—	1,153
Asset management fees (Note 1a)	11,139	—	(6,787)	4,352
Affiliates	410	—	—	410
Other (Note 1b)	5,257	47,881	(8,536)	44,602
Due from clearing broker	161,311	—	—	161,311
Marketable and trading securities, at market value	5,188	—	—	5,188
Mortgage-backed securities, at fair value	—	5,822,505	—	5,822,505
Bank investment securities	30,370	—	—	30,370
Long-term investments (Note 1c)	145,312	99,307	(75,556)	169,063
Bank loans, net of allowances	14,967	—	—	14,967
Goodwill (Note 1d)	—	—	82,779	82,779
Intangible assets	17,743	—	—	17,743
Building, furniture, equipment, software and leasehold improvements, net of accumulated depreciation and amortization of $19,297	8,967	—	—	8,967
Prepaid expenses and other assets	5,229	1,215	—	6,444

Total assets	$499,114	$5,983,578	$(8,100)	$6,474,592

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Trading account securities sold but not yet purchased, at market value	$76,377	$—	$—	$76,377
Interest rate swaps and Eurodollar futures	—	18,901	—	18,901
Due to clearing broker	—	35,250	—	35,250
Accounts payable and accrued expenses (Note 1e)	23,033	9,900	(2,073)	30,860
Accrued compensation and benefits	42,490	—	—	42,490
Dividends and interest payable (Note 1f)	—	40,462	(3,250)	37,212
Bank deposits	46,444	—	—	46,444
Short-term loans payable	70,051	5,151,039	—	5,221,090
Long-term loans payable	6,095	—	—	6,095

Total liabilities	264,490	5,255,552	(5,323)	5,514,719

Shareholders’ Equity:
Preferred stock, $0.01 par value per share (Note 1g)	—	—	—	—
Common stock, $0.01 par value per share (Note 1g)	510	251	569	1,330
Additional paid-in capital (Note 1g)	215,251	664,796	59,633	939,680
Employee stock loan receivable (Note 1g)	(23,799)	—	—	(23,799)
Treasury stock, at cost (Note 1g)	(4,507)	—	—	(4,507)
Accumulated other comprehensive income, net (Note 1g)	4,485	70,315	(70,315)	4,485
Retained earnings (deficit) (Note 1g)	42,684	(7,336)	7,336	42,684

Total shareholders’ equity	234,624	728,026	(2,777)	959,873

Total liabilities and shareholders’ equity	$499,114	$5,983,578	$(8,100)	$6,474,592

UNAUDITED CONDENSED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

For the Nine Months Ended September 30, 2002

	Historical		Pro Forma

	FBR Group	FBR Asset	Adjustments	Consolidated

	(dollars in thousands, except per share amounts)
Revenues:
Investment banking:
Underwriting (Note 2a)	$67,666	$—	$(5,640)	$62,026
Corporate finance (Note 2b)	47,476	—	568	48,044
Investment gains	4,413	—	—	4,413
Institutional brokerage:
Principal transactions (Note 2c)	21,173	—	(949)	20,224
Agency commissions	27,328	—	—	27,328
Asset management:
Base management fees (Note 2d)	20,837	—	(5,717)	15,120
Incentive allocations and fees (Note 2d)	8,967	—	(8,733)	234
Net investment income (loss) (Note 2e)	11,802	19,646	(16,805)	14,643
Technology sector net investment and incentive loss	(5,733)	—	—	(5,733)
Interest, dividends and other (Note 2f)	5,407	126,989	(26,410)	105,986

Total revenues	209,336	146,635	(63,686)	292,285

Expenses:
Compensation and benefits (Note 2g)	115,455	—	(2,174)	113,281
Business development and professional services (Note 2g)	23,044	1,679	(906)	23,817
Clearing and brokerage fees	3,886	—	—	3,886
Occupancy and equipment	6,564	—	—	6,564
Communications	6,275	—	—	6,275
Interest expense (Note 2h)	1,408	44,070	(1,834)	43,644
Other operating expenses (Note 2i)	8,044	14,450	(14,450)	8,044

Total expenses	164,676	60,199	(19,364)	205,511

Net income (loss) before taxes and extraordinary gain	44,660	86,436	(44,322)	86,774
Income tax provision (benefit) (Note 2j)	2,343	2,280	(4,623)	—

Net income (loss) before extraordinary gain	$42,317	$84,156	$(39,699)	$86,774

Basic earnings per share before extraordinary gain	$0.92	$4.48		$0.76

Diluted earnings per share before extraordinary gain	$0.88	$4.47		$0.74

Weighted average shares outstanding:
Basic	45,995	18,785	68,565	114,560

Diluted	48,218	18,808	68,649	116,867

UNAUDITED CONDENSED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2001

	Historical		Pro Forma

	FBR Group	FBR Asset	Adjustments	Consolidated

	(dollars in thousands, except per share amounts)
Revenues:
Investment banking:
Underwriting (Note 2a)	$47,853	$—	$(3,289)	$44,564
Corporate finance (Note 2b)	28,534	—	1,787	30,321
Investment gains	6,762	—	—	6,762
Institutional brokerage:
Principal transactions (Note 2c)	26,330	—	(1,767)	24,563
Agency commissions	27,084	—	—	27,084
Asset management:
Base management fees (Note 2d)	19,744	—	(1,842)	17,902
Incentive allocations and fees (Note 2d)	3,628	—	(1,652)	1,976
Net investment income (loss) (Note 2e)	9,532	3,330	(4,278)	8,584
Technology sector net investment and incentive loss	(18,100)	—	—	(18,100)
Interest, dividends and other (Note 2f)	9,422	39,087	(30,237)	18,272

Total revenues	160,789	42,417	(41,278)	161,928

Expenses:
Compensation and benefits (Note 2g)	108,112	—	(1,525)	106,587
Business development and professional services (Note 2g)	28,879	772	(795)	28,856
Clearing and brokerage fees	7,087	—	—	7,087
Occupancy and equipment	10,852	—	—	10,852
Communications	5,832	—	—	5,832
Interest expense (Note 2h)	1,083	14,613	(14,987)	709
Other operating expenses (Note 2i)	9,415	3,494	(3,494)	9,415
Restructuring and software impairment charges	5,151	—	—	5,151

Total expenses	176,411	18,879	(20,801)	174,489

Net income (loss) before taxes and extraordinary gain	(15,622)	23,538	(20,477)	(12,561)
Income tax provision (benefit) (Note 2j)	(1,760)	473	1,287	—

Net income (loss) before extraordinary gain	$(13,862)	$23,065	$(21,764)	$(12,561)

Basic earnings (loss) per share before extraordinary gain	$(0.29)	$4.27		$(0.19)

Diluted earnings (loss) per share before extraordinary gain	$(0.29)	$4.17		$(0.19)

Weighted average shares outstanding:
Basic	47,466	5,402	19,717	67,183

Diluted	47,466	5,525	19,717	67,183

NOTES TO UNAUDITED CONDENSED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(dollars and shares in thousands)

      (1) A summary of the unaudited condensed pro forma consolidated balance sheet adjustments to effect the merger is as follows:

(a) Asset management fees receivable — Asset management fees receivable in the unaudited condensed pro forma consolidated balance sheet reflects an adjustment to eliminate FBR Group’s management and incentive fee receivable from FBR Asset.

(b) Other receivables — Other receivables in the unaudited condensed pro forma consolidated balance sheet reflects adjustments to eliminate FBR Group’s dividend receivable from FBR Asset of $3,250 and FBR Asset’s fees receivable from FBR Group of $5,286.

(c) Long-term investments — Long-term investments in the unaudited condensed pro forma consolidated balance sheet reflects the adjustment to eliminate FBR Group’s equity investment in FBR Asset.

(d) Intangible assets — The merger will be accounted for as a purchase business combination with FBR Group treated as the acquiror. The assets, including identifiable intangibles and liabilities acquired from FBR Asset will be recorded at estimated fair value at the closing date of the merger. Considering that FBR Asset’s assets and liabilities consist primarily of financial instruments reported at fair value, the excess of the purchase price over the sum of such fair values will be recorded as goodwill. The $735,249 purchase price is calculated using the number of shares of FBR Group common stock expected to be issued in the merger, 81,958 and an $8.91 per share average trading price of FBR Group common stock for two days immediately before and after the terms of the merger were agreed to and announced plus approximately $40 of estimated costs associated with FBR Asset’s Stock Incentive Plan and estimated direct merger costs totaling approximately $5,000.

In June 2001, the Financial Accounting Standards Board, or “FASB,” issued Statement of Financial Accounting Standards, or “SFAS,” No. 141, “Business Combinations” and No. 142, “Goodwill and Other Intangible Assets.” Under the new rules, goodwill and indefinite lived intangible assets no longer are amortized, but are reviewed annually for impairment. Separable intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives. The amortization provisions of SFAS No. 142 apply to goodwill and intangible assets acquired after June 30, 2001. Goodwill and intangible assets acquired prior to June 30, 2001 continue to be amortized until adoption of SFAS No. 142, whereas new goodwill and indefinite lived intangible assets acquired after June 30, 2001 will not. Accordingly, the pro forma consolidated statements of operations do not reflect the amortization of the purchase price in excess of estimated fair value of net assets acquired.

For purposes of the unaudited condensed pro forma consolidated balance sheet, the purchase price has been allocated as follows (dollars in thousands):

Historical net book value of FBR Asset	$728,026
Adjustment to eliminate FBR Group investment in FBR Asset	(75,556)
Purchase price in excess of FBR Asset net assets at estimated fair value	82,779

Total purchase price	$735,249

The $735,249 million purchase price has been allocated based upon preliminary estimates of the fair value of FBR Asset’s assets and liabilities and is subject to change. The final purchase price allocation may differ from these estimates.

(e) Accounts payable and accrued expenses — This balance in the unaudited condensed pro forma consolidated balance sheet reflects adjustments to eliminate FBR Asset’s payable to FBR Group of $6,787 and FBR Group’s payable to FBR Asset of $5,286. Accounts payable and accrued expenses also reflect $10,000 of estimated amounts payable associated with the merger. The $10,000 in total estimated merger costs includes $5,000 of estimated FBR Group costs and $5,000 of estimated FBR Asset costs. Under purchase accounting, the merger related costs of the acquiror, FBR Group, will be capitalized and the merger related costs of the acquiree, FBR Asset, will be expensed as incurred.

(f) Dividends and interest payable — This balance in the unaudited condensed pro forma consolidated balance sheet reflects an adjustment to eliminate FBR Asset’s dividend payable to FBR Group.

(g) Capitalization — The following table sets forth the unaudited consolidated capitalization of FBR Group at September 30, 2002 (1) on an actual basis and (2) as adjusted for the acquisition of FBR Asset. This table should be read in conjunction with the consolidated financial statements of FBR Group for the year ended December 31, 2001 incorporated by reference in this joint proxy statement/prospectus.

	September 30, 2002

		As Adjusted for
		the Acquisition of
	Actual	FBR Asset

	(in thousands)
Shareholders’ equity:
Preferred stock:
FBR Group, 15,000 shares authorized; no shares outstanding	$—	$—
Common stock:
FBR Group, Class A, par value $0.01, 150,000 shares authorized; 24,694 shares outstanding (actual); 106,652 shares outstanding (as adjusted)	247	1,067	(1)
FBR Group, Class B, par value $0.01, 100,000 shares authorized; 26,320 shares outstanding (actual and as adjusted)	263	263	(1)
Additional paid-in capital	215,251	939,680
Employee stock loan receivable (4,000 shares)	(23,799)	(23,799	)(1)
Treasury stock, at cost, 618 shares	(4,507)	(4,507	)(1)
Accumulated other comprehensive income	4,485	4,485	(2)
Retained earnings	42,684	42,684	(2)

Total shareholders’ equity	$234,624	$959,873

(1)	A reconciliation of actual shares outstanding to adjusted shares outstanding is as follows:

Actual	46,396
Shares of FBR Group common stock issued in exchange for 22,454 shares of FBR Asset common stock outstanding on September 30, 2002, based on a 3.65:1 exchange ratio	81,958

128,354

(2)	The historical amounts of FBR Asset’s accumulated other comprehensive income consisted of unrealized gains on available-for-sale securities and unrealized losses on cash flow hedges. These balances along with FBR Asset’s historical retained earnings are adjusted to zero in purchase accounting.

      (2) A summary of the unaudited condensed pro forma consolidated statements of operations adjustments to effect the merger is as follows:

(a) Underwriting — These balances in the unaudited condensed pro forma consolidated statements of operations reflect adjustments to (1) eliminate FBR Group’s revenue generated from FBR Asset’s secondary offerings of $10,930 and $4,378, respectively, for the nine months ended September 30, 2002 and year ended December 31, 2001, and (2) reclassify to underwriting revenue amounts paid by FBR Group to FBR Asset in connection with investment banking transactions pursuant to a fee sharing agreement between the companies of $5,290 and $1,089, respectively, for the nine months ended September 30, 2002 and year ended December 31, 2001 (see Note 2(f)(3)).

(b) Corporate finance — These balances in the unaudited condensed pro forma consolidated statements of operations reflect adjustments to reclassify to corporate finance revenue amounts paid by FBR Group to FBR Asset in connection with investment banking transactions pursuant to a fee sharing agreement between the companies of $568 and $1,787, respectively, for the nine months ended September 30, 2002 and year ended December 31, 2001 (See Note 2(f)(3)).

(c) Principal transactions — These balances in the unaudited condensed pro forma consolidated statements of operations reflect adjustments to eliminate FBR Group’s broker-dealer trading gains generated from transactions involving FBR Asset common stock of $949 and $1,767, respectively, for the nine months ended September 30, 2002 and year ended December 31, 2001.

(d) Base management fees and incentive allocations and fees — These balances in the unaudited condensed pro forma consolidated statements of operations reflect adjustments to eliminate FBR Group’s base management and incentive fees earned pursuant to its management agreement with FBR Asset of $14,450 and $3,494, respectively, for the nine months ended September 30, 2002 and year ended December 31, 2001.

(e) Net investment income — These balances in the unaudited condensed pro forma consolidated statements of operations reflect adjustments to eliminate FBR Group’s income derived from its equity investment in FBR Asset of $16,805 and $4,278, respectively, for the nine months ended September 30, 2002 and year ended December 31, 2001.

(f) Interest, dividends and other — These balances in the unaudited condensed pro forma consolidated statements of operations reflect adjustments to (1) record amortization of premiums created in purchase accounting due to the new cost basis of FBR Asset’s mortgage-backed securities at the time of the merger of $20,201 and $26,935, respectively, for the nine months ended September 30, 2002 and year ended December 31, 2001, (2) eliminate FBR Group’s dividend income earned from its broker-dealer trading inventory holdings of FBR Asset of $351 and $426, respectively, for the nine months ended September 30, 2002 and year ended December 31, 2001, and (3) reclassify to underwriting revenue and corporate finance revenue amounts paid by FBR Group to FBR Asset in connection with investment banking transactions pursuant to a fee sharing agreement between the companies of $5,858 and $2,876, respectively, for the nine months ended September 30, 2002 and year ended December 31, 2001.

The adjustments discussed above to record amortization of premiums established on FBR Asset’s mortgage-backed securities have been prepared in accordance with SEC Regulation S-X — Article 11. These adjustments, however, do not correspond to the mortgage-backed securities balances during the historical periods but are reflective of amortization that would be recorded in the future considering the September 30, 2002 value of FBR Asset’s mortgage-backed securities portfolio. In purchase accounting, the September 30, 2002 unrealized gain on these FBR Asset securities contained in other comprehensive income would be eliminated and a new cost basis would be established. In this case, the unrealized gain creates a premium that will be amortized over the remaining lives of the applicable September 30, 2002 mortgage-backed securities. The adjustments in the pro forma financial statements reflect the amortization of this premium created in purchase accounting calculated based on the application of the effective interest method for recognizing interest income and includes management’s assumptions with respect to prepayment speeds as of September 30, 2002 as required by SFAS No. 91, “Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases.” The total additional premium established based on the September 30, 2002 balance sheet is $75,322 and based upon prepayment speeds as of September 30, 2002 substantially all would be amortized over approximately three and a half years. The actual investment premium will depend on market conditions at the time of the merger. The actual premium amortization will be effected prospectively by management’s on-going application of the effective interest method and projected cash flows and estimated prepayments related to securities as required by SFAS No. 91.

Additionally, the pro forma adjustments do not include amounts relating to interest income that would have been earned during these historical periods based on the September 30, 2002 amortized cost of FBR Asset’s mortgage backed securities portfolio. The September 30, 2002 value of FBR Asset’s Mortgage backed securities portfolio of $5,823,505 compares to average book value balances of $3,267,044 and $513,269, respectively, for the nine months ended September 30, 2002 and year ended December 31, 2001.

(g) Compensation and benefits and business development and professional services — These balances in the unaudited condensed pro forma consolidated statements of operations reflect adjustments to eliminate FBR Group’s expenses incurred as a result of FBR Asset’s secondary equity offerings.

(h) Interest expense — These balances in the unaudited condensed pro forma consolidated statements of operations reflect interest adjustments created in purchase accounting related to FBR Asset’s interest rate swaps and Eurodollar futures contracts as of September 30, 2002 of $1,834 and $14,987, respectively, for the nine months ended September 30, 2002 and year ended December 31, 2001.

      These interest rate swaps and Eurodollar futures are cash flow hedges of the debt recorded on the balance sheet used to finance the mortgage-backed securities and convert a portion of the variable interest rate borrowings to a fixed interest rate. In purchase accounting, the September 30, 2002 unrealized loss on these FBR Asset derivatives of approximately $16,940 contained in other comprehensive income would be eliminated. In this case the unrealized loss created a credit balance (i.e., a day-one value of the derivatives) which is recorded as a liability on the balance sheet. The day-one value of the interest rate swaps and Eurodollar futures recorded as a liability would reestablish the market rate of interest on the derivatives and reduce the fixed rate of interest expense over the remaining lives of the derivatives, which range from nine months to 24 months. These adjustments are based upon the fair value of the instruments and market rates as of September 30, 2002 using the effective interest method. The actual derivative values will depend on market conditions at the time of the merger. The actual amortization of this balance will be fixed over the remaining lives of the derivatives. Presuming the derivatives remained perfectly effective hedges, the changes in their fair values after the business combination would be recorded in other comprehensive income in accordance with cash flow hedge accounting. These prospective changes in fair value are not reflected in the pro forma financial statements.

      The adjustments discussed above have been prepared in accordance with SEC Regulation S-X — Article 11. Such adjustments, however, do not correspond to the balances in these derivative financial instruments during the historical periods but are reflective of interest adjustments that would be recorded in the future considering the original hedge periods and the September 30, 2002 value of FBR Asset’s interest rate swaps and Eurodollar futures contracts. Note also that the notional amounts of the derivative financial instruments at September 30, 2002 and the interest adjustments discussed above do not correspond to FBR Asset’s actual borrowing levels during these historical periods.

(i) Other operating expenses — These balances in the unaudited condensed pro forma consolidated statements of operations reflect adjustments to eliminate base management and incentive fees payable by FBR Asset to FBR Group.

(j) Income tax provision (benefit) — These balances in the unaudited condensed pro forma consolidated statements of operations reflect adjustments to present the tax provision of the combined entity’s taxable REIT subsidiaries based on the effective tax rate of these subsidiaries during the periods considering the taxable REIT subsidiaries’ use of net operating loss carryforwards.

      (3) Earnings Per Share

      The following table sets forth the computation of basic and diluted earnings per share (a) on an actual basis and (b) as adjusted for the acquisition of FBR Asset:

	Nine Months Ended		Year Ended
	September 30, 2002		December 31, 2001

		As Adjusted		As Adjusted
		for the		for the
		Acquisition of		Acquisition of
	Actual	FBR Asset	Actual	FBR Asset

	(dollars in thousands except per share data)
Numerator:
Net income (loss) before extraordinary gain	$42,317	$86,774	$(13,862)	$(12,561)

Numerator for diluted earnings per share-income available to common shareholders	$42,317	$86,774	$(13,862)	$(12,561)
Denominator:
Basic weighted average common shares outstanding(1)	45,995	114,560	47,466	67,183
Effect of dilutive securities:
Employee and director stock options	2,223	2,307	—	—

Diluted weighted average common shares outstanding	48,218	116,867	47,466	67,183
Basic earnings (loss) per share before extraordinary gain	$0.92	$0.76	$(0.29)	$(0.19)
Diluted earnings (loss) per share before extraordinary gain	$0.88	$0.74	$(0.29)	$(0.19)

(1)	As adjusted reflects the weighted average outstanding shares of FBR Group common stock exchanged for shares of FBR Asset common stock for the nine months ended September 30, 2002 and for the year ended December 31, 2001.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholder of Forest Merger Corporation:

In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Forest Merger Corporation (“New FBR”) at December 31, 2002, in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of New FBR’s management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this financial statement in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

PRICEWATERHOUSECOOPERS LLP

Baltimore, Maryland

January 14, 2003

FOREST MERGER CORPORATION

BALANCE SHEET

DECEMBER 31, 2002

Assets	$—
Liabilities	$—
Stockholders’ Equity
Stock subscription receivable	$(10)
Common stock, $0.01 par value, 100 shares authorized, issued and outstanding	1
Additional capital	9

$—

See note to balance sheet.

FOREST MERGER CORPORATION

NOTE TO THE BALANCE SHEET

December 31, 2002

1.     Organization

      On November 14, 2002, Forest Merger Corporation (“New FBR”) was incorporated under the laws of the Commonwealth of Virginia and was authorized to issue 100 shares of $0.01 par value common stock. FBR Asset Investment Corporation (“FBR Asset”) formed New FBR solely for the purpose of effecting the merger of Friedman, Billings, Ramsey Group, Inc. (“FBR Group”) and FBR Asset. New FBR is a wholly owned subsidiary of FBR Asset. Upon completion of the merger, (1) FBR Group and FBR Asset each will be merged with and into New FBR, (2) the business of New FBR will be the businesses currently conducted by FBR Group and FBR Asset, and (3) New FBR will change its name to “Friedman, Billings, Ramsey Group, Inc.” It is anticipated that, following completion of the merger, New FBR will qualify as a REIT for tax purposes. It plans to conduct substantially all operating businesses, including substantially all of those currently conducted by FBR Group and its subsidiaries, through taxable REIT subsidiaries.

      From the date of inception on November 14, 2002 through December 31, 2002, New FBR has not conducted any activities other than those incident to its formation, the execution of the merger agreement, and the preparation of its joint proxy statement/prospectus.

REAL ESTATE INVESTMENT TRUST STATUS OF NEW FBR

      This section summarizes the material U.S. federal income tax issues of an investment in New FBR. Because this section is a summary, it does not address all of the tax issues that may be important to you. In addition, this section does not address the tax issues that may be important to shareholders that are subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt organizations (except to the extent discussed under “— Taxation of Tax-Exempt Shareholders”), estates, trusts, financial institutions or broker-dealers, non-U.S. individuals and non-U.S. corporations (except to the extent discussed under “— Taxation of Non-U.S. Shareholders”), and holders whose shares were acquired through the exercise of employee stock options or otherwise as compensation.

      The statements in this section are based on the current U.S. federal income tax laws governing qualification as a REIT. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

      Hunton & Williams has reviewed the discussion set forth below and is of the opinion that the discussion fairly describes the U.S. federal income tax consequences that are likely to be material to U.S. shareholders of New FBR. Hunton & Williams’ opinion has been filed as an exhibit to the registration statement of which this joint proxy statement/prospectus forms a part. Hunton & Williams’ opinion is based on various assumptions, including assumptions regarding the accuracy of factual representations made by New FBR and the parties to the merger agreement taking actions contemplated by, and otherwise satisfying their obligations under, the merger agreement, is subject to limitations, and is not binding on the Internal Revenue Service or any court. The Internal Revenue Service may challenge Hunton & Williams’ opinion, and such a challenge could be successful.

      We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of shares of New FBR’s common stock and of its election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of your stock ownership and New FBR’s REIT election, and regarding potential changes in applicable tax laws.

Taxation as a REIT

      FBR Asset elected to be taxed as a REIT under the U.S. federal income tax laws beginning with its taxable year that began on the day before the closing date for the initial private placement of its shares of common stock and ended December 31, 1997. FBR Asset believes that it has operated in a manner intended to qualify it as a REIT since the beginning of the first short taxable year for which it elected to be taxed as a REIT and, following the merger, New FBR, as successor in interest to FBR Asset, intends to continue to so operate. Hunton & Williams is of the opinion that, commencing with its taxable year ending December 31, 2003, New FBR’s organization and intended method of operation will enable it to meet the requirements for qualification and taxable as a REIT under the federal income tax laws. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and its shareholders. These laws are highly technical and complex.

      The obligation of FBR Group to complete the merger is subject to the condition that Hunton & Williams deliver to FBR Group and New FBR an opinion, dated as of the closing date of the merger, to the effect that, commencing with its taxable year beginning on the day before the closing date for the initial private placement of its shares of common stock and ended December 31, 1997, FBR Asset was organized and has operated in conformity with the requirements for qualification as a REIT under Sections 856 through 860 of the Internal Revenue Code. In addition, the obligations of each of FBR Group and FBR Asset to complete the merger are subject to the condition that Hunton & Williams deliver to FBR Asset, FBR Group and New FBR an opinion, dated as of the closing date of the merger, to the effect that, commencing with its taxable year ending December 31, 2003, New FBR’s organization and intended method of operation will enable it to meet the requirements for qualification and taxation as a REIT under Sections 856 through 860 of the Internal Revenue Code.

      Hunton & Williams’ opinions delivered at closing will be based on current law and will not be binding on the Internal Revenue Service or any court. In addition, Hunton & Williams’ opinions will be based on various assumptions, including assumptions regarding the accuracy of factual representations made by New FBR and the parties to the merger agreement taking actions contemplated by, and otherwise satisfying their obligations under, the merger agreement and on representations made by FBR Asset, FBR Group and New FBR as to factual matters, all of which will be described in the opinions. Moreover, New FBR’s qualification and taxation as a REIT will depend on its ability to meet, on a continuing basis, through actual annual operating results, the qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that New FBR earns from specified sources, the percentage of its assets that falls within specified categories, the diversity of its stock ownership and the percentage of its earnings that it distributes. The REIT qualification tests are described in more detail below. While Hunton & Williams will review those matters in connection with the foregoing opinion, the opinion will not require that Hunton & Williams review New FBR’s compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of New FBR’s operation for any particular taxable year will satisfy those requirements. For a discussion of the tax consequences of failure to qualify as a REIT, see “— Failure to Qualify.”

      If New FBR qualifies as a REIT, it generally will not be subject to U.S. federal income tax on the taxable income that it distributes currently to its shareholders. The benefit of that tax treatment is that it avoids the double taxation, or taxation at both the corporate and shareholder levels, that generally results from owning stock in a corporation. However, New FBR will be subject to federal tax in the following circumstances:

•	It will pay U.S. federal income tax on taxable income, including net capital gain, that it does not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned.

•	It may be subject to the “alternative minimum tax” on any items of tax preference that it does not distribute or allocate to its shareholders.

•	It will pay income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure, referred to as foreclosure property, that it holds primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•	It will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that it holds primarily for sale to customers in the ordinary course of business.

•	If it fails to satisfy the 75% gross income test or the 95% gross income test, as described under “— Requirements for Qualification as a REIT — Income Tests,” and nonetheless continues to qualify as a REIT because it meets other requirements, it will pay a 100% tax on:

•	the gross income attributable to the greater of (1) the amount by which 75% of its gross income exceeds the amount of its income qualifying for the 75% gross income test or (2) the amount by which 90% of its gross income exceeds the amount of its income qualifying for the 95% gross income test, multiplied by

•	a fraction intended to reflect its profitability.

•	If it fails to distribute during a calendar year at least the sum of:

•	85% of its REIT ordinary income for the year,

•	95% of its REIT capital gain net income for the year, and

•	any undistributed taxable income from earlier periods,

it will pay a 4% excise tax on the excess of the required distribution over the amount it actually distributed.

•	It may elect to retain and pay income tax on its net long-term capital gain. In that case, a U.S. shareholder would be taxed on its proportionate share of New FBR’s undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax New FBR paid.

•	It will pay tax at the highest regular corporate rate applicable if it recognizes gain on the sale or disposition of any asset acquired from FBR Group in the merger, including stock or securities of a taxable REIT subsidiary, during the 10-year period after completion of the merger. The amount of gain on which it will pay tax is the lesser of:

•	the amount of gain that it recognizes at the time of the sale or disposition, and

•	the amount of gain that it would have recognized if it had sold the asset at the time it acquired the asset.

It also will recognize gain in the manner described above if it acquires any other asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which it acquires a basis in the asset that is determined by reference to the corporation’s basis in the asset.

•	It will incur a 100% excise tax on transactions with a taxable REIT subsidiary that are not conducted on an arm’s-length basis.

•	It will pay tax at the highest corporate rate on the portion of any excess inclusion, or phantom taxable income, that it derives from real estate mortgage investment conduit, or “REMIC,” residual interests equal to the percentage of its stock that is held by “disqualified organizations.” Excess inclusion also may include a portion of any dividends that it receives from other REITs to the extent that those dividends are attributable to exclusion income derived from REMIC residual interests held by those other REITs. A “disqualified organization” includes:

•	the United States;

•	any state or political subdivision of the United States;

•	any foreign government;

•	any international organization;

•	any agency or instrumentality of any of the foregoing;

•	any other tax-exempt organization, other than a farmer’s cooperative described in Section 521 of the Internal Revenue Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and

•	any rural electrical or telephone cooperative.

      For this reason, New FBR’s amended and restated articles of incorporation will generally prohibit disqualified organizations from owning its stock.

Requirements for Qualification as a REIT

      A REIT is a corporation, trust, or association that meets each of the following requirements:

1. It is managed by one or more trustees or directors.

2. Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3. It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.

4. It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.

5. At least 100 persons are beneficial owners of its shares or ownership certificates.

6. Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the U.S. federal income tax laws define to include certain entities, during the last half of any taxable year.

7. It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status.

8. It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.

9. It meets certain other qualification tests, described below, regarding the nature of its income and assets.

      New FBR must meet requirements 1 through 4 during its entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If New FBR complies with all the requirements for ascertaining the ownership of its outstanding shares in a taxable year and has no reason to know that it violated requirement 6, it will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding New FBR’s shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

      By virtue of the merger, New FBR will issue sufficient shares of common stock with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, New FBR’s amended and restated articles of incorporation will restrict the ownership and transfer of its stock so that it should continue to satisfy these requirements. The provisions of its amended and restated articles of incorporation restricting the ownership and transfer of common stock are described under “Description of New FBR Capital Stock.”

      A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT for U.S. federal income tax purposes. All assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A qualified REIT subsidiary is a corporation, all of the capital stock of which is owned by the REIT and that is not a taxable REIT subsidiary. Thus, in applying the requirements described herein, any qualified REIT subsidiary that New FBR owns will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as New FBR’s assets, liabilities, and items of income, deduction, and credit.

      In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, New FBR’s proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which it acquires an interest, directly or indirectly, will be treated as New FBR’s assets and gross income for purposes of applying the various REIT qualification requirements.

      A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will be automatically treated as a taxable REIT subsidiary. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries. A taxable REIT subsidiary will pay income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis.

      New FBR will inherit ownership of the taxable REIT subsidiaries of FBR Asset in the merger. In addition, New FBR and each first-tier subsidiary of FBR Group in existence immediately prior to the effective time of the merger will jointly make an election to treat each such subsidiary as a taxable REIT subsidiary of New FBR as of the closing date of the merger. New FBR’s taxable REIT subsidiaries will pay corporate income tax on their taxable income, and their after-tax net income will be available for distribution to New FBR. FBR Group and FBR Asset believe that, as of the closing date for the merger, the aggregate value of the taxable REIT subsidiary stock and securities owned by New FBR will be significantly less than 20% of the value of New FBR’s total assets (including the taxable REIT subsidiary stock and securities). Furthermore, New FBR will monitor at all times the value of its investments in its taxable REIT subsidiaries for the purpose of ensuring compliance with the rule that no more than 20% of the value of its assets may consist of taxable REIT subsidiary stock and securities (which is applied at the end of each calendar quarter). In addition, New FBR will scrutinize all of its transactions with its taxable REIT subsidiaries for the purpose of ensuring that they are entered into on arms’-length terms in order to avoid incurring the 100% excise tax described above. There can be no complete assurance, however, that New FBR will be able to comply with the 20% limitation on taxable REIT subsidiary stock and securities on an ongoing basis so as to maintain REIT status or to avoid application of the 100% excise tax imposed on certain non-arms’-length transactions.

     Income Tests

      New FBR must satisfy two gross income tests annually to maintain its qualification as a REIT. First, at least 75% of its gross income for each taxable year must consist of defined types of income that it derives, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real property or mortgage loans; and

•	interest or dividend income from the investment of the net proceeds of stock offerings or certain long-term debt issuances derived during the one-year period following the applicable offering or issuance.

      Second, in general, at least 95% of New FBR’s gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, taxable REIT subsidiary dividends, other types of dividends and interest, gain from the sale or disposition of stock or securities, income from certain hedging transactions, or any combination of the foregoing. Gross income from fees generally is not qualifying income for purposes of either gross income test. In addition, gross income from the sale of property that New FBR holds primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. New FBR will monitor the amount of non-qualifying income that its assets produce and will manage its portfolio to comply at all times with the gross income tests. The following paragraphs discuss the specific application of the gross income tests to New FBR.

      Interest Income. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

      If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

      Interest on debt secured by mortgages on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date New FBR (or FBR Asset or FBR Group, as applicable) agreed to originate or acquire the loan, a portion of the interest income from the loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property.

      FBR Asset and FBR Group believe that the interest, original issue discount, and market discount income that New FBR will receive from its mortgage-related assets generally will be qualifying income for purposes of both gross income tests. However, some of the mezzanine loans owned by New FBR are not and will not be secured by real property. New FBR’s interest income from those loans is and will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that New FBR owns may exceed the value of the real property securing the loan. In that case, a portion of the income from the loan will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. It also is possible that, in some instances, the interest income from a mortgage loan may be based in part on the borrower’s profits or net income. That scenario generally will cause the income from the loan to be non-qualifying income for purposes of both gross income tests.

      Dividend Income. New FBR will own stock in other REITs. The dividends that it receives from those REITs and its gain on the sale of the stock in those other REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which New FBR owns stock fails to qualify as a REIT in any year, its income from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. New FBR also will own stock in non-REIT C corporations for which it will not make a taxable REIT subsidiary election. Its dividend income from stock in those corporations and the taxable REIT subsidiaries will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

      Rents from Real Property. New FBR will not own any real property as of the closing of the merger, but may acquire real property or an interest therein in the future. To the extent that New FBR acquires real property or an interest therein, any rent that it receives from the tenants of that real property will qualify as “rents from real property,” which is qualifying income for purposes of both gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•	Second, neither New FBR nor a direct or indirect owner of 10% or more of its stock may own, actually or constructively, 10% or more of a tenant from whom it receives rent, other than a taxable REIT subsidiary in limited circumstances.

•	Third, if the tenant is a taxable REIT subsidiary, at least 90% of the leased space must be rented to persons other than New FBR’s taxable REIT subsidiaries and tenants in which New FBR owns, actually or constructively, 10% or more of the ownership interests and the rent paid by the taxable REIT subsidiary must be substantially comparable to the rent paid by the unrelated tenants for comparable space.

•	Fourth, all of the rent received under a lease of real property will not qualify as rents from real property unless the rent attributable to the personal property leased in connection with the lease is no more than 15% of the total rent received under the lease.

•	Fifth, New FBR generally must not operate or manage its real property or furnish or render services to its tenants, other than through an “independent contractor” from whom New FBR does not derive revenue and who meets certain other requirements provided in the applicable Treasury Regulations. However, New FBR may provide services directly to its tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, New FBR may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as its actual or deemed income from the services does not exceed 1% of its income from the related property. Furthermore, New FBR may own up to 100% of the stock of a taxable REIT subsidiary, which may provide customary and non-customary services to its tenants without tainting its rental income from the related properties.

      Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. FBR Asset and FBR Group believe that none of New FBR’s assets will be held for sale to customers and that a sale of any of its assets would not be in the ordinary course of its business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, New FBR will attempt to comply with the terms of safe-harbor provisions in the U.S. federal income tax laws prescribing when the sale of a real estate asset will not be characterized as a prohibited transaction. There can be no assurance, however, that New FBR can comply with the safe-harbor provisions or that it will avoid owning property that may be characterized as property that it holds primarily for sale to customers in the ordinary course of a trade or business.

      Foreclosure Property. New FBR will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify for purposes of the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of the property or on indebtedness that the property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

      However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after that day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

      FBR Asset and FBR Group do not anticipate that New FBR will receive any income from property acquired through foreclosure that is not qualifying income for purposes of the 75% gross income test, but, if New FBR does receive this income, it will make an election to treat the related property as foreclosure property. In addition, any income New FBR receives with respect to property that is not eligible for a foreclosure property election should be qualifying income for purposes of both gross income tests.

      Hedging Transactions. From time to time, New FBR will enter into hedging transactions with respect to one or more of its assets or liabilities. Its hedging activities may include entering into interest rate swaps, caps and floors, options to purchase these items, and futures and forward contracts. To the extent that New FBR enters into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to reduce risks with respect to interest rates on its indebtedness incurred to acquire or carry “real estate assets,” any periodic income or gain from the disposition of that contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that New FBR hedges with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions will be treated for purposes of the gross income tests. New FBR will structure any hedging transactions in a manner that does not jeopardize its status as a REIT.

      Failure to Satisfy Gross Income Tests. If New FBR fails to satisfy one or both of the gross income tests for any taxable year, it nevertheless may qualify as a REIT for that year if:

•	its failure to meet those tests is due to reasonable cause and not due to willful neglect;

•	it attaches a schedule of the sources of its income to its tax return; and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax.

      It cannot be predicted, however, whether in all circumstances New FBR would qualify for the foregoing relief provisions. In addition, as discussed under “— Taxation as a REIT,” even if the relief provisions apply, New FBR would incur a 100% tax on the gross income attributable to the greater of either (1) the amount by which 75% of its gross income exceeds the amount of its income qualifying for the 75% gross income test or (2) the amount by which 90% of its gross income exceeds the amount of its income qualifying for the 95% gross income test, multiplied by a fraction intended to reflect its profitability.

     Asset Tests

      To maintain its qualification as a REIT, New FBR also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of its total assets must consist of:

•	cash or cash items, including certain receivables;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages on real property;

•	stock in other REITs;

•	investments in stock or debt instruments during the one-year period following its receipt of new capital that it raises through equity offerings or offerings of debt with at least a five-year term; and

•	regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under the U.S. federal income tax laws, determined as if New FBR held such assets, New FBR will be treated as holding directly its proportionate share of the assets of such REMIC.

      Second, of New FBR’s investments not included in the 75% asset class, the value of its interest in any one issuer’s securities may not exceed 5% of the value of its total assets.

      Third, New FBR may not own more than 10% of the voting power or value of any one issuer’s outstanding securities.

      Fourth, no more than 20% of the value of New FBR’s total assets may consist of the stock or securities of one or more taxable REIT subsidiaries.

      Fifth, no more than 25% of the value of New FBR’s total assets may consist of the stock or securities of taxable REIT subsidiaries and other taxable subsidiaries with respect to which taxable REIT subsidiary elections have not been made and other assets that are not qualifying assets for purposes of the 75% asset test.

      For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or taxable REIT subsidiary, or equity interests in any partnership. The term “securities,” however, generally includes debt securities issued by another REIT or a partnership, except that certain “straight” debt securities of a partnership are not treated as securities for purposes of the 10% value test if New FBR owns at least a 20% profits interest in the partnership.

      As stated above, New FBR may own up to 100% of the stock of one or more taxable REIT subsidiaries. However, overall, no more than 20% of the value of New FBR’s assets may consist of stock or securities of one or more taxable REIT subsidiaries, and no more than 25% of the value of New FBR’s assets may consist of the stock or securities of taxable REIT subsidiaries and other non-taxable subsidiaries for which taxable REIT subsidiary elections have not been made (including stock in non-REIT C corporations) and other assets that are not qualifying assets for purposes of the 75% asset test.

      New FBR will inherit ownership of the taxable REIT subsidiaries of FBR Asset in the merger. In addition, New FBR and each first-tier subsidiary of FBR Group in existence immediately prior to the effective time of the merger will jointly make an election to treat each such subsidiary as a taxable REIT subsidiary of New FBR as of the closing date of the merger. FBR Group and FBR Asset believe that, as of the closing date of the merger, the aggregate value of the taxable REIT subsidiary stock and securities owned by New FBR will be significantly less than 20% of the value of New FBR’s total assets (including the taxable REIT subsidiary stock and securities). Furthermore, New FBR will monitor at all times the value of its investments in its taxable REIT subsidiaries for the purpose of ensuring compliance with the 20% asset test. There can be no complete assurance, however, that New FBR will be able to comply with the 20% limitation on taxable REIT subsidiary stock and securities on an ongoing basis so as to maintain REIT status.

      FBR Group and FBR Asset also believe that the mortgage loans and mortgage-backed securities that New FBR will own will be qualifying assets for purposes of the 75% asset test. However, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset under the U.S. federal income tax laws. The non-qualifying portion of that mortgage loan will be equal to the portion of the loan amount that exceeds the value of the associated real property. Accordingly, mezzanine loans owned by New FBR will not be qualifying assets for purposes of the 75% asset test to the extent that they are not secured by mortgages on real property. FBR Group and FBR Asset also believe that stock in other REITs owned by New FBR will be qualifying assets for purposes of the 75% asset test. However, if a REIT in which New FBR owns stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, New FBR would be subject to the second and third asset tests described above with respect to its investment in such disqualified REIT. FBR Group and FBR Asset also believe that New FBR will satisfy the second and third asset tests with respect to its stock in non-REIT C corporations. To the extent that New FBR owns debt securities issued by other REITs or C corporations that are not secured by mortgages on real property, those debt securities will not be qualifying assets for purposes of the 75% asset test. Instead, New FBR would be subject to the second and third asset tests with respect to those debt securities. New FBR will monitor the status of its assets for purposes of the various asset tests and will manage its portfolio to comply at all times with such tests.

      If New FBR fails to satisfy any asset test at the end of a calendar quarter, it will not lose its REIT status if:

•	it satisfied the asset tests at the end of any prior calendar quarter; and

•	the discrepancy between the value of its assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

      If New FBR did not satisfy an asset test at the end of a calendar quarter by reason of an acquisition of securities or other property during the calendar quarter, it still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

Distribution Requirements

      Each taxable year, New FBR must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to its shareholders in an aggregate amount at least equal to:

•	the sum of 90% of its REIT taxable income, computed without regard to the dividends paid deduction and its net capital gain or loss, and 90% of its after-tax net income, if any, from foreclosure property; minus

•	the sum of certain items of noncash income.

      New FBR must pay such distributions in the taxable year to which they relate, or in the following taxable year if it declares the distribution before it timely files its U.S. federal income tax return for the year and pays the distribution on or before the first regular dividend payment date after such declaration.

      New FBR will pay U.S. federal income tax on taxable income, including net capital gain, that it does not distribute to shareholders. Furthermore, if it fails to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of its REIT ordinary income for that year;

•	95% of its REIT capital gain income for that year; and

•	any undistributed taxable income from prior periods,

it will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts it actually distributes. New FBR may elect to retain and pay income tax on the net long-term capital gain it receives in a taxable year. See “— Taxation of Taxable U.S. Shareholders.” If it so elects, it will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. FBR Asset has made, and New FBR intends to continue to make, timely distributions sufficient to satisfy the annual distribution requirements.

      It is possible that, from time to time, New FBR may experience timing differences between:

•	the actual receipt of income and actual payment of deductible expenses; and

•	the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income.

      Possible examples of those timing differences include the following:

•	Because New FBR may deduct capital losses only to the extent of its capital gains, it may have taxable income that exceeds its economic income.

•	New FBR will recognize taxable income in advance of the related cash flow if any of its subordinated mortgage-backed securities or mortgage loans are deemed to have original issue discount. New FBR generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

•	New FBR may be required to recognize the amount of any payment projected to be made pursuant to a provision in a mortgage loan that entitles it to share in the gain from the sale of, or the appreciation in, the mortgaged property over the term of the related loan using the constant yield method, even though it may not receive the related cash until the maturity of the loan.

•	New FBR may recognize taxable market discount income when it receives the proceeds from the disposition of, or principal payments on, loans that have a stated redemption price at maturity that is greater than its tax basis in those loans, although such proceeds often will be used to make non-deductible principal payments on related borrowings.

•	New FBR may recognize taxable income without receiving a corresponding cash distribution if it forecloses on or make a significant modification to a loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds its basis in the original loan.

•	Although several types of noncash income are excluded in determining the annual distribution requirement, it will incur corporate income tax and the 4% excise tax with respect to those noncash income items if it does not distribute those items on a current basis.

•	New FBR may recognize phantom taxable income from any residual interests in REMICs or retained ownership interests in mortgage loans subject to collateralized mortgage obligation debt that it owns.

      As a result of the foregoing, New FBR may have less cash flow than is necessary to satisfy the distribution requirement and to avoid corporate income tax and the excise tax imposed on undistributed income. In such a situation, New FBR may need to use cash reserves, borrow funds, sell assets or issue preferred stock or additional common stock.

      Under certain circumstances, New FBR may be able to correct a failure to meet the distribution requirement for a year by paying deficiency dividends to its shareholders in a later year. New FBR may include such deficiency dividends in its deduction for dividends paid for the earlier year. Although New FBR may be able to avoid income tax on amounts distributed as deficiency dividends, it will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction it takes for deficiency dividends.

      At the end of any taxable year, a REIT may not have any accumulated earnings and profits, described generally for U.S. federal income tax purposes as cumulative undistributed net income, attributable to an ordinary non-REIT corporation. In connection with the merger, New FBR will succeed to the accumulated earnings and profits of FBR Group, which is an ordinary non-REIT corporation. PricewaterhouseCoopers LLP is preparing, and will provide prior to the date of the merger, a computation of FBR Group’s accumulated earnings and profits as of December 31, 2002, and a projection, based on certain assumptions, of FBR Group’s earnings and profits for the period from January 1, 2003 through the date of merger. Based on this report, New FBR will make a corresponding special one-time cash distribution to its shareholders on or before December 31, 2003, in an amount that is intended to equal or exceed the accumulated earnings and profits that it will inherit from FBR Group. However, the determination of accumulated earnings and profits for U.S. federal income tax purposes is extremely complex and the computations by PricewaterhouseCoopers are not binding on the Internal Revenue Service. If the Internal Revenue Service were successfully to assert that FBR Group’s accumulated earnings and profits were greater than New FBR’s special distribution, New FBR possibly could fail to qualify as a REIT. Alternatively, New FBR could avoid losing its REIT status by paying a deficiency dividend to eliminate any remaining accumulated earnings and profits of FBR Group. There can be no complete assurance, however, that the Internal Revenue Service would not assert loss of REIT status as the penalty for failing to distribute the accumulated earnings and profits of FBR Group by the end of 2003.

Recordkeeping Requirements

      New FBR must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, it must request on an annual basis information from its shareholders designed to disclose the actual ownership of its outstanding shares. FBR Asset has complied, and New FBR intends to continue to comply, with these requirements.

Failure to Qualify

      If New FBR fails to qualify as a REIT in any taxable year, and no relief provision applies, it would be subject to U.S. federal income tax and any applicable alternative minimum tax on its taxable income at regular corporate rates. In calculating its taxable income in a year in which it fails to qualify as a REIT, it would not be able to deduct amounts paid out to shareholders. In fact, it would not be required to distribute any amounts to shareholders in that year. In such event, to the extent of its current and accumulated earnings and profits, all distributions to shareholders would be taxable as ordinary income. Subject to certain limitations of the U.S. federal income tax laws, corporate shareholders might be eligible for the dividends received deduction. Unless it qualified for relief under specific statutory provisions, it also would be disqualified from taxation as a REIT for the four taxable years following the year during which it ceased to qualify as a REIT. It cannot be predicted whether in all circumstances New FBR would qualify for such statutory relief.

Taxation of Taxable U.S. Shareholders

      As long as New FBR qualifies as a REIT, a taxable “U.S. shareholder” must take into account as ordinary income distributions made out of New FBR’s current or accumulated earnings and profits that it does not designate as capital gain dividends or retained long-term capital gain. A U.S. shareholder will not qualify for the dividends received deduction generally available to corporations. The term “U.S. shareholder” means a holder of shares of common stock that, for U.S. federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of a political subdivision of the United States;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

      A U.S. shareholder generally will recognize distributions that New FBR designates as capital gain dividends as long-term capital gain without regard to the period for which the U.S. shareholder has held its common stock. A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

      New FBR may elect to retain and pay income tax on the net long-term capital gain that it receives in a taxable year. In that case, a U.S. shareholder would be taxed on its proportionate share of New FBR’s undistributed long-term capital gain. The U.S. shareholder would receive a credit or refund for its proportionate share of the tax paid by New FBR. The U.S. shareholder would increase the basis in its shares of surviving corporation common stock by the amount of its proportionate share of New FBR’s undistributed long-term capital gain, minus its share of the tax paid by New FBR.

      A U.S. shareholder will not incur tax on a distribution in excess of New FBR’s current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. shareholder’s shares of common stock. Instead, the distribution will reduce the adjusted basis of such shares of common stock. A U.S. shareholder will recognize a distribution in excess of both New FBR’s current and accumulated earnings and profits and the U.S. shareholder’s adjusted basis in his or her shares of common stock as long-term capital gain, or short-term capital gain if the shares of common stock have been held for one year or less, assuming the shares of common stock are a capital asset in the hands of the U.S. shareholder. In addition, if New FBR declares a distribution in October, November or December of any year that is payable to a U.S. shareholder of record on a specified date in any of these months, the distribution will be treated as both paid by New FBR and received by the U.S. shareholder on December 31 of the year, provided that New FBR actually pays the distribution during January of the following year.

      Shareholders may not include in their individual income tax returns any of the net operating losses or capital losses of New FBR. Instead, these losses are generally carried over by New FBR for potential offset against its future income. Taxable distributions from New FBR and gain from the disposition of the shares of common stock will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any passive activity losses, such as losses from certain types of limited partnerships in which the shareholder is a limited partner, against such income. In addition, taxable distributions from New FBR and gain from the disposition of shares of surviving corporation common stock generally will be treated as investment income for purposes of the investment interest limitations. New FBR will notify shareholders after the close of its taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

      New FBR may recognize taxable income in excess of its economic income, known as phantom income, in the first years that it holds certain investments, and experience an offsetting excess of economic income over its taxable income in later years. As a result, shareholders at times may be required to pay U.S. federal income tax on distributions that economically represent a return of capital rather than a dividend. These distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for U.S. federal income tax purposes. Taking into account the time value of money, this acceleration of U.S. federal income tax liabilities may reduce a shareholder’s after-tax return on his or her investment to an amount less than the after-tax return on an investment with an identical before-tax rate of return that did not generate phantom income. For example, if an investor with a 30% tax rate purchases a taxable bond with an annual interest rate of 10% on its face value, the investor’s before-tax return on the investment would be 10% and the investor’s after-tax return would be 7%. However, if the same investor purchased shares of New FBR at a time when the before-tax rate of return was 10%, the investor’s after-tax rate of return on such shares might be somewhat less than 7% as a result of New FBR’s phantom income. In general, as the ratio of New FBR’s phantom income to its total income increases, the after-tax rate of return received by a taxable shareholder will decrease. New FBR will consider the potential effects of phantom income on its taxable shareholders in managing its investments.

Taxation of U.S. Shareholders on the Disposition of Common Stock

      In general, a U.S. shareholder who is not a dealer in securities and who holds shares of New FBR common stock as a capital asset must treat any gain or loss realized upon a taxable disposition of his or her shares of surviving corporation common stock as long-term capital gain or loss if the U.S. shareholder has held the shares of common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. shareholder must treat any loss upon a sale or exchange of shares of common stock held by such shareholder for six months or less as a long-term capital loss to the extent of capital gain dividends and other distributions from New FBR that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of the shares of common stock may be disallowed if the U.S. shareholder purchases other shares of common stock within 30 days before or after the disposition.

Capital Gains and Losses

      The tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 38.6% for the period from January 1, 2002 to December 31, 2003, 37.6% for the period from January 1, 2004 to December 31, 2005, and 35% for the period from January 1, 2006 to December 31, 2010. The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain would have been treated as ordinary income if the property were “section 1245 property.” With respect to distributions that New FBR designates as capital gain dividends and any retained capital gain that New FBR is deemed to distribute, it generally may designate whether such a distribution is taxable to its non-corporate shareholders at a 20% or 25% rate. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding

      New FBR will report to its shareholders and to the Internal Revenue Service the amount of distributions it pays during each calendar year, and the amount of tax it withholds, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of up to 30% with respect to distributions unless the holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

      A shareholder who does not provide New FBR with its correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability. In addition, New FBR may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to New FBR. For a discussion of the backup withholding rules as applied to non-U.S. shareholders, see “— Taxation of Non-U.S. Shareholders.”

Taxation of Tax-Exempt Shareholders

      Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the Internal Revenue Service has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that New FBR distributes to tax-exempt shareholders generally should not constitute unrelated business taxable income. However, if a tax-exempt shareholder were to finance its acquisition of shares of surviving corporation common stock with debt, a portion of the income that it receives from New FBR would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from New FBR as unrelated business taxable income. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of New FBR’s shares must treat a percentage of the dividends that it receives as unrelated business taxable income. Such percentage is equal to the gross income that New FBR derives from an unrelated trade or business, determined as if it were a pension trust, divided by New FBR’s total gross income for the year in which it pays the dividends. That rule applies to a pension trust holding more than 10% of New FBR’s shares only if:

•	the percentage of its dividends that the tax-exempt trust must treat as unrelated business taxable income is at least 5%;

•	New FBR qualifies as a REIT by reason of the modification of the rule requiring that no more than 50% of its shares be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding New FBR’s shares in proportion to their actuarial interests in the pension trust; and

•	either one pension trust owns more than 25% of the value of New FBR’s shares or a group of pension trusts individually holding more than 10% of the value of New FBR’s shares collectively owns more than 50% of the value of New FBR’s shares.

Taxation of Non-U.S. Shareholders

      The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders are complex. This section is only a summary of such rules. Non-U.S. shareholders should consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of the shares of surviving corporation common stock, including any reporting requirements.

      A non-U.S. shareholder that receives a distribution that is not attributable to gain from New FBR’s sale or exchange of U.S. real property interests and that New FBR could not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that New FBR pays the distribution out of its current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed on distributions and also may be subject to the 30% branch profits tax in the case of a non-U.S. shareholder that is a corporation. New FBR will withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. shareholder unless either:

•	a lower treaty rate applies and the non-U.S. shareholder provides the required form evidencing eligibility for that reduced rate to New FBR; or

•	the non-U.S. shareholder provides the required form to New FBR claiming that the distribution is effectively connected income.

      A non-U.S. shareholder will not incur tax on a distribution in excess of New FBR’s current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of its shares of common stock. Instead, the distribution will reduce the adjusted basis of those shares of common stock. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both New FBR’s current and accumulated earnings and profits and the adjusted basis of its shares of common stock, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of shares of surviving corporation common stock, as described below. Because New FBR generally cannot determine at the time it makes a distribution whether or not the distribution will exceed its current and accumulated earnings and profits, it normally will withhold tax on the entire amount of any distribution at the same rate as it would withhold on a dividend. However, a non-U.S. shareholder may obtain a refund of amounts that it withholds if it later determines that a distribution in fact exceeded its current and accumulated earnings and profits.

      New FBR may be required to withhold 10% of any distribution that exceeds its current and accumulated earnings and profits even if a lower treasury rate applies. Consequently, although New FBR intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that it does not do so, it may withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

      For any year in which New FBR qualifies as a REIT, a non-U.S. shareholder will incur tax on distributions that are attributable to gain from its sale or exchange of “U.S. real property interests” under special provisions of the U.S. federal income tax laws known as the Foreign Investment in Real Property Tax Act, or “FIRPTA.” The term “U.S. real property interests” includes interests in real property and in corporations at least 50% of whose assets consists of U.S. real property interests (other than solely as a creditor). A “U.S. real property interest” does not include mortgage-backed securities and does not include mortgage loans unless the holder of the loan has a right to share in the appreciation in value of or the income generated by the underlying property. Under the FIRPTA rules, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of U.S. real property interests as if the gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on any distribution attributable to gain from sales of U.S. real property interests at the normal capital gain rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. New FBR must withhold 35% of any distribution to non-U.S. shareholders that it could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount New FBR withholds.

      A non-U.S. shareholder could incur tax under FIRPTA upon a sale of shares of surviving corporation common stock if New FBR is treated as a “U.S. real property holding corporation” and the shares of its common stock are classified as U.S. real property interests. New FBR will be a U.S. real property holding corporation if at least 50% of the fair market value of its assets has consisted of U.S. real property interests at any time during the five-year period ending on the non-U.S. shareholder’s disposition of shares of surviving corporation common stock. Because U.S. real property interests do not include mortgage-backed securities or mortgage loans without appreciation rights, New FBR may not be a U.S. real property holding corporation. In addition, even if New FBR is a U.S. real property holding corporation and its shares are classified as U.S. real property interests, a non-U.S. shareholder generally will not incur tax under FIRPTA upon a sale of shares of surviving corporation common stock as long as at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of New FBR’s shares. There can be no assurance that this test will be met. A non-U.S. shareholder that owned, actually or constructively, 5% or less of the shares of surviving corporation common stock at all times during a specified testing period also will not incur tax under FIRPTA as long as the shares of surviving corporation common stock are “regularly traded” on an established securities market. Because New FBR’s common stock is expected to be regularly traded on an established securities market, we do not expect that a non-U.S. shareholder will incur tax under FIRPTA on gain on the sale of surviving corporation common stock unless it owns more than 5% of New FBR common stock. If gain on the sale of shares of surviving corporation common stock were taxed under FIRPTA, a non-U.S. shareholder would be taxed on that gain in the same manner as U.S. shareholders, subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations. Furthermore, a non-U.S. shareholder will incur tax on gain not subject to FIRPTA if:

•	the gain is effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain; or

•	the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. shareholder will incur a 30% tax on his or her capital gains.

State and Local Taxes

      New FBR and/or its shareholders may be subject to taxation by various states and localities, including those in which it or a shareholder transacts business, owns property or resides. The state and local tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, shareholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the shares of surviving corporation common stock.

Recent Developments

      On January 7, 2003, the Bush Administration released a proposal that would exclude corporate dividends from an individual’s taxable income, to the extent that corporate income tax has been paid on the earnings from which the dividends are paid. REIT dividends would not be exempt from income tax in the hands of an individual shareholder because REITs’ income generally is not subject to corporate-level tax. This proposal could cause stock in non-REIT corporations to be a more attractive investment to individual investors than stock in REITs. There can be no assurance regarding the form in which this proposal ultimately will be enacted or whether it will in fact be enacted.

DESCRIPTION OF NEW FBR CAPITAL STOCK

      The following is a summary of the material terms of New FBR’s capital stock. This summary does not purport to be a complete description of New FBR capital stock and you should not rely on it as if it were. You also should review New FBR’s amended and restated articles of incorporation and bylaws, copies of which are attached to this joint proxy statement/ prospectus as Annexes G and H, respectively. New FBR is a Virginia corporation governed by the Virginia Stock Corporation Act (“VSCA”). Under Virginia law, shareholders generally are not responsible for the corporation’s debts or obligations.

Authorized Capital Stock

      Under New FBR’s amended and restated articles of incorporation, New FBR has the authority to issue up to 575 million shares of capital stock, of which 450 million may be shares of New FBR Class A common stock, 100 million may be shares of New FBR Class B common stock, and 25 million may be shares of New FBR preferred stock.

New FBR Common Stock

      Holders of New FBR Class A common stock will be entitled to one vote per share on all matters to be voted upon by New FBR shareholders and holders of New FBR Class B common stock will be entitled to three votes per share. Except as otherwise provided by law, holders of shares of New FBR’s common stock vote together as a single class.

      Shares of New FBR’s common stock will have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All shares of common stock will, when issued, be fully paid and non-assessable. Shares of New FBR Class B common stock may convert into shares of New FBR Class A common stock at the option of New FBR in certain circumstances, including (1) upon a sale or other transfer, (2) at the time the holder of shares of Class B common stock ceases to be affiliated with New FBR, and (3) upon the sale of the shares in a registered public offering. In addition, Messrs. Friedman and Billings, pursuant to the shareholder agreements described under “Description of the Transaction Agreements — The Shareholder Agreements,” have agreed that, until one year after the completion of the merger, if either Mr. Friedman or Mr. Billings sells, grants or otherwise transfers more than 460,000 of his shares of New FBR Class A or New FBR Class B common stock during any three-month period, then the transferor’s shares of New FBR Class B common stock will be converted into shares of New FBR Class A common stock.

      Shares of New FBR common stock will be subject to restrictions upon their ownership and transfer that were adopted for the purpose of enabling New FBR to preserve its status as a REIT. For a discussion of those restrictions, see “Real Estate Investment Trust Status of New FBR.”

Preferred Stock

      The New FBR board of directors may, without further action of shareholders of New FBR, establish and issue shares of New FBR preferred stock in one or more series, and fix the rights, preferences and restrictions of the series of New FBR preferred stock consistent with the amended and restated articles of incorporation and bylaws of New FBR and the laws of the Commonwealth of Virginia. The rights of New FBR Class A and Class B common stockholders are subject to, and may be adversely affected by, the rights of New FBR preferred stockholders. The issuance of additional shares of New FBR preferred stock could adversely affect the voting power of New FBR Class A and Class B common stockholders and could have the effect of delaying or preventing a change in control of New FBR or other corporate action.

Dividend Rights

      New FBR intends to make regular quarterly distribution to its shareholders. In order to qualify as a REIT for U.S. federal income tax purposes, New FBR must distribute to its shareholders annually at least 90% of its taxable income, excluding the retained earnings of its taxable REIT subsidiaries. Although New FBR generally intends to distribute to its shareholders each year an amount equal to its taxable income for that year, distributions paid by New FBR will be at the discretion of its board of directors and will depend on its actual cash flow, financial condition, capital requirements, the annual distribution requirement under the REIT provisions of the Internal Revenue Code and other factors that the board of directors deem relevant.

      Subject to the VSCA and the rights of holders of any outstanding New FBR preferred stock, holders of New FBR Class A common stock and New FBR Class B common stock will be entitled to share dividends equally, share for share. If dividends are declared that are payable in shares of New FBR common stock, holders of New FBR Class A common stock will receive shares of New FBR Class A common stock and holders of New FBR Class B common stock will receive shares of New FBR Class B common stock.

Rights Upon Liquidation

      Subject to the rights of holders of any outstanding New FBR preferred stock, holders of New FBR Class A and New FBR Class B common stock shall be entitled to participate ratably, on a per share basis, in all distributions to holders of New FBR common stock in any liquidation, dissolution or winding up of New FBR, as though all shares of New FBR common stock were of a single class.

Restrictions on Ownership and Transfer

      For New FBR to qualify as a REIT under the federal tax laws, it must meet two requirements concerning the ownership of its outstanding shares of capital stock. Specifically, no more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a calendar year. For this purpose, individuals include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. In addition, New FBR must have at least 100 beneficial owners of its shares of stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. See “Real Estate Investment Trust Status of New FBR — Requirements for Qualification as a REIT.”

      To ensure that New FBR meets the stock ownership requirements, subject to the exemptions described below, its amended and restated articles of incorporation restrict the ownership and transfer of its outstanding stock. Specifically, the amended and restated articles of incorporation will prohibit any person from owning, or being deemed to own by virtue of the attribution provisions of the federal tax laws, more than 9.9% of the number of outstanding shares of common stock or preferred stock of any series. However, under its amended and restated articles of incorporation certain mutual funds and pension trusts may own up to 15% of the outstanding common stock and the preferred stock of any series. New FBR’s Board may exempt some of its principal shareholders from the 9.9% ownership limit.

      In order to prevent New FBR from incurring an entity-level tax if and when it accrues phantom taxable income from REMIC residual interests, its amended and restated articles of incorporation, subject to the exemptions described below, will also contain provisions designed to prevent a “disqualified organization,” as defined in “Real Estate Investment Trust Status of New FBR — Taxation as a REIT,” from owning its shares.

      Subject to the exemptions described below, shares of common stock or preferred stock the purported transfer of which would:

•	result in any person owning, directly or indirectly, common stock or preferred stock in excess of the limits described above;

•	result in New FBR capital stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution;

•	result in New FBR being “closely held” within the meaning of the federal tax laws;

•	cause New FBR to own, actually or constructively, 10% or more of the ownership interests in a tenant of its real property, within the meaning of the federal tax laws; or

•	cause any common stock or preferred stock to be owned by a “disqualified organization,” as defined in “Real Estate Investment Trust Status of New FBR — Taxation as a REIT;”

will be transferred automatically to a trust effective on the day before the purported transfer of the common stock or preferred stock.

      The record holder of the shares of common stock or preferred stock that are transferred to a trust will be required to submit the stock to New FBR for registration in the name of the trust. New FBR will designate a trustee of the trust that is not affiliated with it. The beneficiary of the trust will be one or more charitable organizations that New FBR selects.

      Shares in the trust will remain issued and outstanding and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all dividends and distributions on the shares and will hold those dividends or distributions in trust for the benefit of the beneficiary. The trustee will vote all shares in the trust. The trustee will designate a permitted transferee of the shares, provided that the permitted transferee purchases the shares for valuable consideration and acquires the shares without the acquisition resulting in a transfer to another trust.

      The owner of shares in the trust will be required to repay to the trustee the amount of any dividends or distributions received by the owner (1) that are attributable to shares in the trust and (2) the record date of which was on or after the date that the shares were transferred to the trust. The owner generally will receive from the trustee the lesser of (a) the price per share the owner paid for the shares in the trust, or in the case of a gift or devise, the market price per share on the date of the transfer, or (b) the price per share received by the trustee from the sale of the shares in the trust. Any amounts received by the trustee in excess of the amounts to be paid to the owner will be distributed to the beneficiary of the trust.

      Shares in the trust will be deemed to have been offered for sale to New FBR, or its designee, at a price per share equal to the lesser of (a) the price per share in the transaction that created the trust, or in the case of a gift or devise, the market price per share on the date of the transfer, or (b) the market price per share on the date that New FBR, or its designee, accepts the offer. New FBR will have the right to accept the offer for a period of ninety days after the later of (1) the date of the purported transfer that resulted in the trust or (2) the date it determines in good faith that a prohibited transfer has occurred.

      Any person who acquires or attempts to acquire common stock or preferred stock in violation of the restrictions set forth in the amended and restated articles of incorporation of New FBR, or any person who owned common stock or preferred stock that was transferred to a trust, will be required immediately to give written notice to New FBR of that event and to provide to it any other information that it may request in order to determine the effect, if any, of the transfer on its status as a REIT.

      The ownership limits generally will not apply to the acquisition of common stock or preferred stock by an underwriter that participates in a public offering of that stock. In addition, New FBR’s board of directors, upon receipt of a ruling from the IRS or an opinion of counsel that it will not jeopardize its REIT status by granting the exemption and upon such other conditions as the board of directors may direct, may exempt a person from the ownership limitations or the restrictions on transfer set forth in the amended and restated articles of incorporation . As discussed above, New FBR’s board of directors may exempt some of its principal shareholders from the 9.9% ownership limit.

      The foregoing restrictions will not be removed until:

•	the restrictions are no longer required in order to qualify as a REIT, and the board of directors determines that it is no longer in New FBR’s best interests to retain the restrictions; or

•	the board of directors determines that it is no longer in New FBR’s best interests to attempt to qualify, or to continue to qualify, as a REIT, and there is an affirmative vote of 80% of the members of the board of directors, or in the absence of an 80% board of directors vote, there is an affirmative vote of at least two-thirds of the holders of New FBR’s outstanding shares of common stock.

      All certificates representing New FBR common or preferred stock will bear a legend referring to the restrictions described above.

      All persons who own, directly or indirectly, more than 5%, or any lower percentage as set forth in the federal tax laws, of New FBR’s outstanding common stock and preferred stock must, within 30 days after January 1 of each year, provide to it a written statement or affidavit stating the name and address of the direct or indirect owner, the number of shares owned directly or indirectly, and a description of how the shares are held. In addition, each direct or indirect shareholder must provide to New FBR any additional information that it requests in order to determine the effect, if any, of such ownership on its status as a REIT and to ensure compliance with the restrictions on ownership and transfer set forth in its amended and restated articles of incorporation.

Certain Provisions Affecting Change in Control

      New FBR’s amended and restated articles of incorporation will contain certain provisions that may have the effect of delaying, deferring or preventing a change in control of the company. In order to maintain qualification as a REIT, New FBR’s amended and restated articles of incorporation will contain restrictions on transfer of New FBR shares of common stock and a stock ownership limitation. See “— Restrictions on Ownership and Transfer.” The transfer restrictions and ownership limitation may discourage a purchase or sale of New FBR shares of common stock that might result in a change in control.

      New FBR’s amended and restated articles of incorporation will contain provisions giving holders of New FBR Class B common stock super voting rights as compared to the voting rights of holders of New FBR Class A common stock. See “Comparison of Shareholder Rights — Voting Rights.” Given these enhanced voting rights, holders of New FBR Class B common stock may exert significant control over the outcome of all corporate actions requiring shareholder approval but not separate class voting, which may include a transaction leading to a change in control. The differences in voting rights among the holders of New FBR Class A and New FBR Class B common stock may have the effect of delaying, deferring or preventing a change in control of the company.

      New FBR’s amended and restated articles of incorporation will allow the board of directors to authorize the issuance of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of New FBR common stock or otherwise be in their best interest.

COMPARISON OF SHAREHOLDER RIGHTS

      Each of FBR Group, FBR Asset and New FBR is incorporated in Virginia and governed by the VSCA. The amended and restated articles of incorporation and the bylaws of New FBR will be substantially similar to the articles of incorporation and bylaws of FBR Group, except with respect to limitations on director and officer liability, indemnification, removal of directors and the ownership limitations and transfer restrictions that apply to New FBR’s common stock as a result of New FBR’s REIT status. These provisions will be substantially similar to the limitations on director and officer liability, indemnification and removal provisions and the ownership limitations and transfer restrictions as set forth in FBR Asset’s articles of incorporation and bylaws. The following discussion compares the rights of holders of FBR Group common stock, FBR Asset common stock and New FBR common stock, and summarizes the material differences between the current rights of FBR Group shareholders and FBR Asset shareholders, respectively, and the rights those shareholders will have as shareholders of New FBR following the completion of the merger.

      The following summary does not purport to be a complete statement of the provisions affecting, and differences between, the rights of holders of FBR Group common stock and FBR Asset common stock, respectively, and those of holders of New FBR common stock. The identification of specific provisions or differences is not meant to indicate that other equally or more significant differences do not exist. This summary is qualified in its entirety by reference to the VSCA and by the governing corporate instruments of FBR Group, FBR Asset and New FBR, to which shareholders are referred.

Comparison of Certain Articles of Incorporation and Bylaw Provisions

Provision	FBR Group	FBR Asset	New FBR

Authorized Capital Stock:	FBR Group’s authorized capital stock consists of 265 million shares of capital stock, of which 150 million are shares of Class A common stock, 100,000,000 are shares of Class B common stock, and 15 million are shares of preferred stock. As of February 13, 2003, the FBR Group record date, [●] shares of FBR Group Class A common stock, [●] shares of FBR Group Class B common stock, and no shares of FBR Group preferred stock were outstanding.	FBR Asset’s authorized capital stock consists of 200 million shares of common stock and 50 million shares of preferred stock. As of February 13, 2003, the FBR Asset record date, [●] shares of FBR Asset common stock and no shares of FBR Asset preferred stock were outstanding.	New FBR’s authorized capital stock consists of 575 million shares of capital stock, of which 450 million are shares of Class A common stock, 100 million are shares of Class B common stock, and 25 million are shares of preferred stock. It is anticipated that up to approximately 122,000,000 shares of New FBR Class A common stock, 26,320,000 shares of New FBR Class B common stock, and no shares of New FBR preferred stock will be outstanding immediately following the completion of the merger.
Voting Rights:	FBR Group’s articles of incorporation provide that holders of FBR Group Class A common stock are entitled to one vote per share and holders of FBR Group Class B	FBR Asset’s bylaws provide that holders of FBR Asset common stock are entitled to one vote for each share held. Holders of FBR Asset common stock will receive shares of	New FBR’s amended and restated articles of incorporation will provide that, except as required by the VSCA, holders of New FBR Class A common stock are entitled to one vote

Provision	FBR Group	FBR Asset	New FBR

	common stock are entitled to three votes per share. New FBR’s articles of incorporation will provide the same voting rights to Class A and Class B common stock, respectively.	New FBR Class A common stock in the merger and will have the voting rights described under New FBR.	per share on all matters to be voted on by New FBR shareholders. Holders of New FBR Class B common stock are entitled to three votes per share on all matters to be voted on by New FBR’s shareholders, and holders of New FBR Class A common stock and New FBR Class B common stock vote together as a single group on all matters to be voted on by New FBR shareholders.
Conversion of Class B Shares:	FBR Group’s articles of incorporation provide for the same conversion of shares of FBR Group Class B common stock into FBR Group Class A common stock that New FBR’s amended and restated articles of incorporation will provide. Currently, the shares of FBR Group Class B common stock are held by certain affiliates of FBR Group, such that the effect of this provision is to limit the holders of shares of FBR Group Class B common stock to certain affiliates of FBR Group, at the option of FBR Group.	Neither FBR Asset’s articles of incorporation nor its bylaws provide for separate series of common stock, and do not provide for the conversion of shares of FBR Asset common stock.	New FBR’s amended and restated articles of incorporation will provide that shares of New FBR Class B common stock, which will be held by certain affiliates of New FBR, may convert into shares of New FBR Class A common stock at the option of New FBR in certain circumstances, including (1) upon a sale or other transfer, (2) at the time the holder of shares of New FBR Class B common stock ceases to be affiliated with New FBR, and (3) upon the sale of the shares in a registered public offering. The effect of these provisions is to limit the holders of shares of New FBR Class B common stock to certain affiliates of New FBR, at the option of New FBR.
Dividends:	FBR Group’s articles of incorporation provide the same dividend rights to	Neither FBR Asset’s articles of incorporation nor its bylaws contain any special provision	New FBR’s amended and restated articles of incorporation will provide that, subject to

Provision	FBR Group	FBR Asset	New FBR

	holders of FBR Group Class A common stock and FBR Group Class B common stock that New FBR’s articles of incorporation will provide to holders of New FBR Class A common stock and Class B common stock as described under New FBR.	with respect to dividend rights of common shareholders.	the VSCA and the rights of holders of any outstanding New FBR preferred stock, holders of New FBR Class A and New FBR Class B common stock will share dividends equally, share for share. If dividends are declared payable in shares of common stock, holders of New FBR Class A common stock will receive shares of New FBR Class A common stock and holders of New FBR Class B common stock will receive shares of New FBR Class B common stock.
Liquidation:	FBR Group’s articles of incorporation provide the same liquidation rights to holders of shares of FBR Group Class A common stock and FBR Group Class B common stock that New FBR’s articles of incorporation will provide to holders of New FBR Class A and Class B common stock as described under New FBR.	Neither FBR Asset’s articles of incorporation nor its bylaws contain any special provision regarding liquidation rights.	New FBR’s amended and restated articles of incorporation will provide that, subject to the rights of holders of any outstanding New FBR preferred stock, holders of New FBR Class A common stock and New FBR Class B common stock participate ratably, on a per share basis, in all distributions to holders of New FBR common stock in any liquidation, dissolution or winding up of New FBR, as though all shares of New FBR Class A and Class B common stock were of a single class.
Limitation on Stock Splits, Combinations or Reclassifications:	FBR Group’s articles of incorporation contain the same provisions regarding stock splits, combinations and reclassifications of common stock that New FBR’s amended and restated articles of	Neither FBR Asset’s articles of incorporation nor its bylaws contain any special provisions regarding limitations on stock splits, combinations or reclassifications.	New FBR’s amended and restated articles of incorporation will contain provisions that prohibit New FBR from subdividing outstanding New FBR Class A common stock by stock dividend or otherwise, combining

Provision	FBR Group	FBR Asset	New FBR

	incorporation will contain.		its outstanding New FBR Class A common stock into a smaller number of shares, or reclassifying outstanding New FBR Class A common stock, unless at the same time New FBR subdivides, combines or reclassifies, as applicable, outstanding New FBR Class B common stock on the same basis.
Conversion of Shares:	The provisions in FBR Group’s articles of incorporation governing conversion of shares of FBR Group Class B common stock into shares of outstanding FBR Group Class A common stock are substantially similar to the provisions in New FBR’s articles of incorporation governing conversion of shares of New FBR Class B common stock into shares of outstanding New FBR Class A common stock described under New FBR.	Neither FBR Asset’s articles of incorporation nor its bylaws contain any special provision regarding conversion of shares of common stock upon transfer or cessation of employment.	New FBR’s amended and restated articles of incorporation will provide that, at the option of New FBR, shares of New FBR Class B common stock transferred in any sale, transfer, gift, assignment, devise or other disposition (voluntarily or involuntarily or by operation of law or otherwise) may be converted upon transfer into shares of New FBR Class A common stock on a share-for- share basis. In addition, in the event that an employee of New FBR or one of its subsidiaries ceases to be an employee for any reason, any shares of New FBR Class B common stock held by that employee may be converted, at the option of New FBR, into shares of New FBR Class A common stock on a share-for-share basis. The New FBR board of directors will have the power to determine whether a transfer or cessation of employment has occurred. The New

Provision	FBR Group	FBR Asset	New FBR

FBR bylaws will provide that the board of directors may make rules and regulations concerning the transfer of certificates representing shares of New FBR common stock.
Number of Directors:	FBR Group’s bylaws provide that the number of directors of FBR Group shall be six. This number may be increased or decreased by up to 30% of the number of directors last elected by shareholders by amendment approved by FBR Group’s board of directors without a vote of FBR Group’s common shareholders. Any increase or decrease in the number of directors of FBR Group by more than 30% requires that votes cast favoring the action exceed votes cast opposing the action at a meeting where quorum exists. FBR Group’s board currently consists of six directors.	FBR Asset’s articles of incorporation provide that the number of directors of FBR Asset shall not be fewer than one nor more than nine. The number of directors may be changed from time to time by a resolution adopted by the affirmative vote of at least 80% of the members of the FBR Asset board of directors or the affirmative vote of not less than two-thirds of the outstanding capital stock of FBR Asset entitled to vote. FBR Asset’s board currently consists of five directors.	New FBR’s bylaws will provide that the number of directors of New FBR shall be nine. This number may be increased or decreased by 30% of the number of directors last elected by shareholders or less by amendment approved by New FBR’s board of directors without a vote of New FBR’s common shareholders. Any increase or decrease in the number of directors of New FBR by more than 30% requires that votes cast favoring the action exceed votes cast opposing the action at a meeting where quorum exists.

Removal of Directors:	FBR Group’s articles of incorporation provide that, except for directors elected by holders of outstanding shares of FBR Group preferred stock as a separate voting group, any director of FBR Group may be removed from office only for cause by the affirmative vote of holders of at least a majority of all shares then outstanding entitled to vote generally in the	FBR Asset’s bylaws provide that the shareholders of FBR Asset may, at any time, remove any director of FBR Asset, with or without cause, by the affirmative vote of holders of not less than two-thirds of all the shares entitled to vote on the election of directors and may elect a successor to fill any resulting vacancy for the balance of the term of the removed director.	New FBR’s amended and restated articles of incorporation will provide that, except for directors elected by holders of outstanding shares of New FBR preferred stock as a separate voting group, any director of New FBR may be removed from office with or without cause by the affirmative vote of holders of at least two-thirds of the voting power of all shares then outstanding

Provision	FBR Group	FBR Asset	New FBR

	election of directors, voting together as a single group.		entitled to vote generally in the election of directors, voting together as a single group.
In addition, New FBR’s bylaws will provide that the board of directors may, at any time, remove any director with cause by the affirmative vote of all members of the board of directors (excluding the director subject to removal).
Vacancies on the Board of Directors:	FBR Group’s bylaws contain the same provisions regarding vacancies on the FBR Group board of directors as will be contained in the New FBR bylaws.	FBR Asset’s bylaws provide that any vacancy occurring on the FBR Asset board of directors may be filled by a majority of the remaining members of the board of directors, although the majority is less than a quorum. Independent directors nominate replacements for vacancies among the independent directors, and these replacements must be elected by a majority of the directors. If shareholders of any class or series are entitled separately to elect one or more directors, a majority of the remaining directors elected by that class or series or the sole remaining director elected by that class or series may fill any vacancy among the number of directors elected by that class or series. A director elected by the board of directors to fill a vacancy shall be elected to hold office until the next annual meeting of	New FBR’s bylaws will provide that any vacancy occurring on the New FBR board of directors may be filled by (1) the board of directors, (2) a majority of the remaining directors, though less than a quorum or (3) the shareholders. Neither the New FBR amended and restated articles of incorporation nor bylaws will provide for filling vacant seats of independent directors or class or series directors.

Provision	FBR Group	FBR Asset	New FBR

shareholders or until his successor is elected and qualified.
Notice of Shareholder Nominations of Directors and Shareholder Proposals:	FBR Group’s bylaws contain the same provisions regarding shareholder nominations and shareholder proposals as will be contained in the New FBR bylaws.	FBR Asset’s bylaws provide that a shareholder may nominate an individual for election as director at a meeting only if written notice of the shareholder’s intent to make the nomination has been given, either by personal delivery or by U.S. mail, postage prepaid, to the Secretary of FBR Asset not later than (1) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of the meeting, and (2) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of the meeting is first given to the shareholders.
		Each notice for nomination must set forth: (1) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the shareholder is a holder of record of stock of FBR Asset entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the individual or individuals specified in the notice; (3) a description of all arrangements or	New FBR’s bylaws will provide that, for nominations or other business to be properly brought before an annual meeting by a shareholder (who is entitled to vote on the business the shareholder is proposing), the shareholder must have given timely notice in writing to the Secretary of New FBR and the other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice must be delivered to the secretary of New FBR at its principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is more than 30 days before or more than 60 days after that anniversary date, notice by the shareholder, to be timely, must be delivered not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the date on which the

Provision	FBR Group	FBR Asset	New FBR

understandings between the shareholder and each nominee and any other individual or individuals (naming the individual or individuals) pursuant to which the nomination or nominations are to be made by the shareholder; (4) any other information regarding each nominee proposed by the shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the board of directors; and (5) the consent of each nominee to serve as a director of FBR Asset. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice in writing to the Secretary of FBR Asset. To be timely, a shareholder’s notice must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of FBR Asset not later than 90 days in advance of the annual meeting. A shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring	public announcement of the date of the meeting is first made by New FBR. In no event will the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above.

The shareholder’s notice must set forth (1) as to each individual whom the shareholder proposes to nominate for election or re-election as a director all information relating to the individual that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required by proxy rules of the SEC; (2) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business, the reasons for conducting that business at the meeting and any material interest in that business of the shareholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made; and (3) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (a) the name and address of the shareholder and the

Provision	FBR Group	FBR Asset	New FBR

before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting (including the specific proposal to be presented) and the reasons for conducting the business at the annual meeting, (2) the name and record address of the shareholder proposing the business, (3) the class and number of shares of FBR Asset that are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in the business. In the event that a shareholder attempts to bring business before an annual meeting without complying with these provisions, the chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting in accordance with the foregoing procedures, and the business will not be transacted.	beneficial owner and (b) the class and number of shares of New FBR that are owned beneficially and of record by the shareholder and the beneficial owner.

In the event that the number of directors to be elected to the board is increased and there is no public announcement by New FBR naming all of the nominees for director or specifying the size of the increased board of directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice will also be considered timely (but only with respect to nominees for any new positions created by the increase) if it is delivered to the secretary of New FBR at its principal executive offices not later than the close of business on the 10th day following the date on which the public announcement is first made by New FBR.

In the event that New FBR calls a special meeting of shareholders for the purpose of electing one or more directors to the board, any shareholder who is a holder of record at the time of giving the notice and who is entitled to a vote at the meeting may nominate an individual

Provision	FBR Group	FBR Asset	New FBR

or individuals for election to the positions as specified in New FBR’s notice of meeting, if the shareholder’s notice is delivered to the secretary of New FBR at its principal executive offices not earlier than the close of business on the 120th day prior to the special meeting and not later than the close of business on the later of the 90th day prior to the special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at the meeting. In no event will the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described in this paragraph.
Special Meetings:	FBR Group’s bylaws contain the same provisions for the calling of special meetings of FBR Group shareholders as will be contained in the New FBR bylaws.	FBR Asset’s bylaws provide that the President, a majority of the board of directors or a majority of the independent directors may call special meetings of FBR Asset shareholders. In addition, the Secretary is required to call a special meeting upon written request of holders of shares representing not less than 10% of all of the votes entitled to be cast at the special meeting. The Secretary	New FBR’s bylaws will provide that special meetings of the shareholders may be called only by the board of directors pursuant to a resolution approved by a majority of the directors of New FBR or by the Chairman, Vice-Chairman, Chief Executive Officer or President of New FBR.

Provision	FBR Group	FBR Asset	New FBR

is required to inform these shareholders of the reasonably estimated cost of preparing and mailing notice of the meeting. Upon payment of these costs by the requesting shareholders, the Secretary is required to give notice to each shareholder entitled to notice of the special meeting. Unless requested by shareholders entitled to cast a majority of all of the votes entitled to be cast at the special meeting, the Secretary is not required to call a special meeting to consider any matter that is substantially the same as a matter voted on at any annual or special meeting of the shareholders held during the preceding twelve months.
Election of Directors:	FBR Group’s bylaws contain the same provisions for election of directors of FBR Group as will be contained in the New FBR bylaws.	FBR Asset’s bylaws provide that a plurality of all votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a director of FBR Asset. No cumulative voting applies. Each share of stock may be voted for as many individuals as there are directors to be elected.	New FBR’s bylaws will provide that directors of New FBR shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present. No cumulative voting applies.
Limitations on Director Liability:	FBR Group’s articles of incorporation provide that in every instance in which the VSCA permits the limitation or elimination of liability of directors or officers of a corporation to FBR Group or its shareholders, the	FBR Asset’s articles of incorporation contain the same limitations on director liability as will be contained in the New FBR amended and restated articles of incorporation.	New FBR’s amended and restated articles of incorporation will provide that in any proceeding brought by or in the right of New FBR or brought by or on behalf of shareholders of New FBR, no director or officer of New FBR

Provision	FBR Group	FBR Asset	New FBR

	directors and officers of FBR Group shall not be liable to the respective corporation or its shareholders.		shall be liable to New FBR or its shareholders for monetary damages with respect to any transaction, occurrence, or course of conduct, except for liability resulting from the individual’s having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.
Indemnification:	FBR Group’s articles of incorporation provide that FBR Group will indemnify any individual who is, was or is threatened to be made a party to a proceeding (including a proceeding by or in the right of FBR Group) because the individual is or was a director or officer of FBR Group, or because the individual is or was serving FBR Group or any other legal entity in any capacity at the request of FBR Group while a director or officer of FBR Group, against all liabilities and reasonable expenses incurred in the proceeding except such liabilities and expenses as are incurred because of the individual’s willful misconduct or knowing violation of the criminal law. Unless a determination has been made that indemnification is not permissible, FBR Group will make advances and reimbursements for expenses incurred by a	FBR Asset’s articles of incorporation contain the same provisions for indemnification as will be contained in the New FBR amended and restated articles of incorporation.	New FBR’s amended and restated articles of incorporation will provide that New FBR will indemnify (1) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of New FBR or brought by or on behalf of the shareholders of New FBR, by reason of the fact that he is or was a director or officer of New FBR, or (2) any director or officer who is or was serving at the request of New FBR as a director, trustee, partner, member or officer of another enterprise, against any liability incurred by him or her in connection with the proceeding if the conduct in question was in the best interests of New FBR and he or she was acting on behalf of New FBR or performing services for New FBR, unless he or she engaged in willful misconduct or a knowing violation of

Provision	FBR Group	FBR Asset	New FBR

director or officer in a proceeding upon receipt of an undertaking from the director or officer to repay the same if it is ultimately determined that the director or officer is not entitled to indemnification.

FBR Group may also provide indemnification and make advances and reimbursements for expenses to its employees and agents, the directors, officers, employees and agents of its subsidiaries and predecessor entities, and any individual serving any other legal entity in any capacity at the request of FBR Group, and may contract in advance to do so.	the criminal law. New FBR will pay for or reimburse the reasonable expenses incurred by any applicant who is a party to a proceeding in advance of final disposition if the applicant furnishes New FBR (1) a written statement of his good faith belief that he or she has met the standard of conduct described above and (2) a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet this standard of conduct.

The New FBR board of directors is empowered, by majority vote of a quorum consisting of disinterested directors, to cause New FBR to indemnify or contract to indemnify with any individual not described in the paragraph above who was, is or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of New FBR, or is or was serving at the request of New FBR as director, officer, employee or agent of another enterprise, to the same extent as if that individual was an individual described in the paragraph above.
Separate Class Voting:	FBR Group’s articles of incorporation	Neither the FBR Asset articles of incorporation	New FBR’s amended and restated articles of

Provision	FBR Group	FBR Asset	New FBR

	contain the same provisions regarding separate class voting as will be contained in the New FBR amended and restated articles of incorporation. Given the different voting rights of holders of New FBR Class B common stock as compared to those of holders of New FBR Class A common stock, holders of New FBR Class B common stock may control the outcome of all corporate action requiring shareholder approval, other than corporate actions required to be approved by a vote of holders of shares of New FBR Class A common stock voting as a separate class.	nor its bylaws contain any special provisions with regard to separate class voting.	incorporation will provide that, except as otherwise provided by law, holders of shares of New FBR common stock vote as one class. The VSCA provides that the outstanding shares of a class are entitled to vote as a separate voting group with regard to certain types of amendments and proposed transactions that affect the rights of the class as distinct from the rights of other classes.
Mergers, Share Exchanges and Sales of Assets:	The VSCA generally requires that any merger, share exchange or sale of all or substantially all of the assets of a corporation not in the ordinary course of business be approved by at least two-thirds of the votes entitled to be cast by each voting group entitled to vote, unless the articles of incorporation provide for a greater or lesser vote (but in no event less than a majority of votes cast by each such voting group at a meeting at which a quorum of the voting group exists). FBR Group’s articles of incorporation provide that, as to any plan of merger or share	The VSCA generally requires that any merger, share exchange or sale of substantially all of the assets of a corporation not in the ordinary course of business be approved by at least two-thirds of the votes entitled to be cast by each voting group entitled to vote, unless the articles of incorporation provide for a greater or lesser vote (but in no event less than a majority of votes cast by each such voting group at a meeting at which a quorum of the voting group exists). FBR Asset’s bylaws provide that a majority of votes cast at a meeting of shareholders duly called and at which a	The VSCA generally requires that any merger, share exchange or sale of all or substantially all of the assets of a corporation not in the ordinary course of business be approved by at least two-thirds of the votes entitled to be cast by each voting group entitled to vote, unless the articles of incorporation provide for a greater or lesser vote (but in no event less than a majority of votes cast by each such voting group at a meeting at which a quorum of the voting group exists). New FBR’s articles of incorporation will provide that, as to any plan of merger or share

Provision	FBR Group	FBR Asset	New FBR

	exchange to which FBR Group is a party, or any sale, lease, exchange or other disposition of all or substantially all of the assets or property of FBR Group other than in the usual and regular course of business, the affirmative vote of holders of a majority of the outstanding shares of each voting group entitled to vote on the plan or transaction at a meeting at which a quorum of the voting group exists shall be required, in lieu of the two-thirds requirement of the VSCA, but in addition to any other vote otherwise required by the FBR Group articles of incorporation or under the VSCA. The FBR Group Class A and FBR Group Class B common stock vote together as a single class.	quorum is present shall be sufficient to approve any other matter which may properly come before a meeting, unless more than a majority of the votes cast is required by the VSCA, the FBR Asset articles of incorporation or the FBR Asset bylaws. Neither the FBR Asset articles of incorporation nor its bylaws contain special provisions with regard to shareholder voting on mergers, share exchanges or a disposition of substantially all the assets of FBR Asset. The voting requirement in these instances will be the two-thirds requirement provided under the VSCA.	exchange to which New FBR is a party, or any sale, lease, exchange or other disposition of all or substantially all of the assets or property of New FBR other than in the usual and regular course of business, the affirmative vote of a majority of the votes cast by outstanding shares of each voting group entitled to vote on the plan or transaction at a meeting at which a quorum of the voting group exists shall be required, in lieu of the two-thirds requirement of the VSCA, but in addition to any other vote required by the New FBR amended and restated articles of incorporation or under the VSCA. New FBR’s Class A and New FBR’s Class B common stock will vote together as a single class.
Amendments to Articles of Incorporation:	FBR Group’s articles of incorporation contain the same provisions for shareholder voting on amendments to articles of incorporation as will be contained in the New FBR amended and restated articles of incorporation.	The VSCA generally requires that any amendment to the articles of incorporation to be adopted shall be approved by each voting group entitled to vote on the proposed amendment by more than two-thirds of all the votes entitled to be cast by that voting group, unless the VSCA otherwise requires a greater vote or the articles of incorporation provide for a greater or lesser vote, or a vote by separate voting groups so long as the vote	The VSCA generally requires that any amendment to the articles of incorporation to be adopted shall be approved by each voting group entitled to vote on the proposed amendment by more than two-thirds of all the votes entitled to be cast by that voting group, unless the VSCA otherwise requires a greater vote or the articles of incorporation provide for a greater or lesser vote, or a vote by separate voting groups so long as the vote

Provision	FBR Group	FBR Asset	New FBR

provided for is not less than a majority of all the votes cast on the amendment by each voting group entitled to vote.

FBR Asset’s articles of incorporation may be amended by the affirmative vote of a majority of the number of shares of common stock entitled to vote on such matter, except with respect to provisions in the FBR Asset articles of incorporation governing the number, tenure and qualification of directors, and with respect to the modification of REIT ownership limitations, which shall not be amended, altered, changed, or repealed without the affirmative vote of at least 80% of the members of the board of directors or the affirmative vote of holders of not less than two-thirds of the outstanding shares of capital stock of FBR Asset entitled to vote generally in the election of directors.	provided for is not less than a majority of all the votes cast on the amendment by each voting group entitled to vote.

New FBR’s amended and restated articles of incorporation will provide that, as to each voting group entitled to vote on an amendment or restatement of the New FBR amended and restated articles of incorporation, the vote required for approval shall be a majority of the votes entitled to be cast thereon, unless the New FBR amended and restated articles of incorporation, as amended or as restated from time to time, specifically require the approval of more than a majority of the votes entitled to be cast by such voting group. New FBR’s articles of incorporation will provide that the affirmative vote of holders of at least 80% of the voting power of all voting stock then outstanding, voting together as a single voting group, shall be required to amend the New FBR amended and restated articles of incorporation to include provisions that: (1) would require New FBR to hold, or set forth procedures applicable to the holding of, a special meeting of shareholders at the call, demand or request of any person, including, without limitation, any

Provision	FBR Group	FBR Asset	New FBR

shareholder or shareholders of New FBR; or (2) would govern the nomination of persons for election to the board of directors or the proposal of business to be considered by the shareholders at an annual or special meeting of shareholders.

New FBR’s amended and restated articles of incorporation will also provide that the affirmative vote of holders of at least 80% of the voting power of all voting stock then outstanding, voting together as a single voting group, shall be required to alter, amend, adopt any provision of the articles of incorporation governing: (1) voting on amendments to the articles of incorporation; (2) voting on a plan of merger, share exchange or disposition of all or substantially all of the assets of New FBR; (3) voting on amendments to provisions governing New FBR preferred stock; (4) voting on amendments to provisions governing shareholder requests for special meetings and applicable procedures; (5) voting on amendments to provisions governing nomination of directors or proposal of business; (6) voting on amendments to provisions of New FBR’s bylaws

Provision	FBR Group	FBR Asset	New FBR

governing shareholder requests for special meetings and applicable procedures; and (7) voting on amendments to provisions of New FBR’s bylaws governing nomination of directors or proposal of business.
Amendments to Bylaws:	FBR Group’s bylaws contain the same provisions for amendments to bylaws as will be contained in the New FBR bylaws.	FBR Asset’s bylaws provide that shareholders have the power to adopt, alter or repeal any bylaws of FBR Asset and to make new bylaws, provided that amendments with regard to bylaws concerning changes in the tenure or qualification of directors, changes in the number of directors, vacancies on the board of directors, removal of directors, quorums for transacting business and adjournment of board of directors’ meetings, and voting on interested party transactions require the affirmative vote of holders of two-thirds of all outstanding shares entitled to vote on the election of directors.

		FBR Asset’s bylaws provide that the board of directors has the power to adopt, alter or repeal any bylaws of FBR Asset and to make new bylaws, provided that amendments with regard to bylaws concerning changes in the tenure or qualification of directors, changes in	New FBR’s bylaws will provide that shareholders have the power to adopt, amend or repeal bylaws of New FBR, if a quorum exists, if the votes cast favoring the amendment exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by the law, the provisions of New FBR’s articles of incorporation or New FBR’s bylaws. New FBR’s amended and restated articles of incorporation will provide that the affirmative vote of holders of at least 80% of the voting power of voting stock then outstanding, voting as a single voting group, will be required for the shareholders of New FBR to adopt, alter or repeal any bylaw of New FBR: (1) that requires or would require New FBR to hold, or sets forth procedures applicable to the holding of, a special meeting of shareholders at the call, demand or request of any person, including without limitation, any shareholder or shareholders of New

Provision	FBR Group	FBR Asset	New FBR

the number of directors, vacancies on the board of directors, removal of directors, quorums for transacting business and adjournment of board of directors’ meetings, and voting on interested transactions requires the affirmative vote of 80% of the entire board of directors, including a majority of the independent directors.	FBR; or (2) that governs or would govern the nomination of persons for election to the board of directors or the proposal of business to be considered by the shareholders at an annual or special meeting of shareholders.

New FBR’s bylaws will provide that the board of directors has the power to adopt, amend or repeal any bylaws of New FBR at any regular or special meeting of the board of directors. Bylaws made by the board of directors may be repealed or changed and new bylaws made by the shareholders, and the shareholders may prescribe that any bylaw made by them shall not be altered, repealed or amended by the board of directors.
Voting on Certain Interested Transactions:	Neither the FBR Group articles of incorporation nor its bylaws contain any special provisions with regard to voting on transactions with certain interested parties.	FBR Asset’s bylaws provide that a majority of the independent directors or holders of a majority of the outstanding shares of FBR Asset common stock must approve (1) any transaction pursuant to which FBR Asset would invest in any securities that are being underwritten or placed by its manager or any affiliate of its manager, and (2) any transaction involving FBR Asset in which FBR Asset’s manager or an affiliate of its manager has a material financial interest.	Neither the New FBR amended and restated articles of incorporation nor bylaws contain any special provisions regarding voting on transactions with certain interested parties.

Provision	FBR Group	FBR Asset	New FBR

REIT Related Provisions
REIT Election:	FBR Group has not elected to be treated as a REIT.	FBR Asset’s articles of incorporation contain the same provision regarding the election to be treated as a REIT as will be contained in the New FBR amended and restated articles of incorporation.	New FBR’s amended and restated articles of incorporation will provide that New FBR will seek to elect and maintain its status as a REIT under the Internal Revenue Code. It will be the duty of the board of directors to ensure that New FBR satisfies the requirements for qualification as a REIT under the Internal Revenue Code, including, but not limited to, the ownership of its outstanding stock, the nature of its assets, the sources of its income, and the amount and timing of its distributions to its shareholders. The board of directors may revoke New FBR’s election to be taxed as a REIT upon the affirmative vote of 80% of the members of the board of directors. In the absence of this 80% vote, the board of directors will take no action to disqualify New FBR as a REIT or to otherwise revoke New FBR’s election to be taxed as a REIT without the affirmative vote of two-thirds of the voting power of shares of New FBR common stock entitled to vote on the matter at a special meeting of the shareholders.

Restrictions on Transfer:	FBR Group has not elected to be treated as a REIT, and therefore restrictions on ownership limitation	FBR Asset’s articles of incorporation contain substantially similar provisions concerning restrictions on transfers	New FBR’s amended and restated articles of incorporation will provide that, unless otherwise excepted as

Provision	FBR Group	FBR Asset	New FBR

	and certain transfers do not apply.	of shares as will be contained in the New FBR amended and restated articles of incorporation.	described below, no person may beneficially or constructively own shares of New FBR common stock in excess of 9.9% of the outstanding shares of New FBR common stock, or shares of New FBR preferred stock in excess of 9.9% of the outstanding shares of any class or series of New FBR preferred stock. Any transfer that results in ownership in excess of 9.9% will be void as to that number of shares transferred which exceeds the limits described above. Any transfer that results in shares of New FBR common stock and New FBR preferred stock being beneficially owned by fewer than 100 persons will be void as to that number of shares which would be otherwise beneficially owned by the transferee. Any transfer of shares of New FBR common stock and New FBR preferred stock that would result in New FBR being closely held will be void as to that number of shares which would cause New FBR to be closely held. Any transfer of shares of New FBR common stock and New FBR preferred stock that would cause New FBR to constructively own 10% or more of a tenant of New FBR’s real property will be void as to that number of shares which would

Provision	FBR Group	FBR Asset	New FBR

cause New FBR to constructively own 10% or more of a tenant of its real property. Any transfer that would result in shares of New FBR common stock or New FBR preferred stock being beneficially owned by certain disqualified organizations (including, but not limited to, the United States, any state or political subdivision of the United States, or any foreign government) will be void as to that number of shares which would otherwise be beneficially owned by the disqualified organization.
Certain ERISA-Related Restrictions on Transfers:	Neither the FBR Group articles of incorporation or bylaws contain provisions with regard to the plan asset regulations under the Employee Retirement Income Security Act of 1974, as amended, or “ERISA.” Because FBR Group common stock is listed on the New York Stock Exchange and thus constitutes “publicly offered securities” within the meaning of the plan asset regulations, FBR Group is not be subject to the plan asset regulations.	FBR Asset’s articles of incorporation provide certain protections with regard to the plan asset regulations under ERISA. FBR Asset adopted these provisions in the FBR Asset articles of incorporation prior to the public offering of FBR Asset common stock. The Insignificant Participation Exception to the plan asset regulations provides that an investing ERISA Investor’s assets will not include any of the underlying assets of an entity if at all times less than 25% of the value of each class of equity interests in the entity is held by an ERISA Investor or certain other types of benefit plans. Another exception under the plan asset regulations provides that an	New FBR’s amended and restated articles of incorporation will not provide protections with regard to the plan asset regulations under ERISA, because New FBR will be a publicly held company. The plan asset regulations describe the circumstances under which the assets of an entity in which an employee benefit plan or other retirement plan or arrangement subject to ERISA, or person acting on behalf of or using the assets of this type of plan (an “ERISA Investor”) invests will be considered to be “plan assets,” and any person who exercises control over those assets would be subject to ERISA’s fiduciary standards. Under the regulations, if an ERISA Investor

Provision	FBR Group	FBR Asset	New FBR

		ERISA Investor’s assets will not include the underlying assets of an entity if the class of equity interests in which the ERISA Investor invests is “publicly offered.” In order to prevent FBR Asset’s assets from becoming subject to the plan asset regulations, the FBR Asset articles of incorporation provide that acquisitions which would result in 25% or more of any class of FBR Asset common stock or FBR Asset preferred stock being beneficially owned by one or more ERISA Investors shall be void as to the transfer of that number of shares of FBR Asset common stock or FBR Asset preferred stock which would cause 25% or more of any class of shares to be beneficially owned by one or more ERISA Investors. Currently, this provision is inapplicable because FBR Asset common stock is listed on the New York Stock Exchange and thus constitutes “publicly offered securities” within the meaning of the plan asset regulations, and as a result falls within the publicly offered security exception to the plan asset regulations.	acquires an “equity interest” in an entity, the assets of the entity will be treated as assets of the ERISA Investor unless one or more exceptions specified in the plan asset regulations are satisfied. One exception under the plan asset regulations provides that an ERISA Investor’s assets will not include the underlying assets of an entity if the class of equity interests in which the ERISA Investor invests is “publicly offered.” Because New FBR common stock will be listed on the New York Stock Exchange and thus will constitute “publicly offered” securities within the meaning of the plan asset regulations, New FBR will not be subject to the plan asset regulations.

Transfer to Trust:	FBR Group has not elected to be treated as a REIT, and therefore provisions regarding transfers to trust do not apply.	FBR Asset’s articles of incorporation contain the same provision regarding transfers to trust as will be contained in the New FBR amended and	In the event that a restricted transfer occurs (see “— Certain Matters Related to REIT Status — Restrictions on Transfers”), New

Provision	FBR Group	FBR Asset	New FBR

		restated articles of incorporation.	FBR’s amended and restated articles of incorporation will provide that such number of shares of common stock exceeding any applicable restriction will be designated shares-in-trust, which will be transferred automatically to a trust effective on the day before the purported transfer. The record holder of the shares of common stock or preferred stock that are transferred to a trust will be required to submit the stock to New FBR for registration in the name of the trust. New FBR will designate a trustee of the trust that is not affiliated with New FBR. The beneficiary of the trust will be one or more charitable organizations that New FBR selects.
Notice of Restricted Transfer:	FBR Group has not elected to be treated as a REIT, and therefore provisions regarding notice of restricted transfer do not apply.	FBR Asset’s articles of incorporation contain the same provision regarding notice of restricted transfer as will be contained in the New FBR amended and restated articles of incorporation.	New FBR’s amended and restated articles of incorporation will contain a provision that any person who acquires or attempts to acquire common stock or preferred stock in violation of the restrictions set forth in the articles of incorporation, or any person who owned common stock or preferred stock that was transferred to a trust, will be required immediately to give New FBR written notice of that event and to provide any other information that New FBR may request in order to determine

Provision	FBR Group	FBR Asset	New FBR

the effect, if any, of the transfer on New FBR’s status as a REIT.
Exceptions to Ownership Limit:	FBR Group has not elected to be treated as a REIT, and therefore restrictions on ownership limitation and certain transfers do not apply.	FBR Asset’s articles of incorporation contain the same provisions regarding the exemptions to the restrictions on transfer of securities as will be contained in New FBR’s articles of incorporation.	New FBR’s amended and restated articles of incorporation will contain a provision that the ownership limits or the restrictions on transfer (see “— Certain Matters Related to REIT Status — Restrictions on Transfer”) will not apply to the acquisition of common stock or preferred stock by an underwriter or placement agent that participates in a public or private offering of that stock for a period of 90 days following the purchase by the underwriter or placement agent of the shares.

New FBR’s board of directors may exempt a person from the ownership limitations or the restrictions on transfer if the board of directors receives a ruling from the Internal Revenue Service or an opinion of counsel that New FBR will not terminate its REIT status by granting the exemption and upon satisfaction any other conditions as the board of directors may direct.
Removal of Ownership Limit:	FBR Group has not elected to be treated as a REIT, and therefore the removal of the ownership limits do not apply.	FBR Asset’s articles of incorporation contain the same provisions regarding the removal of the ownership limits as will be contained in New FBR’s articles of incorporation.	New FBR’s amended and restated articles of incorporation will contain a provision that the ownership limits or restrictions on transfer (see “— Certain Matters Related to REIT Status —

Provision	FBR Group	FBR Asset	New FBR

Restrictions on Transfer”) will not be removed until:

• the restrictions are no longer required in order to qualify as a REIT, and New FBR’s board of directors determines that it is no longer in the best interests of New FBR to retain the restrictions; or

• New FBR’s board of directors determines that it is no longer in New FBR’s best interest to attempt to qualify, or to continue to qualify, as a REIT, and there is an affirmative vote of 80% of the members of the board of directors, or in the absence of an 80% board vote, there is an affirmative vote of at least two-thirds of the voting power of shares of New FBR common stock entitled to vote.
Shares-In-Trust:	FBR Group has not elected to be treated as a REIT, and therefore the shares-in-trust provision does not apply.	FBR Asset’s articles of incorporation contain the same provisions concerning the shares-in-trust as will be contained in New FBR’s articles of incorporation.	New FBR’s amended and restated articles of incorporation will contain a provision that shares that result in a restricted transfer event are placed in the trust (see “— Certain Matters Related to REIT Status — Transfer to Trust”) and will remain issued and outstanding and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all dividends and

Provision	FBR Group	FBR Asset	New FBR

distributions on the shares and will hold those dividends or distributions in trust for the benefit of the beneficiary. The trustee will be entitled to vote all shares the trust. The trustee has the right to designate a permitted transferee of the shares, provided that the permitted transferee purchases the shares for valuable consideration and acquires the shares without the acquisition resulting in a transfer to another trust.

The owner of shares in the trust will be required to repay to the Trust the amount of any dividends or distributions received by the owner (1) that are attributable to shares in the trust and (2) the record date of which was on or after the date that the shares were transferred to the trust. The owner generally will receive from the trustee the lesser of (a) the price per share the owner paid for the shares in the trust, or in the case of a gift or devise, the market price per share on the date of the transfer, or (b) the price per share received by the trustee from the sale of the shares in the trust. Any amounts received by the trustee in excess of the amounts to be paid to the owner will be distributed to the beneficiary of the trust.

Provision	FBR Group	FBR Asset	New FBR

Shares in the trust will be deemed to have been offered for sale to New FBR, or its designee, at a price per share equal to the lesser of (a) the price per share in the transaction that created the trust, or in the case of a gift or devise, the market price per share on the date of the transfer, or (b) the market price per share on the date that New FBR, or its designee, accept the offer. New FBR will have the right to accept the offer for a period of 90 days after the later of (1) the date of the purported transfer that resulted in the trust or (2) the date New FBR determines in good faith that a prohibited transfer has occurred.

      In addition to the above comparison of shareholder rights, the rights of shareholders of FBR Group, FBR Asset and New FBR will also differ with respect to the VSCA’s provisions governing “affiliated transactions.” These provisions, with several exceptions discussed below, require approval of material acquisition transactions between a Virginia corporation and any holder of more than 10 percent of any class of its outstanding voting shares (an “interested shareholder”) by the holders of at least two-thirds of the remaining voting shares. Affiliated Transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an interested shareholder, or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries which increases the percentage of voting shares owned beneficially by an interested shareholder by more than five percent.

      For three years following the time that an interested shareholder becomes an owner of 10 percent of the outstanding voting shares, a Virginia corporation cannot engage in an affiliated transaction with such interested shareholder without the approval of two-thirds of the voting shares other than those shares beneficially owned by the interested shareholder, and majority approval of the “disinterested directors.” A disinterested director means, with respect to a particular interested shareholder, a member of the board of directors who was (a) a member on the date on which an interested shareholder became an interested shareholder and (b) recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the disinterested directors then on the board. At the expiration of the three-year period, the statute requires approval of affiliated transactions by two-thirds of the voting shares other than those beneficially owned by the interested shareholder.

      The principal exceptions to the special voting requirement apply to transactions proposed after the three-year period has expired and require either that the transaction be approved by a majority of the corporation’s disinterested directors or that the transaction satisfy the fair-price requirements of the statute. In general, the fair-price requirement provides that in a two-step acquisition transaction, the interested shareholder must pay the shareholders in the second step either the same amount of cash or the same amount and type of consideration paid to acquire the Virginia corporation’s shares in the first step.

      None of the foregoing limitations and special voting requirements applies to a transaction with an interested shareholder (a) whose acquisition of shares making such person an interested shareholder was approved by a majority of the Virginia corporation’s disinterested directors or (b) who was an interested shareholder on the date the corporation became subject to these provisions by virtue of its having 300 shareholders of record.

      These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any interested shareholder, a corporation can adopt an amendment to its articles of incorporation or bylaws providing that the affiliated transactions provisions shall not apply to the corporation.

      The VSCA also contains provisions regulating certain “control share acquisitions,” which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless (a) the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation, or (b) the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. These provisions were designed to deter certain takeovers of Virginia public corporations.

      FBR Group has “opted out” of the affiliated transactions provisions of the VSCA, and has a bylaw making the control share acquisition provisions of the VSCA inapplicable to the acquisition of its shares. FBR Asset has not adopted an amendment to the FBR Asset articles of incorporation or bylaws making the affiliate transactions provisions or the control share acquisition provisions of the VSCA inapplicable to the acquisition of its shares. New FBR will “opt out” of the affiliated transactions provisions of the VSCA, and will include a provision in its bylaws making the control share acquisition provisions of the VSCA inapplicable to the acquisition of its shares.

LEGAL MATTERS

      The validity of New FBR common stock offered by this joint proxy statement/prospectus will be passed upon for New FBR by [●].

EXPERTS

      Arthur Andersen LLP has not consented to the incorporation by reference of its report on the financial statements of FBR Group for the three years in the period ended December 31, 2001 in this joint proxy statement/prospectus, and we have not filed its consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the incorporation by reference of its report of this joint proxy statement/prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

      The consolidated financial statements of FBR Asset and its subsidiaries as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001, included in FBR Asset’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2001, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

      The balance sheet of Forest Merger Corporation as of December 31, 2002 included in this prospectus has been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

INDEPENDENT ACCOUNTANTS

      On March 22, 2002, FBR Group determined not to renew the engagement of its independent accountants, Arthur Andersen LLP, and appointed PricewaterhouseCoopers LLP as its new independent accountants. This determination followed FBR Group’s decision to seek proposals from independent accounts to audit its financial statements for the fiscal year ended December 31, 2002. The decision not to renew the engagement of Andersen and to retain PricewaterhouseCoopers LLP was approved by the FBR Group board of directors upon recommendation of its audit committee.

      During FBR Group’s two most recent fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through March 22, 2002, there were no disagreements between FBR Group and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Andersen’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

      None of the reportable events under Item 304(a)(1)(v) of Regulation S-K occurred within FBR Group’s two most recent fiscal years and the subsequent interim period through March 22, 2002.

      The audit reports of Andersen on the consolidated financial statements of FBR Group and subsidiaries as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

      During FBR Group’s two most recent fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through March 22, 2002, FBR Group did not consult with PricewaterhouseCoopers LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

      On February 4, 2002, the audit committee of the board of directors of FBR Asset met to discuss the engagement of FBR Asset’s independent accountants for the year ending December 31, 2002. At that meeting, the FBR Asset audit committee determined to issue requests for proposals for engagement as FBR Asset’s independent accountants for 2002 to several accounting firms. During February and early March 2002, the FBR Asset audit committee interviewed several accounting firms, and on March 4, 2002, the FBR Asset audit committee determined to recommend that the FBR Asset board of directors engage KPMG LLP as FBR Asset’s independent accountants for the 2002 audit. On March 14, 2002, based upon the recommendation of the FBR Asset audit committee, FBR Asset determined not to renew the engagement of its independent accountants, Arthur Andersen LLP, and appointed KPMG LLP as its new independent accountants. Since being retained by FBR Asset as its independent accountant, KPMG LLP audited the consolidated financial statements of FBR Asset and its subsidiaries as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001.

      During FBR Asset’s two most recent fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through March 14, 2002, there were no disagreements between FBR Asset and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Andersen’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

      None of the reportable events under Item 304(a)(1)(v) of Regulation S-K occurred within FBR Asset’s two most recent fiscal years and the subsequent interim period through March 14, 2002.

      The audit reports of Andersen on the consolidated financial statements of FBR Asset and subsidiaries as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

      During FBR Asset’s two most recent fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through March 14, 2002, FBR Asset did not consult with KPMG LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

      Representatives of PricewaterhouseCoopers LLP are expected to be present at the FBR Group special meeting, and representatives of KPMG LLP are expected to be present at the FBR Asset special meeting. The representatives of the independent accountants will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions from the FBR Group shareholders and FBR Asset shareholders at their respective special meetings.

SHAREHOLDER PROPOSALS

FBR Group

      For a shareholder proposal to be included in the proxy statement for the 2003 FBR Group annual meeting, including a proposal for the election of a director, the proposal must have been received by FBR Group at its principal offices no later than [●] [●], 2003. Also, under FBR Group’s bylaws, FBR Group shareholders must give advance notice of nominations for director or other business to be addressed at the annual meeting not later than the close of business on [●] [●], 2003 and not earlier than [●] [●], 2003.

FBR Asset

      For a shareholder proposal to be included in the proxy statement for the 2003 FBR Asset annual meeting, including a proposal for the election of a director, the proposal must have been received by FBR Asset at its principal offices no later than [●] [●], 2003. Also, under FBR Asset’s bylaws, FBR Asset shareholders must give advance notice of nominations for director or other business to be addressed at the annual meeting not later than the close of business on [●] [●], 2003 and not earlier than [●] [●], 2003.

OTHER MATTERS

      As of the date of this joint proxy statement/prospectus, neither the FBR Group board of directors nor the FBR Asset board of directors knows of any matter that will be presented for consideration at the FBR Group special meeting or the FBR Asset special meeting, respectively, other than as described in this joint proxy statement/prospectus.

WHERE YOU CAN FIND MORE INFORMATION

      New FBR filed a registration statement on Form S-4 on [●] [●], [●] to register with the SEC the New FBR common stock to be issued to FBR Group shareholders and FBR Asset shareholders in the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of New FBR in addition to being a joint proxy statement of FBR Group and FBR Asset. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement on Form S-4, of which this joint proxy statement/ prospectus forms a part, or the exhibits to the registration statement. FBR Group and FBR Asset file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that FBR Group and FBR Asset file with the SEC at the SEC’s public reference room at Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

      Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet worldwide web site maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning FBR Group and FBR Asset may also be inspected at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005.

      The SEC allows FBR Group and FBR Asset to “incorporate by reference” information in this joint proxy statement/prospectus, which means that FBR Group, FBR Asset and New FBR can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference in this joint proxy statement/prospectus is considered part of this joint proxy statement/prospectus, except for any information superseded by information contained directly in this joint proxy statement/prospectus or in later filed documents incorporated by reference in this joint proxy statement/prospectus.

      This joint proxy statement/prospectus incorporates by reference the documents set forth below that FBR Group and FBR Asset have previously filed with the SEC. These documents contain important business and financial information about FBR Group and FBR Asset that is not included in or delivered with this joint proxy statement/prospectus.

FBR Group Filings (File No. 1-13731)	Period/Filing Date

Annual Report on Form 10-K	Year ended December 31, 2001
Quarterly Reports on Form 10-Q	Quarters ended March 31, June 30 and September 30, 2002
Current Reports on Form 8-K
January 3, 2002, January 31, 2002, March 28, 2002, April 10, 2002, April 23, 2002, May 2, 2002, May 22, 2002, July 11, 2002, August 1, 2002, August 14, 2002, September 5, 2002, September 13, 2002, October 7, 2002, October 30, 2002, December 6, 2002 and January 30, 2003

FBR Asset Filings (File No. 1-15049)	Period/Filing Date

Annual Report on Form 10-K, as amended	Year ended December 31, 2001
Quarterly Reports on Form 10-Q	Quarters ended March 31, June 30 and September 30, 2002
Current Reports on Form 8-K
February 6, 2002, February 12, 2002, March 20, 2002, March 22, 2002, April 5, 2002, April 10, 2002, two on April 24, 2002, May 3, 2002, June 28, 2002, July 25, 2002, August 12, 2002, October 23, 2002, November 15, 2002, November 18, 2002, December 6, 2002 and January 29, 2003

      This joint proxy statement/prospectus also incorporates by reference all additional documents that may be filed by FBR Group and FBR Asset with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this joint proxy statement/prospectus and the date of the FBR Group special meeting and the date of the FBR Asset special meeting, as applicable. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

      FBR Group has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to FBR Group, and FBR Asset has supplied all information contained in or incorporated by reference in this joint proxy statement/prospectus relating to FBR Asset. FBR Group and FBR Asset have jointly supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to New FBR.

      If you are an FBR Group shareholder or an FBR Asset shareholder, we may have sent you some of the documents incorporated by reference, but you can also obtain any of them through FBR Group or FBR Asset, the SEC or the SEC’s Internet web site as described above. Documents incorporated by reference are available from FBR Group or FBR Asset without charge, excluding all exhibits, except that, if FBR Group or FBR Asset have specifically incorporated by reference an exhibit in this joint proxy statement/prospectus, the exhibit will also be provided without charge. You may obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

Friedman, Billings, Ramsey Group, Inc. 1001 Nineteenth Street North Arlington, VA 22209 (703) 312-9500 Attention: Investor Relations	FBR Asset Investment Corporation 1001 Nineteenth Street North Arlington, VA 22209 (703) 469-1000 Attention: Investor Relations

      If you would like to request documents, please do so by [●] [●], 2003, in order to receive them before your special meeting.

      You can also get more information by visiting FBR Group’s website at www.fbr.com and FBR Asset’s website at www.fbrasset.com. Website materials from this website and other websites mentioned in this joint proxy statement/prospectus are not incorporated by reference in this joint proxy statement/prospectus. If you are viewing this joint proxy statement/prospectus in electronic format, each of the URLs mentioned in this joint proxy statement/prospectus is an active textual reference only.

      You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this joint proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this joint proxy statement/prospectus does not extend to you. This joint proxy statement/prospectus is dated [●] [●], 2003. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this joint proxy statement/prospectus to FBR Group shareholders and FBR Asset shareholders nor the issuance of New FBR common stock in the merger creates any implication to the contrary.

ANNEX A

AGREEMENT AND PLAN OF MERGER

DATED AS OF NOVEMBER 14, 2002
BY AND AMONG
FBR ASSET INVESTMENT CORPORATION,
FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
AND
FOREST MERGER CORPORATION

TABLE OF CONTENTS

Page

ARTICLE I THE MERGERS
SECTION 1.1	THE MERGERS
SECTION 1.2	CLOSING
SECTION 1.3	EFFECTIVE TIME
SECTION 1.4	EFFECTS OF THE MERGERS
SECTION 1.5	ARTICLES AND BY-LAWS
SECTION 1.6	BOARD AND OFFICERS OF THE SURVIVING CORPORATION
SECTION 1.7	CONVERSION OF SHARES, CANCELLATION OF SHARES
SECTION 1.8	EXCHANGE PROCEDURES
SECTION 1.9	STOCK OPTION AND OTHER PLANS
SECTION 1.10	REIT PROVISIONS
ARTICLE II REPRESENTATIONS AND WARRANTIES OF FBR ASSET
SECTION 2.1	ORGANIZATION AND QUALIFICATION OF FBR ASSET
SECTION 2.2	CORPORATE AUTHORIZATION
SECTION 2.3	SEC REPORTS; FINANCIAL STATEMENTS
SECTION 2.4	CONSENTS AND APPROVALS; NO VIOLATIONS
SECTION 2.5	OPINION OF FBR ASSET FINANCIAL ADVISOR
SECTION 2.6	BROKERS
SECTION 2.7	INFORMATION
SECTION 2.8	CAPITALIZATION OF FBR ASSET AND ITS SUBSIDIARIES
SECTION 2.9	NO DEFAULTS
SECTION 2.10	STATE TAKEOVER STATUTES
SECTION 2.11	TAX MATTERS
SECTION 2.12	INVESTMENT COMPANY ACT OF 1940
SECTION 2.13	NEWCO ACTIONS
SECTION 2.14	EMPLOYEES
SECTION 2.15	PERMITS AND LICENSES
SECTION 2.16	COMPLIANCE WITH LAWS
SECTION 2.17	ABSENCE OF CERTAIN CHANGES OR EVENTS
SECTION 2.18	LITIGATION; REGULATORY ACTION
SECTION 2.19	UNDISCLOSED LIABILITIES
SECTION 2.20	NO DISSENTERS’ RIGHTS
SECTION 2.21	INTELLECTUAL PROPERTY
ARTICLE III REPRESENTATIONS AND WARRANTIES OF FBR GROUP
SECTION 3.1	ORGANIZATION AND QUALIFICATION OF FBR GROUP
SECTION 3.2	CORPORATE AUTHORIZATION
SECTION 3.3	REPORTS; FINANCIAL STATEMENTS
SECTION 3.4	CONSENTS AND APPROVALS; NO VIOLATIONS
SECTION 3.5	OPINION OF FBR GROUP FINANCIAL ADVISOR
SECTION 3.6	BROKERS
SECTION 3.7	INFORMATION
SECTION 3.8	CAPITALIZATION OF FBR GROUP AND ITS SUBSIDIARIES

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Page

SECTION 3.9	NO DEFAULTS
SECTION 3.10	STATE TAKEOVER STATUTES
SECTION 3.11	TAX MATTERS
SECTION 3.12	OWNERSHIP OF FBR ASSET CAPITAL STOCK
SECTION 3.13	PERMITS AND LICENSES
SECTION 3.14	COMPLIANCE WITH LAWS
SECTION 3.15	ABSENCE OF CERTAIN CHANGES OR EVENTS
SECTION 3.16	LITIGATION; REGULATORY ACTION
SECTION 3.17	UNDISCLOSED LIABILITIES
SECTION 3.18	TRANSACTIONS WITH AFFILIATES
SECTION 3.19	NO DISSENTERS’ RIGHTS
SECTION 3.20	INTELLECTUAL PROPERTY
SECTION 3.21	INVESTMENT COMPANY ACT
SECTION 3.22	OWNERSHIP OF BANKING ORGANIZATIONS
SECTION 3.23	KEY MAN LIFE INSURANCE
SECTION 3.24	EMPLOYEES
SECTION 3.25	DERIVATIVE INSTRUMENTS
SECTION 3.26	INVESTMENT ADVISORY ACTIVITIES
ARTICLE IV COVENANTS
SECTION 4.1	CONDUCT OF BUSINESS OF FBR ASSET AND FBR GROUP
SECTION 4.2	OTHER ACTIONS
SECTION 4.3	NO SOLICITATION
SECTION 4.4	ADDITIONAL AGREEMENTS; REASONABLE EFFORTS
SECTION 4.5	PUBLIC ANNOUNCEMENTS
SECTION 4.6	INDEMNIFICATION; DIRECTORS’ AND OFFICERS’ INSURANCE
SECTION 4.7	PREPARATION OF THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/ PROSPECTUS
SECTION 4.8	SPECIAL REIT-QUALIFYING DIVIDENDS
SECTION 4.9	ACCESS TO INFORMATION
SECTION 4.10	STATE TAKEOVER STATUTES
SECTION 4.11	NEWCO ACTIONS
SECTION 4.12	NEWCO BOARD OF DIRECTORS
SECTION 4.13	ADVICE OF CHANGES
SECTION 4.14	TAX OPINIONS
SECTION 4.15	LETTER DELIVERY
SECTION 4.16	TAX STUDY
SECTION 4.17	MANAGEMENT OF FBR ASSET
ARTICLE V CONDITIONS TO CONSUMMATION OF THE MERGERS
SECTION 5.1	CONDITIONS TO EACH PARTY’S OBLIGATIONS TO EFFECT THE MERGERS
SECTION 5.2	CONDITIONS TO THE OBLIGATIONS OF FBR ASSET
SECTION 5.3	CONDITIONS TO THE OBLIGATIONS OF FBR GROUP
SECTION 5.4	FRUSTRATION OF CLOSING CONDITIONS
ARTICLE VI TERMINATION; AMENDMENT; WAIVER
SECTION 6.1	TERMINATION
SECTION 6.2	EFFECT OF TERMINATION

ii

Page

SECTION 6.3	TERMINATION FEE
SECTION 6.4	AMENDMENT
SECTION 6.5	EXTENSION; WAIVER
ARTICLE VII MISCELLANEOUS
SECTION 7.1	NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES
SECTION 7.2	ENTIRE AGREEMENT; ASSIGNMENT
SECTION 7.3	NOTICES
SECTION 7.4	GOVERNING LAW; CONSENT TO JURISDICTION; JURY WAIVER
SECTION 7.5	ENFORCEMENT
SECTION 7.6	DESCRIPTIVE HEADINGS; SCHEDULES, INTERPRETATION
SECTION 7.7	PARTIES IN INTEREST
SECTION 7.8	SEVERABILITY
SECTION 7.9	COUNTERPARTS

EXHIBITS

Exhibit A — Form of Charter Amendment

Exhibit B — Form of FBR Asset Articles of Merger
Exhibit C — Form of FBR Group Articles of Merger
Exhibit D — Newco Board of Directors

iii

TABLE OF DEFINED TERMS*

Cross Reference
Term	in Agreement

Agreement	Preamble
Certificates	1.7(c)
Charter Amendment	1.3(a)
Closing	1.2
Closing Date	1.2
Code	Preamble
Compensation and Benefit Plans	2.14
Competing Transaction	4.3(e)(i)
Confidentiality Agreement	4.9(b)
Continuing Directors	1.6(b)
Control	7.6(b)(ii)
Controlled By	7.6(b)(ii)
Effective Time	1.3(b)
Excess Shares	1.8(e)
Exchange Act	2.3
Exchange Agent	1.8(a)
Exchange Ratio	Preamble
FBR Asset Articles of Merger	1.3(b)
FBR Asset	Preamble
FBR Asset Board	Preamble
FBR Asset Disclosure Schedule	Art. II Preamble
FBR Asset Effective Time	1.3(b)
FBR Asset Financial Advisor	Preamble
FBR Asset Material Adverse Effect	2.1(b)
FBR Asset Merger	Preamble
FBR Asset Merger Consideration	Preamble
FBR Asset SEC Reports	2.3
FBR Asset Securities	2.8
FBR Asset Shares	Preamble
FBR Asset Shareholder Approval	2.2
FBR Asset Shareholders	Preamble
FBR Asset Special Committee	Preamble
FBR Asset Special Meeting	4.7(d)
FBR Asset Stock Option	1.9(a)
FBR Asset Termination Fee	6.3(a)
FBR Group	Preamble
FBR Group Articles of Merger	1.3(b)
FBR Group Board	Preamble
FBR Group Class A Common Shares	Preamble
FBR Group Class A Merger Consideration	Preamble

*	Table to include all defined terms: agreement will not specify “(as defined below)” throughout.

iv

Cross Reference
Term	in Agreement

FBR Group Class B Common Shares	Preamble
FBR Group Class B Merger Consideration	Preamble
FBR Group Common Shares	Preamble
FBR Group Compensation and Benefit Plans	3.24(b)(i)
FBR Group Disclosure Schedule	Art. III Preamble
FBR Group Financial Advisor	Preamble
FBR Group Funds	3.26(a)
FBR Group Material Adverse Effect	3.1(b)
FBR Group Merger	Preamble
FBR Group Merger Consideration	Preamble
FBR Group Regulatory Approvals	3.4(a)
FBR Group Regulatory Reports	3.3
FBR Group SEC Reports	3.3
FBR Group Securities	3.8
FBR Group Shareholders	Preamble
FBR Group Shareholder Approval	3.2
FBR Group Special Committee	Preamble
FBR Group Special Meeting	4.7(d)
FBR Group Stock Option	1.9(b)
FBR Group Termination Fee	6.3(b)
Form S-4	4.7
Fractional Fund	1.8(e)
GAAP	2.3
HSR Act	2.4(a)
Indemnified Parties	4.6
Investment Advisers Act	2.16(c)
Investment Company Act	2.12
Manager	Preamble
Management Agreement	Preamble
Mergers	Preamble
NASD	2.4(a)
Newco	Preamble
Newco Board	4.12
Newco Class A Common Shares	Preamble
Newco Class B Common Shares	1.8(b)
Newco Common Shares	Preamble
NYSE	1.8(e)
Other Filings	2.7
Qualifying Income	6.3(b)
Pension Plan	3.24(b)(i)
Person	7.6(b)(iii)
Proxy Statement/ Prospectus	4.7
REIT	2.11(b)
REIT Requirements	6.3(b)

v

Cross Reference
Term	in Agreement

Regulatory Entity	2.4(a)
Regulatory Entities	2.4(a)
SEC	2.3
Securities Act	2.3
SRO	2.4(a)
Superior Proposal	4.3(e)(ii)
Surviving Corporation	1.5(b)
Taxes	2.11(d)
Tax Returns	2.11(d)
Termination Fee Tax Opinion	6.3(b)
Termination Fee Ruling	6.3(b)
Under common control with	7.6(b)(ii)
VSCA	Preamble

vi

AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER, dated as of November 14, 2002 (this “Agreement”), by and among FBR Asset Investment Corporation, a Virginia corporation (“FBR Asset”), Friedman, Billings, Ramsey Group, Inc., a Virginia corporation (“FBR Group”), and Forest Merger Corporation, a Virginia corporation (“Newco”) and a wholly owned subsidiary of FBR Asset.

      WHEREAS, as of the date hereof, the authorized capital stock of Newco consists of 100 shares of common stock, par value $0.01 per share (the “Newco Common Shares”), all of which Newco Common Shares are issued, outstanding and owned of record by FBR Asset;

      WHEREAS, FBR Asset and FBR Group Investment Management, Inc., a wholly owned subsidiary of FBR Group (the “Manager”), are parties to that certain Management Agreement, dated as of December 17, 1997, as extended and amended by that certain Agreement to Extend and Amend Management Agreement, dated as of December 17, 1999, as further extended and amended by that certain Agreement to Extend and Amend Management Agreement, dated as of December 17, 2000, and as further extended by that certain Agreement to Extend Management Agreement, dated December 17, 2001 (the “Management Agreement”);

      WHEREAS, as of the date hereof, FBR Asset and the Manager have entered into that certain Agreement to Extend Management Agreement, dated as of the date hereof;

      WHEREAS, it is proposed that FBR Asset will merge with and into Newco (the “FBR Asset Merger”), with Newco continuing as the surviving corporation, in accordance with the Virginia Stock Corporation Act (“VSCA”), pursuant to which FBR Asset Merger each issued and outstanding share of the common stock, par value $0.01 per share, of FBR Asset (the “FBR Asset Shares”) other than any FBR Asset Shares held directly (and not through subsidiaries) by FBR Group or FBR Asset at the time of the FBR Asset Merger will be converted into the right to receive 3.65 shares of Class A Common Stock (the “Exchange Ratio”), par value $0.01 per share, of Newco (“Newco Class A Common Shares”) and cash in lieu of fractional shares (the “FBR Asset Merger Consideration”), upon the terms and subject to the conditions provided herein;

      WHEREAS, it is proposed that, immediately following the FBR Asset Merger, FBR Group will merge with and into Newco (the “FBR Group Merger” and together with the FBR Asset Merger, the “Mergers”), with Newco continuing as the surviving corporation, in accordance with the VSCA, pursuant to which FBR Group Merger each issued and outstanding share of the Class A common stock, par value $0.01 per share, of FBR Group (the “FBR Group Class A Common Shares”), other than any FBR Group Class A Shares held directly (and not through subsidiaries) by FBR Group and or Newco (as successor to FBR Asset) at the time of the FBR Group Merger, will be converted into the right to receive one Newco Class A Common Share (the “FBR Group Class A Merger Consideration”), and each issued and outstanding share of the Class B common stock, par value $0.01 per share, of FBR Group (the “FBR Group Class B Common Shares” and, together with the FBR Group Class A Common Shares, the “FBR Group Common Shares”), other than any FBR Group Class B Shares held directly by FBR Group or Newco (as successor to FBR Asset) at the time of the FBR Group Merger, will be converted into the right to receive one Newco Class B Common Share (the “FBR Group Class B Merger Consideration” and together with the FBR Group Class A Merger Consideration, the “FBR Group Merger Consideration”), upon the terms and subject to the conditions provided herein;

      WHEREAS, for federal income tax purposes, it is intended that the FBR Asset Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement will constitute a plan of reorganization under Sections 354 and 361 of the Code;

      WHEREAS, for federal income tax purposes, it is intended that the FBR Group Merger will qualify as a reorganization under Section 368(a)(1)(A) of the Code (and not as a reorganization under Section 368(a)(1)(F) of the Code) and that this Agreement will constitute a plan of reorganization under Sections 354 and 361 of the Code;

      WHEREAS, a special committee (the “FBR Asset Special Committee”) comprised of all of the members of the Board of Directors of FBR Asset (the “FBR Asset Board”) who are not directors, officers, employees or affiliates of FBR Group, has received the written opinion of Lehman Brothers Inc., (the “FBR

Asset Financial Advisor”) that, based on and subject to the various assumptions and qualifications set forth in such opinion, as of the date of such opinion, the Exchange Ratio is fair to the holders of FBR Asset Shares (other than FBR Group and its affiliates) from a financial point of view;

      WHEREAS, the FBR Asset Special Committee has determined that it is in the best interests of the shareholders of FBR Asset (the “FBR Asset Shareholders”) (other than FBR Group and its affiliates) to approve this Agreement and the transactions contemplated hereby, including the FBR Asset Merger, and has recommended to the FBR Asset Board that the FBR Asset Board adopt, and recommend that the FBR Asset Shareholders approve, this Agreement and the transactions contemplated hereby, including the FBR Asset Merger;

      WHEREAS, the FBR Asset Board has determined that it is in the best interests of the FBR Asset Shareholders to approve this Agreement and the transactions contemplated hereby, including the FBR Asset Merger, has declared the FBR Asset Merger advisable, and has adopted, and resolved to recommend that the FBR Asset Shareholders approve, this Agreement and the transactions contemplated hereby, including the FBR Asset Merger, upon the terms and subject to the conditions of this Agreement;

      WHEREAS, a special committee (the “FBR Group Special Committee”) comprised of all of the members of the Board of Directors of FBR Group (the “FBR Group Board”) who are not officers or employees of FBR Group, and the FBR Group Board have each received the written opinion, dated as of the date of this Agreement, of Goldman, Sachs & Co., financial advisor to the FBR Group Special Committee (the “FBR Group Financial Advisor”), that, based on and subject to the various assumptions and qualifications set forth in such opinion, as of the date of such opinion, the FBR Group Class A Merger Consideration to be paid to the holders of FBR Group Class A Common Shares (other than FBR Group or FBR Asset) pursuant to this Agreement is fair to the holders of FBR Group Class A Common Shares from a financial point of view;

      WHEREAS, the FBR Group Special Committee has determined that it is in the best interests of the shareholders of FBR Group (the “FBR Group Shareholders”) to approve this Agreement and the transactions contemplated hereby, including the FBR Group Merger, and has recommended to the FBR Group Board that the FBR Group Board adopt, and recommend that the FBR Group Shareholders approve, this Agreement and the transactions contemplated hereby, including the FBR Group Merger;

      WHEREAS, the FBR Group Board has determined that it is in the best interests of FBR Group Shareholders to approve this Agreement and the transactions contemplated hereby, including the FBR Group Merger, has declared the FBR Group Merger advisable, and has adopted, and resolved to recommend that the FBR Group Shareholders approve, this Agreement and the transactions contemplated hereby, including the FBR Group Merger, upon the terms and subject to the conditions of this Agreement; and

      WHEREAS, in order to induce FBR Asset to enter into this Agreement, certain shareholders, directors and executive officers of FBR Group have entered into voting agreements pursuant to which, among other things, each such shareholder, director (in such director’s capacity as a shareholder) and officer (in such officer’s capacity as a shareholder) has agreed to vote in favor of this Agreement and the transactions contemplated hereby, including the FBR Group Merger;

      NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, FBR Asset, FBR Group and Newco hereby agree as follows:

ARTICLE I

THE MERGERS

      SECTION 1.1     The Mergers. (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the VSCA, FBR Asset shall be merged with and into Newco at the FBR Asset Effective Time (as defined in Section 1.3(b) of this Agreement). Following the FBR Asset Merger, the separate corporate existence of FBR Asset shall cease and Newco shall continue as the surviving corporation and shall succeed to and assume all the rights and obligations of FBR Asset in accordance with the VSCA.

      (b) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the VSCA, and following the consummation of the FBR Asset Merger, FBR Group shall be merged with and into Newco at the Effective Time (as defined in Section 1.3(b) of this Agreement). Following the FBR Group Merger, the separate corporate existence of FBR Group shall cease and Newco shall continue as the surviving corporation and shall succeed to and assume all the rights and obligations of FBR Group in accordance with the VSCA.

      SECTION 1.2     Closing. The closing of the Mergers (the “Closing”) will take place at the offices of Wachtell, Lipton, Rosen & Katz, at 51 West 52nd Street, New York, NY, at 10:00 a.m. on a mutually agreeable date to be specified by the parties hereto, which (subject to satisfaction or waiver of all of the conditions set forth in Article V) shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Section 5.1(a) and Section 5.1(b) (the “Closing Date”), unless otherwise agreed in writing by the parties hereto.

      SECTION 1.3     Effective Time. (a) Immediately prior to the FBR Asset Effective Time, Newco shall file Articles of Amendment pursuant to the VSCA to amend and restate its articles of incorporation in the form attached hereto as Exhibit A (the “Charter Amendment”).

      (b) As soon as practicable on the Closing Date, Newco shall file the articles of merger with respect to each of the Mergers in substantially the forms attached hereto as Exhibit B (the “FBR Asset Articles of Merger”) and Exhibit C (the “FBR Group Articles of Merger”) executed in accordance with Section 13.1-720 of the VSCA and shall make all other filings or recordings required under the VSCA to effect the Mergers. The FBR Asset Merger shall become effective at such time as the FBR Asset Articles of Merger have been duly filed with the State Corporation Commission of the Commonwealth of Virginia, or at such later time as FBR Asset, FBR Group and Newco shall agree shall be specified in the FBR Asset Articles of Merger (the “FBR Asset Effective Time”), and the FBR Group Merger shall become effective at such time as the FBR Group Articles of Merger have been duly filed with the State Corporation Commission of the Commonwealth of Virginia, or at such later time as FBR Asset, FBR Group and Newco shall agree shall be specified in the FBR Group Articles of Merger (the “Effective Time”), it being understood that in any event, the FBR Asset Effective Time shall occur on the same day as, and prior to, the Effective Time, with not less than one hour between the FBR Asset Effective Time and the Effective Time, and that the FBR Asset Effective Time and the Effective Time shall occur on the Closing Date.

      SECTION 1.4     Effects of the Mergers. The Mergers shall have the effects set forth in the VSCA.

      SECTION 1.5     Articles and By-Laws. (a) As of the FBR Asset Effective Time, the Articles of Incorporation and By-Laws of Newco, in each case as in effect immediately prior to the FBR Asset Effective Time (after giving effect to the Charter Amendment), shall be the Articles of Incorporation and By-Laws of the surviving corporation of the FBR Asset Merger.

      (b) As of the Effective Time, the Articles of Incorporation and By-Laws of Newco, in each case as in effect immediately prior to the Effective Time (after giving effect to the Charter Amendment), shall be the Articles of Incorporation and By-Laws of the surviving corporation of the FBR Group Merger (the “Surviving Corporation”).

      (c) As of the Effective Time, the name of the Surviving Corporation shall be changed to “Friedman, Billings, Ramsey Group, Inc.”

      SECTION 1.6     Board and Officers of the Surviving Corporation. (a) The directors of Newco immediately following the Mergers shall be those Persons listed on Exhibit D hereto under the heading “Initial Directors,” each to hold office until the earlier of such person’s resignation or removal or until a successor is duly elected and qualified, as the case may be. The officers of FBR Group immediately prior to the FBR Asset Effective Time shall be the initial officers of the Surviving Corporation following the Mergers, each to hold office until the earlier of such person’s resignation or removal or until a successor is duly elected and qualified, as the case may be.

      (b) Unless prohibited by the requirements of applicable law or the standards of any applicable SRO, Newco shall include those persons listed on Exhibit D hereto under the heading “Continuing Directors” (the “Continuing Directors”) in the management slate of nominees for election at the next annual or special meeting, each to fill a directorship position for a term ending at the next annual meeting of shareholders of Newco.

      SECTION 1.7     Conversion of Shares, Cancellation of Shares. (a) At the FBR Asset Effective Time, each FBR Asset Share issued and outstanding immediately prior to the FBR Asset Effective Time (other than FBR Asset Shares held directly by FBR Group or FBR Asset at the FBR Asset Effective Time (and not through a subsidiary), which FBR Asset Shares, by virtue of the FBR Asset Merger and without any action on the part of the holder thereof, shall be cancelled and retired and shall cease to exist with no payment being made with respect thereto) shall be converted into the right to receive the FBR Asset Merger Consideration.

      (b) At the Effective Time, each FBR Group Class A Common Share issued and outstanding immediately prior to the Effective Time (other than shares held directly by FBR Group or Newco (as successor to FBR Asset) at the Effective Time (and not through a subsidiary), which FBR Group Class A Common Shares, by virtue of the FBR Group Merger and without any action on the part of the holder thereof, shall be cancelled and retired and shall cease to exist with no payment being made with respect thereto) shall be converted into the right to receive the FBR Group Class A Merger Consideration and each FBR Group Class B Common Share issued and outstanding immediately prior to the Effective Time (other than shares held directly by FBR Group or Newco (as successor to FBR Asset) at the Effective Time (and not through a subsidiary), which FBR Group Class B Common Shares, by virtue of the FBR Group Merger and without any action on the part of the holder thereof, shall be cancelled and retired and shall cease to exist with no payment being made with respect thereto) shall be converted into the right to receive the FBR Group Class B Merger Consideration.

      (c) At the FBR Asset Effective Time or the Effective Time, as applicable, the holders of such certificates previously evidencing the FBR Asset Shares, FBR Group Class A Common Shares, and FBR Group Class B Common Shares outstanding immediately prior to the FBR Asset Effective Time or the Effective Time, as applicable (collectively, the “Certificates”) shall cease to have any rights with respect to such FBR Asset Shares, FBR Group Class A Common Shares and FBR Group Class B Common Shares, other than the right to receive the FBR Asset Merger Consideration, FBR Group Class A Merger Consideration or FBR Group Class B Merger Consideration, as applicable, for each such FBR Asset Share, FBR Group Class A Common Share, or FBR Group Class B Common Share or as otherwise provided herein or by law (including the right to receive dividends permitted hereby). Such FBR Asset Shares, FBR Group Class A Common Shares and FBR Group Class B Common Shares shall, by virtue of the applicable Merger and without any action on the part of Newco, FBR Group, FBR Asset or the holder thereof, be cancelled, retired and cease to exist, and no payment shall be made with respect thereto except as provided for herein.

      SECTION 1.8     Exchange Procedures. (a) Prior to the FBR Asset Effective Time and the Effective Time, as applicable, Newco shall appoint American Stock Transfer & Trust Company, or another bank or trust company reasonably acceptable to FBR Asset and FBR Group, to act as exchange agent (the “Exchange Agent”) for the exchange of the FBR Asset Merger Consideration for the issued and outstanding FBR Asset Shares and the exchange of the applicable FBR Group Merger Consideration for the issued and outstanding FBR Group Common Shares.

      (b) Provision of Newco Class A Common Shares and Newco Class B Common Shares. Newco shall provide to the Exchange Agent on or before the FBR Asset Effective Time and the Effective Time, as applicable, for the benefit of the holders of FBR Asset Shares, FBR Group Class A Common Shares and FBR Group Class B Common Shares, a sufficient number of Newco Class A Common Shares and shares of Class B common stock, par value $.01 per share, of Newco (“Newco Class B Common Shares”) issuable in exchange for the issued and outstanding FBR Asset Shares, FBR Group Class A Common Shares and FBR Group Class B Common Shares pursuant to Sections 1.7 and 1.8(e).

      (c) Exchange of FBR Asset Shares, FBR Group Class A Common Shares and FBR Group Class B Common Shares. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of outstanding FBR Asset Shares, FBR Group Class A Common Shares or Class B Common Shares that were converted into the right to receive the FBR Asset Merger Consideration or the FBR Group Merger Consideration, as applicable, pursuant to Section 1.7 a letter of notification (which shall be in a form and have such other provisions as FBR Asset and FBR Group may reasonably agree) describing the FBR Asset Merger Consideration or the FBR Group Merger Consideration, as applicable, issued to each such holder as a consequence of the Mergers and describing the procedures for surrendering their Certificates in exchange for new certificates representing the FBR Asset Merger Consideration, the FBR Group Class A Merger Consideration or the FBR Group Class B Merger Consideration, as applicable.

      (d) No Further Ownership Rights in FBR Asset Shares, FBR Group Class A Common Shares or FBR Group Class B Common Shares. All FBR Asset Merger Consideration and FBR Group Merger Consideration issued upon exchange of FBR Asset Shares, FBR Group Class A Common Shares or FBR Group Class B Common Shares in accordance with the terms of this Article I shall be deemed to have been issued in full satisfaction of all rights pertaining to such FBR Asset Shares, FBR Group Class A Common Shares or FBR Group Class B Common Shares subject, however, to the obligations of FBR Asset and FBR Group to pay, without interest and not more than 60 days following the Effective Time, any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by FBR Asset or FBR Group on such shares in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time and have not been paid prior to such exchange, and there shall be no further registration of transfers on the stock transfer books of FBR Asset or FBR Group of the FBR Asset Shares, FBR Group Class A Common Shares and FBR Group Class B Common Shares that were outstanding immediately prior to the FBR Asset Effective Time or the Effective Time, as applicable.

      (e) No Fractional Shares. No fractional Newco Class A Common Shares shall be issued or delivered in the FBR Asset Merger. In lieu of any such fractional shares, each holder of FBR Asset Shares who would otherwise have been entitled to a fraction of an Newco Class A Common Share upon the effectiveness of the FBR Asset Merger and the surrender of Certificates for exchange pursuant to this Section 1.8 will be paid an amount in cash (without interest) equal to such holder’s proportionate interest in the proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional Newco Class A Common Shares of which, but for this Section 1.8(e), would be issuable in the FBR Asset Merger. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full Newco Class A Common Shares delivered to the Exchange Agent by Newco over (ii) the aggregate number of full Newco Class A Common Shares to be distributed to holders or former holders of FBR Asset Shares and FBR Group Class A Common Shares hereunder (such excess being herein called the “Excess Shares”). The Exchange Agent, as agent for the former holders of FBR Asset Shares, shall sell the Excess Shares at the prevailing prices on the New York Stock Exchange (the “NYSE”). The sales of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. All commissions, transfer taxes and other out-of-pocket transaction costs, if any, including the expenses and compensation, if any, of the Exchange Agent, incurred in connection with such sale of Excess Shares paid by the Surviving Corporation. Until the proceeds of such sale have been distributed to the holders and former holders of FBR Asset Shares, the Exchange Agent will hold such proceeds in trust for such holders and former holders (the “Fractional Fund”). As soon as practicable after the determination of the amount of cash to be paid to former holders of FBR Asset Shares in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such holders and former holders.

      (f) Lost or Stolen Certificates. In the event that any Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall pay or issue (as applicable) in exchange therefor, upon the making of an affidavit of that fact and, if the Surviving Corporation so requires, the delivery of a reasonably suitable bond or indemnity by the holder thereof, such FBR Asset Merger Consideration or FBR Group Merger Consideration as may be required pursuant to this Agreement.

      (g) No Liability. None of Newco, FBR Asset, FBR Group or the Exchange Agent shall be liable to any person in respect of any FBR Asset Merger Consideration or FBR Group Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the FBR Asset Merger Consideration or FBR Group Merger Consideration delivered to the Exchange Agent pursuant to this Agreement that remains unclaimed for six months after the Effective Time shall be redelivered by the Exchange Agent to the Surviving Corporation, upon demand, and any holders of FBR Asset Shares, FBR Group Class A Common Shares or FBR Group Class B Common Shares which have not been exchanged as contemplated by Section 1.8 shall thereafter look only to the Surviving Corporation for delivery of the FBR Asset Merger Consideration or FBR Group Merger Consideration, as applicable, subject to applicable abandoned property, escheat and other similar laws.

      (h) Withholding Rights. The Exchange Agent or the Surviving Corporation shall be entitled to deduct and withhold from the FBR Asset Merger Consideration otherwise payable pursuant to Section 1.8(e) of this Agreement to any holder of FBR Asset Shares such amounts as the Exchange Agent or Newco is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Exchange Agent or the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of FBR Asset Shares in respect of which such deduction and withholding was made by the Exchange Agent or the Surviving Corporation.

      SECTION 1.9     Stock Option and Other Plans. (a) At the FBR Asset Effective Time, each option granted by FBR Asset to purchase FBR Asset Shares (“FBR Asset Stock Option”) which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire FBR Asset Shares and shall be converted automatically into an option to purchase Newco Class A Common Shares in an amount and at an exercise price determined as provided below (and shall otherwise remain subject to the terms of the FBR Asset stock option plan pursuant to which such option has been issued and the agreement evidencing such grant thereunder):

(i) The number of Newco Class A Common Shares to be subject to the new option shall be equal to the product of the number of FBR Asset Shares subject to the original option and 3.65; provided, however, that any fractional Newco Class A Common Shares resulting from such multiplication shall be rounded to the nearest whole share; and

(ii) The exercise price per Newco Class A Common Share under the new option shall be equal to the exercise price per FBR Asset Share under the original option divided by 3.65; provided, however, that such exercise price shall be rounded down to the nearest whole cent.

The adjustment provided herein with respect to any options which are “incentive stock options” (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code.

      (b) At the Effective Time, each option granted by FBR Group to purchase FBR Group Class A Common Shares (“FBR Group Stock Option”) which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire FBR Group Class A Common Shares and shall be converted automatically into an option to purchase a number of Newco Class A Common Shares equal to the number of FBR Group Class A Common Shares subject to such option immediately prior to the Effective Time at an exercise price per Newco Class A Common Share equal to the exercise price per FBR Group Class A Common Share in effect immediately prior to the Effective Time (and shall otherwise be subject to the terms of the FBR Group stock option plan pursuant to which such option has been issued and the agreement evidencing such grant thereunder). The adjustment provided herein with respect to any FBR Group Stock Options which are “incentive stock options” (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code.

      SECTION 1.10     REIT Provisions. Not less than 10 days prior to the FBR Asset Effective Time, FBR Asset shall acquire 120 FBR Group Class A Common Shares. FBR Asset shall make an election as provided in Section 856(l)(1) of the Code, together with FBR Group, to treat FBR Group and each first-tier subsidiary of FBR Group in existence on the effective date of such election as a “taxable REIT subsidiary” effective as of the first business day preceding the FBR Asset Effective Time (provided, however, that if this Agreement is terminated pursuant to Section 6.1 hereof (or otherwise), FBR Asset shall promptly join FBR Group and each such subsidiary in a revocation of each such election). FBR Asset shall (i) not elect to treat Newco as a “taxable REIT subsidiary” and (ii) maintain ownership of 100% of the common stock and any other equity securities of Newco at all times prior to the FBR Asset Effective Time. Newco shall (i) elect, in the time and manner provided by Section 856(c)(1) of the Code and the Treasury Regulations thereunder, to be a “real estate investment trust” for the taxable year ending on December 31st of the calendar year in which the Closing Date falls, (ii) timely make, and cause each first-tier subsidiary of FBR Group in existence immediately prior to the Effective Time to join in timely making, a joint election under Section 856(l)(1) on Form 8875 (or a successor form) to treat each first-tier subsidiary of FBR Group in existence immediately prior to the Effective Time as a “taxable REIT subsidiary” effective as of the FBR Asset Effective Time and (iii) not make a deemed sale election under Treasury Regulation Section 1.337(d)-7T(c) with respect to the assets of FBR Group.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF FBR ASSET

      Except as set forth in the disclosure schedule delivered by FBR Asset to FBR Group prior to the execution and delivery of this Agreement (the “FBR Asset Disclosure Schedule”), FBR Asset represents and warrants to FBR Group as follows, in each case as of the date of this Agreement, unless otherwise set forth herein or in the FBR Asset Disclosure Schedule:

      SECTION 2.1     Organization and Qualification of FBR Asset. (a) FBR Asset and each of its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate or other power, as the case may be, and authority to own, lease and operate its properties and to carry on its businesses as now being conducted.

      (b) Each of FBR Asset and its subsidiaries is duly qualified or licensed and in good standing (with respect to jurisdictions which recognize such concept) to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, an FBR Asset Material Adverse Effect. The term “FBR Asset Material Adverse Effect” means any change or effect that individually or in the aggregate is or would reasonably be expected to be materially adverse to (i) the business, results of operations or financial condition of FBR Asset and its subsidiaries, taken as a whole, other than any change or effect arising out of a decline or deterioration in the economy in general or the industry in which FBR Asset and its subsidiaries operate, or (ii) the ability of FBR Asset to consummate the transactions contemplated hereby without material delay.

      SECTION 2.2     Corporate Authorization. FBR Asset has all necessary corporate power and authority to execute and deliver this Agreement and, subject, in the case of the FBR Asset Merger, to the approval by the FBR Asset Shareholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the FBR Asset Board (based on the unanimous recommendation of the FBR Asset Special Committee) and no other corporate proceedings on the part of either of them is necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the FBR Asset Merger, the approval and adoption of this Agreement by FBR Asset Shareholders representing more than two-thirds of the outstanding FBR Asset Shares entitled to vote at the Special Meeting (the “FBR Asset Shareholder Approval”) prior to the consummation of the FBR Asset Merger in accordance with Section 13.1-718 of the VSCA). This Agreement has been duly and validly executed and delivered by FBR Asset and, assuming the due authorization, execution and delivery hereof by each of FBR Group and Newco, constitutes the valid, legal and binding agreement of FBR Asset, enforceable against FBR Asset in accordance with its terms.

      SECTION 2.3     SEC Reports; Financial Statements. FBR Asset has filed all required forms, reports and documents with the Securities and Exchange Commission (the “SEC”) since January 1, 2001 (the “FBR Asset SEC Reports”). As of their respective dates and giving effect to any amendments thereto, each of the FBR Asset SEC Reports complied as to form in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, each as in effect on the dates such forms, reports and documents were filed. None of the FBR Asset SEC Reports, including any financial statements, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of FBR Asset included in the FBR Asset SEC Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present, in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the relevant periods (except as may be indicated in the notes thereto and, except in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC), the consolidated financial position of FBR Asset and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position and cash flows for the periods then ended (subject, in the case of unaudited interim financial statements, to normal year-end adjustments).

      SECTION 2.4     Consents and Approvals; No Violations. (a) Except as set forth in Section 2.4 of the FBR Asset Disclosure Schedule and except for such filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the rules and regulations of NYSE, state securities or “blue sky” laws and the filing and recordation of the Articles of Merger as required by the VSCA and such other filings, permits, authorizations, consents and approvals the failure of which to be obtained or made would not, in the aggregate, reasonably be expected to have an FBR Asset Material Adverse Effect, no filing or registration with or notice to, and no permit, authorization, consent or approval of, any court or tribunal of competent jurisdiction in any jurisdiction or any foreign, federal, state or municipal governmental, regulatory or other administrative agency, department, commission, board, bureau, political subdivision or other authority or instrumentality including the National Association of Securities Dealers, Inc. (“NASD”), the SEC and any applicable domestic or foreign industry self-regulatory organization, including stock exchanges (“SRO”) (each a “Regulatory Entity” and collectively, “Regulatory Entities”) is necessary in connection with the execution and delivery by FBR Asset of this Agreement or the consummation by FBR Asset of the transactions contemplated hereby.

      (b) The execution, delivery and performance by FBR Asset of this Agreement and all other agreements, documents, certificates or other instruments contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by FBR Asset of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with, or violate any provision of, the Articles of Incorporation or Bylaws of FBR Asset; (ii) subject to obtaining the FBR Asset Shareholder Approval, to complying with the applicable requirements, if any, of the Securities Act, Exchange Act, state securities or “blue sky” laws, the HSR Act, and the NASD, and to filing and recording the FBR Asset Articles of Merger as required by the VSCA, conflict with or violate any law applicable to FBR Asset, or any of its assets; (iii) conflict with, result in any breach of, or constitute a default under (or an event that with notice or lapse of time or both would become a default) or result in the termination or acceleration of, or create in another person or entity, a put right, purchase obligation or similar right under, any agreement to which FBR Asset is a party or by which FBR Asset, or any of its assets, may be bound; or (iv) result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or any encumbrance of any nature upon, or with respect to, FBR Asset or any of the assets now owned or hereafter acquired by FBR Asset; except for any such conflict or violation described in clause (ii) above, any such conflict, breach, default, or termination, acceleration or creation of any right described in clause (iii) above, or any such creation, imposition or acceleration described in clause (iv) above which, individually or in the aggregate, would not reasonably be expected to have an FBR Asset Material Adverse Effect.

      SECTION 2.5     Opinion of FBR Asset Financial Advisor. The FBR Asset Financial Advisor has delivered to the FBR Asset Special Committee its written opinion, dated the date of this Agreement, to the effect that, based on, and subject to the various assumptions and qualifications set forth in such opinion, as of the date of such opinion, the Exchange Ratio is fair to the holders of FBR Asset Shares (other than FBR Group and its affiliates) from a financial point of view, a signed copy of which opinion has been delivered to FBR Group.

      SECTION 2.6     Brokers. Other than the FBR Asset Financial Advisor, no broker, finder, investment banker or other intermediary is entitled to any brokerage, finder’s or other similar fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of FBR Asset or any of its affiliates.

      SECTION 2.7      Information. None of the information supplied or to be supplied by FBR Asset in writing specifically for inclusion or incorporation by reference in (i) the Form S-4 (as defined in Section 4.7(a) of this Agreement), (ii) the Proxy Statement/ Prospectus (as defined in Section 4.7(a) of this Agreement) or (iii) any other document to be filed with the SEC or any other Regulatory Entity prior to the Effective Time (the “Other Filings”) will, at the respective times filed with the SEC or other such Regulatory Entity and, in addition, in the case of the Proxy Statement/ Prospectus, at the date it or any amendment or supplement is mailed to the shareholders, and, at the time of the FBR Asset Special Meeting (as defined in Section 4.7(d) of this Agreement), contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      SECTION 2.8     Capitalization of FBR Asset and Its Subsidiaries. As of November 8, 2002, the authorized capital stock of FBR Asset consists of 250,000,000 shares of capital stock, of which: (i) 200,000,000 are classified as Common Stock, par value $.01 per share, of which 25,054,332 shares are issued and outstanding, and (ii) 50,000,000 are classified as Preferred Stock, par value $.01 per share, none of which shares are issued or outstanding and since such date and through the date hereof no FBR Asset Shares have been issued other than upon the exercise of FBR Asset Stock Options. Other than FBR Asset Shares, no capital stock of FBR Asset has ever been issued or outstanding. All outstanding shares of capital stock of FBR Asset are duly authorized, validly issued, fully paid and nonassessable. As of the date hereof, there are outstanding FBR Asset Stock Options in respect of 66,095 FBR Asset Shares at the exercise prices set forth in Section 2.8 of the FBR Asset Disclosure Schedule. Except as set forth above or as set forth in Section 2.8 of the FBR Asset Disclosure Schedule, there are outstanding (A) no shares of capital stock or other voting securities of FBR Asset, (B) no securities of FBR Asset or its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities of FBR Asset, (C) no options, calls or other rights (including warrants or other contractual rights, including contingent rights) to acquire from FBR Asset or its subsidiaries, and no obligations of FBR Asset or its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of FBR Asset and (D) no equity equivalents, interests in the ownership or earnings of FBR Asset or its subsidiaries or other similar rights (including stock appreciation rights) (collectively, “FBR Asset Securities”). Except as set forth in Section 2.8(a) of the FBR Asset Disclosure Schedule, there are no outstanding obligations of FBR Asset or any of its subsidiaries to repurchase, redeem or otherwise acquire any FBR Asset Securities or any capital stock, voting securities or other ownership interests in any subsidiary of FBR Asset.

      SECTION 2.9     No Defaults. As of the date hereof, none of FBR Asset or any of its subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its charter or bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, letter of credit, other evidence of indebtedness, franchise, permit, guarantee, lease, license, contract, agreement or other instrument or obligation to which FBR Asset or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets is bound, or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to FBR Asset, its subsidiaries or any of their respective properties or assets, except in the cases referred to in the preceding clauses (ii) and (iii) for violations, breaches or defaults that would not, individually or in the aggregate, have an FBR Asset Material Adverse Effect.

      SECTION 2.10     State Takeover Statutes. The FBR Asset Board has taken all actions necessary to exempt the FBR Asset Merger from the operation of, and completion of the FBR Asset Merger would not violate, any applicable “fair price,” “moratorium,” “business combination,” “control share acquisition” or any other applicable anti-takeover statute enacted under the laws of the Commonwealth of Virginia or, to the extent known to the FBR Asset Board, under any other state or federal law of the United States or any similar statute or regulation.

      SECTION 2.11     Tax Matters. (a) (i) FBR Asset and its subsidiaries have timely filed or will timely file all material Tax Returns required to be filed by them with any taxing authority, taking into account any extension of time to file, and all such Tax Returns are complete and correct in all material respects, (ii) all Taxes that are shown as due on such Tax Returns have been or, prior to the Closing Date, will be timely paid and all other material Taxes which are due and payable have been or, prior to the Closing Date, will be timely paid, (iii) no deficiency for Taxes has been asserted or assessed in writing by a taxing authority against FBR Asset or any of its subsidiaries for which there are not reserves in accordance with GAAP, (iv) FBR Asset and its subsidiaries have provided reserves in accordance with GAAP in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns, (v) FBR Asset and its subsidiaries have neither extended nor waived any applicable statute of limitations with respect to Taxes and have not otherwise agreed to any extension of time with respect to a Tax assessment or deficiency, (vi) neither FBR Asset nor any of its subsidiaries is a party to any tax sharing agreement or arrangement other than with each other, (vii) there are not pending or threatened in writing any audits, examinations, investigations, litigation, or other proceedings in respect of Taxes of FBR Asset or any of its subsidiaries, and (viii) to the knowledge of FBR Asset, no liens for Taxes exist with respect to any of the assets or properties of FBR Asset or its subsidiaries, except for liens for Taxes that are not yet due or payable or that are being contested in good faith.

      (b) Since the beginning of its initial REIT taxable year commencing on the day before the closing date for the initial private placement of its shares of common stock and ended December 31, 1997, FBR Asset has (i) been subject to taxation as a real estate investment trust (a “REIT”) within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for all such years, (ii) not been described in Section 856(c)(6) of the Code, (iii) not incurred any material liability for Tax arising from “prohibited transactions” within the meaning of Section 857(b)(6) of the Code, and (iv) not been subject to excise tax under Section 4981 of the Code. FBR Asset does not have any property that is subject to the rules of Section 1374 of the Code and the Treasury Regulations thereunder pursuant to Treasury Regulation Sections 1.337(d)-5T, -6T or -7T.

      (c) Neither FBR Asset nor any of its subsidiaries has made or is obligated to make any payment (including any transfer of property or provision of any benefit) in connection with the transactions contemplated by this Agreement which, alone or aggregated with any other payment, would be (i) an excess parachute payment within the meaning of Section 280(G) of the Code, or (ii) non-deductible remuneration for purposes of Section 162(m) of the Code.

      (d) As used in this Agreement, “Taxes” shall mean any and all taxes, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes and customs duties, tariffs, and similar charges. “Tax Returns” shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes filed with a taxing authority, including any schedule or attachment thereto, and including any amendment thereof.

      SECTION 2.12     Investment Company Act of 1940. None of FBR Asset nor any of its subsidiaries is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

      SECTION 2.13     Newco Actions. As of the date hereof, the authorized capital stock of Newco consists of 100 Newco Common Shares, all of which are issued, outstanding and owned by FBR Asset. Newco has not incurred any obligations or conducted any business except as necessary and appropriate to effect the consummation of the Mergers in accordance with this Agreement.

      SECTION 2.14     Employees. None of FBR Asset or its subsidiaries maintains any bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, severance, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, employment or severance contracts, medical, dental, health or life insurance plans or any other employee benefit plans, contracts or arrangements (collectively, “Compensation and Benefit Plans”).

      SECTION 2.15     Permits and Licenses. (a) Each of FBR Asset and its subsidiaries has in effect all permits, licenses, exemptions, orders, and approvals necessary for it to own, lease, or operate its material assets and to carry on its business as now conducted, except for those permits, licenses, exemptions, orders, and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, an FBR Asset Material Adverse Effect, and there has occurred no suspension, revocation or cancellation under any such permits, licenses, exemptions, orders and approvals, other than suspensions, revocations and cancellations which would not reasonably be expected to have, individually or in the aggregate, an FBR Asset Material Adverse Effect.

      (b) Except as would not be reasonably expected to have an FBR Asset Material Adverse Effect, to the knowledge of FBR Asset, all officers, directors, and employees of FBR Asset and its subsidiaries that are required, as a result of their positions with FBR Asset and/or FBR Asset’s subsidiaries, to be registered or licensed with the SEC or the NASD are currently registered or licensed in the appropriate capacity with the SEC or the NASD and all such registrations and licenses are in full force and effect and no suspension or cancellation of any of them is pending or, to the knowledge of FBR Asset, threatened.

      SECTION 2.16     Compliance with Laws. (a) None of FBR Asset and its subsidiaries is in violation of any federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, suitability requirements, permits, licenses, authorizations, orders or approvals applicable to its business or employees conducting its business, except for violations which would not reasonably be expected to have, individually or in the aggregate, an FBR Asset Material Adverse Effect.

      (b) Except as would not be reasonably expected to have an FBR Asset Material Adverse Effect, to FBR Asset’s knowledge, none of FBR Asset and its subsidiaries has received any notification from any Regulatory Entity or the staff thereof (i) asserting that FBR Asset or any of its subsidiaries is not in compliance with any federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, suitability requirements, or orders which such Regulatory Entity enforces, (ii) threatening in writing to revoke any permits, licenses, authorizations, order or approvals, or (iii) requiring FBR Asset or any of its subsidiaries (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive or memorandum of understanding, or (y) to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business, or in any material manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

      (c) Except as would not be reasonably expected to have an FBR Asset Material Adverse Effect, since January 1, 1999, neither FBR Asset nor any of its subsidiaries, nor, to FBR Asset’s knowledge, any of their respective officers, directors, or employees, as a result of their positions with FBR Asset or its subsidiaries, has been the subject of any disciplinary proceeding or order of any Regulatory Entity which would be required to be disclosed on SEC Forms ADV or BD, and no such disciplinary proceeding or order is pending or, to the knowledge of FBR Asset, threatened; and neither FBR Asset nor any of its subsidiaries, nor any of their respective officers, directors or employees, as a result of their positions with FBR Asset or its subsidiaries, has been permanently enjoined by any Regulatory Entity from engaging in or continuing any conduct or practice in connection with any activity required to be disclosed on SEC Forms ADV or BD or in connection with the purchase or sale of any security. Neither FBR Asset nor any of its subsidiaries, nor any of their respective officers, directors or employees, as a result of their positions with FBR Asset or its subsidiaries, is or has been ineligible to serve as, or subject to any disqualification which would result in any denial, suspension or revocation of the registration of, or any limitation on the activities of FBR Asset or any of its subsidiaries as, an investment adviser under the provisions of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), or as a broker-dealer under the Exchange Act, or ineligible to serve in, or subject to any disqualification which would be the basis for any limitation on serving in, any of the capacities specified in Section 9(a) or 9(b) of the Investment Company Act.

      (d) Except as would not be reasonably expected to have an FBR Asset Material Adverse Effect, neither FBR Asset nor any of its subsidiaries, nor any “associated person” (as defined in the Exchange Act) thereof, is subject to a “statutory disqualification” as defined in Section 3(a)(39) of the Exchange Act or otherwise ineligible to serve as a broker-dealer or as an associated person to a registered broker-dealer.

      SECTION 2.17     Absence of Certain Changes or Events. Since January 1, 2002, FBR Asset and its subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition of properties and issuance of securities) and there has not been (a) any circumstance, event, occurrence, change or effect that has had, individually or in the aggregate, an FBR Asset Material Adverse Effect, nor has there been any circumstance, event, occurrence, change or effect that with the passage of time would reasonably be expected to have, individually or in the aggregate, an FBR Asset Material Adverse Effect, (b) any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, shares or property) with respect to FBR Asset Shares, (c) any split, combination or reclassification of any of FBR Asset’s shares of beneficial interest, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would reasonably be expected to have, individually or in the aggregate, an FBR Asset Material Adverse Effect, or (e) any change made prior to the date of this Agreement in accounting methods, principles or practices by FBR Asset or any of its subsidiaries materially affecting its assets, liabilities or business, except insofar as may have been disclosed in the FBR Asset SEC Reports or required by a change in GAAP.

      SECTION 2.18     Litigation; Regulatory Action. Except as would not reasonably be expected to have, individually or in the aggregate, an FBR Asset Material Adverse Effect: no Litigation before any court, arbitrator, mediator or Regulatory Entity is pending against FBR Asset or any of its subsidiaries, and, to FBR Asset’s knowledge, no such Litigation has been threatened in writing or orally to an attorney in FBR Asset’s legal department; neither FBR Asset nor any of its subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with any Regulatory Entity; and to FBR Asset’s knowledge, neither FBR Asset nor any of its subsidiaries has been notified by any Regulatory Entity to the effect that such Regulatory Entity is contemplating issuing or requesting any such order, decree, agreement, memorandum of understanding or similar submission.

      SECTION 2.19     Undisclosed Liabilities. There are no material liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown) of FBR Asset, including but not limited to liabilities for Taxes, that are not reflected, or reserved against, in the balance sheet of FBR Asset as of December 31, 2001, except for those that may have been incurred after December 31, 2001 in the ordinary course of business or that would not reasonably be expected to have, individually or in the aggregate, an FBR Asset Material Adverse Effect or that are disclosed in the FBR Asset SEC Reports.

      SECTION 2.20     No Dissenters’ Rights. Nothing in the Articles of Incorporation or the Bylaws of FBR Asset or any of its subsidiaries provides or would provide to any Person, including without limitation the FBR Asset Shareholders, upon execution of this Agreement, the FBR Asset Merger or any other agreements, documents, certificates or other instruments contemplated hereby and consummation of the transactions contemplated hereby and thereby, rights of dissent and appraisal of any kind.

      SECTION 2.21     Intellectual Property. Neither FBR Asset nor any of its subsidiaries is infringing upon any intellectual property rights of any other Person nor, to the knowledge of FBR Asset, is any other Person infringing on any of FBR Asset’s or its subsidiaries’ rights in respect of the intellectual property owned and used by any of such entities, except for any such infringement which would not reasonably be expected to have, individually or in the aggregate, an FBR Asset Material Adverse Effect.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF FBR GROUP

      Except as set forth in the disclosure schedule delivered by FBR Group to FBR Asset prior to the execution and delivery of this Agreement (the “FBR Group Disclosure Schedule”), FBR Group represents and warrants to FBR Asset as follows, in each case as of the date of this Agreement, unless otherwise set forth herein or in the FBR Group Disclosure Schedule:

      SECTION 3.1     Organization and Qualification of FBR Group. (a) FBR Group and each of its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate or other power, as the case may be, and authority to own, lease and operate its properties and to carry on its businesses as now being conducted.

      (b) Each of FBR Group and its subsidiaries is duly qualified or licensed and in good standing (with respect to jurisdictions which recognize such concept) to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, an FBR Group Material Adverse Effect. The term “FBR Group Material Adverse Effect” means any change or effect that individually or in the aggregate is or would reasonably be expected to be materially adverse to (i) the business, results of operations or financial condition of FBR Group and its subsidiaries, taken as a whole, other than any change or effect arising out of a decline or deterioration in the economy in general or the industry in which FBR Group and its subsidiaries operate, or (ii) the ability of FBR Group to consummate the transactions contemplated hereby without material delay.

      (c) (i) Except as set forth in Section 3.1(c)(i)(A) of the FBR Group Disclosure Schedule, Exhibit 21.1 of FBR Group’s Annual Report on Form 10-K for the year ended December 31, 2001 sets forth a complete and correct list of all of FBR Group’s subsidiaries. Except for the capital stock and securities referred to in the immediately following sentence, there are no outstanding shares of capital stock or other equity securities of each such subsidiary, options, warrants, stock appreciation rights, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other equity securities of such subsidiary, or contracts, commitments, understandings or arrangements by which such subsidiary may become bound to issue additional shares of its capital stock or other equity securities, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other equity securities. All of the outstanding shares of capital stock or other securities evidencing ownership of FBR Group’s subsidiaries are validly issued, fully paid and (except as otherwise required by law) non-assessable and, except as otherwise disclosed in Section 3.1(c)(i)(B) of the FBR Group Disclosure Schedule, such shares or other securities are owned by FBR Group or subsidiaries free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest with respect thereto. Except as would not reasonably be expected to have an FBR Group Material Adverse Effect, each of FBR Group’s subsidiaries (A) is a duly organized and validly existing corporation, partnership or limited liability company or other legal entity under the laws of its jurisdiction of organization, (B) is duly qualified to do business and in good standing (to the extent the concepts of “qualification to do business” and “good standing” exist) in all jurisdictions (whether supranational, federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (C) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

      (ii) Within thirty (30) days of the date of this Agreement, Section 3.1(c)(ii)(A) of the FBR Group Disclosure Schedule will set forth a list of all equity securities (except for the equity securities of FBR Group’s subsidiaries referred to in subsection (c)(i) of this Section 3.1) FBR Group or any of its subsidiaries holds that amount to, in the aggregate, beneficial ownership or control by FBR Group or any of its subsidiaries of 10% or more of any class of the issuer’s voting securities, 10% or more of any class of the issuer’s securities or 10% or more of the issuer’s total equity, including a description of any such issuer and the percentage of the issuer’s voting and/or non-voting securities and, as of the Effective Time, no additional Persons would need to be included on such a list. Within thirty (30) days of the date of this Agreement, Section 3.1(c)(ii)(B) of the FBR Group Disclosure Schedule will set forth a list of all partnerships, limited liability companies, joint ventures or similar entities in which it owns or controls an equity, partnership or membership interest, directly or indirectly, and the nature and amount of each such interest and as of the Effective Time no additional Persons would need to be included on such list.

      SECTION 3.2     Corporate Authorization. FBR Group has all necessary corporate power and authority to execute and deliver this Agreement, and, subject, in the case of the FBR Group Merger, to the approval by the FBR Group Shareholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the FBR Group Board (based on the unanimous recommendation of the FBR Group Special Committee) and no other corporate proceedings on the part of either of them is necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the FBR Group Merger, the vote of the holders of a majority of the outstanding shares entitled to vote on the FBR Group Merger at a meeting at which a quorum exists (the “FBR Group Shareholder Approval”) prior to the consummation of the FBR Group Merger in accordance with Section 13.1-718 of the VSCA). This Agreement has been duly and validly executed and delivered by FBR Group and, assuming the due authorization, execution and delivery hereof by FBR Asset and Newco, constitutes the valid, legal and binding agreement of FBR Group, enforceable against FBR Group in accordance with its terms.

      SECTION 3.3     Reports; Financial Statements. Since January 1, 1998, FBR Group and each of its subsidiaries have filed all regulatory reports, schedules, forms, registrations and other documents, together with any amendments required to be made with respect thereto, that they were required to file with any Regulatory Entity (the “FBR Group Regulatory Reports”), and have paid all fees and assessments due and payable in connection therewith, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, an FBR Group Material Adverse Effect. FBR Group has filed all required forms, reports and documents with the SEC since January 1, 2001 (the “FBR Group SEC Reports”). As of their respective dates and giving effect to any amendments thereto, each of the FBR Group Regulatory Reports and FBR Group SEC Reports complied as to form in all material respects with all applicable requirements of the Securities Act or the Exchange Act, or such other statute, regulation or rule, as the case may be, each as in effect on the dates such forms, reports and documents were filed. None of the FBR Group SEC Reports, including any financial statements, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of FBR Group included in the FBR Group SEC Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present, in conformity with GAAP applied on a consistent basis throughout the relevant periods (except as may be indicated in the notes thereto and, except in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC), the consolidated financial position of FBR Group and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position and cash flows for the periods then ended (subject, in the case of unaudited interim financial statements, to normal year-end adjustments). Except as disclosed in Section 3.3(a) of the FBR Group Disclosure Schedule and for normal examinations conducted by a Regulatory Entity in the ordinary course of business of FBR Group and its subsidiaries, and except as would not be reasonably expected to have an FBR Group Material Adverse Effect, no Regulatory Entity has initiated any proceeding or, to the knowledge of FBR Group, formal investigation into the business or operations of FBR Group or any of its subsidiaries and there is no unresolved violation by any Regulatory Entity with respect to any report or statement relating to any examinations of FBR Group or any of its subsidiaries.

      SECTION 3.4     Consents and Approvals; No Violations. (a) Except as set forth in Section 3.4 of the FBR Group Disclosure Schedule and except for such filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, the HSR Act, the rules and regulations of any SRO, including but not limited to the NASD and the NYSE, state securities or “blue sky” laws, and the Bank Holding Company Act (collectively, with the approvals set forth in Section 3.4 of the FBR Group Disclosure Schedule, the “FBR Group Regulatory Approvals”) and the filing and recordation of the Articles of Merger as required by the VSCA and such other filings, permits, authorizations, consents and approvals the failure of which to be obtained or made would not, in the aggregate, reasonably be expected to have an FBR Group Material Adverse Effect, no filing or registration with or notice to, and no permit, authorization, consent or approval of, any Regulatory Entity is necessary in connection with the execution and delivery by FBR Group of this Agreement or the consummation by FBR Group of the transactions contemplated hereby.

      (b) The execution, delivery and performance by FBR Group of this Agreement and all other agreements, documents, certificates or other instruments contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by FBR Group of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with, or violate any provision of, the Articles of Incorporation or Bylaws of FBR Group; (ii) subject to obtaining the FBR Group Shareholder Approval and the FBR Group Regulatory Approvals, and to filing and recording the FBR Group Articles of Merger as required by the VSCA, conflict with or violate any law applicable to FBR Group, or any of its assets; (iii) conflict with, result in any breach of, or constitute a default under (or an event that with notice or lapse of time or both would become a default) or result in the termination or acceleration of, or create in another Person, a put right, purchase obligation or similar right under, any agreement to which FBR Group is a party or by which FBR Group, or any of its assets, may be bound; or (iv) result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or any encumbrance of any nature upon, or with respect to, FBR Group or any of the assets now owned or hereafter acquired by FBR Group; except for any such conflict or violation described in clause (ii) above, any such conflict, breach, default or termination, acceleration or creation of any right described in clause (iii) above, or any such creation, imposition or acceleration described in clause (iv) above which, individually or in the aggregate, would not reasonably be expected to have an FBR Group Material Adverse Effect.

      SECTION 3.5     Opinion of FBR Group Financial Advisor. The FBR Group Financial Advisor has delivered to the FBR Group Special Committee and the FBR Group Board its written opinion, dated as of the date of this Agreement, that, based on, and subject to the various assumptions and qualifications set forth in such opinion, as of the date of such opinion, the FBR Group Class A Merger Consideration to be paid to the holders of FBR Group Class A Common Shares (other than FBR Group or FBR Asset) pursuant to this Agreement is fair to the holders of FBR Group Class A Common Shares from a financial point of view, a signed copy of which opinion has been delivered to FBR Asset.

      SECTION 3.6     Brokers. Other than the FBR Group Financial Advisor, no broker, finder, investment banker or other intermediary is entitled to any brokerage, finder’s or other similar fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of FBR Group or any of its affiliates (other than FBR Asset).

      SECTION 3.7     Information. None of the information supplied or to be supplied by FBR Group in writing specifically for inclusion or incorporation by reference in (i) the Form S-4 (as defined in Section 4.7(a) of this Agreement), (ii) the Proxy Statement/ Prospectus (as defined in Section 4.7(a) of this Agreement), or (iii) the Other Filings will, at the respective times filed with the SEC or such other Regulatory Entity and, in addition, in the case of the Proxy Statement/ Prospectus, at the date it or any amendment or supplement is mailed to the shareholders, and, at the time of the FBR Group Special Meeting (as defined in Section 4.7(d) of this Agreement), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      SECTION 3.8     Capitalization of FBR Group and Its Subsidiaries. As of October 31, 2002, the authorized capital stock of FBR Group consists of 265,000,000 shares of capital stock, of which: (i) 150,000,000 are classified as FBR Group Class A Common Shares, of which 24,083,520 shares are issued and outstanding, (ii) 100,000,000 are classified as FBR Group Class B Common Shares, 26,319,599 of which shares are issued or outstanding and (iii) 15,000,000 are classified as Preferred Stock, par value $.01 per share, none of which shares are issued or outstanding and since such date and through the date hereof no FBR Group Common Shares have been issued other than upon the exercise of FBR Group Stock Options. All outstanding shares of capital stock of FBR Group are duly authorized, validly issued, fully paid and nonassessable. As of September 30, 2002, there are outstanding FBR Group Stock Options in respect of 7,563,505 FBR Group Class A Common Shares at the exercise prices set forth in Section 3.8 of the FBR Group Disclosure Schedule. Except as set forth above or as set forth in Section 3.8 of the FBR Group Disclosure Schedule, there are outstanding (A) no shares of capital stock or other voting securities of FBR Group, (B) no securities of FBR Group or its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities of FBR Group, (C) no options, calls or other rights (including warrants or other contractual rights, including contingent rights) to acquire from FBR Group or its subsidiaries, and no obligations of FBR Group or its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of FBR Group and (D) no equity equivalents, interests in the ownership or earnings of FBR Group or its subsidiaries or other similar rights (including stock appreciation rights) (collectively, “FBR Group Securities”). Except as set forth in Section 3.8 of the FBR Group Disclosure Schedule, there are no outstanding obligations of FBR Group or any of its subsidiaries to repurchase, redeem or otherwise acquire any FBR Group Securities or any capital stock, voting securities or other ownership interests in any subsidiary of FBR Group.

      SECTION 3.9     No Defaults. As of the date hereof, none of FBR Group or any of its subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its charter or bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, letter of credit, other evidence of indebtedness, franchise, permit, guarantee, lease, license, contract, agreement or other instrument or obligation to which FBR Group or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets is bound, or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to FBR Group, its subsidiaries or any of their respective properties or assets, except in the cases referred to in the preceding clauses (ii) and (iii) for violations, breaches or defaults that would not, individually or in the aggregate, have an FBR Group Material Adverse Effect.

      SECTION 3.10     State Takeover Statutes. The FBR Group Board has taken all actions necessary to exempt the FBR Group Merger from the operation of, and completion of the FBR Group Merger would not violate, any applicable “fair price,” “moratorium,” “business combination,” “control share acquisition” or any other applicable anti-takeover statute enacted under the laws of the Commonwealth of Virginia or, to the extent known to the FBR Group Board, under any other state or federal law of the United States or any similar statute or regulation.

      SECTION 3.11     Tax Matters. (a) (i) FBR Group and its subsidiaries have timely filed or will timely file all material Tax Returns required to be filed by them with any taxing authority, taking into account any extension of time to file, and all such Tax Returns are complete and correct in all material respects, (ii) all Taxes that are shown as due on such Tax Returns have been or, prior to the Closing Date, will be timely paid and all other material Taxes which are due and payable have been or, prior to the Closing Date, will be timely paid, (iii) no deficiency for Taxes has been asserted or assessed in writing by a taxing authority against FBR Group or any of its subsidiaries for which there are not reserves in accordance with GAAP, (iv) FBR Group and its subsidiaries have provided reserves in accordance with GAAP in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns, (v) FBR Group and its subsidiaries have neither extended nor waived any applicable statute of limitations with respect to Taxes and have not otherwise agreed to any extension of time with respect to a Tax assessment or deficiency, (vi) neither FBR Group nor any of its subsidiaries is a party to any tax sharing agreement or arrangement other than with each other, (vii) there are not pending or threatened in writing any audits, examinations, investigations, litigation, or other proceedings in respect of Taxes of FBR Group or any of its subsidiaries, and (viii) to the knowledge of FBR Group, no liens for Taxes exist with respect to any of the assets or properties of FBR Group or its subsidiaries, except for liens for Taxes that are not yet due or payable or that are being contested in good faith.

      (b) Neither FBR Group nor any of its subsidiaries has made or is obligated to make any payment (including any transfer of property or provision of any benefit) in connection with the transactions contemplated by this Agreement which, alone or aggregated with any other payment, would be (i) an excess parachute payment within the meaning of Section 280(G) of the Code, or (ii) non-deductible remuneration for purposes of Section 162(m) of the Code.

      (c) As of September 30, 2002, FBR Group did not have more than Ten Million Dollars ($10,000,000) of accumulated earnings and profits (as calculated for federal income tax purposes) that Newco would be required to distribute to comply with Section 857(a)(2)(B) of the Code.

      (d) FBR Group and its subsidiaries have not, and as of the Effective Time will not have, incurred any liability (including any liability incurred prior to or at the Effective Time as a result of or in connection with the transactions contemplated pursuant to or in anticipation of this Agreement and the Mergers) with respect to (i) any deferred intercompany gain within the meaning of Treas. Reg. § 1.1502-13 or (ii) any excess loss account (within the meaning of Treas. Reg. § 1.1502-19) with respect to any subsidiary of FBR Group.

      (e) FBR Group does not, and as of the Effective Time will not, (i) own directly any “securities” of any issuer (within the meaning of Section 856(c)(4)(B) of the Code) other than the securities of its subsidiaries set forth in Section 3.11(e) of the FBR Group Disclosure Schedule and assets described in Section 856(c)(4)(A) of the Code; (ii) derive any gross income other than gains, dividends and interest with respect to the securities of its subsidiaries set forth in Section 3.11(e) of the FBR Group Disclosure Schedule and income described in Section 856(c)(3) of the Code; or (iii) own directly an interest in any entity treated as a partnership or a disregarded entity for federal income tax purposes.

      SECTION 3.12     Ownership of FBR Asset Capital Stock. Except as listed on Section 3.12 of the FBR Group Disclosure Schedule, as of the date hereof, neither FBR Group nor any of its subsidiaries nor, to its knowledge, any of its affiliates (other than FBR Asset), (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of FBR Asset or securities convertible into or exchangeable for shares of capital stock of FBR Asset.

      SECTION 3.13     Permits and Licenses. (a) Each of FBR Group and its subsidiaries has in effect all permits, licenses, exemptions, orders, and approvals necessary for it to own, lease, or operate its material assets and to carry on its business as now conducted, except for those permits, licenses, exemptions, orders, and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, an FBR Group Material Adverse Effect, and there has occurred no suspension, revocation or cancellation under any such permits, licenses, exemptions, orders and approvals, other than suspensions, revocations and cancellations which would not reasonably be expected to have, individually or in the aggregate, an FBR Group Material Adverse Effect.

      (b) Except as would not be reasonably expected to have an FBR Group Material Adverse Effect, to the knowledge of FBR Group, all officers, directors, and employees of FBR Group and its subsidiaries that are required, as a result of their positions with FBR Group and/or FBR Group’s subsidiaries, to be registered or licensed with the SEC or the NASD are currently registered or licensed in the appropriate capacity with the SEC or the NASD and all such registrations and licenses are in full force and effect and no suspension or cancellation of any of them is pending or, to the knowledge of FBR Group, threatened.

      SECTION 3.14     Compliance with Laws. (a) None of FBR Group and its subsidiaries is in violation of any federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, suitability requirements, permits, licenses, authorizations, orders or approvals applicable to its business or employees conducting its business, except for violations which would not reasonably be expected to have, individually or in the aggregate, an FBR Group Material Adverse Effect.

      (b) Except as would not be reasonably expected to have an FBR Group Material Adverse Effect, to FBR Group’s knowledge, none of FBR Group and its subsidiaries has received any notification from any Regulatory Entity or the staff thereof (i) asserting that FBR Group or any of its subsidiaries is not in compliance with any federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, suitability requirements, or orders which such Regulatory Entity enforces, (ii) threatening in writing to revoke any permits, licenses, authorizations, order or approvals, or (iii) requiring FBR Group or any of its subsidiaries (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive or memorandum of understanding, or (y) to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business, or in any material manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

      (c) Except as would not be reasonably expected to have an FBR Group Material Adverse Effect, and except as disclosed in Section 3.14(c)(i) of the FBR Group Disclosure Schedule, since January 1, 1999, neither FBR Group nor any of its subsidiaries, nor, to FBR Group’s knowledge, any of their respective officers, directors, or employees, has been the subject of any disciplinary proceeding or order of any Regulatory Entity which would be required to be disclosed on SEC Forms ADV or BD, and no such disciplinary proceeding or order is pending or, to the knowledge of FBR Group, threatened; and, except as disclosed in Section 3.14(c)(ii) of the FBR Group Disclosure Schedule, neither FBR Group nor any of its subsidiaries, nor any of their respective officers, directors or employees, has been permanently enjoined by any Regulatory Entity from engaging in or continuing any conduct or practice in connection with any activity required to be disclosed on SEC Forms ADV or BD or in connection with the purchase or sale of any security. Except as disclosed in Schedule Section 3.14(c)(iii) of the FBR Group Disclosure Schedule, neither FBR Group nor any of its subsidiaries, nor any of their respective officers, directors or employees, is or has been ineligible to serve as, or subject to any disqualification which would result in any denial, suspension or revocation of the registration of, or any limitation on the activities of FBR Group or any of its subsidiaries as, an investment adviser under the provisions of the Investment Advisers Act or as a broker-dealer under the Exchange Act, or ineligible to serve in, or subject to any disqualification which would be the basis for any limitation on serving in, any of the capacities specified in Section 9(a) or 9(b) of the Investment Company Act.

      (d) Except as would not be reasonably expected to have an FBR Group Material Adverse Effect, neither FBR Group nor any of its subsidiaries, nor any “associated person” (as defined in the Exchange Act) thereof, is subject to a “statutory disqualification” as defined in Section 3(a)(39) of the Exchange Act or otherwise ineligible to serve as a broker-dealer or as an associated person to a registered broker-dealer.

      SECTION 3.15     Absence of Certain Changes or Events. Except as disclosed in Schedule 3.15 to the FBR Group Disclosure Schedule, since January 1, 2002, FBR Group and its subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition of properties and issuance of securities) and there has not been (a) any circumstance, event, occurrence, change or effect that has had, individually or in the aggregate, an FBR Group Material Adverse Effect, nor has there been any circumstance, event, occurrence, change or effect that with the passage of time would reasonably be expected to have, individually or in the aggregate, an FBR Group Material Adverse Effect, (b) any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, shares or property) with respect to FBR Group Common Shares, (c) any split, combination or reclassification of any of FBR Group’s shares of beneficial interest, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would reasonably be expected to have, individually or in the aggregate, an FBR Group Material Adverse Effect, or (e) any change made prior to the date of this Agreement in accounting methods, principles or practices by FBR Group or any of its subsidiaries materially affecting its assets, liabilities or business, except insofar as may have been disclosed in the FBR Group SEC Reports or required by a change in GAAP.

      SECTION 3.16     Litigation; Regulatory Action. Except as set forth in Section 3.16 of the FBR Group Disclosure Schedule or would not reasonably be expected to have, individually or in the aggregate, an FBR

Group Material Adverse Effect: no Litigation before any court, arbitrator, mediator or Regulatory Entity is pending against FBR Group or any of its subsidiaries, and, to FBR Group’s knowledge, no such Litigation has been threatened in writing or orally to an attorney in FBR Group’s legal department; neither FBR Group nor any of its subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with any Regulatory Entity; and to FBR Group’s knowledge, neither FBR Group nor any of its subsidiaries has been notified by any Regulatory Entity to the effect that such Regulatory Entity is contemplating issuing or requesting any such order, decree, agreement, memorandum of understanding or similar submission.

      SECTION 3.17     Undisclosed Liabilities. There are no material liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown) of FBR Group, including but not limited to liabilities for Taxes, that are not reflected, or reserved against, in the balance sheet of FBR Group as of December 31, 2001, except for those that may have been incurred after December 31, 2001 in the ordinary course of business or that would not reasonably be expected to have, individually or in the aggregate, an FBR Group Material Adverse Effect or that are disclosed in the FBR Group SEC Reports.

      SECTION 3.18     Transactions with Affiliates. Except as disclosed in the FBR Group SEC Reports filed prior to the date hereof or in Section 3.18 of the FBR Group Disclosure Schedule, from January 1, 2002 through the date hereof there have been no transactions, agreements, arrangements or understandings between FBR Group or any of its subsidiaries, on the one hand, and FBR Group’s affiliates (other than wholly owned subsidiaries of FBR Group) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

      SECTION 3.19     No Dissenters’ Rights. Nothing in the Articles of Incorporation or the Bylaws of FBR Group or any of its subsidiaries provides or would provide to any Person, including without limitation the FBR Group Shareholders, upon execution of this Agreement, the FBR Group Merger or any other agreements, documents, certificates or other instruments contemplated hereby and consummation of the transactions contemplated hereby and thereby, rights of dissent and appraisal of any kind.

      SECTION 3.20     Intellectual Property. Except as set forth in Section 3.20 to the FBR Group Disclosure Schedule, neither FBR Group nor any of its subsidiaries is infringing upon any intellectual property rights of any other Person nor, to the knowledge of FBR Group, is any other Person infringing on any of FBR Group’s or its subsidiaries’ rights in respect of the intellectual property owned and used by any of such entities, except for any such infringement which would not reasonably be expected to have, individually or in the aggregate, an FBR Group Material Adverse Effect.

      SECTION 3.21     Investment Company Act. Except as would not be reasonably expected to have an FBR Group Material Adverse Effect, FBR Group and each of its subsidiaries are in compliance with the provisions of Section 15(f) of the Investment Company Act applicable thereto.

      SECTION 3.22     Ownership of Banking Organizations. Except with respect to FBR National Bank & Trust, neither FBR Group nor any of its subsidiaries owns or controls, directly or indirectly, 5% or more of any class of voting stock of any depository institution (as defined in the Federal Deposit Insurance Act).

      SECTION 3.23     Key Man Life Insurance. FBR Group currently maintains key man life insurance for each of the FBR Group executives listed in Section 3.23 of the FBR Group Disclosure Schedule in the amounts set forth immediately across from such executive’s name on such FBR Group Disclosure Schedule.

      SECTION 3.24     Employees. (a) Neither FBR Group nor any of its subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding as of the date hereof, with respect to the employment of any directors, executive officers, key employees or material consultants (other than oral contracts of employment at will).

      (b) (i) Except as would not be reasonably likely to have an FBR Group Material Adverse Effect, (A) all Compensation and Benefit Plans maintained by FBR Group (the “FBR Group Compensation and Benefit Plans”) have been operated in accordance with their terms and are in substantial compliance with all applicable law; (B) each FBR Group Compensation and Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (“Pension Plan”) and which is intended to be qualified, under Section 401(a) of the Code, has received a favorable determination letter from the IRS, and FBR Group is not aware of any circumstances which could reasonably be expected to result in the revocation or denial of any such favorable determination letter or the loss of the qualification of such Plan under Section 401(a) of the Code; (C) there is no pending or, to the knowledge of FBR Group, threatened litigation relating to the FBR Group Compensation and Benefit Plans; and (D) neither FBR Group nor any of its subsidiaries has engaged in a transaction with respect to any FBR Group Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, could reasonably be expected to subject FBR Group or any of its subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

      (ii) Neither FBR Group nor any of its subsidiaries presently contributes to a “multiemployer plan” within the meaning of Section 3(37) of ERISA, nor have they contributed to such a plan within the past six calendar years.

      (iii) Except as would not be reasonably expected to have an FBR Group Material Adverse Effect, all contributions required to be made under the terms of any Compensation and Benefit Plan have been timely made or have been reflected on the consolidated financial statements included in the FBR Group SEC Reports.

      (iv) Neither FBR Group nor any of its subsidiaries has any obligations for post-termination health and life benefits other than as required by Part 6 of Subtitle B of Title I of ERISA or similar state or local law.

      (v) Neither FBR Group nor any entity which is considered one employer with FBR Group under Section 4001 of ERISA or Section 414 of the Code maintains any plan which is subject to Title IV of ERISA.

      SECTION 3.25     Derivative Instruments. Any swaps, caps, floors, futures, forward contracts, option agreements, and any other derivative financial instruments, contracts or arrangements, whether entered into for the account of FBR Group or for the account of a customer of FBR Group or one of its subsidiaries, were entered into in the ordinary course of business and to the knowledge of FBR Group, in accordance with prudent business practice and applicable rules, regulations and policies of any applicable Regulatory Entity and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of FBR Group or one of its subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. FBR Group and each of its subsidiaries have duly performed in all respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and, to FBR Group’s knowledge, there are no breaches, violations or defaults of such by any party thereunder.

      SECTION 3.26     Investment Advisory Activities. (a) Each of the investment companies managed by FBR Group or its subsidiaries (the “FBR Group Funds”) is being managed in compliance with all applicable laws, rules and regulations of Regulatory Entities having jurisdiction over such FBR Group Funds (or series thereof) and of any State in which such FBR Group Fund (or series thereof) is registered, qualified or sold, except where the failure to comply would not reasonably be expected to have, individually or in the aggregate, an FBR Group Material Adverse Effect.

      (b) If FBR Group or any of its subsidiaries is or has been during the past five years an “investment adviser” within the meaning of the Investment Advisers Act, such entity was registered, licensed or qualified as an investment adviser under the Investment Advisers Act and is not subject to any liability or disability by reason of any failure to be so registered, licensed or qualified, except for any such failure to be so registered, licensed or qualified that would not reasonably be expected to have, individually or in the aggregate, an FBR Group Material Adverse Effect.

      (c) Each FBR Group Fund has been operated in compliance with its respective objectives, policies and restrictions, including without limitation those set forth in the applicable prospectus and registration statement for that Fund or governing instruments for that FBR Group Fund, except where lack of compliance would not reasonably be expected to have, individually or in the aggregate, an FBR Group Material Adverse Effect. FBR

Group and its subsidiaries have operated each of its investment accounts in accordance with the investment objectives and guidelines in effect for each such investment account, except where lack of compliance would not reasonably be expected to have, individually or in the aggregate, an FBR Group Material Adverse Effect.

ARTICLE IV

COVENANTS

      SECTION 4.1     Conduct of Business of FBR Asset and FBR Group. Except as expressly contemplated by this Agreement or as set forth in Section 4.1 of the FBR Asset Disclosure Schedule or the FBR Group Disclosure Schedule, as applicable, during the period from the date hereof to the Effective Time, each of FBR Asset and FBR Group will, and will cause each of its subsidiaries to, conduct its operations only in the ordinary course of business consistent with past practice, seek to preserve intact its current business organizations, seek to keep available the service of its current officers and seek to preserve its relationships with customers, suppliers and others having business dealings with them, in each case as determined in good faith by the FBR Asset Board or FBR Group Board, as the case may be. Without limiting the generality of the foregoing, and except (x) as otherwise contemplated by this Agreement, (y) as set forth in Section 4.1 of the FBR Asset Disclosure Schedule or the FBR Group Disclosure Schedule, as applicable, or (z) in the ordinary course of business consistent with past practice, from and after the date hereof and prior to the earlier of (i) the Effective Time or (ii) termination of this Agreement, neither FBR Asset nor FBR Group will, and each of FBR Asset and FBR Group will cause its subsidiaries not to, without the prior written consent of the other (such consent not to be unreasonably withheld, conditioned or delayed):

(a) amend its charter or bylaws or the articles or other similar governing instrument of any of its subsidiaries in any manner adverse to any other party hereto;

(b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including any stock options or stock appreciation rights);

(c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to its shareholders in their capacity as such or redeem or otherwise acquire any of its securities or any securities of any of its subsidiaries; provided, that nothing shall prevent FBR Asset from making distributions equal to the greater of (i) FBR Asset’s regular quarterly distributions of $1.25 per FBR Asset Share or (ii) such distributions as may be required to cause FBR Asset to have distributed 100% of its taxable income for the taxable year ended December 31, 2002 as may be necessary to maintain FBR Asset’s status as a REIT and to prevent FBR Asset from incurring any liability for Taxes with respect to such taxable year under Section 857(b) of the Code and Section 4981 of the Code;

(d) except as may be required as a result of a change in law or in GAAP, change any of the accounting principles or practices used by it and maintain its books and records other than in accordance with GAAP consistently applied;

(e) take any action, or omit to take any action, which action or omission could reasonably be expected to terminate or jeopardize FBR Asset’s continuing status as a REIT or Newco’s ability to qualify as a REIT following the Mergers or would subject FBR Asset or Newco to any U.S. federal income or excise Tax;

(f) enter into any agreement with an affiliate on terms less favorable to FBR Group or FBR Asset than the terms that would be obtained in an agreement with a third party on an arm’s-length basis;

(g) take, or agree in writing or otherwise to take, (i) any of the actions described in Sections 4.1(a) through 4.1(f) to the extent that such actions would be prohibited thereby, except to the extent such actions would not have, or reasonably be expected to have, an FBR Asset Material Adverse Effect or a FBR Group Material Adverse Effect, or (ii) any action which would result in any of the material conditions to the Mergers set forth herein not being satisfied;

(h) materially increase any compensation or enter into or materially amend any employment, severance or other arrangement with any of its officers, directors or employees earning more than $250,000 per annum, other than as required by law or any contract or existing plan or in connection with new hires; and

(i) other than as required by law, adopt any new employee benefit plan or materially amend any existing plans or rights.

      SECTION 4.2     Other Actions. Each of FBR Asset and FBR Group shall use commercially reasonable efforts not to take any action that would result in (i) any representations and warranties of such party (without giving effect to any “knowledge” qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any “knowledge” qualification) that are not so qualified becoming untrue in any material respect, or (iii) any of the conditions to the Mergers set forth in Article V not being satisfied.

      SECTION 4.3     No Solicitation.

      (a) FBR Asset shall not (whether directly or indirectly through advisors, agents or other intermediaries), and shall use its commercially reasonable efforts to cause its officers, directors, employees, affiliates, agents and representatives, not to, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information or offer access to the properties, books or records of FBR Asset, to, any Person or group (other than FBR Group or any designees of FBR Group) concerning any Competing Transaction. Notwithstanding the foregoing, FBR Asset may furnish information and access, in each case only in response to an unsolicited written proposal that constitutes, or that the FBR Asset Board or FBR Asset Special Committee, after consultation with its financial advisors, determines is reasonably likely to lead to, a Superior Proposal (provided that FBR Asset shall first enter into a confidentiality agreement with such third party on terms no less favorable to FBR Asset than the terms of the confidentiality agreement between FBR Asset and FBR Group) and may thereafter participate in discussions and negotiate with the Person or group making such proposal. FBR Asset shall provide a copy of such written proposal (which shall identify the party making such proposal) and any amendments thereto to FBR Group within one business day after receipt thereof and, thereafter, shall keep FBR Group promptly advised of material developments with respect thereto; provided, however, that, nothing contained in this Section 4.3(a) shall prevent FBR Asset, the FBR Asset Board or the FBR Asset Special Committee from (i) taking, and disclosing to the FBR Asset Shareholders, a position complying with Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act with respect to a Competing Transaction or (ii) making any disclosure to the FBR Asset Shareholders, if, in the good faith judgment of the FBR Asset Board or the FBR Asset Special Committee, after receiving advice of outside legal counsel, failure to disclose would be reasonably likely to constitute a breach of its fiduciary duties to FBR Asset or the FBR Asset Shareholders under applicable law (including a duty of candor) or otherwise be a violation of any applicable law.

      (b) Except as set forth in this Section 4.3(b), neither the FBR Asset Board nor any committee thereof shall (i) withdraw or modify its recommendation that the FBR Asset Shareholders approve this Agreement, or (ii) approve or recommend, or authorize or cause FBR Asset to enter into any agreement or letter of intent with respect to, any Competing Transaction (other than a confidentiality agreement on the terms described in Section 4.3(a)). Notwithstanding the foregoing, prior to the FBR Asset Special Meeting (as defined in Section 4.7(d) of this Agreement), after consultation with the FBR Asset Special Committee’s outside legal counsel and independent financial advisor, the FBR Asset Special Committee may withdraw or modify its recommendation that the FBR Asset Shareholders approve this Agreement in connection with FBR Asset’s receipt of a Superior Proposal, and the FBR Asset Board may withdraw or modify its recommendation that the FBR Asset Shareholders approve this Agreement, and may authorize and cause FBR Asset to enter into an agreement with respect to, or approve or recommend, a Superior Proposal; provided, however, that FBR Asset shall, prior to or concurrently with the execution of any such agreement, terminate this Agreement pursuant to Section 6.1(c) and pay, or cause to be paid, to FBR Group the amounts required by Section 6.3(a).

      (c) FBR Group shall not (whether directly or indirectly through advisors, agents or other intermediaries), and shall use its commercially reasonable efforts to cause its officers, directors, employees, affiliates, agents and representatives not to encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information or offer access to the properties, books or records of FBR Group, to, any Person or group (other than FBR Asset or any designees of FBR Asset) concerning any Competing Transaction. Notwithstanding the foregoing, FBR Group may furnish information and access, in each case only in response to an unsolicited written proposal that constitutes, or that the FBR Group Board or FBR Group Special Committee, after consultation with its financial advisors, determines is reasonably likely to lead to, a Superior Proposal (provided that FBR Group shall first enter into a confidentiality agreement with such third party on terms no less favorable to FBR Group than the terms of the confidentiality agreement between FBR Asset and FBR Group) and may thereafter participate in discussions and negotiate with the Person or group making such proposal. FBR Group shall provide a copy of such written proposal (which shall identify the party making such proposal) and any amendments thereto to FBR Asset within one business day after receipt thereof and, thereafter, shall keep FBR Asset promptly advised of material developments with respect thereto; provided, however, that, nothing contained in this Section 4.3(c) shall prevent FBR Group, the FBR Group Board or the FBR Group Special Committee from (i) taking, and disclosing to the FBR Group Shareholders, a position complying with Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act with respect to a Competing Transaction or (ii) making any disclosure to the FBR Group Shareholders, if, in the good faith judgment of the FBR Group Board or the FBR Group Special Committee, after receiving advice of outside legal counsel, failure to disclose would be reasonably likely to constitute a breach of its fiduciary duties to FBR Group or the FBR Group Shareholders under applicable law (including a duty of candor) or otherwise be a violation of any applicable law.

      (d) Except as set forth in this Section 4.3(d), neither the FBR Group Board nor any committee thereof shall (i) withdraw or modify its recommendation that the FBR Group Shareholders approve this Agreement or (ii) approve or recommend, or authorize or cause FBR Group to enter into any agreement or letter of intent with respect to, any Competing Transaction (other than a confidentiality agreement on the terms described in Section 4.3(c)). Notwithstanding the foregoing, prior to the FBR Group Special Meeting (as defined in Section 4.7(d) of this Agreement), after consultation with the FBR Group Special Committee’s outside legal counsel and independent financial advisor, the FBR Group Special Committee may withdraw or modify its recommendation that the FBR Group Shareholders approve this Agreement, and the FBR Group Board may withdraw or modify its recommendation that the FBR Group Shareholders approve this Agreement in connection with FBR Group’s receipt of a Superior Proposal, and may authorize and cause FBR Group to enter into an agreement with respect to, or approve or recommend, a Superior Proposal; provided, however, that FBR Group shall, prior to or concurrently with the earliest of (x) the withdrawal or modification of the FBR Group Board’s recommendation that the FBR Group Shareholders approve this Agreement and (y) the execution of any such agreement, terminate this Agreement pursuant to Section 6.1(e) and pay, or cause to be paid, to FBR Asset the amounts required by Section 6.3(b).

      (e) For purposes of this Agreement:

(i) “Competing Transaction” shall mean any of the following with respect to FBR Asset or FBR Group, as applicable, or any material subsidiary thereof (other than the transactions contemplated by this Agreement (including all schedules and exhibits attached hereto or referred to herein)): any tender offer or exchange offer for, or any other proposal for the acquisition of a substantial equity interest in, or of a substantial portion of the assets of, or any merger, consolidation or other business combination or similar transaction with, FBR Asset or FBR Group, as applicable or any of its material subsidiaries.

(ii) “Superior Proposal” shall mean any bona fide proposal relating to a Competing Transaction which is on terms which the FBR Asset Board or FBR Asset Special Committee or the FBR Group Board or FBR Group Special Committee, as applicable, determines in its good faith judgment, after consulting with an independent financial advisor of nationally recognized reputation, and taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the party making the proposal, (i) to be more favorable to the FBR Asset Shareholders or the FBR Group Shareholders, as applicable, than the Mergers and (ii) is reasonably capable of being consummated.

      SECTION 4.4     Additional Agreements; Reasonable Efforts. (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including (i) contesting any legal proceeding challenging the Mergers and (ii) the execution of any additional instruments, including the Articles of Merger, necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, each party hereto agrees to use commercially reasonable efforts to cause the Effective Time to occur as soon as practicable after the shareholder votes with respect to the Mergers. In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action. FBR Group, Newco and FBR Asset each will use commercially reasonable efforts to obtain consents, approvals or waivers of all third parties and Regulatory Entities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement; provided that, subject to Section 4.4 of the FBR Group Disclosure Schedule, nothing contained herein shall require FBR Group or Newco to agree to hold separate or to divest or dispose of any of its or FBR Asset’s businesses, properties or assets or cease engaging in any business or otherwise take any action which, individually or in the aggregate, could reasonably be expected to impair the ability of Newco in any material respect to own and operate the respective assets and businesses of its subsidiaries, FBR Group and FBR Asset, after giving effect to the Mergers.

      (b) The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all Regulatory Entities and other third parties necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby.

      (c) Subject to applicable laws governing the exchange of information, each of FBR Group and FBR Asset will, upon request, furnish the other party with all information concerning itself, its subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its subsidiaries to any third party or Regulatory Entity.

      (d) FBR Group and FBR Asset shall promptly advise each other upon receiving any communication from any Regulatory Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement.

      SECTION 4.5     Public Announcements. FBR Group and FBR Asset will consult with each other and give each other reasonable advance notice before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby, including the Mergers. Each party hereto shall incorporate in the press release or other public statement such information as shall reasonably be requested to be included therein by the other party hereto. Notwithstanding the foregoing, either party hereto may, without the prior consent of the other party, issue any press release or make any public announcement that may be required by law or the rules or requirements of any Regulatory Entity, if it has used its commercially reasonable efforts to consult with the other party but has been unable to do so in a timely manner. The parties agree that the initial press release to be issued with respect to the Mergers shall be in the form heretofore agreed to by the parties.

      SECTION 4.6     Indemnification; Directors’ and Officers’ Insurance. (a) From and after the Effective Time, Newco shall indemnify, defend and hold harmless the officers, directors and employees of FBR Asset and FBR Group (the “Indemnified Parties”) against all losses, expenses, claims, damages or liabilities (i) arising out of the transactions contemplated by this Agreement or arising as a result thereof or (ii) otherwise arising prior to the Effective Time, in each case to the fullest extent permitted or required under (A) applicable law, (B) any indemnification agreements between FBR Asset or FBR Group and any such person and (C) FBR Asset’s or FBR Group’s Articles of Incorporation and Bylaws as in effect as of the date hereof. Newco agrees to maintain in effect for not less than six years after the Closing Date coverage no less favorable than the current policies of directors’ and officers’ liability insurance maintained by FBR Asset and FBR Group with respect to matters occurring prior to the Closing Date; provided that Newco shall not be required to pay aggregate annual premiums for insurance under this Section 4.6 in excess of 300% of the aggregate annual premium paid by FBR Asset or FBR Group, as applicable, as of the date of this Agreement for such purpose, but in such case shall purchase such coverage as Newco may reasonably obtain for such amount.

      (b) If Newco or any of its respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 4.6, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

      SECTION 4.7     Preparation of the Registration Statement and the Proxy Statement/Prospectus. (a) Newco, FBR Group and FBR Asset shall cooperate and promptly prepare and Newco shall file with the SEC as soon as practicable a Registration Statement on Form S-4 (the “Form S-4”) under the Securities Act, with respect to the Newco Class A Common Shares and Newco Class B Common Shares issuable in the Mergers, a portion of which Registration Statement shall also serve as the joint proxy statement with respect to the meetings of the shareholders of FBR Group and of FBR Asset in connection with the Mergers (the “Proxy Statement/ Prospectus”). The parties will cause the Form S-4 and the Proxy Statement/ Prospectus to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder. Newco shall use commercially reasonable efforts, and FBR Group and FBR Asset will cooperate with Newco, to have the Form S-4 declared effective by the SEC as promptly as practicable. Newco shall use its commercially reasonable efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or “blue sky” permits or approvals required to carry out the transactions contemplated by this Agreement. The Proxy Statement/ Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of shareholders of FBR Group and FBR Asset, and the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of FBR Group and FBR Asset agrees that the written information provided by it specifically for inclusion in the Proxy Statement/ Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of shareholders of FBR Group and FBR Asset, or, in the case of the Form S-4 or any amendments or supplements thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Newco will advise FBR Group and FBR Asset promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Newco Class A Common Shares and Newco Class B Common Shares issuable in connection with the Mergers for offering or sale in any jurisdiction, or any request by the SEC for additional information.

      (b) FBR Asset covenants that the Proxy Statement/ Prospectus shall include the recommendation of the FBR Asset Board and of the FBR Asset Special Committee that the FBR Asset Shareholders approve the FBR Asset Merger, this Agreement and the other transactions contemplated hereby; provided, that such recommendations may be excluded or may be withdrawn, modified or amended if FBR Asset shall approve or recommend a Superior Proposal or enter into an agreement with respect to a Superior Proposal in accordance with Section 4.3.

      (c) FBR Group covenants that the Proxy Statement/ Prospectus shall include the recommendation of the FBR Group Board and of the FBR Group Special Committee that the FBR Group Shareholders approve this Agreement and the FBR Group Merger; provided, that such recommendations may be excluded or may be withdrawn, modified or amended if FBR Group shall approve or recommend a Superior Proposal or enter into an agreement with respect to a Superior Proposal in accordance with Section 4.3.

      (d) Each of FBR Asset and FBR Group will take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders (respectively, the “FBR Asset Special Meeting” and the “FBR Group Special Meeting”) as promptly as practicable to consider and vote upon or otherwise to obtain the consent of its shareholders, as required, to the transactions contemplated hereby. Subject to Sections 4.3 and 4.7(b) and (c), the FBR Asset Board and the FBR Group Board shall each take all lawful action to solicit such consent, including, without limitation, timely mailing of the Proxy Statement/ Prospectus. FBR Asset and FBR Group shall coordinate and cooperate with respect to the timing of such meetings and shall use commercially reasonable efforts to hold such meetings on the same day.

      (e) During the period from the date hereof through the earlier of (x) the date on which the FBR Group Merger is consummated or (y) the date on which this Agreement is terminated according to its terms, FBR Group shall cast or cause to be cast all votes attributable to the FBR Asset Shares owned of record by FBR Group or any of its subsidiaries, at any annual or special meeting of shareholders of FBR Asset, including any adjournments or postponements thereof, or in connection with any written consent or other vote of shareholders of FBR Asset, (i) in favor of adoption of this Agreement and approval of the FBR Asset Merger and the other transactions contemplated by this Agreement and (ii) against approval or adoption of any action or agreement (other than this Agreement or the transactions contemplated hereby) made or taken in opposition to or in competition with the FBR Asset Merger. Notwithstanding the foregoing, FBR Group will retain the right to vote its FBR Asset Shares, in its sole discretion, on all matters other than those described in the preceding sentence, and FBR Group may grant proxies and enter into voting agreements or voting trusts for its FBR Asset Shares in respect of such other matters.

      SECTION 4.8     Special REIT-Qualifying Dividends. On or before December 31st of the calendar year in which the Effective Time falls, Newco shall pay a cash dividend to its shareholders in an amount sufficient such that Newco meets the requirements of Section 857(a)(2)(B) of the Code in the taxable year in which the Closing Date falls.

      SECTION 4.9     Access to Information. (a) Between the date hereof and the Effective Time, each of FBR Asset and FBR Group, upon reasonable notice and during ordinary business hours, will grant the other and its authorized representatives reasonable access to its employees, offices and other facilities and books and records as each party may, from time to time, reasonably request in connection with the completion of the transactions contemplated hereby.

      (b) Each of FBR Asset and FBR Group agrees that all information received from the other as contemplated by this Section shall be deemed received pursuant to the Confidentiality Agreement, dated as of October 7, 2002, between them (the “Confidentiality Agreement”), and that each party shall, and shall cause its subsidiaries, affiliates and their respective directors, officers, employees, agents and representatives to, comply with the provisions of the Confidentiality Agreement with respect to such information, and the provisions of the Confidentiality Agreement are hereby incorporated by reference with the same effect as if fully set forth herein.

      SECTION 4.10     State Takeover Statutes. Each of FBR Asset and FBR Group will use its commercially reasonable efforts to take any permissible actions it believes necessary to exempt the Mergers from the operation of any applicable “fair price,” “moratorium,” “business combination,” “control share acquisition” or any other applicable anti-takeover statute enacted under the state or federal laws of the United States or any similar statute or regulation. Neither FBR Asset nor FBR Group will exercise any rights it may have under applicable anti-takeover statutes to nullify, delay or otherwise affect this Agreement or the consummation of the transactions contemplated hereby.

      SECTION 4.11     Newco Actions. Prior to the FBR Asset Effective Time, except as contemplated by Section 1.3(a), Newco shall not issue any shares of its capital stock. Newco shall take, and FBR Asset shall use its commercially reasonable efforts to cause Newco to take, all actions necessary and appropriate to consummate the Mergers, subject to the terms and conditions of this Agreement, including, without limitation, using its commercially reasonable efforts to cause the Newco Class A Common Shares to be issued in the Mergers and the Newco Class A Common Shares issuable upon conversion of the Newco Class B Common Shares to be issued in the Mergers to be approved for listing on the NYSE. Newco shall not, and FBR Asset shall cause Newco not to, incur any obligations or conduct any business except as necessary and appropriate to effect the consummation of the Mergers in accordance with this Agreement.

      SECTION 4.12     Newco Board of Directors. The parties hereto shall take all actions necessary to ensure that the Board of Directors of Newco (the “Newco Board”) shall consist of the individuals listed on Exhibit D under the heading “Initial Directors” immediately prior to, and as of, the FBR Asset Effective Time.

      SECTION 4.13     Advice of Changes. FBR Group and FBR Asset shall promptly advise the other party upon learning of any change or event having or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on it or which it believes would or would be reasonably expected to cause or constitute a material breach of any of its representations, warranties or covenants contained herein that would reasonably be expected to result in a failure of the conditions set forth in Sections 5.2 and 5.3 to be satisfied.

      SECTION 4.14     Tax Opinions. Each of Newco, FBR Asset and FBR Group shall cooperate with the others in obtaining the opinions described in Section 5.1(c), 5.1(f) and 5.3(c) hereof. In rendering such opinions, each of Wachtell, Lipton, Rosen & Katz, Hogan & Hartson L.L.P. and Hunton & Williams may conduct such due diligence (and Newco, FBR Asset and FBR Group shall cooperate in such due diligence) as is customary and may rely upon and require such certificates of Newco, FBR Asset and FBR Group and/or their officers as are customary for such opinions.

      SECTION 4.15     Letter Delivery. Prior to the Effective Time, FBR Group shall deliver to FBR Asset copies of the waiver letters required by Section 4.15 of the FBR Group Disclosure Schedule.

      SECTION 4.16     Tax Study. FBR Group shall procure and deliver to FBR Asset and Newco a study of a nationally recognized independent accounting firm mutually acceptable to FBR Asset and FBR Group, in form and substance reasonably acceptable to FBR Asset and Newco, dated as of the Closing Date, stating the estimated amount of current and accumulated earnings and profits (as determined for federal income tax purposes) that FBR Group will have as of the Effective Time and that, with respect to Newco immediately following the Effective Time, will be treated as “earnings and profits accumulated in any non-REIT year” within the meaning of Section 857(a)(2)(B) of the Code.

      SECTION 4.17     Management of FBR Asset. Except as expressly contemplated by this Agreement, during the period from the date hereof until the Effective Time, FBR Group will manage FBR Asset pursuant to the terms of the Management Agreement, as amended by that certain Agreement to Extend Management Agreement, dated as of the date hereof, in a manner consistent with past practices.

ARTICLE V

CONDITIONS TO CONSUMMATION OF THE MERGERS

      SECTION 5.1     Conditions to Each Party’s Obligations to Effect the Mergers. The respective obligations of FBR Group and FBR Asset to effect the transactions contemplated hereby are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

(a) this Agreement and the FBR Asset Merger shall have been approved at the FBR Asset Special Meeting by FBR Asset Shareholders representing more than two-thirds of the outstanding FBR Asset Shares entitled to vote at the FBR Asset Special Meeting;

(b) this Agreement and the FBR Group Merger shall have been approved at the FBR Group Special Meeting by the vote of the holders of a majority of the outstanding FBR Group Common Shares entitled to vote at the FBR Group Special Meeting;

(c) FBR Group shall have received an opinion of Wachtell, Lipton, Rosen & Katz, and FBR Asset shall have received an opinion of Hogan & Hartson L.L.P., in each case in form and substance reasonably acceptable to FBR Group and FBR Asset, respectively, dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, each of the FBR Group Merger and the FBR Asset Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and that the FBR Group Merger will not be treated as a reorganization within the meaning of Section 368(a)(1)(F) of the Code;

(d) the Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC;

(e) the shares of Newco Class A Common Stock to be issued in the Mergers and the shares of Newco Class A Common Stock issuable upon conversion of the Newco Class B Common Stock to be issued in the FBR Group Merger shall have been approved for listing on the NYSE, subject to official notice of issuance;

(f) FBR Asset, FBR Group and Newco each shall have received an opinion of Hunton & Williams in form and substance reasonably acceptable to FBR Asset and FBR Group, dated as of the Closing Date, to the effect that, commencing with the taxable year beginning on the Closing Date and ending on December 31 of the calendar year in which the Effective Time takes place, Newco’s organization and intended method of operation will enable it to meet the requirements for qualification and taxation as a real estate investment trust under Sections 856 through 860 of the Code (with customary assumptions and qualifications and based on customary representations);

(g) except as would not reasonably be expected to have an FBR Group Material Adverse Effect or an FBR Asset Material Adverse Effect, all approvals, consents and authorizations of, filings and registrations with, and applications and notifications to all third parties and Regulatory Entities required for the consummation of the Mergers shall have been obtained or made and shall be in full force and effect and all waiting periods required by applicable law shall have expired; and

(h) no existing or future statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any Regulatory Entity which has the effect of making the consummation of either of the Mergers illegal or prevents or prohibits consummation of the either of the Mergers.

      SECTION 5.2     Conditions to the Obligations of FBR Asset. The obligation of FBR Asset to effect the FBR Asset Merger and the transactions contemplated hereby is also subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

(a) The representations and warranties of FBR Group contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case, as of such date), except where the failure of such representations and warranties to be true and correct (without giving effect to any materiality or Material Adverse Effect qualifier therein) does not, individually or in the aggregate, constitute an FBR Group Material Adverse Effect, and at the Closing FBR Group shall have delivered to FBR Asset a certificate signed by a senior officer to that effect; and

(b) The obligations of FBR Group to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects, and at the Closing FBR Group shall have delivered to FBR Asset a certificate signed by a senior officer to that effect.

      SECTION 5.3     Conditions to the Obligations of FBR Group. The obligation of FBR Group to effect the FBR Group Merger and the transactions contemplated hereby is also subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

(a) The representations and warranties of FBR Asset contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case, as of such date), except where the failure of such representations and warranties to be true and correct (without giving effect to any materiality or Material Adverse Effect qualifier therein) does not, individually or in the aggregate, constitute an FBR Asset Material Adverse Effect, and at the Closing FBR Asset shall have delivered to FBR Group a certificate signed by a senior officer to that effect; provided that any failure of a representation or warranty of FBR Asset to be true and correct of which FBR Group has knowledge as of the date hereof shall be deemed not to be a failure of such representation or warranty to be true and correct for purposes of this Section 5.3(a);

(b) The obligations of FBR Asset to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects, and at the Closing FBR Asset shall have delivered to FBR Group a certificate signed by a senior officer to that effect; and

(c) Newco and FBR Group shall have received an opinion of Hunton & Williams, in form and substance reasonably acceptable to Newco and FBR Group, dated the Closing Date, to the effect that, commencing with its taxable year commencing on the day before the closing date for the initial private placement of its shares of common stock and ended December 31, 1997, FBR Asset was organized and has operated in conformity with the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Code (with customary assumptions and qualifications and based on customary representations).

      SECTION 5.4     Frustration of Closing Conditions. Neither FBR Group nor FBR Asset may rely on the failure of any condition set forth in Sections 5.1 through 5.3 to be satisfied if such failure was caused by such party’s failure to use its commercially reasonable efforts to consummate the Mergers and the transactions contemplated hereby, as required by and subject to Section 4.4.

ARTICLE VI

TERMINATION; AMENDMENT; WAIVER

      SECTION 6.1     Termination. This Agreement may be terminated and the Mergers contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after approval by the shareholders of FBR Asset or FBR Group at the FBR Asset Special Meeting or the FBR Group Special Meeting, respectively:

(a) by mutual written consent of FBR Group, FBR Asset and Newco;

(b) by FBR Group or FBR Asset if (i) any Regulatory Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting either of the Mergers and such order, decree, ruling or other action is or shall have become final and nonappealable; provided that no party may terminate this Agreement pursuant to this paragraph if such party has failed to fulfill its obligations under Section 4.4 of this Agreement; (ii) the Mergers have not been consummated prior to July 31, 2003; provided that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any party to this Agreement whose failure or whose affiliate’s failure to perform any material covenant or obligation under this Agreement has been the primary cause of or resulted in the failure of the Mergers to occur on or before such date; (iii) the approval of this Agreement by the FBR Asset Shareholders as provided in Section 5.1(a) shall not have been obtained at the FBR Asset Special Meeting or any adjournment or postponement thereof; or (iv) the approval of this Agreement by the FBR Group Shareholders as provided in Section 5.1(b) shall not have been obtained at the FBR Group Special Meeting or any adjournment or postponement thereof;

(c) by FBR Asset if, prior to the Effective Time, the FBR Asset Special Committee or the FBR Asset Board approves or recommends another offer or an agreement to effect a Superior Proposal made by a third party in accordance with Section 4.3 and FBR Asset has paid FBR Group the amounts required by Section 6.3(a);

(d) by FBR Group if, prior to the Effective Time, the FBR Asset Special Committee or the FBR Asset Board (i) shall have withdrawn or modified in any manner adverse to FBR Group its approval or recommendation of this Agreement or the Mergers, (ii) shall have approved or recommended another offer or an agreement to effect a proposal made by a third party (other than an affiliate of FBR Group) to effect a Competing Transaction, (iii) shall have resolved to effect any of the foregoing or (iv) shall for any reason fail to hold the FBR Asset Special Meeting by July 20, 2003;

(e) by FBR Group if, prior to the Effective Time, the FBR Group Special Committee or the FBR Group Board approves or recommends another offer or an agreement to effect a Superior Proposal made by a third party in accordance with Section 4.3 and FBR Group has paid to FBR Asset the amounts required by Section 6.3(b);

(f) by FBR Asset if, prior to the Effective Time, the FBR Group Special Committee or the FBR Group Board (i) shall have withdrawn or modified in any manner adverse to FBR Asset its approval or recommendation of this Agreement or the Mergers, (ii) shall have approved or recommended another offer or an agreement to effect a proposal made by a third party (other than an affiliate of FBR Asset) to effect a Competing Transaction, (iii) shall have resolved to effect any of the foregoing or (iv) shall for any reason fail to hold the FBR Group Special Meeting by July 20, 2003;

(g) by FBR Asset if there has been a violation or breach by FBR Group of any agreement, covenant, representation or warranty contained in this Agreement that has prevented or would prevent the satisfaction of the conditions set forth in Section 5.2(a) or (b) at the time of such breach or violation and such violation or breach has not been waived by FBR Asset nor cured by FBR Group prior to the earlier of (i) 30 business days after the giving of written notice to FBR Group of such breach and (ii) July 31, 2003;

(h) by FBR Group if there has been a violation or breach by FBR Asset of any agreement, covenant, representation or warranty contained in this Agreement that has prevented or would prevent the satisfaction of the conditions set forth in Section 5.3(a) or (b) at the time of such breach or violation and such violation or breach has not been waived by FBR Group nor cured by FBR Asset prior to the earlier of (i) 30 business days after the giving of written notice to FBR Asset of such breach and (ii) July 31, 2003;

(i) by FBR Asset if the average closing sales price of FBR Group Class A Common Shares on the New York Stock Exchange Composite Transaction Tape (as reported in The Wall Street Journal) for the ten (10) trading day period ending on and including the last trading day immediately preceding the first to occur of the date of the FBR Asset Special Meeting or the FBR Group Special Meeting or any adjournment or postponement thereof is less than $8.75; or

(j) by FBR Group if the average closing sales price of FBR Group Class A Common Shares on the New York Stock Exchange Composite Transaction Tape (as reported in The Wall Street Journal) for the ten (10) trading day period ending on and including the last trading day immediately preceding the first to occur of the date of the FBR Asset Special Meeting or the FBR Group Special Meeting or any adjournment or postponement thereof is greater than $10.55.

The party desiring to terminate this Agreement pursuant to this Section 6.1 shall give written notice of such termination to the other party.

      SECTION 6.2     Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or shareholders, other than the provisions of this Section and Sections 2.6, 3.6, 6.3 and Article VII which shall remain in full force and effect and survive any termination of this Agreement. Nothing contained in this Section shall relieve any party from liability for any willful breach of this Agreement.

      SECTION 6.3     Termination Fee.

      (a) Prior to or concurrently with the termination of this Agreement pursuant to Section 6.1(c), or within 3 days after any termination pursuant to Section 6.1(d), FBR Asset shall promptly pay FBR Group an amount equal to the sum of (i) Fourteen Million Two Hundred Thousand dollars ($14,200,000) and (ii) FBR Group’s actual expenses related to this Agreement and the transactions contemplated hereby (provided, however, that the maximum amount that FBR Asset shall be required to pay FBR Group pursuant to this clause (ii) shall be Two Million Five Hundred Thousand dollars ($2,500,000) regardless of the actual amount of FBR Group’s actual expenses related to this Agreement and the transactions contemplated hereby) (such sum, the “FBR Asset Termination Fee”); provided, however, if this Agreement is terminated in accordance with the provisions of this first sentence of Section 6.3(a) within thirty (30) days of the date hereof, the FBR Asset Termination Fee will be deemed to include only the amount set forth in Section 6.3(a)(i). If this Agreement is terminated pursuant to (x) Section 6.1(b)(iii) and prior to the FBR Asset Special Meeting a proposal for a Competing Transaction with respect to FBR Asset shall have been made public, or (y) pursuant to Section 6.1(h) due to the failure or incapability of a condition set forth in Section 5.2(b) to be satisfied, and within one year of such termination FBR Asset enters into an agreement with respect to a Competing Transaction, FBR Asset shall pay FBR Group the FBR Asset Termination Fee prior to entering into any agreement with respect to such Competing Transaction.

      (b) Prior to or concurrently with the termination of this Agreement pursuant to Section 6.1(e) or within 3 days after any termination pursuant to Section 6.1(f), FBR Group shall promptly pay FBR Asset an amount equal to the sum of (i) Eight Million Eight Hundred Thousand dollars ($8,800,000) and (ii) FBR Asset’s actual expenses related to this Agreement and the transactions contemplated hereby (provided, however, that the maximum amount that FBR Group shall be required to pay FBR Asset pursuant to this clause (ii) shall be Two Million Five Hundred Thousand dollars ($2,500,000) regardless of the actual amount of FBR Asset’s actual expenses related to this Agreement and the transactions contemplated hereby) (such sum, the “FBR Group Termination Fee”); provided, however, if this Agreement is terminated in accordance with the provisions of this first sentence of Section 6.3(b) within thirty (30) days of the date hereof, the FBR Group Termination Fee will be deemed to include only the amount set forth in Section 6.3(b)(i); provided, further, however, that the FBR Group Termination Fee shall not exceed the sum of (A) the maximum amount that can be paid to FBR Asset without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code (“Qualifying Income”), as determined by FBR Asset’s independent accountants, and (B) in the event FBR Asset receives an opinion from outside counsel (a “Termination Fee Tax Opinion”) or a ruling from the IRS (a “Termination Fee Ruling”), in either case holding that FBR Asset’s receipt of the FBR Group Termination Fee would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (the “REIT Requirements”) or that the receipt by FBR Asset of the remaining balance of the FBR Group Termination Fee following the receipt of and pursuant to such ruling or opinion would not be deemed constructively received prior thereto, the FBR Group Termination Fee less the amount payable under clause (A) above; provided, however, that, if the Termination Fee Tax Opinion or the Termination Fee Ruling is based on the absence of constructive receipt, the amount that will be paid upon the receipt of the Termination Fee Tax Opinion or the Termination Fee Ruling will be the maximum amount that can be paid at that time without causing FBR Asset to fail the REIT Requirements, as determined by FBR Asset’s independent accountants based on the Termination Fee Tax Opinion or Termination Fee Ruling, and any remaining amount payable to FBR Asset pursuant to clause (B) shall be paid as soon as it shall be possible to do so without causing FBR Asset to fail the REIT Requirements, as determined by FBR Asset’s independent accountants based on the Termination Fee Tax Opinion or Termination Fee Ruling. FBR Group’s obligation to pay any unpaid portion of the FBR Group Termination Fee shall terminate five years from the date of this Agreement. In the event that FBR Asset is not able to receive the full FBR Group Termination Fee, FBR Group shall place the unpaid amount in escrow and shall not release any portion thereof to FBR Asset unless and until FBR Asset receives either a Termination Fee Tax Opinion or a Termination Fee Ruling, in which event FBR Group shall pay to FBR Asset the unpaid FBR Group Termination Fee; provided, however, that, if the Termination Fee Tax Opinion or the Termination Fee Ruling is based on the absence of constructive receipt, the amount that will be paid upon the receipt of the Termination Fee Tax Opinion or the Termination Fee Ruling will be the maximum amount that can be paid at that time without causing FBR Asset to fail the REIT Requirements, as determined by FBR Asset’s independent accountants based on the Termination Fee Tax Opinion or Termination Fee Ruling, and any remaining amount payable to FBR Asset shall be paid as soon as it shall be possible to do so without causing FBR Asset to fail the REIT Requirements, as determined by FBR Asset’s independent accountants based on the Termination Fee Tax Opinion or Termination Fee Ruling. Subject to the satisfaction of the conditions in the immediately preceding sentence, there is no limitation on the number of distributions that can be made from the escrow prior to the fifth anniversary of the date of this Agreement. Such escrow shall terminate on the fifth anniversary of the date of this Agreement, and any remaining balance in such escrow shall be returned to FBR Group. If this Agreement is terminated pursuant to (x) Section 6.1(b)(iv) and prior to the FBR Group Special Meeting a proposal for a Competing Transaction with respect to FBR Group shall have been made public, or (y) pursuant to Section 6.1(g) due to the failure or incapability of a condition set forth in Section 5.3(b) to be satisfied, and within one year of such termination FBR Group enters into an agreement with respect to a Competing Transaction, FBR Group shall pay FBR Asset the FBR Group Termination Fee prior to entering into any agreement with respect to such Competing Transaction (subject to the limitations set out in this paragraph).

      (c) Except as set forth in this Section 6.3(c), all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Mergers and the other transactions contemplated hereby are consummated; provided, however, that FBR Asset and FBR Group shall share equally (i) the filing fee of FBR Asset’s pre-merger notification report under the HSR Act, if any, and (ii) all fees and expenses, other than accountants’ and attorneys’ fees, incurred with respect to the printing, filing and mailing (as applicable) of the Form S-4 and the Proxy Statement, including any related preliminary materials and any amendments or supplements thereto. All fees and expenses payable pursuant to this Section 6.3(c) shall be paid by wire transfer of same-day funds.

      SECTION 6.4     Amendment. This Agreement may be amended by action taken by the FBR Asset Special Committee, FBR Group and Newco at any time before or after approval of the Mergers by the FBR Asset Shareholders and the FBR Group Shareholders, but, after any such approval, no amendment shall be made which requires the approval of such shareholders under applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

      SECTION 6.5     Extension; Waiver. At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other parties with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party and expressly referring to this Agreement. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

ARTICLE VII

MISCELLANEOUS

      SECTION 7.1     Non-survival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Effective Time. This Section shall not limit any covenant or agreement which by its terms contemplates performance after the Effective Time.

      SECTION 7.2     Entire Agreement; Assignment. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise.

      SECTION 7.3     Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand (including recognized courier service) or mailed, certified or registered mail with postage prepaid, or communicated by facsimile transmission (receipt confirmed), as follows:

      if to FBR Group or Newco:

1001 19th Street North
Arlington, Virginia 22209
Attention: William Ginivan, Esq.
Fax: (703) 469-1140

      with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention: Trevor S. Norwitz, Esq.
Fax: (212) 403-2000

if to FBR Asset:

1001 19th Street North
Arlington, Virginia 22209
Attention: Stephen D. Harlan
c/o Cathy Sigalas, Esq.
Fax: (703) 469-1176

with a copy to:

Hogan & Hartson L.L.P.
Columbia Square
555 13th Street, Northwest
Washington, District of Columbia 20004
Attention: J. Warren Gorrell, Jr., Esq.
David W. Bonser, Esq.
Fax: (202) 637-5910

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

      Each such notice, request, demand, application, service of process and other communication shall be deemed to have been given (i) as of the date faxed or delivered (which, with respect to a recognized courier service, shall be deemed to mean the business day following the date sent), (ii) as of the fifth business day after the date mailed, or (iii) if given by any other means, only when actually received by the addressee.

      SECTION 7.4     Governing Law; Consent to Jurisdiction; Jury Waiver. Except for matters that are necessarily governed by the VSCA, including the provisions of Article I hereof and the fiduciary duties of the FBR Asset Board, FBR Asset Special Committee, FBR Group Board, FBR Group Special Committee and the Newco Board, which matters will be governed by the laws of the Commonwealth of Virginia, this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law thereof. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement in any court other than a federal court sitting in the State of New York or a New York state court. Each party hereto waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action or proceeding arising out of or relating to this Agreement.

      SECTION 7.5     Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court sitting in the State of New York or in any New York state court, in addition to any other remedy to which any party is entitled at law or in equity.

      SECTION 7.6     Descriptive Headings; Schedules, Interpretation.

      (a) The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Any matter disclosed pursuant to any Section of the FBR Asset Disclosure Schedule or the FBR Group Disclosure Schedule shall be deemed to qualify each representation and warranty of FBR Asset and FBR Group, respectively, so long as the relevance of such matter to such representations and warranties is reasonably apparent on the face of the information disclosed. Any matter set forth in the FBR Asset SEC Reports or the FBR Group SEC Reports, as the case may be, shall be deemed to be set forth in the applicable Section of the FBR Asset Disclosure Schedule or the FBR Group Disclosure Schedule, as the case may be, and no matter disclosed in the FBR Asset SEC Reports or the FBR Group SEC Reports shall be deemed to constitute a breach of any representation or warranty of FBR Asset or FBR Group, as the case may be, set forth herein.

      (b) As used in this Agreement, (i) the term “includes” and the word “including” and words of similar import shall be deemed to be followed by the words “without limitation”; (ii) “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other interests, by contract or otherwise; (iii) “Person” means, as applicable, a natural person, firm, partnership, limited liability company, joint venture, corporation, association, business enterprise, joint stock company, unincorporated association, trust, Regulatory Entity (as defined in Section 2.4 hereof) or any other entity, whether acting in an individual, fiduciary or other capacity; (iv) definitions contained in this Agreement apply to singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms; (v) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (vi) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, paragraph, Schedule and Exhibit references are to the Articles, Sections, paragraphs, Schedules and Exhibit to this Agreement unless otherwise specified; (vii) the word “or” shall not be exclusive; (viii) provisions shall apply, when appropriate, to successive events and transactions; and (ix) the terms “subsidiary” and “affiliate”, as used herein with reference to FBR Group, shall be deemed not to include FBR Asset and its subsidiaries, and the term “affiliate”, as used herein with reference to FBR Asset, shall be deemed not to include FBR Group and its subsidiaries and affiliates, other than FBR Asset and its subsidiaries.

      SECTION 7.7     Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except as provided in Section 4.6, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

      SECTION 7.8     Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

      SECTION 7.9     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

By:	/s/ ERIC F. BILLINGS ----------------------------------------------- Name: Eric F. Billings Title: Vice Chairman and Co-Chief Executive Officer

FBR ASSET INVESTMENT CORPORATION

By:	/s/ STEPHEN D. HARLAN ----------------------------------------------- Name: Stephen D. Harlan Title: Director

FOREST MERGER CORPORATION

By:	/s/ RICHARD J. HENDRIX ----------------------------------------------- Name: Richard J. Hendrix Title: President

ANNEX B

VOTING AGREEMENT

EMANUEL J. FRIEDMAN

      THIS VOTING AGREEMENT (this “Agreement”) is entered into as of November 14, 2002 by and between FBR Asset Investment Corporation, a Virginia corporation (“FBR Asset”), and EMANUEL J. FRIEDMAN (such person, together with the other signatories hereto (other than FBR Asset), individually and collectively, the “FBR Group Shareholder”).

      WHEREAS, concurrently with the execution of this Agreement, FBR Asset, Friedman, Billings, Ramsey Group, Inc., a Virginia corporation (“FBR Group”), and Forest Merger Corporation, a Virginia corporation, have entered into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which (i) FBR Asset will be merged with and into Newco (the “FBR Asset Merger”), with Newco as the surviving corporation of the FBR Asset Merger, and (ii) FBR Group will be merged with and into Newco (the “FBR Group Merger”), with Newco as the surviving corporation of the FBR Group Merger (all capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement);

      WHEREAS, the FBR Group Shareholder is the beneficial and record owner of issued and outstanding shares of the Class A common stock, $0.01 par value per share, of FBR Group (such shares, together with any shares acquired hereafter, the “FBR Group Class A Common Shares”), as more particularly described on Schedule 1;

      WHEREAS, the FBR Group Shareholder is the beneficial and record owner of issued and outstanding shares of the Class B common stock, $0.01 par value per share, of FBR Group (such shares, together with any shares acquired hereafter, the “FBR Group Class B Common Shares” and, together with the FBR Group Class A Common Shares, the “FBR Group Common Shares”), as more particularly described on Schedule 1;

      WHEREAS, concurrently with the execution of this Agreement, another shareholder of FBR Group (together with the FBR Group Shareholder, the “FBR Group Shareholders”) is entering into a voting agreement with FBR Asset containing substantially similar terms as this Agreement (together with this agreement, the “FBR Group Voting Agreements”); and

      WHEREAS, in accordance with the Recitals of the Merger Agreement, the FBR Group Shareholder desires to execute and deliver this Agreement solely in its capacity as a holder of FBR Group Common Shares.

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.     Disposition of FBR Group Common Shares

      During the period from the date hereof through the earlier of (i) the date on which the FBR Group Merger is consummated or (ii) the date on which the Merger Agreement is terminated according to its terms (such period hereinafter referred to as the “Term”), the FBR Group Shareholder shall not, directly or indirectly, and shall cause each record holder listed on Schedule 1 hereto not to, directly or indirectly, (a) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other agreement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any FBR Group Common Shares, (b) grant any proxies for any FBR Group Common Shares with respect to any matters described in paragraph (a) of Section 2 hereof (other than a proxy directing the holder thereof to vote the FBR Group Common Shares in a manner required by paragraph (a) of Section 2 hereof), (c) deposit any FBR Group Common Shares into a voting trust or enter into a voting agreement with respect to any FBR Group Common Shares with respect to any of the matters described in paragraph (a) of Section 2 hereof, or tender any FBR Group Common Shares in a transaction other than a transaction contemplated by the Merger Agreement, or (d) take any action which is intended to have the effect of preventing or disabling the FBR Group Shareholder from performing its obligations under this Agreement; provided, however, that nothing herein shall prevent the sale, transfer, pledge, encumbrance, assignment or other disposition of any of such FBR Group Common Shares, provided that the purchaser, transferee, pledgee or assignee thereof agrees in writing to be bound by the terms of this Agreement. Notwithstanding the foregoing, the FBR Group Shareholder may sell, transfer or otherwise dispose of some or all of the FBR Group Common Shares so long as, after giving effect to such sale, transfer or other disposition, the number of FBR Group Common Shares held by the FBR Group Shareholder and subject to this Agreement, together with all shares of FBR Group common stock subject to the FBR Group Voting Agreements and held by the FBR Group Shareholders, equals or exceeds a majority of the total voting power of FBR Group’s then outstanding shares of common stock.

SECTION 2.     Voting

      (a) During the Term, the FBR Group Shareholder shall cast or cause to be cast all votes attributable to the FBR Group Common Shares, at any annual or special meeting of shareholders of FBR Group, including any adjournments or postponements thereof, or in connection with any written consent or other vote of shareholders of FBR Group, (i) in favor of adoption of the Merger Agreement and approval of the FBR Group Merger and the other transactions contemplated by the Merger Agreement (including any amendments or modifications of the terms of the Merger Agreement approved by the FBR Group Special Committee and the FBR Group Board that would not adversely affect the FBR Group Shareholder in its capacity as beneficial owner of the FBR Group Common Shares) and (ii) against approval or adoption of any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) made or taken in opposition to or in competition with the FBR Group Merger.

      (b) The FBR Group Shareholder will retain the right to vote its FBR Group Common Shares, in its sole discretion, on all matters other than those described in paragraph (a) of this Section 2, and the FBR Group Shareholder may grant proxies and enter into voting agreements or voting trusts for its FBR Group Common Shares in respect of such other matters.

SECTION 3.     Representations and Warranties of the FBR Group Shareholder

      The FBR Group Shareholder represents and warrants to FBR Asset as follows:

(a) The FBR Group Shareholder has the legal capacity, power, authority and right (contractual or otherwise) to execute and deliver this Agreement and to perform its obligations hereunder.

(b) This Agreement has been duly executed and delivered by the FBR Group Shareholder and constitutes a valid and binding obligation of the FBR Group Shareholder enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity.

(c) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not conflict with or violate any court order, judgment or decree applicable to the FBR Group Shareholder, or conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any contract or agreement to which the FBR Group Shareholder is a party or by which the FBR Group Shareholder is bound or affected, which conflict, violation, breach or default would materially and adversely affect the FBR Group Shareholder’s ability to perform any of its obligations under this Agreement.

(d) Subject to any required filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the FBR Group Shareholder is not required to give any notice or make any report or other filing with any Regulatory Entity in connection with the execution or delivery of this Agreement or the performance of the FBR Group Shareholder’s obligations hereunder and no waiver, consent, approval or authorization of any Regulatory Entity or any other person or entity is required to be obtained by the FBR Group Shareholder for the performance of the FBR Group Shareholder’s obligations hereunder, other than where the failure to make such filings, give such notices or obtain such waivers, consents, approvals or authorizations would not materially and adversely affect the FBR Group Shareholder’s ability to perform this Agreement.

(e) FBR Group Class A Common Shares and FBR Group Class B Common Shares set forth opposite the name of the FBR Group Shareholder on Schedule 1 hereto are the only FBR Group Class A Common Shares and FBR Group Class B Common Shares owned beneficially or of record by the FBR Group Shareholder or over which it exercises voting control.

SECTION 4.     Further Assurances

      During the Term, the FBR Group Shareholder shall make such filings as may be required under the Exchange Act and, upon the request of FBR Asset, execute and deliver such documents and take such actions as may be reasonably deemed necessary to effectuate the purposes of this Agreement.

SECTION 5.     Descriptive Headings

      The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

SECTION 6.     Counterparts

      This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute one and the same instrument.

SECTION 7.     Entire Agreement; Assignment

      This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other.

SECTION 8.     Governing Law; Consent to Jurisdiction; Waiver of Jury Trial

      (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof.

      (b) The FBR Group Shareholder hereby submits and consents to non-exclusive personal jurisdiction in any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in a federal court located in the State of New York or in a New York state court. Any process, summons, notice or document delivered by mail to the address set forth on Schedule 1 hereto shall be effective service of process for any action, suit or proceeding in any New York state court or any federal court located in the State of New York with respect to any matters to which the FBR Group Shareholder has submitted to jurisdiction in this Section 8. The FBR Group Shareholder irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any New York state court or any federal court located in the State of New York, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF FBR ASSET AND THE FBR GROUP SHAREHOLDER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.

SECTION 9.     Specific Performance

      The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

SECTION 10.     Parties in Interest

      This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

SECTION 11.     Amendment; Waivers

      This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by each of the parties hereto. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence thereto. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto, unless made in writing and signed by the party against whom enforcement of such waiver is sought, and then only to the extent expressly specified therein.

SECTION 12.     Capacity of the FBR Group Shareholder

      The FBR Group Shareholder has executed this Agreement solely in his capacity as a shareholder of FBR Group and not in his capacity as an officer, director, employee or manager of FBR Group. Without limiting the foregoing, nothing in this Agreement shall limit or affect any actions taken by the FBR Group Shareholder in his capacity as an officer, director, employee or manager of FBR Group in connection with the exercise of FBR Group’s rights under the Merger Agreement.

SECTION 13.     Termination

      This Agreement shall terminate immediately upon the earlier of (i) the date on which the Merger Agreement is terminated in accordance with its terms or (ii) the consummation of the FBR Group Merger. None of the representations, warranties, covenants or agreements in this Agreement shall survive the termination of this Agreement; provided, however, that nothing contained herein shall release the FBR Group Shareholder from any liability arising from any willful breach of any of its representations, warranties, covenants or agreements in this Agreement.

      IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, or have caused this Agreement to be duly executed and delivered in their names and on their behalf, as of the date first written above.

FBR ASSET INVESTMENT CORPORATION

By:	/s/ RICHARD J. HENDRIX ----------------------------------------------- Name: Richard J. Hendrix Title: Chief Operating Officer

FBR GROUP SHAREHOLDER

By:	/s/ EMANUEL J. FRIEDMAN ----------------------------------------------- Name: Emanuel J. Friedman Address: 1001 19th Street North Arlington, VA 22209

ANNEX C

VOTING AGREEMENT

ERIC F. BILLINGS

      THIS VOTING AGREEMENT (this “Agreement”) is entered into as of November 14, 2002 by and between FBR Asset Investment Corporation, a Virginia corporation (“FBR Asset”), and Eric F. Billings (such person, together with the other signatories hereto (other than FBR Asset), individually and collectively, the “FBR Group Shareholder”).

      WHEREAS, concurrently with the execution of this Agreement, FBR Asset, Friedman, Billings, Ramsey Group, Inc., a Virginia corporation (“FBR Group”), and Forest Merger Corporation, a Virginia corporation, have entered into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which (i) FBR Asset will be merged with and into Newco (the “FBR Asset Merger”), with Newco as the surviving corporation of the FBR Asset Merger, and (ii) FBR Group will be merged with and into Newco (the “FBR Group Merger”), with Newco as the surviving corporation of the FBR Group Merger (all capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement);

      WHEREAS, the FBR Group Shareholder is the beneficial and record owner of issued and outstanding shares of the Class A common stock, $0.01 par value per share, of FBR Group (such shares, together with any shares acquired hereafter, the “FBR Group Class A Common Shares”), as more particularly described on Schedule 1;

      WHEREAS, the FBR Group Shareholder is the beneficial and record owner of issued and outstanding shares of the Class B common stock, $0.01 par value per share, of FBR Group (such shares, together with any shares acquired hereafter, the “FBR Group Class B Common Shares” and, together with the FBR Group Class A Common Shares, the “FBR Group Common Shares”), as more particularly described on Schedule 1;

      WHEREAS, concurrently with the execution of this Agreement, another shareholder of FBR Group (together with the FBR Group Shareholder, the “FBR Group Shareholders”) is entering into a voting agreement with FBR Asset containing substantially similar terms as this Agreement (together with this agreement, the “FBR Group Voting Agreements”); and

      WHEREAS, in accordance with the Recitals of the Merger Agreement, the FBR Group Shareholder desires to execute and deliver this Agreement solely in its capacity as a holder of FBR Group Common Shares.

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      SECTION 1.     Disposition of FBR Group Common Shares

      During the period from the date hereof through the earlier of (i) the date on which the FBR Group Merger is consummated or (ii) the date on which the Merger Agreement is terminated according to its terms (such period hereinafter referred to as the “Term”), the FBR Group Shareholder shall not, directly or indirectly, and shall cause each record holder listed on Schedule 1 hereto not to, directly or indirectly, (a) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other agreement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any FBR Group Common Shares, (b) grant any proxies for any FBR Group Common Shares with respect to any matters described in paragraph (a) of Section 2 hereof (other than a proxy directing the holder thereof to vote the FBR Group Common Shares in a manner required by paragraph (a) of Section 2 hereof), (c) deposit any FBR Group Common Shares into a voting trust or enter into a voting agreement with respect to any FBR Group Common Shares with respect to any of the matters described in paragraph (a) of Section 2 hereof, or tender any FBR Group Common Shares in a transaction other than a transaction contemplated by the Merger Agreement, or (d) take any action which is intended to have the effect of preventing or disabling the FBR Group Shareholder from performing its obligations under this Agreement; provided, however, that nothing herein shall prevent the sale, transfer, pledge, encumbrance, assignment or other disposition of any of such FBR Group Common Shares, provided that the purchaser, transferee, pledgee or assignee thereof agrees in writing to be bound by the terms of this Agreement. Notwithstanding the foregoing, the FBR Group Shareholder may sell, transfer or otherwise dispose of some or all of the FBR Group Common Shares so long as, after giving effect to such sale, transfer or other disposition, the number of FBR Group Common Shares held by the FBR Group Shareholder and subject to this Agreement, together with all shares of FBR Group common stock subject to the FBR Group Voting Agreements and held by the FBR Group Shareholders, equals or exceeds a majority of the total voting power of FBR Group’s then outstanding shares of common stock.

      SECTION 2.     Voting

      (a) During the Term, the FBR Group Shareholder shall cast or cause to be cast all votes attributable to the FBR Group Common Shares, at any annual or special meeting of shareholders of FBR Group, including any adjournments or postponements thereof, or in connection with any written consent or other vote of shareholders of FBR Group, (i) in favor of adoption of the Merger Agreement and approval of the FBR Group Merger and the other transactions contemplated by the Merger Agreement (including any amendments or modifications of the terms of the Merger Agreement approved by the FBR Group Special Committee and the FBR Group Board that would not adversely affect the FBR Group Shareholder in its capacity as beneficial owner of the FBR Group Common Shares) and (ii) against approval or adoption of any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) made or taken in opposition to or in competition with the FBR Group Merger.

      (b) The FBR Group Shareholder will retain the right to vote its FBR Group Common Shares, in its sole discretion, on all matters other than those described in paragraph (a) of this Section 2, and the FBR Group Shareholder may grant proxies and enter into voting agreements or voting trusts for its FBR Group Common Shares in respect of such other matters.

      SECTION 3.     Representations and Warranties of the FBR Group Shareholder

      The FBR Group Shareholder represents and warrants to FBR Asset as follows:

(a) The FBR Group Shareholder has the legal capacity, power, authority and right (contractual or otherwise) to execute and deliver this Agreement and to perform its obligations hereunder.

(b) This Agreement has been duly executed and delivered by the FBR Group Shareholder and constitutes a valid and binding obligation of the FBR Group Shareholder enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity.

(c) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not conflict with or violate any court order, judgment or decree applicable to the FBR Group Shareholder, or conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any contract or agreement to which the FBR Group Shareholder is a party or by which the FBR Group Shareholder is bound or affected, which conflict, violation, breach or default would materially and adversely affect the FBR Group Shareholder’s ability to perform any of its obligations under this Agreement.

(d) Subject to any required filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the FBR Group Shareholder is not required to give any notice or make any report or other filing with any Regulatory Entity in connection with the execution or delivery of this Agreement or the performance of the FBR Group Shareholder’s obligations hereunder and no waiver, consent, approval or authorization of any Regulatory Entity or any other person or entity is required to be obtained by the FBR Group Shareholder for the performance of the FBR Group Shareholder’s obligations hereunder, other than where the failure to make such filings, give such notices or obtain such waivers, consents, approvals or authorizations would not materially and adversely affect the FBR Group Shareholder’s ability to perform this Agreement.

(e) FBR Group Class A Common Shares and FBR Group Class B Common Shares set forth opposite the name of the FBR Group Shareholder on Schedule 1 hereto are the only FBR Group Class A Common Shares and FBR Group Class B Common Shares owned beneficially or of record by the FBR Group Shareholder or over which it exercises voting control.

      SECTION 4.     Further Assurances

      During the Term, the FBR Group Shareholder shall make such filings as may be required under the Exchange Act and, upon the request of FBR Asset, execute and deliver such documents and take such actions as may be reasonably deemed necessary to effectuate the purposes of this Agreement.

      SECTION 5.     Descriptive Headings

      The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

      SECTION 6.     Counterparts

      This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute one and the same instrument.

      SECTION 7.     Entire Agreement; Assignment

      This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other.

      SECTION 8.     Governing Law; Consent to Jurisdiction; Waiver of Jury Trial

      (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof.

      (b) The FBR Group Shareholder hereby submits and consents to non-exclusive personal jurisdiction in any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in a federal court located in the State of New York or in a New York state court. Any process, summons, notice or document delivered by mail to the address set forth on Schedule 1 hereto shall be effective service of process for any action, suit or proceeding in any New York state court or any federal court located in the State of New York with respect to any matters to which the FBR Group Shareholder has submitted to jurisdiction in this Section 8. The FBR Group Shareholder irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any New York state court or any federal court located in the State of New York, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF FBR ASSET AND THE FBR GROUP SHAREHOLDER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.

      SECTION 9.     Specific Performance

      The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

      SECTION 10.     Parties in Interest

      This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

      SECTION 11.     Amendment; Waivers

      This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by each of the parties hereto. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence thereto. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto, unless made in writing and signed by the party against whom enforcement of such waiver is sought, and then only to the extent expressly specified therein.

      SECTION 12.     Capacity of the FBR Group Shareholder

      The FBR Group Shareholder has executed this Agreement solely in his capacity as a shareholder of FBR Group and not in his capacity as an officer, director, employee or manager of FBR Group. Without limiting the foregoing, nothing in this Agreement shall limit or affect any actions taken by the FBR Group Shareholder in his capacity as an officer, director, employee or manager of FBR Group in connection with the exercise of FBR Group’s rights under the Merger Agreement.

      SECTION 13.     Termination

      This Agreement shall terminate immediately upon the earlier of (i) the date on which the Merger Agreement is terminated in accordance with its terms or (ii) the consummation of the FBR Group Merger. None of the representations, warranties, covenants or agreements in this Agreement shall survive the termination of this Agreement; provided, however, that nothing contained herein shall release the FBR Group Shareholder from any liability arising from any willful breach of any of its representations, warranties, covenants or agreements in this Agreement.

      IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, or have caused this Agreement to be duly executed and delivered in their names and on their behalf, as of the date first written above.

FBR ASSET INVESTMENT CORPORATION

By:	/s/ RICHARD J. HENDRIX ----------------------------------------------- Name: Richard J. Hendrix Title: Chief Operating Officer

FBR GROUP SHAREHOLDER

By:	/s/ ERIC F. BILLINGS ----------------------------------------------- Name: Eric F. Billings Address: 1001 19th Street North Arlington, VA 22209

ANNEX D

SHAREHOLDER AGREEMENT

November 14, 2002

Forest Merger Corporation

1001 Nineteenth Street North
Arlington, Virginia 22209

  Re: Shareholder Agreement

Ladies and Gentlemen:

      The undersigned understands that Friedman, Billings, Ramsey Group, Inc., a Virginia corporation (“FBR Group”), FBR Asset Investment Corporation, a Virginia corporation (“FBR Asset”), and Forest Merger Corporation, a Virginia corporation (“Newco”), have entered into an Agreement and Plan of Merger dated of even date herewith (the “Merger Agreement”), pursuant to which (i) FBR Asset will merge with and into Newco, and (ii) FBR Group will merge with and into Newco, all as more particularly set forth in the Merger Agreement (together, the “Mergers”). All capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

      As an inducement to FBR Asset’s entering into the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees as follows:

      1.     Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

“Affiliate” means, with respect to any person, any other person which, directly or indirectly, controls, is controlled by or is under common control with such person. The term “control” has the meaning ascribed to such term in Rule 405 of the Securities Act.

“Beneficial Owner” shall mean any person deemed to be a “beneficial owner” of a security as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The term “Beneficially Own” has a correlative meaning.

“Immediate Family” shall mean, for any person, such person’s (natural, adoptive, or by re-marriage) spouse, parents, descendants, nephews, nieces, brothers, sisters and their respective spouses.

“Specified Transferee” shall mean—

(i) any member of the holder’s Immediate Family, (ii) any trust established solely for the benefit of the holder and/or one or more members of the holder’s Immediate Family, (iii) any entity controlled by the holder and/or members of the holder’s Immediate Family, (iv) any charitable foundations established and maintained by or on behalf of the holder or a member of the holder’s Immediate Family, or (v) any lender to which any of the holder’s Newco Class A Common Shares or Newco Class B Common Shares (together, the “Newco Securities”) are pledged in accordance with Section 4.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Transition Period” shall mean the one-year period ending on the first anniversary of the Effective Time.

      2.     Transition Period.

      (a) Except for Transfers (as defined below) made to Specified Transferees, if, during the Transition Period, the undersigned offers, sells, contracts to sell, sells any option or contract to purchase, purchases any option or contract to sell, grants any option, right or warrant to purchase, pledge, or otherwise transfers or disposes of, directly or indirectly (including the Transfer (as defined herein) of all or a portion of the economic consequences or voting rights associated with the ownership of such Newco Securities) (any such transaction a “Transfer”), more than 460,000 Newco Securities during any three-month period, then such Transfer shall constitute a “Conversion Event” in relation to all Newco Class B Common Shares then Beneficially Owned by the undersigned for purposes of Section 5.6(b) of the Newco Articles of Incorporation, and all Newco Class B Common Shares then owned by the undersigned shall be converted to Newco Class A Common Shares; provided, however, that such Conversion Event shall not occur if the undersigned inadvertently disposes of more than 460,000 Newco Securities (but not more than 500,000 Newco Securities) during a three-month period, and, within 30 days of receipt of notice thereof, acquires Beneficial Ownership of that number of Newco Securities equal to the amount by which the number transferred in such three-month period exceeds 460,000 (provided, further, that any such acquisitions of Beneficial Ownership may be structured as necessary to avoid the earning of any “short swing profits” for purposes of Section 16 of the Securities Exchange Act of 1934).

      (b) As used herein, a “Transfer” shall be deemed to occur on the date when the undersigned or a Specified Transferee first enters into a contract to sell or grants an option to purchase or otherwise becomes obligated (subject to applicable conditions) to sell, transfer, or dispose of the applicable Newco Securities and any subsequent sale, transfer, or disposition pursuant to such contract, option, or other obligation shall not be deemed to be a separate Transfer. The transfer of Newco Securities to the estate of the undersigned upon the undersigned’s death shall not be deemed to be a Transfer for purposes of this Agreement. Any Transfer by the undersigned or a Specified Transferee of Newco Securities to a charitable organization or foundation without consideration shall not be deemed to be a Transfer by the undersigned.

      (c)     Any Specified Transferee to whom any Newco Securities are transferred pursuant to this agreement (including by means of a foreclosure, deed in lieu of foreclosure, or similar means) shall be subject to the terms and conditions of this Agreement as if such Specified Transferee were an original party hereto (it being understood that all calculations made pursuant to Section 2 of this Agreement shall be made on a collective basis taking into account all Newco Securities held by the undersigned and by all Specified Transferees who hold any of the Newco Securities acquired by the undersigned in connection with the Merger).

      3.     Pledges. Notwithstanding any provision hereof, the undersigned (and his Specified Transferees) may at any time to pledge any Newco Securities Beneficially Owned by the undersigned (and his Specified Transferees) to any existing or future lender to whom any Newco Securities Beneficially Owned by the undersigned (and his Specified Transferees) are pledged pursuant to a bona fide financing incurred for investment or other purposes upon customary commercial terms without being subject to the provision of Section 2 of this Agreement, and such lender may foreclose on its security interest in and take title to such Newco Securities without being subject to the provision of Section 2 of this Agreement; provided, however, that, for the purposes of this Agreement, Transfers of such Newco Securities by the lender to a third party purchaser following foreclosure shall be subject to the provisions of Section 2 hereof.

      4.     Voting Agreement; Agreement to Vote Shares.

      (a) Subject to the terms and conditions of this Agreement, the undersigned agrees to vote, or cause to be voted, all Newco Securities Beneficially Owned by the undersigned (as to which the undersigned has voting power) in favor of the election of each of Peter Gallagher, Stephen Harlan and Russell Lindner (together, the “FBR Asset Nominees”) to the Board of Directors of Newco at the 2003 annual meeting of the shareholders of Newco and at every adjournment thereof.

      (b) The undersigned agrees that he will not, nor will he permit any of his Affiliates or any Specified Transferee to, deposit any of the undersigned’s Newco Securities in a voting trust or grant any proxies or otherwise subject any of the undersigned’s Newco Securities to any right, agreement, arrangement or commitment with respect to the voting of such Newco Securities, in each case, if that would be inconsistent with the express terms of this Agreement.

      (c) Nothing contained in this Section 5 shall be deemed to require the undersigned to own or hold beneficially or of record any Newco Securities or impose any limitation on the undersigned’s right or ability to Transfer any of the undersigned’s Newco Securities at any time after the Transition Period; provided, however, that the undersigned agrees that he shall not transfer his Newco Securities to any of his Affiliates or any Specified Transferee unless such Affiliate or Specified Transferee agrees prior to such transfer to be bound by all of the terms and conditions of this Agreement by executing a counterpart signature page to this Agreement and delivering the same to each of the FBR Asset Nominees.

      5.     Assignment; Binding on Successors and Assigns. This Agreement and any of the rights, interests or obligations under this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against, the parties and their respective Specified Transferees, successors and assigns.

      6.     Adjustment for Reorganization and Reclassification. All share amounts of Newco Securities referred to in this Agreement shall be adjusted appropriately to reflect any subdivision or combination of Newco (including securities convertible into or exchangeable for Newco Securities) and any adjustments arising as a result of any reorganization, reclassification or similar events of Newco occurring after the date of the Merger Agreement.

      7.     Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. The undersigned has carefully read this Agreement and discussed its requirements, to the extent the undersigned believed necessary, with its counsel.

      8.     This Agreement shall terminate on the first anniversary of the Effective Date and shall thereafter be of no further force or effect.

      IN WITNESS WHEREOF, each of the undersigned, intending to be legally bound, has executed this Agreement or caused this Agreement to be executed on the date first set forth above.

Very truly yours,

/s/ EMANUEL FRIEDMAN _______________________________________ Emanuel Friedman

ANNEX E

SHAREHOLDER AGREEMENT

November 14, 2002

Forest Merger Corporation
1001 Nineteenth Street North
Arlington, Virginia 22209

     Re:     Shareholder Agreement

Ladies and Gentlemen:

      The undersigned understands that Friedman, Billings, Ramsey Group, Inc., a Virginia corporation (“FBR Group”), FBR Asset Investment Corporation, a Virginia corporation (“FBR Asset”), and Forest Merger Corporation, a Virginia corporation (“Newco”), have entered into an Agreement and Plan of Merger dated of even date herewith (the “Merger Agreement”), pursuant to which (i) FBR Asset will merge with and into Newco, and (ii) FBR Group will merge with and into Newco, all as more particularly set forth in the Merger Agreement (together, the “Mergers”). All capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

      As an inducement to FBR Asset’s entering into the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees as follows:

      1.     Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

“Affiliate” means, with respect to any person, any other person which, directly or indirectly, controls, is controlled by or is under common control with such person. The term “control” has the meaning ascribed to such term in Rule 405 of the Securities Act.

“Beneficial Owner” shall mean any person deemed to be a “beneficial owner” of a security as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The term “Beneficially Own” has a correlative meaning.

“Immediate Family” shall mean, for any person, such person’s (natural, adoptive, or by re-marriage) spouse, parents, descendants, nephews, nieces, brothers, sisters and their respective spouses.

“Specified Transferee” shall mean —

(i) any member of the holder’s Immediate Family, (ii) any trust established solely for the benefit of the holder and/or one or more members of the holder’s Immediate Family, (iii) any entity controlled by the holder and/or members of the holder’s Immediate Family, (iv) any charitable foundations established and maintained by or on behalf of the holder or a member of the holder’s Immediate Family, or (v) any lender to which any of the holder’s Newco Class A Common Shares or Newco Class B Common Shares (together, the “Newco Securities”) are pledged in accordance with Section 4.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Transition Period” shall mean the one-year period ending on the first anniversary of the Effective Time.

      2.     Transition Period.

      (a) Except for Transfers (as defined below) made to Specified Transferees, if, during the Transition Period, the undersigned offers, sells, contracts to sell, sells any option or contract to purchase, purchases any option or contract to sell, grants any option, right or warrant to purchase, pledge, or otherwise transfers or disposes of, directly or indirectly (including the Transfer (as defined herein) of all or a portion of the economic consequences or voting rights associated with the ownership of such Newco Securities) (any such transaction a “Transfer”), more than 460,000 Newco Securities during any three-month period, then such Transfer shall constitute a “Conversion Event” in relation to all Newco Class B Common Shares then Beneficially Owned by the undersigned for purposes of Section 5.6(b) of the Newco Articles of Incorporation, and all Newco Class B Common Shares then owned by the undersigned shall be converted to Newco Class A Common Shares; provided, however, that such Conversion Event shall not occur if the undersigned inadvertently disposes of more than 460,000 Newco Securities (but not more than 500,000 Newco Securities) during a three-month period, and, within 30 days of receipt of notice thereof, acquires Beneficial Ownership of that number of Newco Securities equal to the amount by which the number transferred in such three-month period exceeds 460,000 (provided, further, that any such acquisitions of Beneficial Ownership may be structured as necessary to avoid the earning of any “short swing profits” for purposes of Section 16 of the Securities Exchange Act of 1934).

      (b) As used herein, a “Transfer” shall be deemed to occur on the date when the undersigned or a Specified Transferee first enters into a contract to sell or grants an option to purchase or otherwise becomes obligated (subject to applicable conditions) to sell, transfer, or dispose of the applicable Newco Securities and any subsequent sale, transfer, or disposition pursuant to such contract, option, or other obligation shall not be deemed to be a separate Transfer. The transfer of Newco Securities to the estate of the undersigned upon the undersigned’s death shall not be deemed to be a Transfer for purposes of this Agreement. Any Transfer by the undersigned or a Specified Transferee of Newco Securities to a charitable organization or foundation without consideration shall not be deemed to be a Transfer by the undersigned.

      (c) Any Specified Transferee to whom any Newco Securities are transferred pursuant to this agreement (including by means of a foreclosure, deed in lieu of foreclosure, or similar means) shall be subject to the terms and conditions of this Agreement as if such Specified Transferee were an original party hereto (it being understood that all calculations made pursuant to Section 2 of this Agreement shall be made on a collective basis taking into account all Newco Securities held by the undersigned and by all Specified Transferees who hold any of the Newco Securities acquired by the undersigned in connection with the Merger).

      3.     Pledges. Notwithstanding any provision hereof, the undersigned (and his Specified Transferees) may at any time to pledge any Newco Securities Beneficially Owned by the undersigned (and his Specified Transferees) to any existing or future lender to whom any Newco Securities Beneficially Owned by the undersigned (and his Specified Transferees) are pledged pursuant to a bona fide financing incurred for investment or other purposes upon customary commercial terms without being subject to the provision of Section 2 of this Agreement, and such lender may foreclose on its security interest in and take title to such Newco Securities without being subject to the provision of Section 2 of this Agreement; provided, however, that, for the purposes of this Agreement, Transfers of such Newco Securities by the lender to a third party purchaser following foreclosure shall be subject to the provisions of Section 2 hereof.

      4.     Voting Agreement; Agreement to Vote Shares.

      (a) Subject to the terms and conditions of this Agreement, the undersigned agrees to vote, or cause to be voted, all Newco Securities Beneficially Owned by the undersigned (as to which the undersigned has voting power) in favor of the election of each of Peter Gallagher, Stephen Harlan and Russell Lindner (together, the “FBR Asset Nominees”) to the Board of Directors of Newco at the 2003 annual meeting of the shareholders of Newco and at every adjournment thereof.

      (b) The undersigned agrees that he will not, nor will he permit any of his Affiliates or any Specified Transferee to, deposit any of the undersigned’s Newco Securities in a voting trust or grant any proxies or otherwise subject any of the undersigned’s Newco Securities to any right, agreement, arrangement or commitment with respect to the voting of such Newco Securities, in each case, if that would be inconsistent with the express terms of this Agreement.

      (c) Nothing contained in this Section 5 shall be deemed to require the undersigned to own or hold beneficially or of record any Newco Securities or impose any limitation on the undersigned’s right or ability to

Transfer any of the undersigned’s Newco Securities at any time after the Transition Period; provided, however, that the undersigned agrees that he shall not transfer his Newco Securities to any of his Affiliates or any Specified Transferee unless such Affiliate or Specified Transferee agrees prior to such transfer to be bound by all of the terms and conditions of this Agreement by executing a counterpart signature page to this Agreement and delivering the same to each of the FBR Asset Nominees.

      5.     Assignment; Binding on Successors and Assigns. This Agreement and any of the rights, interests or obligations under this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against, the parties and their respective Specified Transferees, successors and assigns.

      6.     Adjustment for Reorganization and Reclassification. All share amounts of Newco Securities referred to in this Agreement shall be adjusted appropriately to reflect any subdivision or combination of Newco (including securities convertible into or exchangeable for Newco Securities) and any adjustments arising as a result of any reorganization, reclassification or similar events of Newco occurring after the date of the Merger Agreement.

      7.     Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. The undersigned has carefully read this Agreement and discussed its requirements, to the extent the undersigned believed necessary, with its counsel.

      8.     This Agreement shall terminate on the first anniversary of the Effective Date and shall thereafter be of no further force or effect.

      IN WITNESS WHEREOF, each of the undersigned, intending to be legally bound, has executed this Agreement or caused this Agreement to be executed on the date first set forth above.

Very truly yours,

/s/ ERIC BILLINGS _______________________________________ Eric Billings

ANNEX F

AGREEMENT TO EXTEND MANAGEMENT AGREEMENT

      This Agreement to Extend Management Agreement (the “Extension Agreement”) is made as of November 14, 2002, by and between FBR Asset Investment Corporation (the “Company”) and Friedman, Billings, Ramsey Investment Management, Inc. (the “Manager”).

      WHEREAS, the Company and the Manager are parties to that certain Management Agreement, dated as of December 17, 1997, as extended and amended by that certain Agreement to Extend and Amend Management Agreement, dated as of December 17, 1999, as further extended and amended by that certain Agreement to Extend and Amend Management Agreement, dated as of December 17, 2000, and as further extended and amended by that certain Agreement to Extend Management Agreement, dated as of December 17, 2001 (the “Management Agreement”);

      WHEREAS, the Management Agreement provides in Section 12 thereof that the parties may extend the term of the Management Agreement for up to 12 months by executing a written extension; and

      WHEREAS, the parties have determined to extend the term of the Management Agreement by 12 months, from December 17, 2002, to December 17, 2003, in accordance with Section 12 of the Management Agreement.

      NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties agree as follows:

      SECTION 1.     Extension. The parties hereby agree to extend the term of the Management Agreement from December 17, 2002 to December 17, 2003.

      SECTION 2.     Termination or Consummation of Merger Agreement. In the event the Agreement and Plan of Merger, dated as of the date hereof, by and among the Company, Friedman, Billings, Ramsey Group, Inc. and Forest Merger Corporation (the “Merger Agreement”) is terminated for any reason by any party thereto, from and after the date of any such termination the Company shall have the right to terminate the Management Agreement without penalty upon 60 days prior written notice to the Manager. In the event the Effective Time, as defined in the Merger Agreement, occurs, the Management Agreement shall terminate automatically effective as of the Effective Time.

      SECTION 3.     Other Terms. Other than as expressly extended hereby, all other terms, conditions and provisions of the Management Agreement shall remain in effect during the 12 month extension provided for hereby, unless the Management Agreement is amended in writing by the parties or is sooner terminated in accordance with the provisions hereof or thereof.

F-1

      IN WITNESS WHEREOF, the parties hereto have executed this Extension Agreement as of the date first written above.

FBR ASSET INVESTMENT CORPORATION

By:	/s/ RICHARD J. HENDRIX ----------------------------------------------- Name: Richard J. Hendrix Title: Chief Operating Officer

FRIEDMAN, BILLINGS, RAMSEY INVESTMENT MANAGEMENT, INC.

By:	/s/ KURT R. HARRINGTON ----------------------------------------------- Name: Kurt R. Harrington Title: Chief Financial Officer and Treasurer

F-2

ANNEX G

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

ARTICLE I

NAME

      1.1     Name. The name of the Corporation is Friedman, Billings, Ramsey Group, Inc. (the “Corporation”).

      1.2     Initial Directors. The following persons are to serve as the initial directors of the Corporation:

Name	Address

Daniel J. Altobello	1001 Nineteenth Street North Arlington, Virginia 22209
Eric F. Billings	1001 Nineteenth Street North Arlington, Virginia 22209
Emanuel J. Friedman	1001 Nineteenth Street North Arlington, Virginia 22209
Peter A. Gallagher	1001 Nineteenth Street North Arlington, Virginia 22209
Stephen D. Harlan	1001 Nineteenth Street North Arlington, Virginia 22209
Russell C. Lindner	1001 Nineteenth Street North Arlington, Virginia 22209
W. Russell Ramsey	1001 Nineteenth Street North Arlington, Virginia 22209
Wallace L. Timmeny	1001 Nineteenth Street North Arlington, Virginia 22209
John T. Wall	1001 Nineteenth Street North Arlington, Virginia 22209

      1.3     Registered Agent and Registered Office. The address of the initial registered office of the Corporation, which is located in the City of Arlington, Virginia, is 1001 Nineteenth Street North, Arlington, Virginia 22209. The initial registered agent of the Corporation is William Ginivan, whose business office is identical with the registered office and who is a resident of Virginia and a member of the Virginia State Bar.

ARTICLE II

PURPOSE

      2.1     Purpose. The purpose for which the Corporation is organized is to transact any lawful business not required to be specifically stated in the Articles of Incorporation.

ARTICLE III

AUTHORIZED STOCK

      3.1     Number and Designation. The Corporation shall have authority to issue 575 million shares of capital stock, of which 450 million shall be shares of Class A common stock, par value $0.01 per share (“Class A Common Stock”), 100 million shall be shares of Class B common stock, par value $0.01 per share

(“Class B Common Stock” and, together with the Class A Common Stock, “Common Stock”), and 25 million shall be shares of preferred stock, par value $0.01 per share (“Preferred Stock”).

      3.2     Preemptive Rights. No holder of outstanding shares shall have any preemptive right with respect to, or to subscribe for or purchase: (i) any shares of any class of the Corporation, whether now or hereafter authorized, including without limitation shares issued for cash, property or services or as a dividend or otherwise; (ii) any warrants, rights or options to purchase any such shares; or (iii) any obligations convertible into any such shares or into warrants, rights or options to purchase any such shares.

ARTICLE IV

PREFERRED STOCK

      4.1     Issuance in Series. The Board of Directors is authorized to issue Preferred Stock from time to time in one or more series and to provide for the designation, preferences, limitations and relative rights of the shares of each series by the adoption of Articles of Amendment to the Articles of Incorporation of the Corporation setting forth:

(a) The maximum number of shares in the series and the designation of the series, which designation shall distinguish the shares thereof from the shares of any other series or class;

(b) Whether shares of the series shall have special, conditional or limited voting rights, or no right to vote except to the extent required by law;

(c) Whether shares of the series are redeemable or convertible (x) at the option of the Corporation, a shareholder or another person or upon the occurrence of a designated event, (y) for cash, indebtedness, securities or other property, and (z) in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events;

(d) Any right of holders of shares of the series to distributions, calculated in any manner, including the rate or rates of dividends, and whether dividends shall be cumulative, noncumulative or partially cumulative;

(e) The amount payable upon the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(f) Any preference of the shares of the series over the shares of any other series or class with respect to distributions, including dividends, and with respect to distributions upon the liquidation, dissolution or winding up of the affairs of the Corporation; and

(g) Any other preferences, limitations or specified rights (including a right that no transaction of a specified nature shall be consummated while any shares of such series remain outstanding except upon the assent of all or a specified portion of such shares) now or hereafter permitted by the laws of the Commonwealth of Virginia and not inconsistent with the provisions of this Section 4.1.

      4.2     Articles of Amendment For Issuance. Before the issuance of any shares of a series, Articles of Amendment establishing such series shall be filed with and made effective by the State Corporation Commission of Virginia, as required by law.

ARTICLE V

COMMON STOCK

      5.1     Respective Rights and Privileges. Except as otherwise provided in this Article V or as otherwise required by applicable law, all shares of Class A Common Stock and Class B Common Stock will be identical and will entitle the holders thereof to the same rights and privileges and shall rank equally, share ratably, and be identical in all respects as to all matters. The holders of Class A Common Stock and the holders of Class B Common Stock shall have the respective rights and preferences set forth in this Article V.

      5.2     Voting Rights.

(a) Except as otherwise required by law: (i) the holders of Class A Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation’s shareholders; (ii) the holders of Class B Common Stock will be entitled to three votes per share on all matters to be voted on by the Corporation’s shareholders; and (iii) the holders of Class A Common Stock and Class B Common Stock shall vote together as a single voting group.

(b) The holders of the outstanding Common Stock shall, to the exclusion of the holders of any other class of shares of the Corporation, have the sole power to vote for the election of directors and for all other purposes without limitation except (i) as otherwise provided in the Articles of Amendment establishing any series of Preferred Stock or (ii) as required by law.

      5.3     Dividends. The Board of Directors may from time to time authorize and declare to shareholders such dividends or distributions, in cash or other assets of the Corporation or in securities of the Corporation or from any other source as the Board of Directors in its discretion shall determine. The Board of Directors shall endeavor to declare and pay such dividends and distributions as shall be necessary for the Corporation to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”) for so long as the Corporation continues to elect REIT status under the Code; however, shareholders shall have no right to any dividend or distribution unless and until authorized and declared by the Board. Subject to the provisions of law and the rights of holders of shares of Preferred Stock at the time outstanding, when and as dividends are declared thereon, whether payable in cash, property or securities of the Corporation, the holders of Class A Common Stock and the holders of Class B Common Stock will be entitled to share equally, share for share, in such dividends; provided that if dividends are declared which are payable in shares of Class A Common Stock or Class B Common Stock, dividends will be declared which are payable at the same rate per share on each such class of shares and the dividends payable in shares of Class A Common Stock will be payable to holders of Class A Common Stock and the dividends payable in shares of Class B Common Stock will be payable to holders of Class B Common Stock.

      5.4     Liquidation. Subject to the rights of holders of shares of Preferred Stock at the time outstanding, the holders of the Class A Common Stock and Class B Common Stock shall be entitled to participate ratably on a per share basis in all distributions to the holders of the Common Stock in any liquidation, dissolution or winding up of the Corporation, as though all shares of Common Stock were of a single class.

      5.5     Limitation on Stock Splits, Combinations or Reclassifications.

      (a) The Corporation shall not: (i) subdivide its outstanding Class A Common Stock by stock dividend or otherwise; or (ii) combine its outstanding Class A Common Stock into a smaller number of shares; or (iii) reclassify its outstanding Class A Common Stock (including any reclassification in connection with a merger, consolidation or other business combination in which the Corporation is the surviving corporation); unless at the same time the Corporation subdivides, combines or reclassifies, as applicable, the shares of outstanding Class B Common Stock on the same basis as the Corporation so subdivides, combines or reclassifies the outstanding Class A Common Stock.

      (b) The Corporation shall not: (i) subdivide its outstanding Class B Common Stock by stock dividend or otherwise; or (ii) combine its outstanding Class B Common Stock into a smaller number of shares; or (iii) reclassify its outstanding Class B Common Stock (including any reclassification in connection with a merger, consolidation or other business combination in which the Corporation is the surviving corporation); unless at the same time the Corporation subdivides, combines or reclassifies, as applicable, the shares of outstanding Class A Common Stock on the same basis as the Corporation so subdivides, combines or reclassifies the outstanding Class B Common Stock.

      5.6     Conversion of Shares of Class B Common Stock Into Shares of Class A Common Stock.

      (a) For the purposes of this Section 5.6 of this Article V, the following definitions shall apply:

(i) “Employee” means a person employed by the Corporation or by a legal entity (as defined in Section 7.1(d) of Article VII of these Articles of Incorporation) that is controlled, directly or indirectly, by the Corporation;

(ii) “Transfer” means any sale, transfer, gift, assignment, devise or other disposition, whether directly or indirectly, voluntarily or involuntarily or by operation of law or otherwise; and

(iii) “Uncertificated Shares” means shares without certificates within the meaning of Section 13.1-648 of the Virginia Stock Corporation Act, as it may be amended from time to time, or any subsequent statute replacing this statute.

      (b) At the option of the Corporation: (1) outstanding shares of Class B Common Stock which are the subject of a Transfer shall be convertible into a number of shares of Class A Common Stock equal to the number of shares of outstanding Class B Common Stock subject to the Transfer; and (2) in the event that an Employee ceases to be an Employee for any reason whatsoever, the outstanding shares of Class B Common Stock held by such Employee shall be convertible into a number of shares of Class A Common Stock equal to the number of shares of outstanding Class B Common Stock held by such Employee. For purposes of this Article V, the conversion of shares of Class B Common Stock as a result of a Transfer and the conversion of shares of Class B Common Stock as a result of cessation of an Employee’s status as an Employee shall both be referred to as a “Conversion Event.”

(i) Each Conversion Event shall be effective immediately upon transmission or delivery of a written notice of conversion by the Corporation to the record holder of such shares (the “Effective Time”) at such holder’s address as it appears in the records of the Corporation.

(ii) Each conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to this Section 5.6(b) of this Article V shall be deemed to be effective upon the Effective Time and at the Effective Time the rights of the holder of the converted Class B Common Stock as such holder shall cease and the holder of the converted Class B Common Stock shall be deemed to have become the holder of record of the shares of Class A Common Stock into which such shares of Class B Common Stock have been converted as a result of the applicable Conversion Event.

(iii) The Board of Directors of the Corporation shall have the power to determine whether a Conversion Event has taken place with respect to any situation based upon the facts known to it. Each shareholder shall provide such information that the Corporation may reasonably request in order to ascertain facts or circumstances relating to a Transfer or proposed Transfer or a Conversion Event or proposed Conversion Event.

      (c) The holder of shares of Class B Common Stock converted pursuant to this Article V shall promptly surrender the certificate or certificates representing the shares so converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of Class B Common Stock) at any time during its usual business hours, and if such shares of Class B Common Stock are Uncertificated Shares, shall promptly notify the Corporation in writing of such transfer at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Class B Common Stock).

      (d) In no event shall the Corporation be liable to any such holder or any third party arising from any such conversion.

      (e) The shares of Class A Common Stock resulting from a conversion of duly authorized, validly issued, fully paid and nonassessable shares of Class B Common Stock into shares of Class A Common Stock pursuant to this Section 5.6 of this Article V shall be duly authorized, validly issued, fully paid and nonassessable. Any share of Class B Common Stock which is converted into a share of Class A Common Stock pursuant to this Section 5.6 of this Article V shall become an authorized but unissued share of Class B Common Stock.

      (f) The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock solely for the purpose of issue upon conversion of Class B Common Stock, such number of shares of Class A Common Stock as shall then be issuable upon the conversion of all outstanding shares of Class B Common Stock.

      (g) The issuance of certificates evidencing (or in the case of Uncertificated Shares, the provision of applicable written statements or other documents with respect to) shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge to the holders of such shares for any issue tax in respect thereof or other cost incurred by the Corporation in connection with such conversion; provided, however, the Corporation shall not be required to pay any tax that may be payable in respect of any Transfer involved in the issuance and delivery of any certificate in (or in the case of Uncertificated Shares, the provision of applicable written statements or other documents with respect to) a name other than that of the holder of the Class B Common Stock converted.

ARTICLE VI

BOARD OF DIRECTORS

      6.1     Number. The number of directors shall be fixed by the Bylaws or, in the absence of a Bylaw fixing the number, the number shall be nine.

      6.2     Removal. The outstanding shares of the Corporation entitled to vote generally in the election of directors are referred to as the “Voting Stock”. Except for directors elected by the holders of outstanding shares of Preferred Stock as a separate voting group, any director may be removed from office with or without cause by the affirmative vote of the holders of at least two-thirds ( 2/3) of the voting power of all Voting Stock then outstanding, voting together as a single voting group.

ARTICLE VII

LIMIT ON LIABILITY AND INDEMNIFICATION

      7.1     Definitions. For purposes of this Article VII the following definitions shall apply:

(a) “applicant” means the Person seeking indemnification pursuant to this Article VI;

(b) “Corporation” for purposes of this Article VII, means this corporation and any predecessor entity;

(c) “expenses” includes counsel fees, expert witness fees, and costs of investigation, litigation and appeal, as well as any amounts expended in asserting a claim for indemnification;

(d) “liability” means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding;

(e) “party” includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding;

(f) “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

      7.2     Limit on Liability. In any proceeding brought by or in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, no director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages with respect to any transaction, occurrence, or course of conduct, whether prior or subsequent to the effective date of this Article VII, except for liability resulting from such Person’s having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

      7.3     Indemnification. The Corporation shall indemnify (i) any Person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that he is or was a director or officer of the Corporation, or (ii) any director or officer who is or was serving at the request of the Corporation as a director, trustee, partner, member or officer of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan, or other enterprise, against any liability incurred by him in connection with such proceeding if his conduct in question was in the best interests of the company and he was acting on behalf of the Corporation or performing services for the Corporation unless he engaged in willful misconduct or a knowing violation of the criminal law. A Person is considered to be serving an employee benefit plan at the Corporation’s request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested directors, to enter into a contract to indemnify any director or officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.

      7.4     Application; Amendment. The provisions of this Article VII shall be applicable to all proceedings commenced after the adoption hereof by the Corporation, arising from any act or omission, whether occurring before or after such adoption. No amendment or repeal of this Article VII shall have any effect on the rights provided under this Article with respect to any act or omission occurring prior to such amendment or repeal. The Corporation shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make any indemnity under this Article VII and shall promptly pay or reimburse all reasonable expenses, including attorneys’ fees, incurred by any such indemnified Person in connection with such actions and determinations or proceedings of any kind arising therefrom.

      7.5     No Presumption. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the applicant did not meet the standard of conduct described in Section 7.2 or 7.3 of this Article VII.

      7.6     Indemnification Determination. Any indemnification under 7.3 of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the applicant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 7.3.

      The determination shall be made:

(a) By the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

(b) If a quorum cannot be obtained under subsection (a) of this Section 7.6, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

(c) By special legal counsel:

(i) Selected by the Board of Directors or its committee in the manner prescribed in subsection (a) or (b) of this Section 7.6; or

(ii) If a quorum of the Board of Directors cannot be obtained under subsection (a) of this Section 7.6 and a committee cannot be designated under subsection (b) of this Section 7.6, selected by majority vote of the full Board of Directors, in which selection directors who are parties may participate; or

(d) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

      Any evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is appropriate, except that if the determination is made by special legal counsel, such evaluation as to reasonableness of expenses shall be made by those entitled under subsection (c) of this Section 7.6 to select counsel.

      Notwithstanding the foregoing, in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to this Article VII shall be made by special legal counsel agreed upon by the Board of Directors and the applicant. If the Board of Directors and the applicant are unable to agree upon such special legal counsel, the Board of Directors and the applicant each shall select a nominee, and the nominees shall select such special legal counsel.

      7.7     Expense Reimbursement.

      (a) The Corporation shall pay for or reimburse the reasonable expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under Section 7.3 of this Article VII if the applicant furnishes the Corporation:

(i) a written statement of his good faith belief that he has met the standard of conduct described in Section 7.3 of this Article VII; and

(ii) a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet such standard of conduct; provided, however, that this Section 7.7 shall apply only if the action was initiated by a third party who is not a shareholder of the Company or if the action was initiated by a shareholder and such advance is approved by a court of competent jurisdiction.

      (b) The undertaking required by paragraph (ii) of subsection (a) of this Section 7.7 shall be an unlimited general obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment.

      (c) Authorizations of payments under this Section 7.7 shall be made by the Persons specified in Section 7.6 of this Article VII.

      7.8     Indemnification of Others. The Board of Directors is hereby empowered, by majority vote of a quorum consisting of disinterested directors, to cause the Corporation to indemnify or contract to indemnify any Person not specified in Section 7.2 or 7.3 of this Article VII who was, is or may become a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such Person were specified as one to whom indemnification is granted in Section 7.3 of this Article VII. The provisions of Sections 7.4 through 7.7 of this Article VII shall be applicable to any indemnification provided pursuant to this Section 7.8.

      7.9     Insurance. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article VII and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any Person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article VII.

      7.10     Miscellaneous. Every reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article VII on the Board of Directors shall not be exclusive of any other rights to which any Person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such Person under the provisions of this Article VII. Such rights shall not prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, bylaws, or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the directors of the Corporation shall be a party to or beneficiary of any such agreements, bylaws, or arrangements); provided, however, that any provision of such agreements, bylaws, or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article VII or applicable laws of the Commonwealth of Virginia.

      7.11     Severability. Each provision of this Article VII shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

ARTICLE VIII

CERTAIN VOTING MATTERS

      8.1     Certain Voting Matters.

      (a) As to each voting group entitled to vote on an amendment or restatement of these Articles of Incorporation the vote required for approval shall be: (i) the vote required by the terms of these Articles of Incorporation, as amended or as restated from time to time, if such terms specifically require the approval of more than a majority of the votes entitled to be cast thereon by such voting group; or (ii) if clause (i) of this Section 8.1(a) of this Article VIII is not applicable, a majority of the votes entitled to be cast thereon.

      (b) As to any plan of merger or share exchange to which the Corporation is a party, or any sale, lease, exchange or other disposition of all or substantially all of the assets or property of the Corporation other than in the usual and regular course of business, for which the Virginia Stock Corporation Act requires an affirmative vote of more than two-thirds of the votes cast by each voting group of shareholders entitled to vote thereon, but which requirement may be reduced to a lesser percentage under the Virginia Stock Corporation Act if the lesser percentage is specified in the Articles of Incorporation of the Corporation, the affirmative vote of a majority of the votes cast by outstanding shares of each voting group entitled to vote on the plan or transaction at a meeting at which a quorum of the voting group exists shall be required, in lieu of such two thirds requirement, but in addition to any other vote otherwise required by this Article VIII or under the Virginia Stock Corporation Act.

      (c) Except for amendments contained in Articles of Amendment adopted by the Board of Directors pursuant to Article IV of these Articles of Incorporation establishing any series of Preferred Stock, the affirmative vote of the holders of at least 80% of the voting power of all Voting Stock then outstanding, voting together as a single voting group, shall be required to amend these Articles of Incorporation to include provisions that: (i) would require the Corporation to hold, or set forth procedures applicable to the holding of, a special meeting of shareholders at the call, demand or request of any Person, including, without limitation, any shareholder or shareholders of the Corporation; or (ii) would govern the nomination of persons for election to the Board of Directors or the proposal of business to be considered by the shareholders at an annual or special meeting of shareholders.

      (d) The affirmative vote of the holders of at least 80% of the voting power of Voting Stock then outstanding, voting as a single voting group, shall be required for the shareholders of the Corporation to adopt, alter or repeal any Bylaw of the Corporation: (i) that requires or would require the Corporation to hold, or sets forth procedures applicable to the holding of, a special meeting of shareholders at the call, demand or request of any Person, including, without limitation, any shareholder or shareholders of the Corporation; or (ii) that governs or would govern the nomination of persons for election to the Board of Directors or the proposal of business to be considered by the shareholders at an annual or special meeting of shareholders. The provisions of Section 8.1(c) of this Article VIII and the foregoing provisions of this Section 8.1(d) of this Article VIII: (i) are not intended to and shall not be deemed to constitute a reservation to the shareholders of the Corporation of the power to adopt, amend or repeal any Bylaw of the Corporation including, without limitation, any Bylaw dealing with the subject matter contained in clauses (i) and (ii) of Section 8.1(c) of this Article VIII or the foregoing provisions of this Section 8.1(d) of this Article VIII; and (ii) shall not limit the power or ability of the Board of Directors of the Corporation to adopt, alter or repeal any Bylaw of the Corporation including, without limitation, any Bylaw of the Corporation dealing with the subject matter contained in clauses (i) and (ii) of Section 8.1(c) of this Article VIII or the foregoing provisions of this Section 8.1(d) of this Article VIII.

      (e) The affirmative vote of the holders of at least 80% of the voting power of all Voting Stock then outstanding, voting together as a single voting group shall be required to alter, amend, adopt any provision inconsistent with, or repeal this Article VIII.

      (f) For purposes of this Article VIII, “Person” means an individual, firm, partnership, estate, domestic corporation, foreign corporation, trust, charity, private foundation, association, joint venture, unincorporated association, government or any department, agency or subdivision thereof, or other entity.

ARTICLE IX

REIT ELECTION; STATUS

      9.1     Definitions. For purposes of this Article IX the following definitions shall apply:

(a) “Beneficial Ownership” shall mean ownership of shares of Equity Stock by a Person who would be treated as an owner of such shares of Equity Stock either directly, or indirectly through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns,” and “Beneficially Owned” shall have correlative meanings.

(b) “Beneficiary” shall mean, with respect to any Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses (vii) or (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section 9.10 of this Article IX. No Beneficiary shall be the beneficiary of more than one Trust at any time.

(c) “Board of Directors” shall mean the Board of Directors of the Corporation.

(d) “Closing Price” shall mean on any date:

                (i) the last sale price for the stock, as reported on the American Stock Exchange, New York Stock Exchange, NASDAQ, or other principle national securities exchange on which the stock is listed; or

                (ii) if no sale takes place on the day, the average of the closing bid and asked prices for the stock, as reported on the American Stock Exchange, New York Stock Exchange, NASDAQ, or other principle national securities exchange on which the stock is listed; or

                (iii) if the stock is not listed on any exchange, the average of the closing bid and asked prices as furnished by a professional market maker making a market in our stock selected by our Board of Directors; or

                (iv) in the event that no trading price is available for the stock, the fair market value of the stock, as determined in good faith by our Board of Directors.

(e) “Constructive Ownership” shall mean ownership of shares of Equity Stock by a Person who would be treated as an owner of such shares of Equity Stock either directly or indirectly through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns,” and “Constructively Owned” shall have correlative meanings.

(f) “Disqualified Organization” shall mean (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, and any agency or instrumentality of the foregoing, (ii) any tax-exempt organization (other than a farmers’ cooperative described in Section 521 of the Code) that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code, and (iii) any rural electrical or telephone cooperative.

(g) “Equity Stock” shall mean Preferred Stock and Common Stock of the Corporation. The term “Equity Stock” shall include all shares of Preferred Stock and Common Stock of the Corporation that are held as Shares-in-Trust in accordance with the provisions of Section 9.10 of this Article IX.

(h) “Market Price” shall mean, on any date the average of the Closing Price of New FBR’s stock for the five previous consecutive trading days ending on such a date.

(i) “Mergers” shall mean the merger of FBR Asset Investment Corporation (“FBR Asset”) into the Corporation and the merger of Friedman, Billings, Ramsey Group, Inc. (“FBR Group”) into the Corporation, in each case pursuant to the Agreement and Plan of Merger dated as of November 14, 2002, by and among FBR Asset, FBR Group and the Corporation.

(j) “Non-Transfer Event” shall mean an event other than a purported Transfer that would cause any Person to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, including, but not limited to, the granting of any option or entering into any agreement for the sale, transfer or other disposition of shares of Equity Stock or the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for shares of Equity Stock.

(k) “Ownership Limit” shall mean (a) 9.9% of the number of outstanding shares of Common Stock and (b) 9.9% of the number of outstanding shares of any class or series of Preferred Stock.

(l) “Permitted Transferee” shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section 9.10(e) of this Article IX.

(m) “Person” shall mean an individual, corporation, partnership, estate, trust, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a “group” as that term is used for purposes of Section 12(d)(3) of the Securities Exchange Act of 1934, as amended; provided that Emanuel J. Friedman and Eric F. Billings shall in no event be deemed to constitute a “group.”

(n) “Prohibited Owner” shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who, but for the provisions of Section 9.4 of this Article IX, would own record title to shares of Equity Stock.

(o) “Restriction Termination Date” shall mean the first day after the date of the Mergers on which either (i) the Corporation’s election to be taxed as a REIT is revoked pursuant to Section 9.2 of this Article IX or (ii) the restrictions contained in Section 9.3 of this Article IX are removed pursuant to Section 9.9 of this Article IX.

(p) “Shares-in-Trust” shall mean any shares of Equity Stock designated Shares-in-Trust pursuant to Section 9.4 of this Article IX.

(q) “Transfer” (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of shares of Equity Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. “Transfer” (as a verb) shall have the correlative meaning.

(r) “Trust” shall mean any separate trust created pursuant to Section 9.4 of this Article IX and administered in accordance with the terms of 9.10 of this Article IX, for the exclusive benefit of any Beneficiary. A separate trust shall be created for each transfer pursuant to Section 9.4 of this Article IX.

(s) “Trustee” shall mean any Person or entity unaffiliated with both the Corporation and any Prohibited Owner, such Trustee to be designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof.

      9.2     REIT Election. The Corporation shall seek to elect and maintain status as a real estate investment trust (“REIT”) under the Code. It shall be the duty of the Board of Directors to ensure that the Corporation satisfies the requirements for qualification as a REIT under the Code, including, but not limited to, the ownership of its outstanding stock, the nature of its assets, the sources of its income, and the amount and timing of its distributions to its shareholders. The Board of Directors may revoke the Corporation’s election to be taxed as a REIT upon the affirmative vote of 80% of the members of the Board of Directors. In the absence of such 80% vote, the Board of Directors shall take no action to disqualify the Corporation as a REIT or to otherwise revoke the Corporation’s election to be taxed as a REIT without the affirmative vote of two-thirds (2/3) of the voting power of shares of Common Stock entitled to vote on such matter at a special meeting of the shareholders.

      9.3     Restrictions on Transfer.

      (a) Except as provided in Section 9.8 of this Article IX, from the date of the Mergers and prior to the Restriction Termination Date, (i) no Person may Beneficially Own or Constructively Own outstanding shares of Equity Stock in excess of the Ownership Limit and (ii) any Transfer that, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Equity Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

      (b) Except as provided in Section 9.8 of this Article IX, from the date of the Mergers and prior to the Restriction Termination Date, any Transfer that, if effective, would result in shares of Equity Stock being Beneficially Owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of that number of shares which would be otherwise Beneficially Owned (determined without reference to any rules of attribution) by the transferee, and the intended transferee shall acquire no rights in such shares of Equity Stock.

      (c) Except as provided in Section 9.8 of this Article IX, from the date of the Mergers and prior to the Restriction Termination Date, any Transfer of shares of Equity Stock that, if effective, would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such shares of Equity Stock.

      (d) Except as provided in Section 9.8 of this Article IX, from the date of the Mergers and prior to the Restriction Termination Date, any Transfer of shares of Equity Stock that, if effective, would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation’s real property, within the meaning of Section 856(d)(2)(B) of the Code, shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation’s real property, within the meaning of Section 856(d)(2)(B) of the Code, and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

      (e) Except as provided in Section 9.8 of this Article IX, from the date of the Mergers and prior to the Restriction Termination Date, any Transfer that, if effective, would result in shares of Equity Stock being Beneficially Owned by a Disqualified Organization shall be void ab initio as to the Transfer of that number of shares of Equity Stock which otherwise would be Beneficially Owned by the Disqualified Organization, and the intended transferee shall acquire no rights in such shares of Equity Stock.

      9.4     Transfer to Trust.

      (a) If, notwithstanding the other provisions contained in Sections 9.1, 9.3, 9.4, 9.6, 9.7, 9.8, and 9.9 of this Article IX, at any time after the Mergers and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person would either Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, then, (i) except as otherwise provided in Section 9.8 or 9.9 of this Article IX, the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the shares of Equity Stock Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of shares of Equity Stock which would cause such Beneficial Owner or Constructive Owner to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, (ii) such number of shares of Equity Stock in excess of the Ownership Limit (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section 9.10 of this Article IX, transferred automatically and by operation of law to a Trust to be held in accordance with Section 9.10 of this Article IX, and (iii) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration in the name of the Trustee. Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be.

      (b) If, notwithstanding the other provisions contained in Sections 9.1, 9.3, 9.4, 9.6, 9.7, 9.8, and 9.9 of this Article IX, at any time after the Mergers and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (ii) result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, (iii) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation’s real property, within the meaning of Section 856(d)(2)(B) of the Code, or (iv) result in shares of Equity Stock being Beneficially Owned by a Disqualified Organization, then (x) the purported transferee shall not acquire any right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the shares of Equity Stock with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest) in such number of shares of Equity Stock, the ownership of which by such purported transferee or record holder would (A) result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (B) result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, (C) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation’s real property, within the meaning of Section 856(d)(2)(B) of the Code, or (D) result in shares of Equity Stock being Beneficially Owned by a Disqualified Organization, (y) such number of shares of Equity Stock (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section 9.10 of this Article IX hereof, transferred automatically and by operation of law to a Trust to be held in accordance with that Section 9.10, and (z) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration in the name of the Trustee. Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be.

      9.5     Remedies for Breach. If the Corporation, or its designees, shall at any time determine in good faith that a purported Transfer has taken place in violation of Section 9.3 of this Article IX or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of Section 9.3 of this Article IX, the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such purported Transfer or acquisition, including, but not limited to, refusing to give effect to such purported Transfer on the books of the Corporation or instituting proceedings to enjoin such purported Transfer or acquisition.

      9.6     Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Equity Stock in violation of Section 9.3 of this Article IX, or any Person who owned shares of Equity Stock that were transferred to the Trust pursuant to the provisions of Section 9.4 of this Article IX, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such purported Transfer or Non-Transfer Event, as the case may be, on the Corporation’s status as a REIT.

      9.7     Owners Required to Provide Information. From the date of the Mergers and prior to the Restriction Termination Date:

(a) Every Beneficial Owner or Constructive Owner of more than 5%, or such lower percentages as required pursuant to regulations under the Code, of the outstanding shares of any class or series of capital stock of the Corporation shall, within 30 days after January 1 of each year, provide to the Corporation a written statement or affidavit stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of each class or series of Equity Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership or Constructive Ownership on the Corporation’s status as a REIT and to ensure compliance with the Ownership Limit and the restrictions set forth in Section 9.3 of this Article.

(b) Each Person who is a Beneficial Owner or Constructive Owner of shares of Equity Stock and each Person (including the stockholder of record) who is holding shares of Equity Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation a written statement or affidavit stating such information as the Corporation may request in order to determine the Corporation’s status as a REIT and to ensure compliance with the Ownership Limit and the other restrictions set forth in Section 9.3 of this Article.

      9.8     Exception. The Ownership Limit shall not apply to the acquisition of shares of Equity Stock by an underwriter or placement agent that participates in a public or private offering of such shares for a period of 90 days following the purchase by such underwriter or placement agent of such shares provided that the restrictions contained in Sections 9.3(a), (b), (c), and (d) of this Article IX will not be violated following the distribution by such underwriter or placement agent of such shares. In addition, the Board of Directors, upon receipt of (i) a ruling from the Internal Revenue Service or an opinion of counsel to the effect that the Corporation will not lose its status as a REIT or (ii) such representations and undertakings as the Board of Directors may deem appropriate in order to conclude that granting an exemption will not cause the Corporation to lose its status as a REIT, may, in its sole discretion, exempt a Person from one or more of the restrictions contained in Sections 9.3(a), (b), (c), and (d) of this Article IX provided that (i) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no Person’s Beneficial Ownership or Constructive Ownership of shares of Equity Stock will cause the Corporation to lose its REIT status as a result of the exemption and (ii) such Person agrees in writing that any violation or attempted violation of the terms or conditions of the exemption will result in a transfer to a Trust of shares of Equity Stock pursuant to Section 9.4 of this Article IX.

      The Board of Directors may exempt a Disqualified Organization from the restriction contained in Section 9.3(e) of this Article IX if either (i) the Disqualified Organization agrees to reimburse the Corporation for any tax it incurs as a result of having such Disqualified Organization as a shareholder and to make the Corporation whole for any tax imposed on the reimbursement payment, (ii) each of the following requirements is met: (A) the record holder of the shares of Equity Stock Beneficially Owned by the Disqualified Organization is a nominee of such Disqualified Organization, (B) the nominee is not itself a Disqualified Organization, (C) the nominee agrees not to transfer record ownership of such shares of Equity Stock to a Disqualified Organization, and (D) the Board of Directors obtains such representations and undertakings from such Disqualified Organization and nominee as are reasonably necessary to ascertain the foregoing, or (iii) the Corporation receives a ruling from the Internal Revenue Service or an opinion of counsel in each case to the effect that a tax will not be imposed on the Corporation as a result of the exemption.

      9.9     Removal of Ownership Limit. The restrictions contained in Section 9.3 of this Article IX will not be removed until, and shall cease to apply when, (i) (a) such restrictions are no longer required in order to qualify as a REIT or to avoid the imposition of a tax on the Corporation and (b) the Board of Directors determines that it is no longer in the best interests of the Company to retain such restrictions, or (ii)(a) the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to qualify, or to continue to qualify, as a REIT and (b) the Corporation’s election to be taxed as a REIT is revoked pursuant to Section 9.2 of this Article IX.

      9.10     Shares-In-Trust.

      (a) Trust. Any shares of Equity Stock transferred to a Trust and designated Shares-in-Trust pursuant to Section 9.4 of this Article IX shall be held for the exclusive benefit of the Beneficiary. The Corporation shall name a Beneficiary for each Trust within five days after discovery of the existence thereof. Any transfer to a Trust, and subsequent designation of shares of Equity Stock as Shares-in-Trust, pursuant to Section 9.4 of this Article IX shall be effective as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Trust. Shares-in-Trust shall remain issued and outstanding shares of Equity Stock of the Corporation and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding shares of Equity Stock of the same class and series. When transferred to a Permitted Transferee in accordance with the provisions of subsection (e) of this Section 9.10, such Shares-in-Trust shall cease to be designated as Shares-in-Trust.

      (b) Dividend Rights. The Trust, as record holder of Shares-in-Trust, shall be entitled to receive all dividends and distributions as may be declared by the Board of Directors on such shares of Equity Stock and shall hold such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to Shares-in-Trust shall repay to the Trust the amount of any dividends or distributions received by it that (i) are attributable to any shares of Equity Stock designated Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock Beneficially Owned or Constructively Owned by the Person who, but for the provisions of Section 9.4 of this Article IX, would Constructively Own or Beneficially Own the Shares-in-Trust; and, as soon as reasonably practicable following the Corporation’s receipt or withholding thereof, shall pay over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

      (c) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of Shares-in-Trust shall be entitled to receive, ratably with each other holder of shares of Equity Stock of the same class or series, that portion of the assets of the Corporation which is available for distribution to the holders of such class and series of shares of Equity Stock. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts pursuant to this subsection (c) in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which purported Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock and, in the case of a Non-Transfer Event or purported Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or purported Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or purported Transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

      (d) Voting Rights. The Trustee shall be entitled to vote all Shares-in-Trust. Any vote by a Prohibited Owner as a holder of shares of Equity Stock prior to the discovery by the Corporation that the shares of Equity Stock are Shares-in-Trust shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such Shares-in-Trust and the Prohibited Owner shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Trust of shares of Equity Stock under Section 9.4 of this Article IX, an irrevocable proxy to the Trustee to vote the Shares-in-Trust in the manner in which the Trustee, in its sole and absolute discretion, desires.

      (e) Designation of Permitted Transferee. The Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all Shares-in-Trust. In an orderly fashion so as not to materially adversely affect the Market Price of the Shares-in-Trust, the Trustee may designate any Person as Permitted Transferee, provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the Shares-in-Trust and (ii) the Permitted Transferee so designated may acquire such Shares-in-Trust without such acquisition resulting in a transfer to a Trust and the redesignation of such shares of Equity Stock so acquired as Shares-in-Trust under Section 9.4 of this Article IX. Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this subsection (e), the Trustee shall (i) cause to be transferred to the Permitted Transferee that number of Shares-in-Trust acquired by the Permitted Transferee, (ii) cause to be recorded on the books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Equity Stock, (iii) cause the Shares-in-Trust to be canceled, and (iv) distribute to the Beneficiary any and all amounts held with respect to the Shares-in-Trust after making that payment to the Prohibited Owner pursuant to subsection (f) of this Section 9.10.

      (f) Compensation to Record Holder of Shares of Equity Stock that Become Shares-in-Trust. Any Prohibited Owner shall be entitled (following discovery of the Shares-in-Trust and subsequent designation of the Permitted Transferee in accordance with subsection (e) of this Section 9.10 or following the acceptance of the offer to purchase such shares in accordance with subsection (g) of this Section 9.10 to receive from the Trustee following the sale or other disposition of such Shares-in-Trust the lesser of (i) in the case of (a) a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which purported Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock, or (b) a Non-Transfer Event or purported Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or purported Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or purported Transfer, and (ii) the price per share received by the Trustee from the sale or other disposition of such Shares-in-Trust in accordance with subsection (e) of this Section 9.10. Any amounts received by the Trustee in respect of such Shares-in-Trust and in excess of such amounts to be paid the Prohibited Owner pursuant to this subsection (f) shall be distributed to the Beneficiary in accordance with the provisions of subsection (e) of this Section 9.10. Each Beneficiary and Prohibited Owner waive any and all claims that they may have against the Trustee and the Trust arising out of the disposition (if any) of Shares-in-Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section 9.10, by such Trustee or the Corporation.

      (g) Purchase Right in Shares-in-Trust. Shares-in-Trust shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Non-Transfer Event or purported Transfer that resulted in such Shares-in-Trust and (ii) the date the Corporation determines in good faith that a purported Transfer or Non-Transfer Event resulting in Shares-in-Trust has occurred, if the Corporation does not receive a notice of such purported Transfer or Non-Transfer Event pursuant to Section 9.6 of this Article IX.

      9.11     Remedies Not Limited. Nothing contained in this Article IX shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its shareholders by preservation of the Corporation’s status as a REIT and to ensure compliance with the Ownership Limit.

      9.12     Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article IX, including any definition contained in Section 9.1 of this Article IX, the Board of Directors shall have the power to determine the application of the provisions of this Article IX with respect to any situation based on the facts known to it.

      9.13     Legend. Each certificate for shares of Equity Stock shall bear the following legend:

“The shares of [Common or Preferred] Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), and for certain other purposes under the Code. No Person may (i) Beneficially Own or Constructively Own shares of Common Stock in excess of 9.9% of the number of outstanding shares of Common Stock, (ii) Beneficially Own or Constructively Own shares of any class or series of Preferred Stock in excess of 9.9% of the number of outstanding shares of such class or series of Preferred Stock, (iii) Beneficially Own shares of Equity Stock that would result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (iv) Beneficially Own shares of Equity Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code, (v) Constructively Own shares of Equity Stock that would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation’s real property, within the meaning of Section 856(d)(2)(B) of the Code, or (vi) Beneficially Own shares of Equity Stock that would result in the shares of Equity Stock being Beneficially Owned by a Disqualified Organization. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation in writing. If the restrictions above are violated, the shares of [Common or Preferred] Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust. All capitalized terms in this legend have the meanings defined in the Corporation’s Articles of Incorporation, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests.”

      9.14     Severability. If any provision of this Article IX or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

ARTICLE X

AFFILIATED TRANSACTIONS

      10.1     Non-Applicability. It is expressly provided that the Corporation shall not be governed by Article 14 of the Virginia Stock Corporation Act, Affiliated Transactions, as it may be amended from time to time.

By:

[Incorporator]

Dated:

ANNEX H

BYLAWS

OF
FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

      The Board of Directors of Friedman, Billings, Ramsey Group, Inc. (the “Corporation”) hereby sets out the Bylaws of the Corporation in their entirety, as follows:

ARTICLE I

MEETINGS OF SHAREHOLDERS

      1.1     Place and Time of Meetings. Meetings of shareholders shall be held at such place, either within or without the Commonwealth of Virginia, and at such time as may be provided in the notice of the meeting or in the waiver thereof.

      1.2     Procedure. The Chairman or, in his absence, the Vice-Chairman shall serve as chairman at all meetings of the shareholders. In the absence of both of the foregoing officers or if both of them decline to serve, a majority of the shares entitled to vote at a meeting may appoint any person entitled to vote at the meeting to act as chairman. The Secretary or, in his absence, an Assistant Secretary shall act as secretary at all meetings of the shareholders. In the event that neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting may appoint any person to act as secretary of the meeting. Any meeting may be adjourned from day to day, or from time to time, and such adjournment may be directed without a quorum, but no business except adjournment shall be transacted in the absence of a quorum. The chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The chairman of the meeting shall have the authority to make such rules and regulations, to establish such procedures and to take such steps as he may deem necessary or desirable for the proper conduct of each meeting of the shareholders, including, without limitation, the authority to make the agenda and to establish procedures for (i) dismissing of business not properly presented, (ii) maintaining of order and safety, (iii) placing limitations on the time allotted to questions or comments on the affairs of the Corporation, (iv) placing restrictions on attendance at a meeting by persons or classes of persons who are not shareholders or their proxies, (v) restricting entry to a meeting after the time prescribed for the commencement thereof and (vi) commencing, conducting and closing voting on any matter.

      1.3     Annual Meeting. The annual meeting of shareholders shall be held on such date and at such time as may be fixed by resolution of the Board of Directors, but if no such date and time is fixed by the Board of Directors, the meeting for any calendar year shall be held on the [fourth Thursday in May], if that day is not a legal holiday. If that day is a legal holiday, the annual meeting shall be held on the next succeeding business day that is not a legal holiday.

      1.4     Notice of Shareholder Business and Nominations — Annual Meetings.

      Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at the annual meeting of shareholders (i) pursuant to the Corporation’s notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) by a shareholder of the Corporation who is a shareholder of record of a class of shares entitled to vote on the business such shareholder is proposing, both at the time of the giving of the shareholder’s notice provided for in this Bylaw and on the record date for such annual meeting, and who complies with the notice procedures set forth in this Bylaw.

      For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of the first sentence of this Section 1.4, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary of the

Corporation at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the books of the Corporation, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

      Notwithstanding anything in the second sentence of the immediately preceding paragraph of this Section 1.4 to the contrary, in the event that the number of directors to be elected to the Board of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100)days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the date on which such public announcement is first made by the Corporation.

      1.5     Special Meetings. Special meetings of the shareholders may be called only by the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the directors of the Corporation, by the Chairman, Vice-Chairman, Chief Executive Officer or by the President. Only business within the purpose or purposes described in the notice of the special meeting delivered by the Corporation shall be conducted at a special meeting of shareholders.

      1.6     Notice of Shareholder Business and Nominations — Special Meetings.

      Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by Section 1.4 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.

      1.7     General. Except for the election of directors by the unanimous written consent of shareholders or the filling by the Board of Directors of vacancies on the Board of Directors as provided in Section 2.4, only such persons who are nominated in accordance with the procedures set forth in either Section 1.4 or 1.6 above shall be eligible to serve as directors. Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in either Section 1.4 or 1.6 above. Neither the immediately preceding sentence nor any other provisions of these Bylaws, including without limitation Sections 1.4, 1.5, 1.6, this 1.7 or 1.8, shall limit the power of the shareholders to act by unanimous written consent. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in Section 1.4 or 1.6 and, if any proposed nomination or business is not in compliance therewith, to declare that such defective proposal or nomination shall be disregarded.

      For purposes of Section 1.4 or 1.6, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

      Notwithstanding the foregoing provisions of either Section 1.4 or 1.6, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Sections 1.4 and 1.6. Nothing in Sections 1.4 and 1.6 shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

      1.8     Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting of shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given (except in the case of meeting to act on the matters set forth in the following paragraph) not less than ten (10) nor more than sixty (60) days before the date of the meeting either personally or by mail, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in first class United States mail with postage thereon prepaid and addressed to the shareholder at his address as it appears on the share transfer books of the Corporation.

      Notice of a shareholders’ meeting to act on (i) an amendment of the Articles of Incorporation, (ii) a plan of merger or share exchange, (iii) the sale, lease, exchange or other disposition of all or substantially all the property of the Corporation otherwise than in the usual and regular course of business or (iv) the dissolution of the Corporation, shall be given, in the manner provided above, not less than twenty-five (25) nor more than sixty (60) days before the date of the meeting. Any notice given pursuant to this paragraph shall state that the purpose, or one of the purposes, of the meeting is to consider such action and shall be accompanied by (x) a copy of the proposed amendment, (y) a copy of the proposed plan of merger or share exchange or (z) a copy or a summary of the agreement pursuant to which the proposed transaction will be effected. If only a summary of the agreement is sent to the shareholders, the Corporation shall also send a copy of the agreement to any shareholder who requests it.

      If a meeting is adjourned to a different date, time or place, notice need not be given if the new date, time or place is announced at the meeting before adjournment. However, if a new record date for an adjourned meeting is fixed, notice of the adjourned meeting shall be given to shareholders as of the new record date unless a court provides otherwise.

      1.9     Waiver of Notice; Attendance at Meeting. A shareholder may waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time of the meeting that is the subject of such notice. The waiver shall be in writing, be signed by the shareholder entitled to the notice and be delivered to the Secretary for inclusion in the minutes or filing with the corporate records.

      A shareholder’s attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting unless the shareholder, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

      1.10     Quorum and Voting Requirements. Unless otherwise required by law, a majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action unless a greater number of affirmative votes is required by law or the provisions of the Corporation’s Articles or Bylaws. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present. Less than a quorum may adjourn a meeting. There shall be no cumulative voting.

      1.11     Proxies. A shareholder may vote his shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes and is valid for eleven (11) months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

      The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. An irrevocable appointment is revoked when the interest with which it is coupled is extinguished. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he did not know of its existence when he acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares. Subject to any legal limitations on the right of the Corporation to accept the vote or other action of a proxy and to any express limitation on the proxy’s authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment. Any fiduciary who is entitled to vote any shares may vote such shares by proxy.

      1.12     Voting List. The officer or agent having charge of the share transfer books of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. For a period of ten (10) days prior to the meeting, such list shall be kept on file at the registered office of the Corporation or at its principal office or at the office of its transfer agent or registrar and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purpose thereof. The original share transfer books shall be prima facie evidence as to which shareholders are entitled to examine such list or transfer books or to vote at any meeting of the shareholders. The right of a shareholder to inspect such list prior to the meeting shall be subject to the conditions and limitations set forth by law. If the requirements of this Section 1.12 have not been substantially complied with, the meeting shall, on the demand of any shareholder in person or by proxy, be adjourned until such requirements are met. Refusal or failure to prepare or make available the shareholders’ list does not affect the validity of action taken at the meeting prior to the making of any such demand, but any action taken by the shareholders after the making of any such demand shall be invalid and of no effect.

      1.13     Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the

Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of shareholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of shareholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at the meeting.

      1.14     Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or entitled to receive payment for any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than one hundred twenty (120) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section such determination shall apply to any adjournment thereof.

ARTICLE II

DIRECTORS

      2.1     General Powers. The Corporation shall have a Board of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors.

      2.2     Number and Term. The number of directors of the Corporation shall be nine (9). This number may be changed from time to time by amendment to these Bylaws to increase or decrease by thirty percent (30%) or less the number of directors last elected by the shareholders, but only the shareholders may increase or decrease the number by more than thirty percent (30%). A decrease in number shall not shorten the term of any incumbent director. Each director shall hold office until his death, resignation or removal or until his successor is elected.

      2.3     Election. Except as provided in Section 2.4 or in the case of elections of directors by the unanimous written consent of shareholders, the directors shall be elected by the holders of the shares of Common Stock at each annual meeting of shareholders and those persons who receive the greatest number of votes shall be deemed elected even though they do not receive a majority of the votes cast. No individual shall be named or elected as a director without his or her prior consent.

      2.4     Vacancies. A vacancy on the Board of Directors, including a vacancy resulting from death, resignation, disqualification or removal or an increase in the number of directors, shall be filled by (i) the Board of Directors, (ii) the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or (iii) the shareholders and may, in the case of a resignation that will become effective at a specified later date, be filled before the vacancy occurs but the new director may not take office until the vacancy occurs. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of shareholders or until his successor is elected and qualified.

      2.5     Resignations. Any director or member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of the receipt by the Chairman of the Board, the President, or the Secretary.

      2.6     Removal of Directors. The Board of Directors may, at any time, remove any director with cause by the affirmative vote of all members of the Board of Directors (excluding the director subject to removal) and may elect a successor to fill any resulting vacancy for the balance of the term of the removed director. For purposes of this Section 2.6, “cause” shall mean willful misconduct or a knowing violation of the criminal law.

      2.7     Annual and Regular Meetings. An annual meeting of the Board of Directors, which shall be considered a regular meeting, shall be held immediately following each annual meeting of shareholders for the purpose of electing officers and carrying on such other business as may properly come before the meeting. The Board of Directors may also adopt a schedule of additional meetings which shall be considered regular meetings. Regular meetings shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the Board of Directors shall designate from time to time. If no place is designated, regular meetings shall be held at the principal office of the Corporation.

      2.8     Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, Vice Chairman, Chief Executive Officer, President or a majority of the Directors of the Corporation and shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the person or persons calling the meetings shall designate. If no such place is designated in the notice of a meeting, it shall be held at the principal office of the Corporation.

      2.9     Notice of Meetings. No notice need be given of regular meetings of the Board of Directors. Notices of special meetings of the Board of Directors shall be given to each director in person or delivered to his residence or business address (or such other place as he may have directed in writing) not less than five (5) calendar days before the meeting by mail, messenger, telecopy, telegraph or other means of written communication or by telephoning such notice to him. Neither the business to be transacted nor the purpose of any special meeting need be specified in the notice of the meeting.

      2.10     Waiver of Notice; Attendance at Meeting. A director may waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice and such waiver shall be equivalent to the giving of such notice. Except as provided in the next paragraph of this section, the waiver shall be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records.

      A director’s attendance at or participation in a meeting waives any required notice to him of the meeting unless the director, at the beginning of the meeting or promptly upon his arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

      2.11     Quorum; Voting. A majority of the number of directors fixed in these Bylaws shall constitute a quorum for the transaction of business at a meeting of the Board of Directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the Board of Directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) he objects, at the beginning of the meeting or promptly upon his arrival, to holding it or transacting specified business at the meeting or (ii) he votes against or abstains from the action taken.

      2.12     Telephonic Meetings. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

      2.13     Action Without Meeting. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action is taken and included in the minutes or filed with the corporate records. Action taken under this section shall be effective when the last director signs the consent unless the consent specifies a different effective date in which event the action taken is effective as of the date specified therein provided the consent states the date of execution by each director.

      2.14     Compensation. The Board of Directors may fix the compensation of directors and may provide for the payment of all expenses incurred by them in attending meetings of the Board of Directors.

ARTICLE III

COMMITTEES OF DIRECTORS

      3.1     Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee shall have two or more members who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it shall be approved by a majority of all of the directors in office when the action is taken.

      3.2     Authority of Committees. To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors, except that a committee may not (i) approve or recommend to shareholders action that is required by law to be approved by shareholders, (ii) fill vacancies on the Board of Directors or on any of its committees, (iii) amend the Articles of Incorporation, (iv) adopt, amend, or repeal these Bylaws, (v) approve a plan of merger not requiring shareholder approval, (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares; provided, however, that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board of Directors.

      3.3     Executive Committee. The Board of Directors may appoint an Executive Committee consisting of not less than three directors which committee shall have all of the authority of the Board of Directors except to the extent such authority is limited by the provisions of Section 3.2.

      3.4     Audit Committee. The Board of Directors shall appoint an Audit Committee consisting of not less than three directors, each of whom shall be independent directors in accordance with applicable law, rule or regulation of any applicable governmental authority or Self-Regulatory Organization (SRO) or other over-the-counter exchange on which the Corporation’s securities may be listed from time to time, which committee shall regularly review the adequacy of the Corporation’s internal financial controls, review with the Corporation’s independent public accountants the annual audit and other financial statements and recommend the selection of the Corporation’s independent public accountants.

      3.5     Committee Meetings; Miscellaneous. The provisions of these Bylaws which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors shall apply to committees of directors and their members as well.

ARTICLE IV

OFFICERS

      4.1     Officers. The officers of the Corporation shall be a Chairman of the Board of Directors, a Chief Executive Officer, a Vice Chairman, a President, a Secretary, a Treasurer, and, in the discretion of the Board of Directors, one or more Vice-Presidents, one or more Assistant Secretaries and such other officers as may be deemed necessary or advisable to carry on the business of the Corporation. The Chairman shall be chosen from among the directors. Any two or more offices may be held by the same person.

      4.2     Election; Term. Officers shall be elected by the Board of Directors. Officers shall hold office, unless sooner removed, until the next annual meeting of the Board of Directors or until their successors are elected. Any officer may resign at any time upon written notice to the Board of Directors and such resignation shall be effective when notice is delivered unless the notice specifies a later effective date.

      4.3     Removal of Officers. The Board of Directors may remove any officer at any time, with or without cause.

      4.4     Duties of the Chairman. The Chairman shall have such powers and perform such duties as generally pertain to that position or as may, from time to time, be assigned to him by the Board of Directors.

      4.5     Duties of the Vice Chairman. The Vice Chairman shall have such powers and perform such duties as generally pertain to that position or as may, from time to time, be assigned to him by the Board of Directors.

      4.6     Duties of the Chief Executive Officer. The Chief Executive Officer of the Corporation shall have general charge of and be charged with the duty of supervision of the business of the Corporation and shall perform such duties as may, from time to time, be assigned to him by the Board of Directors.

      4.7     Duties of the President. The President shall have such powers and perform such duties as generally pertain to that position or as may, from time to time, be assigned to him by the Board of Directors.

      4.8     Duties of the Secretary. The Secretary shall have the duty to see that a record of the proceedings of each meeting of the shareholders, the Board of Directors and any committee of the Board of Directors is properly recorded and that notices of all such meetings are duly given in accordance with the provisions of these Bylaws or as required by law; may affix or authorize to be affixed the corporate seal to any document the execution of which is duly authorized, and when so affixed may attest the same; and, in general, shall perform all duties incident to the office of secretary of a corporation, and such other duties as, from time to time, may be assigned to him or her by the Chairman, the President or the Board of Directors or as may be required by law.

      4.9     Duties of the Treasurer. The Treasurer shall have charge of and be responsible for all securities, funds, receipts and disbursements of the Corporation and shall deposit or cause to be deposited, in the name of the Corporation, all monies or valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority granted by the Board of Directors; shall be custodian of the financial records of the Corporation; shall keep or cause to be kept full and accurate records of all receipts and disbursements of the Corporation and shall render to the Chairman, the President or the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and, shall perform such duties as may be assigned to him/her by the Chairman, the President or the Board of Directors.

      4.10     Duties of Other Officers. The other officers of the Corporation shall have such authority and perform such duties as shall be prescribed by the Board of Directors or by officers authorized by the Board of Directors to appoint them to their respective offices. To the extent that such duties are not so stated, such officers shall have such authority and perform the duties which generally pertain to their respective offices, subject to the control of the Chairman, the President or the Board of Directors.

      4.11     Voting Securities of Other Corporations. Any one of the Chairman, the Vice Chairman, the Chief Executive Officer, the President or the Treasurer shall have the power to act for and vote on behalf of the Corporation at all meetings of the shareholders of any corporation in which this Corporation holds stock or in connection with any consent of shareholders in lieu of any such meeting.

      4.12     Bonds. The Board of Directors may require that any or all officers, employees and agents of the Corporation give bond to the Corporation, with sufficient sureties, conditioned upon the faithful performance of the duties of their respective offices or positions.

ARTICLE V

SHARE CERTIFICATES

      5.1     Form. Except to the extent that the Board of Directors authorizes the issuance of shares of the Corporation without certificates pursuant to Section 13.1-648 of the Virginia Stock Corporation Act (“Uncertificated Shares”), shares of the Corporation shall, when fully paid, be evidenced by certificates. Such certificates shall contain such information as is required by law and approved by the Board of Directors. Certificates shall be signed by the Chairman and the President, or by any two other officers of the Corporation as the Board of Directors may designate. Such certificates may (but need not) be sealed with the seal of the Corporation. The seal of the Corporation and any or all of the signatures on a share certificate may be facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar on the date of issue.

      5.2     Transfer. The Board of Directors may make rules and regulations concerning the issue, registration and transfer of certificates representing the shares of the Corporation. Transfers of shares and of the certificates representing such shares shall be made upon the books of the Corporation by surrender of the certificates representing such shares accompanied by written assignments given by the owners or their attorneys-in-fact.

      5.3     Restrictions on Transfer. A lawful restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction complies with the requirements of law and its existence is noted conspicuously on the front or back of the certificate representing the shares or, in the case of Uncertificated Shares, is contained in the information statement required by Section 13.1-648B of the Virginia Stock Corporation Act. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.

      5.4     Lost or Destroyed Share Certificates. The Corporation may issue a new share certificate in the place of any certificate theretofore issued which is alleged to have been lost or destroyed and may require the owner of such certificate, or his legal representative, to give the Corporation a bond, with or without surety, or such other agreement, undertaking or security as the Board of Directors shall determine is appropriate, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction or the issuance of any such new certificate.

ARTICLE VI

DIVIDENDS

      6.1     Declaration. Dividends upon the shares of stock of the Corporation may be declared by the Board of Directors, subject to applicable provisions of law and the Articles of Incorporation. Dividends may be paid in cash, property or shares of the Corporation, subject to applicable provision of law and the Articles of Incorporation.

      6.2     Contingencies. Before payment of any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining the property of the Corporation, its subsidiaries or any partnership for which it serves a general partner, or for such other purpose as the Board of Directors shall determine to be in the best interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VII

MISCELLANEOUS PROVISIONS

      7.1     Principal Office. The principal office of the Corporation shall be located at 1001 Nineteenth Street, North, Arlington, Virginia 22209, or at any other place or places as the Board of Directors may designate.

      7.2     Additional Offices. The Corporation may have additional offices at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

      7.3     Corporate Seal. The corporate seal of the Corporation shall be circular and shall have inscribed thereon, within and around the circumference “Friedman, Billings, Ramsey Group, Inc.” In the center shall be the word “SEAL”.

      7.4     Fiscal Year. The fiscal year of the Corporation shall be determined in the discretion of the Board of Directors, but in the absence of any such determination it shall be the calendar year.

      7.5     Amendments. These Bylaws may be amended or repealed, and new Bylaws may be made, at any regular or special meeting of the Board of Directors. Bylaws made by the Board of Directors may be repealed or changed and new Bylaws may be made by the shareholders, and the shareholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the Board of Directors.

ARTICLE VIII

CONTROL SHARE ACQUISITIONS

      8.1     Control Share Acquisitions. The provisions of Article 14.1 of the Virginia Stock Corporation Act relating to “control share acquisitions” shall not apply to acquisitions of shares of the Corporation.

ANNEX I

PERSONAL AND CONFIDENTIAL

November 14, 2002

Special Committee of the Board of Directors

Friedman, Billings, Ramsey Group, Inc.
1001 North Nineteenth Street
Arlington, VA 22209

Board of Directors

Friedman, Billings, Ramsey Group, Inc.
1001 North Nineteenth Street
Arlington, VA 22209

Gentlemen:

      You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Class A Common Stock, par value $0.01 per share (the “Company Class A Shares”), of Friedman, Billings, Ramsey Group, Inc. (the “Company”) of the exchange ratio of one share of Class A Common Stock, par value $0.01 per share (the “Newco Class A Shares”), of Forest Merger Corporation (“Newco”) to be received for each Company Class A Share (the “Class A Exchange Ratio”), pursuant to the Agreement and Plan of Merger, dated as of November 14, 2002 (the “Agreement”), among FBR Asset Investment Corporation (“FBR Asset”), the Company and Newco. The Agreement provides that FBR Asset will merge with and into Newco, pursuant to which merger the holders of each issued and outstanding share of Common Stock, par value $0.01 per share (the “FBR Asset Shares”), of FBR Asset (other than FBR Asset Shares held directly (and not through subsidiaries) by the Company or FBR Asset) will be converted into the right to receive 3.65 Newco Class A Shares. The Agreement also provides that the Company will merge with and into Newco, pursuant to which merger each issued and outstanding Company Class A Share (other than Company Class A Shares held directly (and not through subsidiaries) by the Company or Newco (as successor to FBR Asset)) will be converted into the right to receive the Class A Exchange Ratio and each issued and outstanding share of Class B Common Stock, par value $0.01 per share (the “Company Class B Shares”), of the Company (other than Company Class B Shares held directly by the Company or Newco (as successor to FBR Asset)) will be converted into the right to receive one share of Class B Common Stock, par value $0.01 per share (the “Newco Class B Shares”), of Newco.

      Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities and private placements as well as for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company from time to time, including having acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also may provide investment banking services to Newco and its affiliates in the future. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold positions in securities, including derivative securities, of the Company, FBR Asset or Newco for its own account and for the accounts of customers.

      In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 2001 and for FBR Asset for the two years ended December 31, 2001; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and FBR Asset; certain other communications from the Company and FBR Asset to their respective stockholders; certain internal financial analyses and forecasts for

I-1

Special Committee of the Board of Directors
Friedman, Billings, Ramsey Group, Inc.
November 14, 2002

the Company prepared by its management; certain internal financial analyses and forecasts for FBR Asset prepared by its management; certain pro forma financial analyses and forecasts for Newco following consummation of the transactions contemplated by the Agreement prepared by the management of the Company (the “Forecasts”); and certain cost savings and operating synergies projected by the managements of the Company and FBR Asset to result from the transactions contemplated by the Agreement (the “Synergies”). We also have held discussions with members of the senior managements of the Company and FBR Asset regarding their assessment of the strategic rationale for, and the potential benefits of, the transactions contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies, including discussions regarding the extreme sensitivity of the net income and shareholders’ equity of Mortgage REIT companies to changes in interest rates. In addition, we have reviewed the reported price and trading activity for the Company Class A Shares and the FBR Asset Shares, compared certain financial and stock market information for the Company and FBR Asset with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the Broker/ Dealer and Mortgage REIT industries specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

      We have relied upon the accuracy and completeness of all of the financial, accounting, tax and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company, that the Synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company and FBR Asset, and that such Forecasts and Synergies will be realized in the amounts and time periods contemplated thereby. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any derivative or off-balance-sheet assets and liabilities) of the Company or FBR Asset or any of their respective subsidiaries and we have not been furnished with any such valuation or appraisal. We have assumed for purposes of this opinion that Newco will be qualified and taxed as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Special Committee of the Board of Directors and the Board of Directors of the Company in connection with their consideration of the transactions contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of the Company Class A Shares or the Company Class B Shares should vote with respect to such transactions. We are not expressing any opinion herein as to the prices at which the Newco Class A Shares may trade if and when they are issued.

      Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof, the Class A Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders of the Company Class A Shares.

/s/ Goldman, Sachs & Co.

I-2

ANNEX J

LEHMAN BROTHERS

November 14, 2002

FBR Asset Investment Corporation

Special Committee of the Board of Directors
Potomac Tower
1001 Nineteenth Street North
Arlington, VA 22209

Members of the Special Committee of the Board:

      We understand that FBR Asset Investment Corporation (the “Company”), Friedman, Billings, Ramsey Group, Inc. (“FBR Group”), and Forest Merger Corporation, a wholly owned subsidiary of the Company (“Newco”), intend to enter into an Agreement and Plan of Merger, dated as of November 14, 2002 (the “Agreement”), pursuant to which FBR Group will acquire, through a merger, all of the outstanding shares of common stock, par value $0.01, of the Company (the “Company Shares”) that it does not already own. We also understand that FBR Group owns approximately 11.4% of the outstanding Company Shares and that the Company is managed by a subsidiary of FBR Group. We further understand that, pursuant to the terms of the Agreement, (i) the Company will merge with and into Newco (the “Company Merger”), with Newco continuing as the surviving corporation, and in connection therewith each issued and outstanding Company Share (other than any Company Shares held directly by the Company or FBR Group) at the time of the Company Merger will be converted into the right to receive 3.65 shares of Class A Common Stock (the “Exchange Ratio”), par value $0.01 per share, of Newco (the “Newco Class A Common Shares”) and (ii) immediately following the Company Merger, FBR Group will merge with and into Newco (the “FBR Group Merger” and together with the Company Merger, the “Proposed Transaction”), with Newco continuing as the surviving corporation, and in connection therewith each issued and outstanding share of Class A common stock, par value $0.01 per share, of FBR Group (the “FBR Group Class A Common Shares”) (other than any FBR Group Class A Common Shares held directly by FBR Group or Newco (as successor to Company)) at the time of the FBR Group Merger, will be converted into the right to receive one Newco Class A Common Share, and each issued and outstanding share of Class B common stock, par value $0.01 per share, of FBR Group (the “FBR Group Class B Common Shares”) (other than any FBR Group Class B Common Shares held directly by FBR Group or Newco (as successor to Company)) at the time of the FBR Group Merger, will be converted into the right to receive one share of Class B Common Stock, par value $0.01 per share, of Newco. We further understand that Newco’s organization and intended method of operation will enable it to meet the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). We further understand that the Company will have the right to terminate the Agreement if the average closing sales price of FBR Group Class A Common Shares for the ten (10) trading day period ending on and including the last trading day immediately preceding the first to occur of the date of the shareholders meeting convened by the Company to consider and vote upon the Proposed Transaction (the “Company Special Meeting”) or the date of the shareholders meeting convened by FBR Group to consider and vote upon the Proposed Transaction (the “FBR Group Special Meeting”) or any adjournment or postponement thereof is less than $8.75. We also understand that FBR Group will have the right to terminate the Agreement if the average closing sales price of FBR Group Class A Common Shares for the ten (10) trading day period ending on and including the last trading day immediately preceding the first to occur of the date of the Company Special Meeting or the date of FBR Group Special Meeting or any adjournment or postponement thereof is greater than $10.55. The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement.

      We have been requested by the Special Committee of the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company’s shareholders (other

FBR Asset Investment Corporation
Special Committee of the Board of Directors
November 14, 2002

than FBR Group and its affiliates) of the Exchange Ratio to be offered to such shareholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction.

      In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction, including with respect to the governance of Newco following the Proposed Transaction, (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, and June 30, 2002, and the Company’s earnings release for the quarter ended September 30, 2002, (3) publicly available information concerning FBR Group that we believe to be relevant to our analysis, including FBR Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, FBR Group’s Quarterly Reports on Form 10-Q for the quarters ended March 31, and June 30, 2002, and FBR Group’s earnings release for the quarter ended September 30, 2002, (4) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by management of the Company (the “Company Projections”), (5) financial and operating information with respect to the business, operations and prospects of FBR Group furnished to us by FBR Group, including financial projections of FBR Group prepared by management of FBR Group (the “FBR Group Projections”), (6) a trading history of the Company Shares from September 29, 1999 (the date of the initial public offering of the Company Shares) to the present and a comparison of that trading history with those of other companies that we deemed relevant (the “Peer Group”), (7) a trading history of the FBR Group Class A Common Shares from December 27, 1997 (the date of the initial public offering of the FBR Group Class A Common Shares) to the present and a comparison of that trading history with those of other companies that we deemed relevant, (8) a comparison of the historical financial results and present financial condition of the Company and FBR Group with those of other companies that we deemed relevant, (9) the potential pro forma effect of the Proposed Transaction on the future financial performance of the combined company, including the cost savings and tax benefits that the managements of the Company and FBR Group expect to result from a combination of the businesses of FBR Group and the Company, (10) publicly available reports prepared by independent research analysts regarding the future financial performance of the Company, (11) the amount of cash dividends that managements of the Company and FBR Group expect Newco to pay following the consummation of the Proposed Transaction, and (12) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant. In addition, we have had discussions with the managements of FBR Group and the Company concerning their respective businesses, operations, assets, liabilities, financial conditions and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

      In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of managements of the Company and FBR Group that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Company Projections, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company would perform on a stand alone basis substantially in accordance with such projections. With respect to the FBR Group Projections, upon advice of FBR Group we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of FBR Group as to the future financial performance of FBR Group and that FBR Group would perform on a stand alone basis substantially in accordance with such projections. With respect to the cost savings and tax benefits that the managements of the Company and FBR expect to result

FBR Asset Investment Corporation
Special Committee of the Board of Directors
November 14, 2002

from a combination of the businesses of FBR Group and the Company, upon advice of the Company and FBR Group, we have assumed that such cost savings and tax benefits will be realized substantially in accordance with such estimates.

      In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company or FBR Group and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or FBR Group (other than a net asset value analysis). In addition, we have not been authorized to solicit, and we have not so solicited, any indications of interest from any third party with respect to the purchase of all or a part of the business of the Company. Upon advice of the Company and FBR Group, we have assumed that (i) Newco’s organization and intended method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code, (ii) the Company Merger will qualify as a reorganization under Section 368(a) of the Code, and therefore as a tax-free transaction to the shareholders of the Company, (iii) the FBR Group Merger will qualify as a reorganization under Section 368(a)(1)(A) of the Code, and therefore as a tax-free transaction to the shareholders of FBR Group and (iv) the Agreement will constitute a plan of reorganization under Sections 354 and 361 of the Code. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

      In addition, we express no opinion as to (i) the prices at which Company Shares or FBR Group Class A Common Shares will trade at any time following the announcement of the Proposed Transaction, (ii) the prices at which Newco Class A Common Shares will trade following the consummation of the Proposed Transaction or (iii) the impact that a change in interest rates would have on the market price of the Company Shares in the absence of the Proposed Transaction in comparison to the impact that such a change has on the market prices of the shares of common stock of the companies included in the Peer Group. This opinion should not be viewed as providing any assurance that (i) the market value of the Newco Class A Common Shares to be held by the shareholders of the Company after the consummation of the Proposed Transaction will be in excess of the market value of the Company Shares owned by such shareholders at any time prior to the announcement or the consummation of the Proposed Transaction or (ii) the amount of cash dividends that the shareholders of the Company will receive following the consummation of the Proposed Transaction will equal or exceed the amount of cash dividends that the shareholders of the Company would have received if the Proposed Transaction were not consummated.

      Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio to be offered to the Company’s shareholders in the Proposed Transaction is fair to such holders (other than FBR Group and its affiliates).

      We have acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Proposed Transaction and will receive a fee for our services, a portion of which has been paid and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. In the past, we have entered into two swap arrangements with the Company and provided short-term financing for certain of the Company’s mortgage-backed securities positions, and we have earned customary fees in connection with such transactions. In the ordinary course of our business, we may trade in the securities of the Company and FBR Group for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

FBR Asset Investment Corporation
Special Committee of the Board of Directors
November 14, 2002

      This opinion is for the use and benefit of the Special Committee of the Board of Directors of the Company and is rendered to the Special Committee of the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to approving the Company Merger, the Agreement or any of the other transactions contemplated in the Agreement.

Very truly yours,

/s/ LEHMAN BROTHERS
LEHMAN BROTHERS

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.     Indemnification of Directors and Officers

      The Virginia Stock Corporation Act permits a Virginia corporation to include in its articles of incorporation a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The articles of incorporation of the Registrant contain such a provision.

      The articles of incorporation of the Registrant authorize it to obligate itself to indemnify (and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding involving) (a) any current or former director or officer or (b) any individual who, while a director of the Registrant and at the request of the Registrant, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, member or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Registrant. The Virginia Stock Corporation Act requires a corporation (unless its articles of incorporation provide otherwise, which the Registrant’s articles of incorporation do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

      The Virginia Stock Corporation Act permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, when conducting themselves in good faith, unless it is established that (a) in their official capacities, they did not believe they acted in the best interests of the corporation, (b) in their non-official capacities, they acted against the best interests of the corporation or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the Virginia Stock Corporation Act, a Virginia corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that the director or officer was judged liable to the corporation or that the director or officer received improper benefit. In addition, the Virginia Stock Corporation Act permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met, unless the individuals making advances know that the information in (a) or (b) is false.

Item 21	Exhibits and Financial Statement Schedules

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of November 14, 2002 (attached as Annex A to the joint proxy statement/prospectus which is part of this registration statement)
3.1	Form of Amended and Restated Articles of Incorporation of New FBR Group to be in effect as of the effective time of the merger (attached as Annex G to the joint proxy statement/prospectus which is part of this registration statement)
3.2	Form of By-Laws of New FBR Group to be in effect as of the effective time of the merger (attached as Annex H to the joint proxy statement/prospectus which is part of this registration statement)
5.1	Opinion of [●], regarding the legality of the securities being registered*

Exhibit
Number	Description

8.1	Opinion of Hunton & Williams as to tax matters*
8.2	Opinion of Wachtell, Lipton, Rosen & Katz as to tax matters*
8.3	Opinion of Hogan & Hartson L.L.P. as to tax matters*
10.1	Voting Agreement, dated as of November 14, 2002, by and between FBR Asset Investment Corporation and Emanuel J. Friedman (attached as Annex B to the joint proxy statement/prospectus which is part of this registration statement)
10.2	Voting Agreement, dated as of November 14, 2002, by and between FBR Asset Investment Corporation and Eric F. Billings (attached as Annex C to the joint proxy statement/prospectus which is part of this registration statement)
10.3	Shareholder Agreement, dated November 14, 2002, of Emanuel Friedman (attached as Annex D to the joint proxy statement/prospectus which is part of this registration statement)
10.4	Shareholder Agreement, dated November 14, 2002, of Eric Billings (attached as Annex E to the joint proxy statement/prospectus which is part of this registration statement)
10.5	Agreement to Extend Management Agreement, dated as of November 14, 2002, by and between FBR Asset Investment Corporation and Friedman, Billings, Ramsey Investment Management, Inc. (attached as Annex F to the joint proxy statement/prospectus which is part of this registration statement)
23.1	Consent of KPMG LLP
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Hunton & Williams (included in Exhibit 8.1)
23.4	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.2)
23.5	Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.3)
24.1	Power of Attorney (included on the signature page of this registration statement)
99.1	Opinion of Goldman, Sachs & Co. (attached as Annex I to the joint proxy statement/prospectus which is part of this registration statement)
99.2	Opinion of Lehman Brothers Inc. (attached as Annex J to the joint proxy statement/prospectus which is part of this registration statement)
99.3	Consent of Goldman, Sachs & Co.
99.4	Consent of Lehman Brothers Inc.**
99.5	Form of Proxy Card of Friedman, Billings, Ramsey Group, Inc.*
99.6	Form of Proxy Card of FBR Asset Investment Corporation*
99.7	Consent of Daniel J. Altobello to be named as director*
99.8	Consent of Eric F. Billings to be named as director*
99.9	Consent of Emanuel J. Friedman to be named as director*
99.10	Consent of W. Russell Ramsey to be named as director*
99.11	Consent of Wallace L. Timmeny to be named as director*
99.12	Consent of John T. Wall to be named as director*

*	To be filed by amendment

**	Previously filed

Item 22.	Undertakings

      The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(f) That every prospectus: (i) that is filed pursuant to paragraph (e) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(h) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on February 7, 2003.

FOREST MERGER CORPORATION

By:	/s/ RICHARD J. HENDRIX

Richard J. Hendrix
Principal Executive, Financial and
Accounting Officer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities as of February 7, 2003.

Signature		Title	Date

/s/ STEPHEN D. HARLAN* Stephen D. Harlan		Director	February 7, 2003

/s/ RUSSELL C. LINDNER* Russell C. Lindner		Director	February 7, 2003

/s/ PETER A. GALLAGHER* Peter A. Gallagher		Director	February 7, 2003

/s/ RICHARD J. HENDRIX* Richard J. Hendrix		Principal Executive, Financial and Accounting Officer	February 7, 2003

/s/ WILLIAM J. GINIVAN* William J. Ginivan		Secretary	February 7, 2003

*By:	/s/ WILLIAM J. GINIVAN William J. Ginivan (Attorney-in-fact) February 7, 2003

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of November 14, 2002 (attached as Annex A to the joint proxy statement/prospectus which is part of this registration statement)
3.1	Form of Amended and Restated Articles of Incorporation of New FBR Group to be in effect as of the effective time of the merger (attached as Annex G to the joint proxy statement/prospectus which is part of this registration statement)
3.2	Form of By-Laws of New FBR Group to be in effect as of the effective time of the merger (attached as Annex H to the joint proxy statement/prospectus which is part of this registration statement)
5.1	Opinion of [●], regarding the legality of the securities being registered*
8.1	Opinion of Hunton & Williams as to tax matters*
8.2	Opinion of Wachtell, Lipton, Rosen & Katz as to tax matters*
8.3	Opinion of Hogan & Hartson L.L.P. as to tax matters*
10.1	Voting Agreement, dated as of November 14, 2002, by and between FBR Asset Investment Corporation and Emanuel J. Friedman (attached as Annex B to the joint proxy statement/prospectus which is part of this registration statement)
10.2	Voting Agreement, dated as of November 14, 2002, by and between FBR Asset Investment Corporation and Eric F. Billings (attached as Annex C to the joint proxy statement/prospectus which is part of this registration statement)
10.3	Shareholder Agreement, dated November 14, 2002, of Emanuel Friedman (attached as Annex D to the joint proxy statement/prospectus which is part of this registration statement)
10.4	Shareholder Agreement, dated November 14, 2002, of Eric Billings (attached as Annex E to the joint proxy statement/prospectus which is part of this registration statement)
10.5	Agreement to Extend Management Agreement, dated as of November 14, 2002, by and between FBR Asset Investment Corporation and Friedman, Billings, Ramsey Investment Management, Inc. (attached as Annex F to the joint proxy statement/prospectus which is part of this registration statement)
23.1	Consent of KPMG LLP
23.2	Consent of PricewaterhouseCoopers, LLP
23.3	Consent of Hunton & Williams (included in Exhibit 8.1)
23.4	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.2)
23.5	Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.3)
24.1	Power of Attorney (included on the signature page of this registration statement)
99.1	Opinion of Goldman, Sachs & Co. (attached as Annex I to the joint proxy statement/prospectus which is part of this registration statement)
99.2	Opinion of Lehman Brothers Inc. (attached as Annex J to the joint proxy statement/prospectus which is part of this registration statement)
99.3	Consent of Goldman, Sachs & Co.
99.4	Consent of Lehman Brothers Inc.**
99.5	Form of Proxy Card of Friedman, Billings, Ramsey Group, Inc.*
99.6	Form of Proxy Card of FBR Asset Investment Corporation*
99.7	Consent of Daniel J. Altobello to be named as director*
99.8	Consent of Eric F. Billings to be named as director*

Exhibit
Number	Description

99.9	Consent of Emanuel J. Friedman to be named as director*
99.10	Consent of W. Russell Ramsey to be named as director*
99.11	Consent of Wallace L. Timmeny to be named as director*
99.12	Consent of John T. Wall to be named as director*

*	To be filed by amendment

**	Previously filed